                           SCHEDULE 14C INFORMATION

       Information Statement Pursuant to Section 14(c) of the Securities
                             Exchange Act of 1934

Check the appropriate box:

[X]  Preliminary Information Statement

[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14c-5(d)(2))

[_]  Definitive Information Statement

                              Sprint Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii) or 14c-5(g).

[X]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.


     (1) Title of each class of securities to which transaction applies:

                    Common Stock of Sprint Cellular Company
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     (2) Aggregate number of securities to which transaction applies:

            Currently 10 shares of Common Stock of Sprint Cellular
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            $1,633,000
     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

            $1,633,000
     -------------------------------------------------------------------------


     (5) Total fee paid:

            $563.10
     -------------------------------------------------------------------------

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

LOGO

                                                                         , 1996

Dear Stockholder:

  This Information Statement contains important information regarding 360(degrees) Communications Company (the "Company"), which was formerly named "Sprint Cellular Company", and how Sprint Corporation ("Sprint") will divest the Company through a pro rata tax-free distribution of all of the shares of Common Stock of the Company to the holders of Sprint Common Stock (the "Spin-
off"). If you are a holder of Sprint Common Stock on February   , 1996, the
record date for the Spin-off, you will receive one share of the Company Common Stock for every three shares of Sprint Common Stock you own on that date. We expect that the Company's Distribution Agent (as defined) will begin mailing
stock certificates to such record holders of Sprint Common Stock on        ,
1996.

  In connection with the Spin-off, the Company will sell pursuant to a public offering (the "Offering") $900 million of Senior Notes due 2003, Senior Notes due 2006 and Senior Notes due 2016 (the "Notes") and incur $500 million of initial borrowings under a Credit Facility (as defined below) to repay approximately $1.4 billion of intercompany debt owed to Sprint and its subsidiaries by the Company. On the closing of the Spin-off, Sprint and its subsidiaries will contribute to the equity capital of the Company (the "Capital Contribution") any debt owed to them by the Company in excess of the intercompany debt being repaid. The consummation of the Spin-off (which will include the repayment of such intercompany debt and the Capital Contribution), the closing of the Credit Facility and the closing of the Offering are each contingent upon the other, will occur on the same date and be deemed to take place simultaneously, although the actual distribution of all shares of Company Common Stock to effect the Spin-off will commence promptly following those closings.

  This Information Statement also sets forth information about the Company, its organization, business and properties, and contains financial statements and other financial information. Due to the importance of the information contained in this document, you are urged to retain it for future reference.

  This Information Statement is being sent as information to stockholders of record of Sprint as of the date hereof. Stockholders of record on the record date for the Spin-off will be entitled automatically to participate in the Spin-off and are not required to do anything to become entitled to so participate. You do not need to turn in your Sprint stock certificate. No stockholder approval of the distribution is required or sought. We are not asking you for a proxy and you are requested not to send us a proxy.

                                          Sincerely,

                                          W. T. Esrey, Chairman and Chief
                                           Executive Officer

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
SUMMARY...................................................................    1
THE SPIN-OFF..............................................................    5
  Background and Reasons for the Spin-off.................................    5
  Manner of Effecting the Spin-off........................................    6
  Results of the Spin-off.................................................    7
  Relationship of Sprint and the Company after the Spin-off...............    7
  The Distribution Agreement..............................................    7
  The Tax Sharing Agreement...............................................    9
  The Tax Assurance Agreement.............................................    9
  Operational Relationship................................................   10
  Federal Income Tax Aspects of the Spin-off..............................   10
  NYSE Listing............................................................   11
  Conditions; Termination.................................................   11
  Accounting Treatment....................................................   11
CERTAIN RISK FACTORS......................................................   12
SELECTED CONSOLIDATED FINANCIAL DATA......................................   19
RECENT DEVELOPMENTS.......................................................   21
SELECTED PROPORTIONATE OPERATING RESULTS..................................   22
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
 OPERATIONS...............................................................   23
BUSINESS OF THE COMPANY...................................................   32
  General.................................................................   32
  Growth and Operating Characteristics of the United States Cellular
   Industry...............................................................   32
  Markets and Clusters....................................................   34
  Business Strategy.......................................................   37
  Human Resource Development..............................................   43
  Cellular Telephone Technology...........................................   43
  Competition.............................................................   45
  Governmental Regulation.................................................   46
  Employees...............................................................   48
  Properties..............................................................   49
  Legal Proceedings.......................................................   49
  Trademark and Related Matters...........................................   49
CAPITALIZATION............................................................   50
FINANCING.................................................................   51
MANAGEMENT................................................................   57
DESCRIPTION OF COMPANY CAPITAL STOCK......................................   71
BENEFICIAL OWNERSHIP OF COMPANY COMMON STOCK..............................   74
ANTITAKEOVER EFFECTS OF CERTAIN PROVISIONS................................   76
SHAREHOLDERS' RIGHTS PLAN.................................................   84
LIMITATIONS ON LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS....   85
PRICE RANGE OF SPRINT COMMON STOCK........................................   85
STOCKHOLDER PROPOSALS AND 1997 ANNUAL MEETING.............................   85
AVAILABLE INFORMATION.....................................................   86
GLOSSARY..................................................................   87

                               SPRINT CORPORATION
                                 P.O. BOX 11315
                          KANSAS CITY, MISSOURI 64112

                             INFORMATION STATEMENT

                                         , 1996

                                    SUMMARY

  The following summary (the "Summary") of the information in this information statement (the "Information Statement") is not intended to be complete and is qualified in its entirety by the more detailed information appearing elsewhere in this Information Statement or incorporated herein by reference. Unless the context indicates, or it is specifically indicated, otherwise: (i) the information in this Information Statement gives effect to the Spin-off (as defined) and the related transactions described under the caption "Background of Spin-off and Relationship with Sprint," (ii) all references to the "Company" include 360(degrees) Communications Company and its direct and indirect subsidiaries and assume that the Spin-off has occurred, and (iii) all statistical information with respect to the Company's "markets" refers to its controlled markets. Certain other terms used in this Information Statement are defined under "Glossary." Operating income plus depreciation and amortization ("EBITDA") is included in this Information Statement as supplemental disclosure because it is generally considered useful information regarding a company's ability to service debt. EBITDA, however, is not a measure determined in accordance with generally accepted accounting principles ("GAAP") and should not be considered in isolation or as a substitute for or an alternative to net income (loss), cash flow provided by operating activities or other income or cash flow data prepared in accordance with GAAP or as a measure of a company's operating performance or liquidity. Stockholders are urged to read this Information Statement in its entirety. Certain data included herein applies a distribution ratio for the Spin-off of one share of Company Common Stock for every three shares of Sprint common stock, which is the distribution ratio that has been established by the Board of Directors of Sprint ("Sprint Board").

                                  THE SPIN-OFF

BACKGROUND

  Sprint, together with Cox Enterprises, Inc. ("Cox"), Tele-Communications, Inc. ("TCI"), and Comcast Corporation ("Comcast"), formed various limited partnerships, known collectively as Sprint Telecommunications Venture ("STV") for the purpose of bidding in the Federal Communications Commission ("FCC") auction of broadband personal communications services spectrum ("PCS"). On June 23, 1995, STV was awarded PCS licenses in 29 out of 51 Major Trading Areas ("MTAs") auctioned by the FCC. Four additional MTAs are held by entities affiliated with STV or owned by affiliates of STV. FCC regulations prohibit a PCS licensee from also owning cellular licenses in overlapping markets, effectively requiring Sprint to divest itself of the cellular licenses in an MTA covering 10% or more of the population of such MTA. As a result, the Sprint Board reviewed several alternatives to eliminate conflicted cellular markets, including the sale of conflicting holdings or the sale of more extensive holdings and a tax-free spin-off of the Company to the holders of Sprint common stock. Because of concerns regarding tax consequences of a sale of interests in individual markets and the effect that such sales might have on the ability of the Company to market its services and products, the Sprint Board authorized the officers of Sprint to pursue a possible spin-off of the Company.

  The Spin-off is subject to the satisfaction of several conditions designed to assure that it is in the best interests of Sprint common stockholders, including the receipt of a favorable ruling from the Internal Revenue Service ("IRS") on the tax-free nature of the Spin-off, receipt of required regulatory approvals and final approval by the Sprint Board. Although such conditions are subject to waiver by the Sprint Board, the

Spin-off will not proceed without receipt in advance thereof of such a favorable ruling from the IRS. If such other conditions are satisfied or waived and final approval is received from the Sprint Board, it is currently anticipated that the Spin-off would be completed during the first quarter of 1996 and that the closing of the Spin-off will take place on the closing date of the Offering. On the closing date of the Spin-off, the Company will pay approximately $1.4 billion of intercompany debt owed by the Company to Sprint and its subsidiaries from the net proceeds of the sale of $900 million of Notes (the "Offering") and $500 million of initial borrowings under a bank credit facility (the "Credit Facility"). Sprint and its subsidiaries will contribute to the equity capital of the Company (the "Capital Contribution") any debt owed to them by the Company in excess of the intercompany debt being repaid. Also on the closing date of the Spin-off, the Company will enter into the Credit Facility. The closing of the Spin-off (which will include such repayment of intercompany debt and the Capital Contribution), the closing of the Credit Facility and the closing of the Offering are each contingent upon the other, will occur on the same date and be deemed to take place simultaneously, although the actual distribution of all the shares of Company Common Stock to effect the Spin-off will commence promptly following the closing of the Credit Facility and the Offering. After the Spin-off, the Company will operate as an independent company and Sprint will continue to operate its remaining businesses and manage its partnership interests in STV. It is expected that the Company and Sprint will become competitors in wireless communications in several markets, including those in which Sprint's PCS licenses overlap with the cellular licenses of the Company.

  As of December 31, 1995, the total number of holders of record of Sprint common stock was 100,296, which is expected to be approximately the same number of holders of record of Company Common Stock that will exist immediately after the Spin-off. No fractional shares of Company Common Stock will be issued. As a result of the one-for-three distribution ratio, the Company anticipates the number of odd-lot holders (i.e., those holders with less than 100 shares) to increase. In general, the brokerage fee for the sale of odd-lot shares is greater, as a percent of the sale, than for the sale of 100 or more shares.

THE DISTRIBUTION AGREEMENT

  Sprint and the Company will, immediately prior to the Spin-off, enter into an agreement (the "Distribution Agreement") governing the terms and conditions of the Spin-off and certain aspects of the relationship between Sprint and the Company after the Spin-off. See "The Spin-off--The Distribution Agreement."

THE TAX SHARING AGREEMENT

  The Company and Sprint have also entered into a tax sharing agreement (the "Tax Sharing Agreement") which allocates responsibility for certain taxes arising after the Spin-off between the Company and Sprint. The Tax Sharing Agreement is effective as of July 31, 1995, and provides for the computation and allocation of tax liability and benefits attributable to the Company both before, on and after such date. Among other things the Tax Sharing Agreement provides that any taxes resulting from a failure of the Spin-off to qualify as a tax-free distribution under Section 355 of the Internal Revenue Code of 1986, as amended (the "Code"), will be allocated between the Company and Sprint in a manner that takes into account the extent to which each party's actions might have contributed to the failure. The Tax Sharing Agreement will also allocate to the Company the tax liability in excess of $25 million, if any, arising from recognition of gain on the distribution of Company Common Stock to non-U.S. persons. In addition, the Tax Sharing Agreement will allocate to the Company the tax liability in excess of $25 million, if any, arising from the transfer of assets and liabilities by Sprint to the Company in connection with the Spin-off. Sprint also agrees to indemnify the Company against liability for any taxes relating to Sprint or its affiliates other than the Company for periods up to and including the date of the Spin-off or for periods after that date if imposed on the Company under Treasury Regulation 1.1502-6 and the Company agrees to indemnify Sprint against liability for taxes relating to the Company or its affiliates (as of the time immediately after the Spin-off) for periods up to and including the Spin-off.

THE TAX ASSURANCE AGREEMENT

  The Company and Sprint have also entered into a tax assurance agreement (the "Tax Assurance Agreement") that, unless certain approvals described below are obtained, will prohibit the Company for a period of two years after the consummation of the Spin-off from taking certain actions that would jeopardize the tax-free status of the Spin-off. Absent an unqualified opinion of counsel acceptable to Sprint or a ruling of the IRS, each to the effect that the proposed action would not cause the Spin-off or any related transfer of assets and liabilities to become taxable, the Company is prohibited during such two-year period from (i) permitting the acquisition of capital stock by a third party in connection with a merger consolidation, share exchange or other business combination, (ii) transferring more than 40% of the value of its total assets for assets not qualifying for treatment under certain specified provisions of the Code, provided that the amount of assets transferred shall not include any asset transfers permitted pursuant to clause
(iii) below, (iii) transferring more than 50% of the value of its total assets for assets qualifying for nonrecognition treatment under certain specified provisions of the Code, provided that the amount of assets transferred shall not include any asset transfers made pursuant to clause (ii) above, (iv) dissolving or liquidating the Company or announcing such intent, (v) issuing any capital stock other than Company Common Stock or other equity instrument or any options, rights, warrants or securities exercisable for or into such capital stock, (vi) issuing Company Common Stock, including any options, rights, warrants or securities exercisable for or convertible into Company Common Stock, which after taking into account certain other aspects of capital structure of the Company and treating any issued options or rights as exercised, would exceed (or could exceed if exercised or converted) 19% of the outstanding shares of Company Common Stock, or (vii) redeeming, repurchasing or otherwise acquiring capital stock of the Company unless made in the open market from stockholders owning less than one percent which do not result in the total acquisition of five percent of such capital stock. The Tax Assurance Agreement requires the Company to cooperate with Sprint in seeking any rulings that would assure the parties that a proposed action would not jeopardize the tax-free status of the Spin-off, and would allow such actions if such a ruling is obtained.

FEDERAL INCOME TAX ASPECTS OF THE SPIN-OFF

  Sprint has conditioned the Spin-off on the receipt of a ruling from the IRS to the effect, among other things, that the Spin-off will qualify as a tax-free spin-off under Section 355 of the Code for Federal income tax purposes. See "The Spin-off--Federal Income Tax Aspects of the Spin-off."

                                  THE COMPANY

OVERVIEW

  The Company is one of the leading and most established wireless communications companies in the United States. As of September 30, 1995, the Company served over 1.3 million customers in 86 markets covering 14 states. The Company's interests in these markets represent approximately 16.6 million Net POPs as of September 30, 1995. The Company also owns, as of September 30, 1995, minority interests in 52 additional cellular telephone markets representing approximately 4.3 million Net POPs, including the New York, Chicago, Houston and Orlando MSAs. The Company sells and markets cellular communications services and related products through a distribution network consisting of nationally recognized and local dealers, full service retail stores and a direct sales force. For the 12 months ended September 30, 1995, the Company had consolidated service revenues and EBITDA of $733.1 million and $238.3 million, respectively.

  The Company operates in five regions in the United States: Mid-Atlantic, Midwest, North Carolina, Southeast and West. The controlled markets comprising each region include a number of geographic operating clusters which are primarily located in mid-sized communities in which the Company has achieved some of the highest cellular penetration rates in the United States.

  For the period from January 1, 1990 to June 30, 1995, the Company grew its customer base by a compounded annualized growth rate ("CAGR") of 54.6%, compared to an industry CAGR over the same period of 46.1%. As of June 30, 1995 (the latest date for which cellular industry information is available from the Cellular Telecommunications Industry Association ("CTIA")), the Company had an average cellular penetration rate of 6.3% in the markets that it controlled, compared with the industry penetration rate of 5.4%. The Company has also exhibited above average customer retention rates. For the six months ended June 30, 1995 the monthly average churn was 1.7% compared with the industry average of 1.9% for the same period.

BUSINESS STRATEGY

  The Company intends to maintain its strong growth by continuing to penetrate its existing markets and to expand its operating clusters by adding contiguous markets through acquisitions or trades with other cellular carriers. The Company intends to capitalize on its incumbent position as a leading wireless provider by: (i) increasing revenues through aggressive customer acquisition,
(ii) improving the retention rate of new and existing customers and (iii) enhancing its financial performance by continuing to improve its operating margins. The principal components of the Company's strategy to achieve these objectives are as follows:

  . Regional Clustering. The Company's growth and operating strategies have been focused on clustering contiguous service areas. By operating contiguous markets, the Company can provide broad areas of uninterrupted service combined with simplified dialing and pricing patterns. Clustering also allows the Company to achieve scale economies in operations as well as cost efficiencies in deploying its network infrastructure.

  . Continuous Network Improvement. The Company continually improves its systems with the goal of providing service comparable to that of local telephone companies. The Company believes its network offers broad coverage as well as excellent clarity and reliability as a result of an integrated process of network planning, aggressive cell site construction and rigorous system maintenance. As additional calling capacity is required to accommodate growth in call volume, the Company plans to implement a gradual transition to digital technology on a market by market basis. This approach should provide time for anticipated digital technology improvements to be proven while also avoiding premature capital expenditures.

  . Aggressive Distribution Management. The Company utilizes multiple methods of distribution in each of its markets, and regularly seeks out new distribution channels. The development of multiple distribution channels in each of its markets enables the Company to provide effective and extensive marketing of products and services and to reduce its reliance on any single distribution source. Traditional distribution sources like dealers and direct sales representatives continue to be important factors in achieving the Company's growth objectives. Recently introduced marketing strategies such as the development of newly designed Company retail stores and the formation of regional distribution alliances are expected to become increasingly important.

  . Exceptional Customer Service. The Company emphasizes exceptional customer service through highly motivated, experienced and well-trained customer relations personnel who are focused on satisfying customer needs. The Company's customer service representatives regularly contact new customers to answer questions, explain features and service options, and gauge satisfaction levels. The Company believes this commitment to customer service results in reduced churn and increased revenue per customer.

  . Targeted Pricing Development. The Company seeks to increase penetration, improve retention rates and stimulate additional usage through creative pricing strategies. The Company's pricing strategy is critical to its success in the consumer market as it seeks to continue increasing its market penetration.

  . Targeted Product and Service Deployment. The Company continues to introduce new features and services to increase the value of the basic voice product to the customer and to enhance airtime revenues. Many new products offered by the Company are designed to give customers enhanced call management capability and stimulate usage. The Company also has arrangements with other telecommunications vendors to provide new network solutions to business and residential customers. The Company expects to offer these and other products, either separately or as an integrated communications solution.

                                 THE SPIN-OFF

BACKGROUND AND REASONS FOR THE SPIN-OFF

  Sprint, together with Cox, TCI and Comcast, formed various limited partnerships, known collectively as STV, for the purpose of bidding in the FCC's auction of broadband PCS spectrum. On June 23, 1995, STV was awarded PCS licenses in 29 out of 51 MTAs. Four additional MTAs are held by entities affiliated with STV or owned by affiliates of STV.

  The FCC's bidding rules require any bidder winning a PCS license in an MTA in which it also owns cellular licenses covering 10% or more of the population of the MTA ("overlap areas") to divest itself of the cellular license within 90 days of the grant of the PCS license. Four of the licenses won, the Detroit, Dallas, Des Moines and Philadelphia MTAs, overlap areas served by the Company's operations. Under the 90-day divestiture rule, Sprint would have been required to divest itself of its cellular licenses in the overlapping MTAs by September 21, 1995. Sprint has received an extension from the FCC of
this divestiture deadline to         , 1996.

  The licenses to construct and operate cellular communications systems are generally owned directly by limited partnerships, of which the Company may in turn own all or part of the partnership interests. The following references to the consideration given to selling those licenses therefore refer to the sale of the interests in the partnership owning the applicable licenses and related assets used to operate the applicable cellular communications systems.

  On July 26, 1995, the Sprint Board authorized Sprint's management to pursue a possible spin-off of the Company because, on the whole, it appeared to be the best alternative for meeting the dual goals of complying with FCC divestiture requirements and seeking to maximize value to Sprint's common stockholders. The Sprint Board determined that a sale of only those licenses in overlapping markets was not a viable alternative because (i) a sale of other cellular properties would have been required due to certain restrictions in governing partnership agreements and licenses, (ii) such a sale likely would have adversely affected the value of the cellular properties retained by Sprint due to the loss of economies of scale and other benefits associated with clustering service areas, and (iii) such a sale would have resulted in a large tax liability.

  Apart from the aggregation of overlapping MTAs with non-overlapping MTAs caused by STV's partnership form of ownership, the economics of the market for cellular licenses demands that licenses be clustered into geographically contiguous areas to realize the maximum value for the licenses in a sale. This would also have required Sprint to sell interests in additional licenses in order to divest itself of the overlapping MTAs on economically attractive terms.

  Taking both legal and economic considerations into account, Sprint estimated that it would have to sell licenses covering approximately 38% of its total cellular market to comply with the FCC's divestiture requirements and also to maximize the market value of the licenses being sold. Even doing so, however, would have left the Company's operations impaired. To remain competitive with the reduced market coverage in Sprint's retained cellular operations, Sprint would have had to reduce its overhead by cutting the staff, facilities, and other fixed costs of its cellular operations. Furthermore, the STV partnership agreements prohibit Sprint's cellular operations from expanding into new geographic areas without the consent of STV. Likewise, the FCC's rules on overlapping PCS and cellular licenses would prohibit STV from expanding into areas in which Sprint holds cellular licenses. Thus, to sell off overlapping cellular licenses and to continue operating the partnerships owning the remaining licenses would be, in Sprint's judgment, to split a highly-effective, integrated cellular business into two less effective and less valuable pieces.

  Furthermore, a partial sale would have caused Sprint to recognize a very large taxable gain and resulting tax liability, further reducing the value of the sale alternative to Sprint's common stockholders. The same considerations made the alternative of selling the entire cellular operation as a unit unattractive as a way to maximize value to Sprint's common stockholders.

  The Sprint Board also took into account the repayment of approximately $1.4 billion of intercompany debt owed to it and its other subsidiaries by the Company in connection with the Spin-off. The Sprint Board believes that the indebtedness being repaid by the Company will not have a material adverse effect on its ability to fund its presently anticipated operating and capital expenditures due to the Company's expected level of cash flow from operations and available unused capacity under the Credit Facility.

  Finally, Sprint has made a major strategic commitment to developing its wireless strategy through the STV venture using PCS-only technology. Were Sprint to retain its non-overlapping cellular operations, it would have to invest in additional expensive and unperfected technology to provide interoperability between its PCS and cellular networks. In addition, by spinning off the Company's operations, Sprint's common stockholders will benefit from the managerial commitment of both the Company and the STV management teams who will be able to focus on their separate business goals and objectives and to compete freely with one another where their markets overlap. Similarly, following the Spin-off, the Company will be able to offer prospective and current employees stock-based and other incentive plans that are tied more directly to the results of their efforts and thereby motivate performance consistent with its specific strategic goals.

MANNER OF EFFECTING THE SPIN-OFF

  If all conditions to the Spin-off are satisfied (or waived by the Sprint Board), on or before the closing of the Spin-off, Sprint will transfer to Chemical Mellon Shareholder Services, L.L.C., as distribution agent (the "Distribution Agent") for distribution on a pro rata basis to the holders of
record of Sprint common stock at the close of business on            , 1996
(the "Record Date"), all of the outstanding shares of the Company Common Stock. Prior to the Spin-off, all of the issued and outstanding shares of the Company Common Stock will be owned by Sprint. Such shares will be distributed to such holders of record of Sprint common stock (which holders, as of December 31, 1995 totaled 100,296), on the basis of one share of the Company Common Stock for each three shares of Sprint common stock held on the Record Date. As soon as practicable thereafter, the Distribution Agent will mail certificates for such shares to the Sprint stockholders entitled to receive shares of the Company Common Stock pursuant to the Spin-off. Sprint stockholders will also receive the Company Preferred Stock Purchase Rights, as described herein under "Shareholders' Rights Plan" and as referred to on the Company Common Stock certificates.

  No certificates or scrip representing fractional shares of the Company will be issued to holders of Sprint common stock as part of the Spin-off. The Distribution Agent will, as soon as practicable, aggregate and sell all fractional interests of the Company Common Stock on the NYSE or otherwise at then-prevailing market prices and remit the net proceeds to stockholders otherwise entitled to fractional shares. See "--Federal Income Tax Aspects of the Spin-off."

  The Company Common Stock distributed in respect of Sprint common stock held in Sprint's Dividend Reinvestment Plan will be distributed directly to participants of such plan, along with checks in payment of fractional share interests.

  No Sprint stockholder will be required to pay any cash or other consideration for the shares of the Company Common Stock received in the Spin-off or to surrender or exchange Sprint common stock in order to receive shares of the Company Common Stock. All shares of the Company Common Stock received in the Spin-off will be fully paid and nonassessable and the holders thereof will not be entitled to preemptive rights. The Spin-off will not affect the number of outstanding shares of Sprint common stock or any rights attached thereto.

RESULTS OF THE SPIN-OFF

  Subsequent to the Spin-off, the Company will operate as an independent company and Sprint will continue to operate its remaining businesses.

RELATIONSHIP OF SPRINT AND THE COMPANY AFTER THE SPIN-OFF

  The Spin-off is subject to the satisfaction of several conditions designed to assure that it is in the best interests of Sprint common stockholders, including the receipt of a favorable ruling from the IRS on the tax free nature of the Spin-off, receipt of required regulatory approvals and final approval by the Sprint Board. Although such conditions are subject to waiver by the Sprint Board of Directors, the Spin-off will not proceed without receipt in advance thereof of such a favorable ruling from the IRS. If such other conditions are satisfied or waived and final approval is received from the Sprint Board, it is currently anticipated that the Spin-off would be completed during the first quarter of 1996 and that the closing of the Spin-off will take place on the closing date of the Offering. On the closing date of the Spin-off, the Company will pay approximately $1.4 billion of intercompany debt owed by the Company to Sprint and its subsidiaries from the proceeds of $900 million from the Offering and $500 million of initial borrowings under the Credit Facility. Sprint and its subsidiaries will make a Capital Contribution in an amount equal to any debt owed to them by the Company in excess of the intercompany debt being repaid. The closing of the Spin-off (which will include such repayment of intercompany debt and the Capital Contribution), the closing of the Credit Facility and the closing of the Offering are each contingent upon the other, will occur on the same date and be deemed to take place simultaneously, although the actual distribution of all the shares of the Company's Common Stock to effect the Spin-off will commence promptly following the closing of the Credit Facility and the Offering. After the Spin-off, the Company will operate as an independent company and Sprint will continue to operate its remaining businesses and participate in the management of STV. It is likely that the Company and Sprint will become competitors in wireless communications in several markets, including those in which Sprint's PCS licenses overlap with the cellular licenses of the Company.

THE DISTRIBUTION AGREEMENT

  Sprint and the Company will, immediately prior to the Spin-off, enter into the Distribution Agreement governing the terms and conditions of the Spin-off and certain aspects of the relationship between Sprint and the Company after the Spin-off. The following paragraphs describe the major provisions of the Distribution Agreement and related agreements as well as relationships between the two companies after the Spin-off.

 Partial Repayment of Intercompany Debt

  The Company will issue the Notes and incur $500 million of initial borrowings under the Credit Facility to pay approximately $1.4 billion of intercompany debt owed by the Company to Sprint and its subsidiaries. In addition, Sprint and its subsidiaries will contribute to the equity capital of the Company any debt owed to them by the Company in excess of the approximately $1.4 billion of intercompany debt being repaid. At September 30, 1995, the Company had outstanding an aggregate of approximately $1.52 billion of intercompany debt from Sprint and its subsidiaries at an average annual interest rate of 8.8%. For a description of certain transactions between the Company and Sprint or its subsidiaries and amounts paid pursuant thereto for the preceding three years, see Note 11 of "360(degrees) Communications Company and Subsidiaries Notes to Consolidated Financial Statements" of the Company and its subsidiaries, which is incorporated herein by reference.

 Allocation of Pre-Spin-off Contingent Liabilities

  The Company and Sprint have also agreed to allocation of liabilities arising out of business activities of the other party prior to the Spin-off. In general, the Company will be allowed liabilities arising out of cellular operations prior to the Spin-off, and Sprint will be allowed liabilities arising from non-cellular operations prior to the Spin-off. Sprint and the Company agree in the Distribution Agreement to equitably allocate liabilities either jointly attributable to the business activities of Sprint and the Company or not clearly attributable to either.

The Distribution Agreement provides more specific rules for allocating certain classes of liabilities between Sprint and the Company. For instance, the Distribution Agreement allocates employment-related claims to the Company or Sprint, based on which party employed the claimant on the date the occurrence giving rise to the claim arose. Also, the Distribution Agreement provides that
(i) any claims based on health effects of electro-magnetic radiation from the use of cellular telephone service will be allocated entirely to the Company, and (ii) any claims based on alleged misstatements or omissions in the disclosure documents relating to the Spin-off or the Offering will be allocated to the Company, except with respect to those portions of the disclosure documents for which Sprint provided information.

 Release of Spin-off-Related Liabilities

  Both the Distribution Agreement and the Company's Amended and Restated Certificate of Incorporation ("Certificate") provide that the Company may not bring any claim against Sprint, its affiliates, or any officer, director, or other affiliate of Sprint (including those who are officers or directors of the Company), for breach of any duty that occurred prior to or in connection with the Spin-off, including but not limited to, the duty of loyalty or fair dealing, on account of a diversion of a corporate business opportunity to Sprint or its affiliates, including STV.

 Employee Benefits

  The Distribution Agreement also provides for the treatment of Sprint employee benefits subsequent to the Spin-off, as they relate to employees who remain employed by Sprint or its subsidiaries after the closing of the Spin-off and employees who are employed by the Company after the Spin-off. The Distribution Agreement provides for the adjustment of outstanding stock options. In the case of grants made under Sprint's stock option plans and employee stock purchase plans held by individuals who will remain employed by Sprint, the number of shares covered by a grant under such plans will be increased, and the exercise or purchase price per share will be decreased, pursuant to a formula designed to cause the economic value of the grants to remain the same after the Spin-off, giving effect to the diminution in value of Sprint common stock. Employees who will be employed by the Company after the Spin-off and who have grants under a Sprint stock option plan or who elect to do so under Sprint's employee stock purchase plan will receive replacement grants to purchase Company Common Stock and their Sprint grants will be cancelled. The Company will establish a number of mirror employee benefit plans which will allow the Company to provide many of the same benefits currently provided to Sprint's employees. The Distribution Agreement provides that with respect to Sprint's retirement pension plan, all employees who will be employed by the Company after the Spin-off will continue to earn service credit under such plan, but only for purposes of vesting. The Company does not intend to adopt a similar retirement pension plan.

 Intellectual Property

  The Distribution Agreement provides for Sprint to license certain intellectual property rights to the Company prior to the Spin-off including proprietary information and trademarks and trade names, as well as the use of proprietary information by employees transferred to the Company in connection with the Spin-off. Use of the Sprint brand name will be for a limited period after the date of the Spin-off, after which the Company must cease use of the Sprint brand, including logos, marks, or other insignia or words suggestive of affiliation with Sprint.

 Transitional Administrative Services

  The Distribution Agreement provides that Sprint will provide certain administrative services to the Company for a period of up to two years after the Spin-off date. The Company has agreed to the manner of compensating Sprint for these services on a service-by-service basis, but in general the parties have attempted to make the amount of compensation approximate Sprint's variable cost. The transitional services to be provided are ministerial in nature, and the parties do not contemplate that any of them will require access by the other party to sensitive strategic information. The Distribution Agreement also requires Sprint to deliver essential corporate records to the Company and for Sprint and the Company to share information necessary to the administration of employee benefits, preparation of financial reports, income tax returns, and other legally-required documents. All information shared in this manner is to be treated confidentially by the receiving party.

THE TAX SHARING AGREEMENT

  The Company and Sprint have also entered into the Tax Sharing Agreement that allocates responsibility for certain tax liability arising after the Spin-off between the Company and Sprint. The Tax Sharing Agreement is effective as of July 31, 1995, and provides for the computation and allocation of tax liability and benefits attributable to the Company after such date. The Company is required to pay to Sprint an amount equal to any tax liability attributable to the Company after July 31, 1995, and included on a consolidated tax return filed by Sprint. Sprint is required to pay to the Company an amount equal to any tax benefit received by Sprint attributable to the Company after July 31, 1995, and included on a consolidated tax return filed by Sprint. Likewise, if any carryback of a credit or tax attribute results in a tax refund to Sprint which is attributable to the Company, Sprint will pay to the Company the amount of the tax refund.

  The Tax Sharing Agreement provides that any taxes or liability to stockholders of Sprint resulting from a failure of the Spin-off to constitute a tax-free distribution under Section 355 of the Code will be allocated between Sprint and the Company in a manner that takes into account the extent to which each contributed to such failure. Responsibility for such failure, however, may be attributed to Sprint or the Company or both only if the employees, officers or directors of either or both corporations made a material misstatement of fact attributable to their business or breached a representation, warranty, covenant or agreement contained in, or referred to, in the ruling request filed with the IRS (the "IRS Ruling Request"), the Tax Assurance Agreement or any other documents, agreements or certificates contemplated thereby, and the failure of the Spin-off to qualify for tax-free treatment is related to such misstatements or breach. If it is determined that neither Sprint nor the Company contributed to the failure of the Spin-off to qualify for tax-free treatment, the liability of Sprint and the Company will be borne by each corporation based upon their relative average market capitalization based on the average closing prices for the 20 trading days following the date of the Spin-off.

  In addition, the Tax Sharing Agreement will allocate liability between the Company and Sprint for taxes arising in connection with the Spin-off under
Section 367(e) of the Code for gain on the disposition of Company Common Stock to non-U.S. persons and from the transfer of assets and liabilities by Sprint to the Company in connection with the Spin-off. The first $25 million of such tax is allocated to Sprint, and all such tax liability in excess of $25 million is allocated to the Company.

  Finally, the Tax Sharing Agreement provides that Sprint will indemnify the Company against liability for any taxes relating to Sprint and its affiliates other than the Company for periods up to and including the date of the Spin-off, or for periods after the Spin-off on the Company under Treasury Regulation 1.1502-6.

THE TAX ASSURANCE AGREEMENT

  The Company and Sprint have also entered into the Tax Assurance Agreement that will prohibit the Company for a period of two years after the consummation of the Spin-off from taking certain actions that would jeopardize the tax-free status of the Spin-off. Absent an unqualified opinion of counsel (which opinion must in some cases be acceptable to Sprint) or a ruling of the IRS stating that the proposed action would not cause the Spin-off to become taxable, the Company and its representatives are prohibited during such two-year period from authorizing, recommending, permitting or facilitating, among other things, (i) the acquisition of capital stock by a third party in connection with a merger, consolidation, share exchange or other business combination; (ii) the transfer of more than 40% of the value of its total assets for assets not qualifying for like-kind exchange treatment under the Code; (iii) the transfer of more than 50% of the value of its total assets for assets qualifying for like-kind exchange treatment under the Code; (iv) the dissolution or liquidation of the Company or the announcement of such intent;
(v) the issuance of any capital stock or other equity instrument (other than Common Stock) or any options, rights, warrants or securities exercisable for or into such capital stock; (vi) the issuance of Common Stock, including any options, rights, warrants or securities exercisable for or convertible into Common Stock which would (together with shares of Common Stock retained by Sprint) exceed (or could exceed if exercised or converted) 19% of the outstanding shares of Common Stock; or (vii) the redemption, repurchase or other acquisition of capital stock of the Company unless made in the open market from stockholders owning less than one percent which do not result in the total acquisition of five percent of such capital stock. The Tax Assurance Agreement requires Sprint to cooperate with the Company in seeking any rulings that would assure the parties that a proposed action would not jeopardize the tax-free status of the Spin-off, and would allow such actions if such a ruling is obtained.

OPERATIONAL RELATIONSHIP

  Sprint's Long Distance Division currently provides long-distance telecommunications services to the Company under the terms of a contract that is currently scheduled to expire in 1997 but which may be extended prior to the Spin-off for an additional term of up to five years. The parties have made no agreement to extend the term of such contract beyond its current term. Sprint's Local Telecommunications Division provides certain regulated long distance services to the Company in areas served by Sprint's local telephone companies pursuant to an agreement which was negotiated at arms-length prior to the acquisition of the Company by Sprint. Sprint's Local Telecommunications Division provides these services at rates tariffed for such services by state regulatory authorities.

  Sprint also provides the Company with network monitoring and bill printing and mailing services under existing agreements. These administrative services are in addition to the administrative services described above (see "--The Distribution Agreement--Transitional Administrative Services"), and the Company expects to continue to obtain these services from Sprint for the indefinite future. In addition, the Company leases from Sprint various equipment location sites that the Company expects to keep in place.

  The amounts paid pursuant to these and other operational agreements and funding arrangements during each of the last three fiscal years are set forth in Note 11 of "360(degrees) Communications Company Notes to Consolidated Financial Statements" which is included elsewhere herein.

  Under the STV limited partnership agreement governing the wireless activities of STV, the Company, as a controlled affiliate of Sprint, is prohibited from competing with STV except in certain limited ways set forth in the agreement or with STV's consent. After the Spin-off, the Company will not be subject to any agreement between Sprint and STV restricting competition between STV and the Company.

REGULATORY APPROVAL

  The Spin-off of the Company, as such, is not subject to FCC approval. The Spin-off does result in a pro forma transfer of control of the FCC issued licenses, which must be approved by the FCC.

FEDERAL INCOME TAX ASPECTS OF THE SPIN-OFF

  Sprint has conditioned the Spin-off on the receipt of a ruling from the IRS to the effect, among other things, that the Spin-off will qualify as a tax-free spin-off under Section 355 of the Code for federal income tax purposes and that, for federal income tax purposes:

  (1) No gain or loss will be recognized by, and no amount will be included in the income of, the holders of Sprint common stock upon their receipt of the Company Common Stock from Sprint in the Spin-off.

  (2) Where cash is received by a holder of Sprint common stock as a result of the sale of accumulated fractional shares by the Distribution Agent on behalf of such stockholder, it will be treated as if such fractional shares had been received by such stockholder as part of the Spin-off and then sold by such stockholder. Accordingly, such stockholder will recognize gain or loss equal to the difference between the cash received and the amount of tax basis allocable (as described below) to such fractional share. Such gain or loss would be capital gain or loss if such fractional share would have been held by such stockholder as a capital asset.

  (3) The aggregate basis of Sprint common stock and the Company Common Stock (including fractional shares) in the hands of the holders of Sprint common stock immediately after the Spin-off will be the same as the aggregate basis of Sprint common stock held immediately before the Spin-off, allocated in proportion to the fair market value of each.

  (4) The holding period applicable to the Company Common Stock received by each holder of Sprint common stock in the Spin-off will include such stockholder's holding period for the Sprint common stock, provided that such stockholder held the Sprint common stock as a capital asset on the date of the Spin-off.

  (5) No gain or loss will be recognized by Sprint upon the Spin-off.

  Application has been made to the IRS for a ruling to the foregoing effect. As of the date hereof, the IRS has not yet issued the ruling requested. Sprint believes and has been advised by its outside tax advisors, King & Spalding, that the positions asserted by Sprint in requesting the ruling are consistent with the Code and the rules and regulations promulgated thereunder. However, there can be no assurance that the IRS will issue a favorable ruling.

  The summary of federal income tax consequences set forth above is for general reference only and does not purport to cover all federal income tax consequences that may apply to all categories of stockholders. All stockholders should consult their own tax advisors regarding the particular federal, foreign, state and local tax consequences of the Spin-off to such stockholders.

  For a description of the Tax Sharing Agreement and Tax Assurance Agreement pursuant to which Sprint and the Company have provided for various tax matters, see "--Relationship Between Sprint and the Company after the Spin-off--The Tax Sharing Agreement" and "--Relationship Between Sprint and the Company after the Spin-off--The Tax Assurance Agreement."

NYSE LISTING

  The Company Common Stock will be listed on the New York Stock Exchange as of two trading days before the Record Date for "when issued" trading. On the first trading day after the Spin-off date, "when issued" trading will cease and the Company Common Stock will commence trading "regular way" on the New York Stock Exchange. There has been no prior public market for the Company Common Stock. As of December 31, 1995, there were 100,296 holders of record of Sprint common stock, which also approximates the number of prospective record holders of the Company Common Stock.

CONDITIONS; TERMINATION

  The Distribution Agreement provides that the closing of the Spin-off will be simultaneous with the closing of the Credit Facility and the Offering. The Spin-off is subject to the satisfaction of several conditions designed to assure that it is in the best interests of Sprint's common stockholders, including a favorable ruling from the IRS on the tax-free nature of the Spin-off, receipt of required regulatory approvals and final approval by the Sprint Board.

ACCOUNTING TREATMENT

  Upon assurance of a favorable ruling from the IRS regarding the tax-free nature of the Spin-off, Sprint will present the business of the Company as a discontinued operation to the extent financial information for periods prior to the Spin-off is required to be included in Sprint's historical financial statements.

                             CERTAIN RISK FACTORS

  The following risk factors, in addition to the other information contained elsewhere in this Information Statement, should be considered carefully in evaluating the Company and its business:

LOSS OF SPRINT BRAND NAME; COSTS OF INTRODUCING NEW BRAND NAME

  In February 1996, the Company adopted a new name, "360(degrees) Communications Company," and may encounter significant challenges in marketing its wireless service under the new brand name. The Company believes that the use of the Sprint brand name and its participation in Sprint's national advertising program have assisted in attracting and retaining customers in its markets, which include a total population of approximately 6.4% of the U.S. population. The Company expects to make large advertising and promotional expenditures to position its new brand name in its regional and local markets. In the near term the Company is unable to predict the extent of expenditures that will be necessary to implement its brand strategy. The Company is also unable to predict with certainty the extent to which the substitution of a new brand name and the loss of national advertising may adversely affect its retention and acquisition of customers, its access to distribution channels or its financial performance. In addition, Sprint and its affiliates, including STV, will be able to use the Sprint name following the Spin-off in connection with marketing and providing PCS and other wireless communications services. See "--Relationship with Sprint; Potential Conflicts of Interest."

HISTORY OF NET LOSSES; DEFICIENCY OF EARNINGS AVAILABLE TO COVER FIXED CHARGES

  The Company has sustained net losses in each fiscal year since its formation in 1984. The Company expects to incur a net loss for the year ending December 31, 1995. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." There can be no assurance that the Company will be profitable in 1996 or thereafter. In addition, the Company's earnings have been insufficient to cover its fixed charges in each fiscal year since its formation in 1984. For the year ended December 31, 1994, the Company's earnings were insufficient to cover fixed charges by $8.9 million. The ratio of earnings to fixed charges for the nine months ended September 30, 1995 was
1.39. After giving pro forma effect to the Offering and the initial borrowings under the Credit Facility, the repayment of approximately $1.4 billion of intercompany debt to Sprint and its subsidiaries with the proceeds therefrom, the Spin-off, the Capital Contribution, and the probable acquisitions of 50% interests in South Carolina RSAs 4, 5, and 6, a 100% interest in Ohio RSA No. 1 Cellular General Partnership, the cellular license and network of the North Carolina RSA No. 14 Cellular General Partnership, and additional partnership interests in Centel Cellular Company of Ft. Walton Beach Limited Partnership and Centel Cellular Company of Tallahassee Limited Partnership, as if these transactions had occurred on January 1, 1994, the Company's earnings would have been insufficient to cover fixed charges by $38.0 million for the year ended December 31, 1994. The pro forma ratio of earnings to fixed charges for the nine months ended September 30, 1995 was 1.49.

SUBSTANTIAL LEVERAGE; ABILITY TO SERVICE DEBT

  The Company has substantial leverage. As of September 30, 1995, the Company's total indebtedness, on a pro forma basis, would have been approximately 86% of its total capitalization. See "Capitalization." The degree to which the Company is leveraged may adversely affect the Company's ability to finance its future operations, to compete effectively against better capitalized competitors and to withstand downturns in its business or the economy generally, and could limit its ability to pursue business opportunities that may be in the interests of the Company and its securityholders.

  The Company's ability to service its debt will require continued growth in the Company's cash flow. There can be no assurance that the Company will be successful in continuing to grow its cash flow by a sufficient magnitude or in a timely manner or in raising additional equity or debt financing to enable it to meet its debt service requirements. In addition, the Company's ability to issue additional equity securities will be subject to certain limitations set forth in the Tax Assurance Agreement. See "--Limitation on Business Activities Imposed by Tax Assurance Agreement." The Indenture relating to the Notes and the Credit Facility will limit the incurrence of additional indebtedness. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Financing--Description of Notes and Indenture." If the Company fails to meet certain financial ratios or to comply with the other provisions of the Credit Facility, future borrowings under the Credit Facility may be prohibited and the amount outstanding under the Credit Facility and/or the Notes could become immediately due and payable unless the lenders party to the Credit Facility or the holders of the Notes agree to modify or waive such ratios or provisions.

  The Company intends to continue pursuing opportunities to acquire additional cellular communications systems that complement its existing systems and to acquire additional interests in licenses in which it currently owns less than a 100% interest. In the past, the Company has relied on Sprint and its subsidiaries to meet these funding requirements. Following the Spin-off, Sprint and its subsidiaries will not provide additional capital to meet those funding requirements. The Company believes that borrowings available under the Credit Facility and net cash provided by operations will be sufficient to satisfy its projected funding requirements for operations for the foreseeable future although acquisitions and possibly other contingencies may require access to the capital markets. In the event such resources are not sufficient, however, the Company may be unable to access the capital markets on acceptable terms and in adequate amounts to accomplish its objectives.

COMPETITION

  The FCC currently authorizes only two licensees to operate cellular communications systems in each cellular market. The Company competes primarily against the other facilities-based cellular carrier in each metropolitan statistical area ("MSA") and rural service area ("RSA") market and expects competition to remain vigorous. Competition for customers between cellular licensees is based principally upon the services and enhancements offered, the quality of the cellular system, customer service, system coverage and capacity and price. The Company expects such competition to continue and anticipates continued downward pressure on the prices charged for its cellular equipment and services.

  Competition is expected to increase as a result of recent regulatory and legislative initiatives. The FCC has promulgated rules for the licensing of operators to provide PCS and enhanced specialized mobile radio ("ESMR") services. The FCC has allocated 120 MHz of spectrum for licensed PCS and has decided to offer over 2,000 licenses for PCS use in separate competitive bidding auctions. The FCC recently completed the initial round of its spectrum auction process which resulted in the award of two PCS licenses in each Major Trading Area ("MTA"). The FCC is expected to conduct auctions which will enable current cellular providers to obtain licenses for only 10 MHz of PCS spectrum within their existing cellular service areas, although cellular providers are eligible for licenses for other PCS spectrum outside their existing cellular service areas. PCS operators, including STV, will compete directly with the Company and may have access to substantial capital resources.

  The wireless marketplace is expected to become increasingly competitive as a result of the commencement of operations by new wireless service providers and due to competition from resellers. The Company faces competition from services such as conventional mobile telephone service, ESMR systems and PCS. ESMR is a wireless communications service created by converting analog specialized mobile radio ("SMR") services into an integrated, digital wireless communications system. PCS is expected to be a digital, wireless communications system supported by high-density call transmitters. It is expected that PCS will involve a network of small, low-powered transceivers placed throughout a neighborhood, business complex, community or metropolitan area to provide customers with mobile and portable voice and data communications. It is not yet known what additional services and features PCS or EMSR will offer, and there can be no assurance that the Company will be able to provide such services and features or that it will be able to do so on a timely and profitable basis.

RELATIONSHIP WITH SPRINT; POTENTIAL CONFLICTS OF INTEREST

  Prior to the Spin-off, Sprint will determine certain contractual and other relationships between Sprint and its affiliates and the Company, which determinations will survive the Spin-off. In addition, the Company has entered into other arrangements with Sprint in connection with the Spin-off, which relate principally to the repayment by the Company of approximately $1.4 billion of intercompany debt. The Company and Sprint have also entered into the Tax Sharing Agreement allocating tax and other liabilities between the Company and Sprint, and the Tax Assurance Agreement, which imposes limitations on the Company's future activities to preserve the tax-free status of the Spin-off. See "--Potential Liability under Tax Sharing Agreement," "-- Limitation on Business Activities Imposed by Tax Assurance Agreement" and "The Spin-off--Background of Spin-off and Relationship with Sprint." Such contractual and other relationships and arrangements with Sprint were generally not the result of arm's-length negotiations.

  Sprint is a 40% owner in STV which, together with its affiliates and entities affiliated with it, have PCS licenses in 33 MTAs, some of which overlap with markets served by the Company. Controlled markets served by the Company which are overlapped by MTAs in which STV has an interest include:
Charlottesville, VA, Virginia RSAs 6B2, 7B2 and 11B2; Harrisburg, York and Lancaster, PA, Pennsylvania RSAs 1, 6B1, 10B1, 11B1 and 12; Cedar Rapids, Waterloo-Cedar Falls, Iowa City and Dubuque, IA; Toledo and Lima, OH, Ohio RSAs 2B1 and 5; Dothan, AL; Fort Walton Beach, FL, Florida RSA 10; Killeen-Temple, Waco, Tyler and Longview-Marshall, TX, Texas RSAs 7B2, 9B3, 10B2, 10B4 and 15B1; New Mexico RSAs 2 and 4; and Las Vegas, NV. These markets represent approximately 38.7% and 37.4% of its consolidated revenues for the year ended December 31, 1994 and the nine months ended September 30, 1995, respectively. See "Business of the Company--Competition." In addition, STV will generally compete with the Company after the Spin-off and is expected to use the Sprint name in marketing and providing wireless communications services. See "Business--Competition."

  Sprint's Long Distance Division and Local Telecommunications Division provide long distance services to the Company pursuant to agreements which will continue after the Spin-off. These agreements and various other agreements that will govern the relationship between the Company and Sprint after the Spin-off contain terms which are believed to be reasonable but there can be no assurance that such terms are comparable to those which could be obtained from unaffiliated third parties. See "The Company--Background and Reasons for the Spin-off" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations--Cost of Service."

ADOPTION OF NEW TECHNOLOGIES; TECHNOLOGICAL OBSOLESCENCE

  The Company has chosen Code Division Multiple Access ("CDMA") as its digital technology because it believes that CDMA may offer several advantages over Time Division Multiple Access ("TDMA"). While TDMA is in commercial service, CDMA remains untested on a commercial basis in the United States. The Company will likely incur substantial costs implementing digital technology. In addition, CDMA may not provide the advantages over TDMA or analog technology expected by the Company. Although the Company expects to phase-in its implementation of CDMA technology as its expected advantages become more established, there can be no assurance that competitive pressures will not force an accelerated implementation at substantially increased cost.

  While the Company has chosen CDMA as its digital technology, all of its commercial networks currently utilize analog technology. Rather than immediately converting to digital technology, the Company has begun offering N-AMPS, an enhanced analog technology, which it has deployed in ten high traffic markets as an intermediate step to the implementation of digital technology. Other wireless communications companies may implement digital technology more rapidly than the Company, and consequently such companies may be able to provide enhanced services and superior quality compared with what the Company is able to provide through its existing analog technologies. There can be no assurance that the Company could respond to such competitive pressures and convert to digital technology on a timely basis or at an acceptable cost. One or more of the technologies currently utilized by the Company may not be preferred by its customers or may become obsolete at some time in the future, which in either case could have a material adverse effect on the Company's financial condition and performance. There can be no assurance that the Company's ongoing network improvements will be sufficient to meet or exceed the capabilities and quality of competing networks. See "Business--Competition."

REGULATION OF THE CELLULAR INDUSTRY

  The licensing, construction, operation, acquisition, assignment and transfer of cellular communications systems, as well as the number of licensees permitted in each market, are regulated by the FCC. Changes in the regulation of cellular activities could have a material adverse effect on the Company's operations and financial performance. In addition, initial operating licenses are generally granted for terms of up to 10 years, renewable upon application to the FCC. Licenses may be revoked and license renewal applications denied for cause after appropriate notice and hearing. The FCC has issued a decision confirming that current licensees will be granted a renewal expectancy if they have complied with their obligations under the Communications Act of 1934, as amended (the "Communications Act") during their license term. See "Business-- Governmental Regulation--Regulation and Licensing of Cellular Communications Systems."

  On September 29, 1995, the Company filed for renewal of six expiring FCC licenses (Raleigh, NC; Las Vegas, NV; Norfolk, VA; Newport News, VA; Johnson City, TN; and Greenville, SC). While the Company is confident that it has met and will continue to meet all requirements necessary to secure renewal of its cellular licenses and expects that its licenses will be renewed, such renewal is not automatic. The Company's renewal applications may be subject to petitions to deny or competing applications. Therefore, there can be no assurance that those six licenses or any of the Company's other licenses will be renewed.

NON-CONTROLLING OWNERSHIP INTERESTS IN LICENSES

  Many of the Company's interests in cellular systems are owned through affiliates that are partners in limited partnerships which are the licensees for their respective systems. In partnerships where the Company's affiliate is a limited partner or is one of several general partners, certain decisions, such as the timing and amount of cash distributions and sale or liquidation of the partnership, may not be subject to a vote of the limited partners or may require a greater percentage vote than that owned by the Company's affiliate. In partnerships that are not managed by the Company, the Company is dependent on the managing partner to meet the licensee's obligations under the FCC's rules and regulations. Any managing partner of a partnership in which the Company holds an interest may make decisions on such matters which may not be in the Company's best interests and may adversely affect the continuing qualification of licenses in which the Company holds an interest.

POTENTIAL LIABILITY UNDER TAX SHARING AGREEMENT

  In connection with the Spin-off, Sprint and the Company will enter into the Tax Sharing Agreement, which will allocate the responsibility for certain taxes between Sprint and the Company. In the event that the Spin-off fails to constitute a tax-free distribution under Section 355 of the Code the Tax Sharing Agreement will provide that any taxes resulting from such failure will be allocated between Sprint and the Company in a manner that will take into account the extent to which each may have contributed to such failure. The Company's liability in such case could exceed its net asset value at such time. If neither party is determined to be responsible, such taxes will be allocated based upon each company's market capitalization immediately following the Spin-off, as compared to that of the other company.

  The Company has sought from the IRS a private letter ruling that the Spin-off will qualify as a tax-free distribution, both to Sprint's stockholders and to Sprint. Receipt of a favorable ruling from the IRS is a condition to completion of the Spin-off, which condition will not be waived by Sprint, and accordingly Sprint and the Company will not proceed with the Spin-off or the Offering until Sprint obtains such ruling. If the Company and Sprint fail to comply with the assumptions under which the ruling was issued, Sprint estimates that the total liability for Federal income taxes both on Sprint and on its stockholders would be approximately $2 billion. There can be no assurance that events occurring subsequent to the Spin-off, or events not disclosed in Sprint's request for such private letter ruling, will not cause the Spin-off to be deemed a taxable distribution. Furthermore, there can be no assurance that in the event the Spin-off is determined to be a taxable distribution the Company would not incur a material liability pursuant to the Tax Sharing Agreement.

LIMITATION ON BUSINESS ACTIVITIES IMPOSED BY TAX ASSURANCE AGREEMENT

  In connection with the Spin-off, it is anticipated that Sprint and the Company will enter into the Tax Assurance Agreement pursuant to which certain limitations designed to preserve the tax-free status of the Spin-off (e.g., continuity of business enterprise) will be imposed upon the Company for a period of two years after the consummation of the Spin-off. Such limitations, among other things, may (i) prohibit the Company from exchanging, contributing or otherwise transferring or disposing of more than 40% of its cellular properties, or (ii) prohibit the Company from issuing preferred stock or Common Stock which would (together with shares of Common Stock retained by Sprint) exceed 19% of the outstanding shares of Common Stock unless, in each case, the Company obtains an unqualified opinion of counsel (which opinion must in some cases be acceptable to Sprint) or a ruling from the IRS stating that such action would not cause the Spin-off or any asset transfers related thereto to become taxable. If the Company were to breach any of its obligations under the Tax Assurance Agreement and as a result thereof the Spin-off is not treated as a tax-free distribution under the Code, the Company would be required to indemnify Sprint pursuant to the Tax Sharing Agreement for any taxes assessed in respect of the Spin-off. Such indemnification obligations could be substantial and could exceed the net asset value of the Company at such time. See "The Spin-off--The Tax Sharing Agreement."

RESTRICTIONS IMPOSED BY THE CREDIT FACILITY

  The Credit Facility is expected to contain a number of significant covenants that will, among other things, restrict the ability of the Company and its Restricted Subsidiaries to dispose of assets, merge, incur debt, pay dividends, repurchase or redeem capital stock and indebtedness, create liens, make capital expenditures and make certain investments or acquisitions and otherwise restrict corporate activities. In addition, the Credit Facility is expected to contain, among other covenants, requirements that the Company maintain specified financial ratios, including maximum leverage, minimum interest coverage and minimum working capital. The ability of the Company to comply with such provisions may be affected by events beyond the Company's control. The breach of any of these covenants would result in a default under the Credit Facility. In the event of any such default, lenders party to the Credit Facility could elect to declare all amounts borrowed under the Credit Facility, together with accrued interest and other fees, to be due and payable. Such default or acceleration would be an Event of Default under the Indenture governing the Notes. If the indebtedness under the Credit Facility or the Notes were to be accelerated, there can be no assurance that the assets of the Company would be sufficient to repay such indebtedness and the Notes in full. See "Financing--Description of Credit Facility" and "Financing-- Description of Notes and Indenture."

OPERATING COSTS DUE TO FRAUD

  Like most companies in the cellular industry, the Company incurs costs associated with unauthorized use of its network. Fraud impacts interconnection costs, capacity costs, administrative costs, costs incurred for fraud prevention and payments to other carriers for unbillable fraudulent roaming. As a percentage of cellular service revenues, unbillable fraudulent roaming charges were 0.28% in 1994 and 1.10% for the nine months ended September 30, 1995. It is not possible to fully quantify the additional costs associated with fraud. While the Company continues to develop and invest in anti-fraud measures to prevent cellular fraud, there can be no assurance that the Company will not incur substantial costs due to fraud. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations--Cost of Service."

SHORT-TERM NATURE OF DEALER AGREEMENTS

  The Company has entered into agreements with nationally recognized and local dealers, whereby such dealers are paid commissions for each new cellular service customer solicited, subject to charge-back provisions if the customer fails to remain in service for a specified period of time. These arrangements provide a valuable source of new customers for the Company. Agreements are renegotiated annually and there can be no assurance that current terms and conditions will extend beyond one year.

RADIO FREQUENCY EMISSION CONCERNS

  Media reports have suggested that certain radio frequency ("RF") emissions from cellular telephones may be linked to cancer. Note 16 of "360(degrees) Communications Company and Subsidiaries Notes to Consolidated Financial Statements" includes a description of a suit filed against the GTE Mobilnet of South Texas Limited Partnership, in which the Company owns an 8.8% limited partnership interest, alleging that the death by cancer of a subscriber of that system was related to such emissions. The Company is not aware of any credible evidence linking the usage of cellular telephones with cancer. The FCC has a rulemaking proceeding to update the guidelines and methods it uses for evaluation on RF emissions of radio equipment, including cellular telephones. As a result, more restrictive standards on RF emissions from low powered devices such as cellular telephones may be imposed. The Company is unable to predict the nature or extent of these potential restrictions at the present time and therefore cannot determine whether these potential restrictions or the basis for them would have a material adverse effect on its business or results of operations.

LITIGATION INVOLVING MINORITY OWNED MARKETS

  The Company has equity investments in various non-controlled entities which are not consolidated for financial reporting purposes, but are accounted for under the equity method for such purposes. These entities include GTE Mobilnet of South Texas Limited Partnership ("South Texas L.P.") and New York SMSA Limited Partnership ("New York L.P."). As described in Note 16 of "360(degrees) Communications Company and Subsidiaries Notes to Consolidated Financial Statements", the South Texas L.P. and the New York L.P. are parties to separate legal proceedings, the outcome of which proceedings such partnerships have been unable to determine. Because the outcome of such legal proceedings has not been determined by the South Texas L.P. and the New York L.P., no provision for any liability that may result upon adjudication of that litigation has been made in the Company's consolidated financial statements. The Company's combined investments in these partnerships, including intangible assets recorded in connection with the acquisitions of these partnerships, was $200.8 million at September 30, 1995 and its combined equity in the net income of these partnerships, net of amortization of intangible assets, was $13.9 million and $14.8 million for the year ended December 31, 1994 and the nine month period ended September 30, 1995, respectively. In view of the uncertainty regarding such litigation, there can be no assurance that the outcome of such litigation will not have a material adverse effect on the Company's investment in these partnerships or in its equity in the combined income of such partnerships.

NO PRIOR MARKET FOR COMPANY COMMON STOCK

  There has been no prior trading market for Company Common Stock and there can be no assurance as to the prices at which the Company Common Stock will trade before or after the Spin-off Date. Although the Company's Common Stock will be listed on the New York Stock Exchange ("NYSE"), the prices at which the Company Common Stock trades may fluctuate significantly. Prices for the Company Common Stock may be influenced by many factors, including the depth and liquidity of the market for Company Common Stock, investor perceptions of the Company and its businesses, the Company's dividend policy and general economic and market conditions. See "--The Company's Dividend Policy" and "Description of Company Capital Stock--Listing and Trading of Common Stock."

THE COMPANY'S DIVIDEND POLICY

  The payment and level of cash dividends, if any, by the Company after the Spin-off will be at the discretion of the Company's Board of Directors, based primarily upon the earnings, cash flow and financial requirements of its businesses. The Company currently does not anticipate paying cash dividends on Company Common Stock in the foreseeable future. The future dividend policy will be determined on the basis of various factors, including the Company's results of operations, financial condition, capital requirements and investment opportunities. In addition, the Credit Facility and the Indenture with respect to the Notes limit the Company's ability to pay dividends. See "Financing--Credit Facility" and "Description of Company Capital Stock-- Dividends on the Company Common Stock."

CERTAIN ANTITAKEOVER EFFECTS

  The Company's Certificate, Amended and Restated Bylaws ("Bylaws") and Rights (as defined), and the Delaware General Corporation Law, contain several provisions that could have the effect of delaying, deferring or preventing a change in control of the Company in a transaction not approved by the Company's Board of Directors, or in certain circumstances, by the disinterested members of the Board of Directors. See "Antitakeover Effects of Certain Provisions."

EFFECTS ON SPRINT STOCK

  After the Spin-off, the common stock of Sprint will continue to be listed and traded on the NYSE and certain other stock exchanges. As a result of the Spin-off, the trading prices of Sprint common stock are expected to be correspondingly lower than the trading prices of Sprint common stock immediately prior to the Spin-off. The combined trading prices of Sprint common stock and Company Common Stock after the Spin-off may be less than, equal to or greater than the trading prices of Sprint common stock prior to the Spin-off.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  Sprint has conditioned the Spin-off on the receipt of a ruling from the IRS to the effect that, among other things, for Federal income tax purposes the transfer of certain cellular assets and liabilities to the Company will be tax-free under Sections 368(a)(1)(D) and 351 of the Code and that the Spin-off will be tax-free under Section 355 of the Code. As discussed below, cash received in lieu of fractional share interests in Company Common Stock will generally be taxable to recipients. The continuing validity of such rulings is subject to certain factual representations and assumptions. Sprint is not aware of any facts or circumstances which should cause such representations and assumptions to be untrue. Sprint has also agreed to certain restrictions on its future actions for a period of time following the Spin-off to provide further assurances that the Spin-off will qualify as a tax-free distribution. See "The Spin-off--The Tax Sharing Agreement" and "The Spin-off--The Tax Assurance Agreement." If the Spin-off were taxable, then (i) corporate level income taxes would be payable by the consolidated group of which Sprint is the common parent, based upon the amount by which the fair market value of the Company Common Stock distributed in the Spin-off exceeds Sprint's basis therein and (ii) each holder of Company Common Stock who receives shares of Company Common Stock in the Spin-off would be treated as if such stockholder received a taxable distribution, taxed as a dividend to the extent of such stockholder's pro rata share of Sprint's current and accumulated earnings and profits. The Company has agreed to indemnify Sprint and Sprint stockholders if its actions result in such tax liability. Sprint has agreed to indemnify the Company for any losses which it may incur in the event that Sprint or any of its affiliates fails to comply with statements and representations made by Sprint to the IRS in connection with the rulings which have been obtained. The potential corporate tax liability which could arise from an acquisition of the Company for a period of time after the Spin-off, together with the foregoing indemnification arrangements, could have an antitakeover effect on the acquisition of control of the Company.

                     SELECTED CONSOLIDATED FINANCIAL DATA

  Set forth below are selected consolidated financial data with respect to the Company for each of the five fiscal years in the period ended December 31, 1994 and for the nine month periods ended September 30, 1995 and 1994. The selected consolidated financial data as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994 have been derived from the audited consolidated financial statements included elsewhere herein. The consolidated financial statements as of December 31, 1994 and 1993 and for each of the two years in the period ended December 31, 1994 have been audited by Ernst & Young LLP as set forth in their report also included elsewhere herein. The consolidated financial statements as of December 31, 1992 and for the year ended December 31, 1992 have been audited by Arthur Andersen LLP. The selected consolidated financial data as of December 31, 1991 and 1990 and for each of the two years in the period ended December 31, 1991 have been derived from unaudited consolidated financial statements. The information as of and for the nine month periods ended September 30, 1995 and 1994 is unaudited but in the opinion of the Company reflects all adjustments necessary for the fair presentation of the Company's financial position and results of operations for such periods, and may not be indicative of the results of operations for a full year. The selected consolidated financial data presented below should be read in conjunction with the consolidated financial statements and related notes appearing elsewhere herein.

                                 FOR THE
                               NINE MONTHS
                           ENDED SEPTEMBER 30,               FOR THE YEAR ENDED DECEMBER 31,
                          ----------------------  ----------------------------------------------------------
                             1995        1994        1994        1993        1992        1991        1990
                          ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                                     (DOLLARS IN THOUSANDS)
STATEMENTS OF OPERATIONS
 DATA:
OPERATING REVENUES
Cellular Service
 Revenues...............  $  572,028  $  408,760  $  569,793  $  372,674  $  253,593  $  185,686  $  136,919
Equipment Sales.........      34,125      36,100      56,682      37,806      26,526      27,829      24,996
                          ----------  ----------  ----------  ----------  ----------  ----------  ----------
 Total Operating
  Revenues..............     606,153     444,860     626,475     410,480     280,119     213,515     161,915
                          ----------  ----------  ----------  ----------  ----------  ----------  ----------
OPERATING EXPENSES
Cost of Service.........      50,489      37,001      51,071      37,912      29,689      20,879      16,090
Cost of Equipment Sales.      67,520      45,893      76,913      42,635      30,402      33,191      27,603
Other Operating
 Expenses...............      28,527      22,014      30,905      20,767      16,835      13,319      13,515
Selling, General,
 Administrative
 and Other Expenses(1)..     262,032     202,666     289,573     214,355     153,949     113,695      92,676
Depreciation and
 Amortization...........      83,666      67,926      92,435      75,009      52,052      43,244      37,850
                          ----------  ----------  ----------  ----------  ----------  ----------  ----------
 Total Operating
  Expenses..............     492,234     375,500     540,897     390,678     282,927     224,328     187,734
                          ----------  ----------  ----------  ----------  ----------  ----------  ----------
OPERATING INCOME (LOSS).     113,919      69,360      85,578      19,802      (2,808)    (10,813)    (25,819)
Interest Expense........     (95,081)    (70,183)    (98,437)    (85,409)    (86,662)   (100,763)    (83,745)
Minority Interests in
 Net (Income) Loss of
 Consolidated Entities..     (26,218)    (17,146)    (22,110)     (9,697)     (4,467)     (2,926)         71
Equity in Net Income of
 Unconsolidated
 Entities...............      23,566      16,740      26,390      19,646      13,251       9,365       9,278
Other Income
 (Expense)(2)(3)........      (1,188)     (4,951)     (5,481)     (1,351)      1,157      22,043         211
                          ----------  ----------  ----------  ----------  ----------  ----------  ----------
INCOME (LOSS) BEFORE
 INCOME TAXES AND
 CUMULATIVE EFFECTS OF
 CHANGES IN ACCOUNTING
 PRINCIPLES.............      14,998      (6,180)    (14,060)    (57,009)    (79,529)    (83,094)   (100,004)
Income Tax Expense
 (Benefit)..............      17,128       5,355       5,697      (7,112)    (17,309)    (18,817)    (25,043)
                          ----------  ----------  ----------  ----------  ----------  ----------  ----------
LOSS BEFORE CUMULATIVE
 EFFECTS OF CHANGES IN
 ACCOUNTING PRINCIPLES..      (2,130)    (11,535)    (19,757)    (49,897)    (62,220)    (64,277)    (74,961)
Cumulative Effects of
 Changes in Accounting
 Principles, net(4).....         --          --          --       (1,587)     (3,302)        --          --
                          ----------  ----------  ----------  ----------  ----------  ----------  ----------
NET LOSS................  $   (2,130) $  (11,535) $  (19,757) $  (51,484) $  (65,522) $  (64,277) $  (74,961)
                          ==========  ==========  ==========  ==========  ==========  ==========  ==========
RATIO OF EARNINGS TO
 FIXED CHARGES(5).......        1.39                     --          --          --          --          --
                              SEPTEMBER 30,                            DECEMBER 31,
                          ----------------------  ----------------------------------------------------------
                             1995        1994        1994        1993        1992        1991        1990
                          ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                                     (DOLLARS IN THOUSANDS)
BALANCE SHEETS DATA:
Working Capital
 (Deficit)..............  $  (41,385) $  (10,683) $  (54,800) $  (18,575) $  (17,020) $  (12,345) $     (817)
Total Assets............   1,933,477   1,626,166   1,728,344   1,505,221   1,494,648   1,390,245   1,270,563
Advances From and Notes
 to Affiliates..........   1,520,259   1,332,289   1,354,116   1,246,822   1,249,168   1,109,796     969,544
Total Shareholder's
 Equity.................       1,633      11,985       3,763      23,520      75,004     140,526     204,803

--------
(1) Effective March 9, 1993, Sprint consummated its merger with Centel. The transaction costs associated with the merger (consisting primarily of investment banking and legal fees) and the expenses of integrating and restructuring the operations of the two companies (consisting primarily of employee severance and relocation expenses and costs of eliminating duplicative facilities) resulted in nonrecurring charges to Sprint in 1993. The portion of such charges attributable to the Company was $4,733,000.
(2) In August 1994, the Company sold all of the assets associated with the cellular communications system in Sioux City, Iowa, to a wholly owned subsidiary of McCaw Cellular Communications, Inc. The purchase price received was approximately $9,920,000, and a loss of $4,352,000 was realized on this divestiture.
(3) In December, 1991, the Company sold its 50% ownership in the Omaha Cellular Limited Partnership to Lincoln Telecommunications Company. The Company realized a gain of approximately $21,475,000 on this divestiture.
(4) Effective January 1, 1993, the Company changed its method of accounting for postretirement and postemployment benefits by adopting Statements of Financial Accounting Standards ("SFAS") Nos. 106 and 112. The cumulative effect of these changes in accounting principles reduced 1993 net income by $1,587,000. Effective January 1, 1992, the Company also changed its method of accounting for income taxes by adopting SFAS No. 109. The cumulative effect of this change in accounting principle decreased 1992 net income by $3,302,000.
(5) The ratios of earnings to fixed charges have been computed by dividing fixed charges into the sum of (a) income (loss) before cumulative effect of changes in accounting principles, less capitalized interest included in income and with adjustments to appropriately reflect the Company's majority-owned, 50%-owned, and less-than-50%-owned affiliates, (b) income taxes, and (c) fixed charges. Fixed charges consist of interest on all indebtedness (including amortization of debt issuance expenses) and the interest component of operating rents, with adjustments as appropriate to reflect the Company's 50%-owned affiliates. For each of the 5 years in the period ended December 31, 1994, the deficiency of earnings available to cover fixed charges was $8,912,000, $60,217,000, $94,819,000, $77,607,000
    and $103,530,000, respectively.

                           RECENT DEVELOPMENTS

  The following table sets forth selected summary unaudited operating data for markets in which the Company has a controlling interest. Final 1995 year-end operating data for all entities in which the Company holds a non-controlling interest is not yet available. The financial information presented below should be read in conjunction with the audited consolidated balance sheets as of December 31, 1994 and 1993 and related consolidated statements of operations, shareholder's equity and cash flows for each of the three years in the period ended December 31, 1994 and related notes appearing elsewhere herein.

                                            FOR THE               FOR THE
                                      THREE MONTHS ENDED        YEARS ENDED
                                         DECEMBER 31,          DECEMBER 31,
                                     --------------------- ---------------------
                                        1995       1994       1995       1994
                                     ---------- ---------- ---------- ----------
                                     (DOLLARS IN THOUSANDS, EXCEPT PER CUSTOMER
                                                        DATA)
OPERATING REVENUES
Cellular Service Revenues..........
Equipment Sales....................
    Total Operating Revenues.......
OPERATING EXPENSES
Cost of Service....................
Cost of Equipment Sales............
Other Operating Expenses...........
Selling, General, Administrative
 and Other Expenses................
Depreciation and Amortization......
    Total Operating Expenses.......
OPERATING INCOME
OTHER OPERATING DATA:
EBITDA (1).........................
EBITDA Margin (2)..................
Capital Expenditures (3)...........
Controlled POPs (4)................
Controlled Customers (5)...........
Gross Customer Additions...........
Average Customers (6)..............
Churn..............................
Penetration........................
Service Revenue per Average
 Customer per Month................
Cost to Acquire a New Customer (7).

--------

(1) EBITDA is defined as operating income plus depreciation and amortization.

(2) EBITDA Margin represents EBITDA divided by Total Operating Revenues.

(3) Capital Expenditures exclude acquisitions.

(4) Controlled POPs refers to the POPs in the Company's controlled markets at the end of the respective periods. The Controlled POPs information is based on Strategic Mapping, Inc. data.

(5) Controlled Customers refers to all of the customers in the Company's controlled markets at the end of the respective periods.

(6) Average Customers represents a 13-month rolling average at December 31, 1995 and September 30, 1995 and 1994 and a 4-month rolling average for the 3-month periods ending December 31, 1995 and 1994.

(7) Cost to Acquire a New Customer represents sales, marketing and advertising costs divided by gross customer additions.

                   SELECTED PROPORTIONATE OPERATING RESULTS

  The following table sets forth supplemental financial data reflecting the proportionate consolidation of entities in which the Company holds interests significant to its operations. This presentation differs from the consolidation methodology used to prepare the Company's principal financial statements in accordance with GAAP (see Note 1 of "360(degrees) Communications Company and Subsidiaries Notes to Consolidated Financial Statements") and does not reflect operating results in accordance with GAAP. The proportionate operating data reflects the Company's ownership percentage of entities consolidated for financial reporting purposes and the Company's ownership percentage of certain of its significant unconsolidated entities which are accounted for under the equity method for financial reporting purposes. Because significant assets of the Company are not consolidated, the Company believes the following proportionate operating results facilitate the understanding and assessment of the overall extent of its investments. However, the operating data presented below are not indicative of the cash flow available to the Company with respect to its interests in unconsolidated entities. Such interests are subject to partnership agreements and other restrictions limiting the Company's ability to effect distributions of cash and other assets of the entity in which the Company holds a noncontrolling interest. The following table is not required by GAAP, and is not intended to replace and should not be viewed as being of greater significance than, or in isolation from, the consolidated financial statements prepared in accordance with GAAP.

                                 FOR THE NINE
                                    MONTHS
                                ENDED AND AS OF    FOR THE YEAR ENDED AND AS
                               SEPTEMBER 30, (1)      OF DECEMBER 31, (1)
                               ------------------  ----------------------------
                                 1995      1994      1994      1993      1992
                               --------  --------  --------  --------  --------
                                  (UNAUDITED)
                                          (DOLLARS IN THOUSANDS)
OPERATING RESULTS:
OPERATING REVENUES
Cellular Service Revenues....  $573,772  $412,974  $574,043  $378,167  $265,595
Equipment Sales..............    33,118    32,860    51,723    33,553    24,112
                               --------  --------  --------  --------  --------
  Total Operating Revenues...   606,890   445,834   625,766   411,720   289,707
                               --------  --------  --------  --------  --------
OPERATING EXPENSES
Cost of Equipment Sales......    64,430    42,902    71,896    38,374    27,750
Operating, Selling, General,
 Administrative and Other
 Expenses....................   339,963   260,849   368,775   264,514   196,081
Depreciation and
 Amortization................    86,045    72,426    97,880    79,229    59,580
                               --------  --------  --------  --------  --------
  Total Operating Expenses...   490,438   376,177   538,551   382,117   283,411
                               --------  --------  --------  --------  --------
Operating Income.............  $116,452  $ 69,657  $ 87,216  $ 29,603  $  6,296
                               ========  ========  ========  ========  ========
EBITDA (2)...................  $202,497  $142,083  $185,096  $108,832  $ 65,876
EBITDA Margin (3)............     33.37%    31.87%    29.58%    26.43%    22.74%
Capital Expenditures (4).....  $247,941  $154,954  $251,453  $156,496  $127,002
Selected Net POPs (Unaudited)
 (5).........................    20,004    19,777    20,004    19,777    19,687
Proportionate Customers
 (Unaudited) (6).............     1,300       861     1,009       643       398

--------
(1) The proportionate operating results include the Company's ownership percentage of entities consolidated for financial reporting purposes as well as the Company's ownership percentage of certain unconsolidated equity investments which are significant to the Company, consisting of the Company's investments in cellular partnerships serving markets such as Chicago, IL; Houston, TX; Kansas City, MO; New York, NY; Omaha, NE; Orlando, FL; and Richmond, VA. Cellular partnerships excluded from the proportionate data, in total, represented approximately 3.8% of the Company's proportionate operating income in 1994 and 4.2% of the Company's Net POPs at September 30, 1995.
(2) EBITDA is defined as operating income plus depreciation and amortization and is not the same as cash flow from operating activities as presented in the Company's consolidated statements of cash flows. Proportionate EBITDA represents the Company's ownership interest in the respective entities multiplied by the entities' EBITDA and, therefore, does not represent cash available to the Company.
(3) EBITDA Margin represents EBITDA divided by Total Operating Revenues.
(4) Capital Expenditures exclude acquisitions.
(5) Selected Net POPs are the estimated market population multiplied by the Company's ownership interest in each presented market and excludes certain markets as described above.
(6) Proportionate customers reflect total customers in each presented market in which the Company owns an interest multiplied by the Company's ownership interest.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

  The following is a discussion and analysis of the historical results of operations and financial condition of the Company and factors affecting the Company's financial resources. This discussion should be read in conjunction with the Company's consolidated financial statements, including the notes thereto, appearing elsewhere in this Information Statement.

  For financial reporting purposes, the Company consolidates each cellular subsidiary and partnership in which it has a controlling interest. Revenues, expenses, assets and liabilities of consolidated entities are fully reflected in the corresponding line items in the Company's consolidated financial statements. The minority investors' share of consolidated entities' net income or loss is reported as "Minority Interests in Net Income of Consolidated Entities." The equity method of accounting is used to account for the entities in which a controlling interest does not exist. The proportionate share of the net income or loss of such entities is recognized as "Equity in Net Income of Unconsolidated Entities" and investments in such entities as "Investments in Unconsolidated Entities." The related assets, liabilities, revenues and expenses from entities in which the Company does not have a controlling interest are not otherwise reflected in the consolidated financial statements.

RESULTS OF OPERATIONS

  The following table sets forth the components of the Company's operating revenues and operating expenses and the percentage of cellular service revenues represented by each component for the periods indicated.

                                             RESULTS OF CELLULAR SERVICE OPERATIONS
                                NINE MONTHS ENDED
                                  SEPTEMBER 30,                      YEAR ENDED DECEMBER 31,
                         ------------------------------- -----------------------------------------------
                              1995            1994            1994            1993            1992
                         --------------- --------------- --------------- --------------- ---------------
                                                     (DOLLARS IN THOUSANDS)
Cellular Service
 Revenues............... $572,028 100.0% $408,760 100.0% $569,793 100.0% $372,674 100.0% $253,593 100.0%
Cost of Service.........   50,489   8.8    37,001   9.1    51,071   9.0    37,912  10.2    29,689  11.7
Other Operations
 Expense................   28,527   5.0    22,014   5.4    30,905   5.4    20,767   5.6    16,835   6.6
Selling and Customer
 Operations.............  213,695  37.4   162,113  39.7   233,116  40.9   165,714  44.5   111,629  44.0
General, Administrative
 and Other Expenses.....   48,337   8.5    40,553   9.9    56,457   9.9    48,641  13.1    42,320  16.7
Depreciation............   69,301  12.1    53,332  13.0    73,054  12.8    55,580  14.9    32,791  12.9


  Within Sprint's Business Segment Information pertaining to its cellular operations, Sprint historically classified as revenues the fees collected from customers for placing and receiving calls outside the Company's service area. Consistent with the predominant practice in the cellular industry, the Company has reclassified such fees in its income statement from cellular service revenue to a reduction of cost of service expense. As a result, cost of service expense reflects the net effect of roaming activity associated with calls placed and received by its customers outside of the Company's service area.

 Customer Growth Rate

  Cellular customers increased 29.7% and 35.2% during the nine month periods ended September 30, 1995 and 1994, respectively. For the twelve month periods ended September 30, 1995 and 1994, cellular customers increased 52.9% and 63.7%, respectively, as compared to the corresponding prior year periods. The Company's penetration rate, which is the number of customers divided by the total population in its licensed service areas, reached 6.9% by September 30, 1995.

  The Company, and the industry in general, have historically experienced significant customer growth during the fourth quarter. The Company attained 37.0% and 39.4% of its annual customer gain in the 1994 and 1993 fourth quarter, respectively, and expects this trend to continue. This trend is specifically attributable to significant increases in cellular communications service activations during the holiday season. Revenue benefits associated with significant fourth quarter customer growth, however, are not experienced until subsequent quarters. During the fourth quarter of each year, the Company experiences significant increases in sales commission expenses as a result of the significant customer growth which causes a deterioration in fourth quarter operating margins. The Company believes that more meaningful operating margins are reflected in subsequent periods after the revenue benefits of the significantly increased customer base are experienced.

 Cellular Service Revenues

  Cellular service revenues consist primarily of charges for airtime, access fees, roaming fees received from other cellular carriers related to their customers placing or receiving calls in the Company's service area, charges for long distance calls placed by the Company's customers and those of other carriers within the Company's service area, service charges associated with initial activation and revenues generated by enhanced services such as voicemail, call forwarding and call waiting. Cellular service revenues increased 52.9% in 1994, 47.0% in 1993 and 39.9% for the nine months ended September 30, 1995 when compared to the corresponding prior year periods, principally from growth in the number of cellular customers. Increased distribution channels, expanded network capacity, declining cellular telephone equipment and service prices, and pricing plans targeted at particular market segments are key factors contributing to the Company's customer growth. The industry-wide trend for negotiated reduced roaming rates among carriers and generally lower revenue per customer have partially offset the revenue growth resulting from increased usage. Roaming revenues increased 39.9% in 1994, 45.6% in 1993 and 29.6% for the nine months ended September 30, 1995, as compared to the corresponding prior year periods.

  Consistent with the rest of the industry, the Company has experienced increased penetration in the consumer market--a trend attributable to declining cellular telephone equipment and service prices, an increased awareness of the benefits of cellular communications, widespread distribution channels in consumer-oriented retail locations and expanded network coverage and capacity. The Company expects this trend to continue. New customers generally use less airtime than existing customers, causing the average service revenue per customer per month to decline. As a result, cellular revenue growth has not kept pace with the level of growth in the number of customers. Service revenue per average customer per month declined 7.5% from 1993 to 1994, 5.2% from 1992 to 1993 and 9.6% from the first nine months of 1994 to the first nine months of 1995. The Company expects that service revenue per average customer per month will continue to decline as penetration rates continue to increase.

  Future revenue growth will be impacted by the Company's success in maintaining customer growth in existing markets, additional revenue generated from the increasing availability of a variety of enhanced and related services and products and by the Company's success in acquiring additional cellular communications systems to further strengthen its existing regional clusters. The growth rate of new customers is expected to decline as the customer base grows. In an effort to increase cellular telephone usage through increased roaming airtime, the Company expects the continuation of the industry-wide trend for negotiated reduced roaming rates between carriers, which may reduce revenues derived from cellular service users who roam into the Company's systems. The Company expects that roaming airtime may increase as reduced roaming rates between carriers are ultimately passed on to customers, thus stimulating increased usage.

 Equipment Sales

  Equipment sales consist primarily of revenues from sales of cellular telephone equipment and accessories. The price of cellular telephones is a key factor influencing the rate of customer growth. Equipment sales increased 49.9% in 1994 and 42.5% in 1993, in each case due to an increase in the number of telephone units sold. Equipment sales decreased 5.5% for the nine months ended September 30, 1995, when compared to the same period in 1994, despite an increase in the number of telephone units sold. Although declining cellular telephone prices have generated increased activations of cellular service, gross margins on equipment sales have declined as the Company has sold cellular telephones at or below cost. Competitive market pressures are expected to result in a continued trend of negative gross margins on equipment sales.

 Cost of Service

  Cost of service includes interconnection and network facilities costs paid to wireline telephone companies to complete calls in their respective service areas, charges from interexchange carriers for providing long distance telecommunications and operator services to the Company's customers and net roaming costs charged by other carriers for the Company's customers placing and receiving calls outside the Company's service area. Cost of service as a percentage of cellular service revenues was 9.0% in 1994, 10.2% in 1993 and 11.7% in 1992. During the nine months ended September 30, 1995 and 1994, cost of service as a percentage of cellular service revenues was 8.8% and 9.1%, respectively. Excluding the impact of unbillable roaming activities discussed below, cost of service as a percent of cellular service revenue was 7.7% and 8.7% during the nine months ended September 30, 1995 and 1994, respectively.

  Costs paid to wireline telephone companies for network facilities and interconnection services include a fixed and variable component. The variable component is directly impacted by the number of calls and, therefore, increases as the number of calls increase; however, as the customer base and call volumes continue to grow, the fixed component is favorably impacted by economies of scale, a key factor contributing to the trend in lower cost of service as a percentage of cellular service revenues.

  Charges for long distance telecommunications and operator services provided to the Company's customers by interexchange carriers are based on terms and conditions negotiated with those carriers. Costs for providing long distance and operator services are variable in nature and increase as call volumes increase. The Company is currently not required to offer its customers options in the selection of a long distance carrier. As a result, Sprint long distance service is offered on an exclusive basis unless Sprint does not provide such service in the relevant service area. The charges incurred are based on the terms and conditions of a contract governing long distance telecommunications and operator services charges, which is currently scheduled to expire in 1997 but which may be extended prior to the Spin-off for an additional term of up to five years. The Company believes that the terms and conditions of such contract are reasonable and based on fair market value, although there can be no assurance that these terms are comparable to those which could be obtained from unaffiliated third parties. Furthermore, upon expiration of this contract, there can be no assurance that there will be a renewal with Sprint upon terms and conditions similar to those currently being received due to the fact that STV and the Company will be competing in certain markets.

  Cost of service expense reflects the net effect of roaming activity associated with calls placed and received by its customers. Unauthorized usage of customers' telephone numbers, commonly referred to in the industry as cloning fraud, caused unbillable fraudulent roaming activities to increase in 1995. The Company has invested in systems which provide knowledge-based usage profiling and real-time call information, thus allowing the Company to monitor unusual cellular telephone usage patterns and detect cloning fraud activity. Unbillable fraudulent roaming activity totaled $1.6 million for the 1994 calendar year and $6.3 million in the nine months ended September 30, 1995. Failure to detect significant fraud activity in a timely manner in several markets caused the increase in unbillable fraudulent roaming activity during the first half of 1995. However, during the first half of 1995, the Company was in the process of implementing fraud control procedures. In the 1995 third quarter, fraud control procedures were fully implemented and the Company anticipates that such improved controls will help minimize significant increases in costs associated with fraud. Unbillable fraudulent roaming activity in the third quarter of 1995 decreased 42.6% when compared to the second quarter of 1995.

 Other Operations Expenses

  Other operations expenses consist primarily of cell site repair and maintenance costs, engineers' salaries and benefits and other operational costs. Other operations expenses increased 48.8% in 1994, 23.4% in 1993 and 29.6% for the nine months ending September 30, 1995, when compared to the corresponding prior year periods. As a percentage of cellular service revenues, these costs decreased to 5.4% in 1994 from 5.6% in 1993 and 6.6% in 1992, due primarily to the growth in the number of customers. For the nine months ended September 30, 1995, these costs were 5.0% of cellular service revenues as compared to 5.4% for the nine months ended September 30, 1994. The Company expects that these costs as a percentage of cellular service revenues will continue to decrease as economies of scale continue to be realized.

 Selling, General, Administrative and Other Expenses

  Selling and Customer Operations Expenses. Selling and customer operations expenses consist primarily of sales commissions, wages and benefits for sales and customer service personnel, billing, roaming administration, advertising and promotional expense. Increases in customer operations expense relate principally to growth in the cellular customer base. Increases in selling expense relate principally to increases in the level of cellular service revenues. As a percent of cellular service revenues, these costs were 40.9% in 1994, 44.5% in 1993 and 44% in 1992. During the nine months ended September 30, 1995 and 1994, selling and customer operations expenses as a percentage of cellular service revenues were 37.4% and 39.7%, respectively. The percentages reflect economies of scale gained from serving additional customers, improved operational support systems and improved productivity. In 1993, costs associated with the introduction and promotion of the Sprint brand name resulted in increased advertising costs. These increased costs resulted in an increase in selling and customer operations expenses as a percent of cellular service revenues. Following the Spin-off, additional advertising, promotional and other marketing expenses associated with the introduction and promotion of the Company's new brand name will be incurred. See "Certain Risk Factors--Loss of Sprint Brand Name; Costs of Introducing New Brand Name." Such expenditures will cause an increase in selling and customer operations expenses as a percent of cellular service revenues.

  Sales, marketing and advertising costs to acquire new customers have decreased on a per customer basis. Such costs per customer were $246 in 1994, $277 in 1993 and $303 in 1992. During the nine months ended September 30, 1995 and 1994, such costs per customer were $245 and $266, respectively. The decline in costs to acquire new customers relates to sales distribution channel efficiencies which continue to be realized. During 1995, the Company experienced increases in certain commission rates charged by various local and national dealers for acquiring new cellular customers, causing a slower rate of decline in the cost to acquire new customers.

  In an effort to reduce costs associated with acquiring new customers, the Company has begun to utilize more extensively an internal sales force located in Company retail outlets. Incremental sales costs at a Company retail store are significantly lower than commissions paid to national dealers. Although the Company intends to continue to support its large dealer network, continued increases in its own retail distribution channels are planned. As the level of distribution through its own retail channels has increased the impact on churn has been positive, a factor further contributing to a decrease in the costs of maintaining and growing its customer base. The Company is unable to anticipate whether the cost to add new customers will continue to decrease after 1995, as savings associated with the transition to the use of an internal sales force level off, the growth rate of new customers declines and competition for local and national dealers intensifies.

  General, Administrative and Other Expenses. General, administrative and other expenses consist primarily of salaries and related benefits for general, administrative and support personnel and other overhead expenses. General, administrative and other expenses as a percentage of cellular service revenues were 9.9% in 1994, 13.1% in 1993 and 16.7% in 1992. During the nine months ended September 30, 1995 and 1994, general, administrative and other expenses as a percent of cellular service revenues were 8.5% and 9.9%, respectively. The decline relates to economies of scale which the Company continues to realize as its customer base grows.

  In connection with the Spin-off, the Company will begin to perform certain functions previously provided to the Company by Sprint. The undertaking of such functions is not expected to have a significant impact on the Company's future operating expenses. Although costs associated with the Spin-off will cause the general, administrative and other expenses to increase as a percentage of cellular service revenues in 1995 and 1996, an ongoing trend of decreased general, administrative and other expenses as a percentage of cellular service revenues is anticipated.

  A concerted effort to analyze and effectively manage potentially uncollectible accounts coupled with the development of new technologies and products has allowed the Company to reduce the possibility of large write-offs on customer accounts resulting in the declining trend in the allowance for doubtful accounts as a percentage of total receivables. These technologies are designed to monitor and identify unusual calling patterns and activity and, in some situations, result in discontinued service when pre-established limits have been exceeded. The implementation of these technologies and products has enabled the Company to monitor and manage customers' usage more effectively, and efficiently resulting in the declining trend in the allowance for doubtful accounts as a percentage of total receivables.

 Depreciation and Amortization

  Depreciation and amortization consists primarily of depreciation expense related to the Company's cellular network and the amortization of intangibles. Acquisitions of existing cellular communications systems generated intangible assets such as FCC license costs and goodwill which are currently being amortized over 40 years. Amortization expense totaled $19.4 million, $19.4 million and $19.3 million in 1994, 1993 and 1992, respectively. During the nine months ended September 30, 1995 and 1994, amortization expense totaled $14.4 million and $14.6 million, respectively. The Company periodically assesses the ongoing value of these intangible assets and expects the carrying amounts to be fully recoverable.

  Depreciation expense totaled $73.1 million, $55.6 million and $32.8 million in 1994, 1993 and 1992, respectively. During the nine months ended September 30, 1995 and 1994, depreciation expense totaled $69.3 million and $53.3 million, respectively. Depreciation as a percentage of cellular service revenues was 12.8%, 14.9% and 12.9% in 1994, 1993 and 1992, respectively. During the nine months ended September 30, 1995 and 1994, depreciation as a percentage of cellular service revenues was 12.1% and 13.0%, respectively. The increases in depreciation expense in 1994, 1993 and for the nine months ended September 30, 1995, when compared to corresponding prior year periods, are the result of increased capital investment in the Company's cellular network and changes in estimated useful lives. In 1994, the estimated useful life for tools and test equipment was changed from 5 to 3 years and the estimated service lives for certain switching equipment and analog microwaves were reduced to reflect the remaining estimated useful lives, which increased depreciation expense by $2.4 million in 1994. In 1993, the estimated useful lives for capitalized phones, cell site antennas and certain switches were changed from 3 to 2 years, 20 to 5 years and 10 to 3 years, respectively, which increased 1993 depreciation expense by $7.6 million. As a percent of operating revenues, adjusted for the impacts of changes in estimated useful lives, depreciation has continued to decline, primarily as a result of economies of scale as more customers are added to the existing network. Depreciation and amortization are expected to continue to decline as a percentage of operating revenues.

  The Company continues to invest in analog ("AMPS") and enhanced analog ("N-AMPS") network infrastructure to support customer growth and maintain the quality of its service. The Company believes that its networks have sufficient capacity to handle the Company's expected customer growth rate in the near term. In the future, the Company intends to relieve any capacity constraints through frequency planning, additional deployment of N-AMPS and the selective installation of additional cell sites in densely populated areas. The Company plans to implement a gradual transition to digital technology on a market by market basis as additional calling capacity is expected to be required to accommodate growth in call volume. This approach should provide time for anticipated digital technology improvements to be proven, while also avoiding premature capital expenditures. The Company expects that its investment in digital technology will increase over time. The Company believes the service lives on its existing analog technology are appropriate.

 Interest Expense

  Interest expense increased in 1994 and for the nine months ended September 30, 1995, as compared to the corresponding periods in the prior year, primarily due to increases in interest rates and increased borrowings from Sprint. The Company has borrowed from Sprint primarily to fund construction costs and start-up losses at interest rates determined by Sprint. The Company currently does not believe that future interest expense levels will be materially different from past levels. However, interest expense levels could be affected by the capital structure expected to result from the Spin-off and the related transactions and other factors that are difficult to predict (such as prevailing interest rates and acquisition activities). As a result, interest expense incurred during the periods presented may not be indicative of future interest expense. See "Certain Risk Factors--Substantial Leverage; Ability to Service Debt."

 Minority Interests in Net Income of Consolidated Entities

  "Minority Interests in Net Income of Consolidated Entities" represents other investors' interests in the operating results of cellular systems in which the Company has a controlling interest. The increases in 1994, 1993 and for the nine months ending September 30, 1995, when compared to the corresponding prior year periods, are the result of improved operating results for these entities.

 Equity in Net Income of Unconsolidated Entities

  "Equity in Net Income of Unconsolidated Entities" represents the Company's share of operating results of cellular systems in which the Company does not have a controlling interest. Equity earnings increased in 1994, 1993 and for the nine months ended September 30, 1995, when compared to the corresponding prior year periods, primarily as a result of increased income generated by minority cellular investments in the Company's larger and more mature systems in Chicago, Houston, Kansas City, New York and Orlando. The Company expects that its minority cellular investments operating in other cities will add increasing income as those markets continue to mature and penetration increases.

  As described in Note 16 of "360(degrees) Communications Company and Subsidiaries Notes to Consolidated Financial Statements," GTE Mobilnet of South Texas Limited Partnership ("South Texas L.P.") and New York SMSA Limited Partnership ("New York L.P."), two of the Company's equity investees, are parties to separate legal proceedings, the outcome of which proceedings such partnerships have been unable to determine. Because the outcome of such legal proceedings has not been determined by the South Texas L.P. and the New York L.P., no provision for any liability that may result upon adjudication of that litigation has been made in the consolidated financial statements. The Company's combined investments in these partnerships, including intangible assets recorded in connection with the acquisitions of these partnerships, was $200.8 million at September 30, 1995 and its combined equity in the net income of these partnerships, net of amortization of intangible assets, was $13.9 million and $14.8 million for the year ended December 31, 1994 and the nine month period ended September 30, 1995, respectively. In view of the uncertainty regarding such litigation, there can be no assurance that the outcome of such litigation will not have a material adverse effect on the Company's investment in these partnerships or in its equity in the combined income of such partnerships.

 Income Taxes

  The Company's income tax expense (benefit) for 1994, 1993 and 1992 was $5.7 million, ($7.1 million) and ($17.3 million), respectively. For the nine months ended September 30, 1995 and 1994, the income tax expense was $17.1 million and $5.4 million, respectively. The Revenue Reconciliation Act of 1993, among other things, raised the Federal corporate income tax rate to 35% from 34%. The Company's adjustment for the change in tax rate reduced net income approximately $1.3 million in 1993. See Note 9 of "360(degrees) Communications Company and Subsidiaries Notes to Consolidated Financial Statements" for additional information regarding differences which cause the effective income tax rates to vary from the statutory Federal income tax rates.

  As of December 31, 1994, deferred income tax assets of $3.3 million related to postretirement benefits and other benefits, and $12.4 million (net of a $4.4 million valuation allowance) related to state operating loss carryforwards have been recorded. The Company has determined that it is more likely than not that these deferred tax assets, net of the valuation allowance, will be realized based on current income tax laws and expectations of future taxable income stemming from the reversal of deferred tax liabilities or ordinary operations. Uncertainties surrounding income tax law changes, shifts in operations between state taxing jurisdictions and future operating income levels may, however, affect the ultimate realization of all or some portion of these deferred income tax assets.

 Net Losses

  The Company has sustained net losses in each fiscal year since its formation in 1982 and expects to incur a net loss for the year ending December 31, 1995. These losses relate primarily to the start-up nature of the Company's business which required significant expenditures associated with the acquisition of new customers and substantial investment in infrastructure to support growth. Costs as a percentage of cellular service revenue have declined and it is anticipated that this trend will continue as the Company realizes economies of scale as its customer base grows. Accordingly, the Company expects to produce net income in 1996 although there can be no assurance that this will be the case because of numerous factors outside of the Company's control. Moreover, the Company's business strategy is intended to produce long-term profitability in subsequent years.

ACCOUNTING CHANGES

  Effective January 1, 1993, the Company changed its method of accounting for postretirement and postemployment benefits by adopting Statements of Financial Accounting Standards ("SFAS") Nos. 106 and 112. The cumulative effect of these changes in accounting principles increased 1993 net loss by $1.6 million. Effective January 1, 1992, the Company also changed its method of accounting for income taxes by adopting SFAS No. 109. The cumulative effect of this change in accounting principle increased 1992 net loss by $3.3 million.

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

  In March 1995, SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, was issued. SFAS No. 121 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. SFAS No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company will adopt SFAS No. 121 in the first quarter of 1996, and based on current circumstances, does not believe the effect of adoption will be material.

LIQUIDITY AND CAPITAL RESOURCES

 Spin-off

  In connection with the Spin-off, the Company will issue Notes and incur $500 million of initial borrowings under the Credit Facility to pay approximately $1.4 billion of intercompany debt owed by the Company to Sprint and its subsidiaries and Sprint and its subsidiaries will contribute to the equity capital of the Company any debt owed to them by the Company in excess of the approximately $1.4 billion of intercompany debt being repaid.

 Holding Company Structure

  The Company's operations are conducted largely through subsidiary corporations and partnerships. In the case of subsidiary corporations, those entities are wholly-owned, directly or indirectly, by the Company and are not restricted in any way from paying dividends or other payments to the Company. In addition, Restricted Subsidiaries (as defined in the Indenture) generally would not be permitted under the Indenture to restrict distributions to the Company. In the case of partnerships, to the extent funds are available for distribution, distributions are generally required under the partnership agreements, except to the extent such funds are required for additional capital investments in the partnership. However, because the Company does not control the capital structure of certain partnerships in which it holds minority interests, it is possible that such partnerships may have entered into loan agreements or other contractual arrangements that restrict or limit distributions to the partners of such partnerships.

 Cash Flows--Operating Activities

  Cash flows from operating activities were $141.8 million, $23.8 million and $(23.9) million in 1994, 1993 and 1992, respectively. During the nine months ended September 30, 1995 and 1994, cash flows from operating activities were $110.9 million and $70.5 million, respectively. Operating cash flow increases reflect improved operating results. Future operating cash flows will be impacted by costs associated with the Spin-off, as well as by the additional advertising, promotional and other marketing expenses associated with the introduction and promotion of the Company's new brand name. See "Certain Risk Factors--Loss of Sprint Brand Name; Costs of Introducing New Brand Name."

 Cash Flows--Investing Activities

  The Company's investing activities used cash of $262.4 million, $170.3 million and $121.6 million in 1994, 1993 and 1992, respectively. During the nine months ended September 30, 1995 and 1994, the Company's investing activities used cash of $273.7 million and $160.8 million, respectively. Capital expenditures, representing the Company's most significant investing activity, were $264.3 million, $165.7 million and $120.4 million in 1994, 1993 and 1992, respectively. During the nine months ended September 30, 1995 and 1994, capital expenditures were $270.0 million and $164.0 million, respectively. The increases in capital expenditures were due to the expansion of the footprint or coverage area of the Company's cellular systems, and additions to system capacity which were necessitated by significant increases in the number of cellular customers during each of the periods.

 Cash Flows--Financing Activities

  Cash received from financing activities was $120.6 million, $149.1 million and $146.4 million for 1994, 1993 and 1992, respectively. During the nine months ended September 30, 1995 and 1994, cash received from financing activities was $160.8 million and $95.5 million, respectively. Cash received from financing activities reflects borrowings from Sprint and contributions from minority investors. Following the Spin-off, capital to meet funding requirements will not be available from Sprint and its subsidiaries.

 Liquidity and Capital Requirements

  Substantial capital is required to expand and operate the Company's existing cellular systems and to acquire interests in additional cellular systems. The Company has met its funding requirements in the past through existing cash resources, cash flow from operations and borrowings from Sprint. Indebtedness to Sprint totaled $1.35 billion at December 31, 1994, and $1.52 billion at September 30, 1995. Prior to the Spin-off, the Company will continue to borrow from Sprint to the extent its existing cash needs are not met through existing cash resources and cash flows from operations.

  The Company expects to make capital expenditures of approximately $323 million in 1995 and $280 million in 1996. Funding for these expenditures is expected to be derived from existing cash resources, cash flow from operations and borrowings under the Credit Facility. The terms of the Credit Facility are described under "Financing--Description of Credit Facility." These expenditures will expand and enhance existing cellular systems. Enhancements will include a minimal level of digital technology deployment.

  As discussed in Note 16 of "360(degrees) Communications Company and Subsidiaries Notes to Consolidated Financial Statements," contingencies have been identified in the South Texas (Houston) and New York partnerships the outcome of which cannot presently be determined, but may be material to the Company.

  For the next several years the Company does not expect its operations to generate sufficient cash flows to meet both future capital requirements needed to fund operating activities and cash requirements for acquisitions of ownership interests in cellular communications systems. Acquisition activities may include acquisitions of new cellular communications systems or additional investments in cellular communications systems in which the Company already holds an ownership interest. The Company expects that it will need to raise additional funds through borrowings under the Credit Facility or public or private sale of debt or equity securities to make such acquisitions, subject to the limitations of the Tax Assurance Agreement. The Company believes that it will be able to obtain the needed access to the capital markets on suitable terms and that, together with borrowings under the Credit Facility and net cash provided by operations, it will have adequate capital to satisfy its projected funding requirements for operations in 1996 and thereafter. The Company does not currently intend to seek funding from sources other than the Credit Facility during the next twelve month period. However, acquisitions and possibly other contingencies may require access to the capital markets in addition to funding under the Credit Facility. However, there can be no assurance that access to the capital markets can be obtained in amounts and on terms adequate to meet its objectives or that the borrowings or net cash from operations will be adequate to meet the Company's projected funding requirements. See "Certain Risk Factors--Substantial Leverage; Ability to Service Debt."

  At the time of the Spin-off, the Company will have approximately $300 million of borrowing capacity available under the Credit Facility. However, the aggregate amount of additional borrowings which can be incurred is ultimately limited by certain covenants included in the Credit Agreement and the Indenture. See "Financing--Description of Notes and Indenture--Covenants" and "Financing--Description of Credit Facility--Covenants and Conditions." At the time of the Spin-off, the Company expects borrowing capacity of approximately $160 million under the most restrictive covenants but believes that these restrictive covenants will cease to limit the borrowing capacity of the Company prior to the end of 1996.

 Dividend Policy

  The Company currently does not anticipate paying cash dividends on Company Common Stock in the foreseeable future.

                                   BUSINESS

GENERAL

  The Company is one of the leading and most established wireless communications companies in the United States. As of September 30, 1995, the Company served over 1.3 million customers in 86 markets covering 14 states. The Company's interests in these markets represent approximately 16.6 million Net POPs as of September 30, 1995. The Company also owns, as of September 30, 1995, minority interests in 52 additional cellular telephone markets representing approximately 4.3 million Net POPs, including the New York, Chicago, Houston and Orlando MSAs. The Company sells and markets cellular communications services and related products through a distribution network consisting of nationally recognized and local dealers, full service retail stores and a direct sales force. For the 12 months ended September 30, 1995, the Company had consolidated service revenues and EBITDA of $733.1 million and $238.3 million, respectively.

  The Company operates in five regions in the United States: Mid-Atlantic, Midwest, North Carolina, Southeast and West. The controlled markets comprising each region include a number of geographic operating clusters which are primarily located in mid-sized communities in which the Company has achieved some of the highest cellular penetration rates in the United States. The Company believes that its most significant minority investments are located primarily in densely populated, profitable markets and that such investments are attractive and sound. These investments are generally in the form of limited partnership interests. The Company provides capital to each such partnership at a level proportionate to its ownership percentage, and receives distributions, determined by the general partners in accordance with the partnership agreement, of excess cash generated by a particular market.

  For the period from January 1, 1990 to June 30, 1995, the Company grew its customer base by a CAGR of 54.6%, compared to an industry CAGR over the same period of 46.0%. As of June 30, 1995 (the latest date for which cellular industry information is available from the CTIA), the Company had an average cellular penetration rate of 6.3% in the markets that it controlled, compared with the industry penetration rate of 5.4%. The Company has also exhibited above average customer retention rates. For the six months ended June 30, 1995, the Company's average monthly churn was 1.7% compared with the industry average of 1.9% for the same period.

  The Company was incorporated in October 1982 under the laws of the State of Delaware by Centel Corporation. The Company, then known as Centel Cellular Company, received its first operating license from the FCC in 1985. Over the next three years, the Company received additional licenses to operate wireline systems in 19 small and medium sized metropolitan areas, including MSAs in Las Vegas, Greensboro and Tallahassee. In 1988, the Company's aggressive expansion effort included the acquisition of United TeleSpectrum, Inc. from Sprint. Valued at more than $750 million, the acquisition more than doubled the size of the Company, adding approximately 7.9 million Net POPs and making it the second largest domestic cellular company at that time in terms of the number of markets served. On March 9, 1993, Centel Corporation, the Company's immediate parent, merged with a wholly owned subsidiary of Sprint, and the Company changed its name to Sprint Cellular Company. In February 1996, the Company changed its name to 360(degrees) Communications Company. The Company expects to expand its clusters through additional acquisitions of new cellular properties.

GROWTH AND OPERATING CHARACTERISTICS OF THE UNITED STATES CELLULAR INDUSTRY

  The United States cellular telephone industry is a regulated duopoly. See "--Governmental Regulation--Regulation and Licensing of Cellular Communications Systems." The FCC has designated 734 distinct cellular markets, divided into 306 MSAs and 428 RSAs. For the year ended December 31, 1994, the cellular industry reported total revenues of $14.2 billion versus $10.9 billion in 1993. The total number of cellular customers grew by 50.8% during 1994, expanding the customer base from an estimated 16.0 million to an estimated 24.1 million customers. According to industry reports, there were an estimated 28.2 million cellular customers as of June 30, 1995, up 46.1% from
19.3 million customers as of June 30, 1994. The industry's penetration rate as of June 30, 1995, was 10.8% for both carriers on a nationwide basis, or 5.4% for the average carrier on a nationwide basis.

  The industry's rapid growth has been aided by rigorous competition and rapid technological advancement. While industry growth continues to be strong, average revenue per customer has declined consistently. This trend is indicative of the industry's penetration of consumer markets as well as competitive pressures on airtime rates.

  The following table sets forth certain domestic cellular industry statistics published by the CTIA (Mid-Year 1995 Data Survey Results) as of June 30, 1995 and for the six month period ended thereon, and as of each December 31, and for each of the respective years then ended, for the five year period ended December 31, 1994.

                                                      DECEMBER 31,
                                JUNE 30, ---------------------------------------
                                  1995    1994    1993    1992    1991    1990
                                -------- ------- ------- ------- ------- -------
CELLULAR INDUSTRY STATISTICS
Total Service Revenues
 (dollars in billions)........  $ 8.8    $14.2   $10.9   $ 7.8   $ 5.8   $ 4.5
Cellular Customers (millions).   28.2     24.1    16.0    11.0     7.6     5.3
Customer Growth (year-over-
 year)........................   46.0%    50.8%   45.1%   46.0%   43.0%   50.6%
Average Monthly Bill per
 Customer (dollars)...........  $52.45   $56.21  $61.49  $68.68  $72.74  $80.90
Penetration--Average Carrier*.    5.4%     4.7%    3.1%    2.2%    1.5%    1.1%

--------
*Represents the total nationwide cellular penetration, divided by two to reflect two cellular licensees in each market.

  Industry growth has been aided by nationwide roaming agreements which have made it possible for customers to use their cellular telephones nearly everywhere in the United States. This ubiquity of service is one of the industry's greatest strengths.

  In March 1995, the FCC completed the initial round of its spectrum auction process, awarding two 30 MHz PCS licenses in each of 51 MTAs. PCS is the term used to describe the services that will be offered by the companies that acquired licenses in the March auction. In addition, the FCC has allocated an additional 60 MHz of spectrum (three 10 MHz BTA licenses and one 30 MHz BTA license) for such potential licensees. The auction for the 30 MHz BTA licenses began on December 18, 1995 and is currently ongoing. It is expected that the FCC will allow current cellular providers to obtain a license for only 10 MHz of PCS spectrum in their current cellular service areas. As a result, it is possible that an additional five or six wireless providers could compete in any given service area.

  Despite the fact that PCS operators, including STV, will compete directly with the Company, the Company believes that the existence of new competitors and increased capacity should change the existing competitive dynamic of the industry by significantly increasing penetration rates and the overall size of the market for wireless communications services. The Company believes that the entrance of new competitors caused cellular growth to accelerate in other telecommunications markets: the United Kingdom wireless market experienced increased cellular growth rates following the introduction of PCS services. In addition, the introduction of PCS is expected to increase the range of new services offered by wireless providers, including information and data communications.

MARKETS AND CLUSTERS

  The following table sets forth as of September 30, 1995 (i) the markets in which the Company owns an interest in a cellular system by region and by cluster, (ii) the wireline or non-wireline nature of the market, (iii) the total population of the market (as derived from 1994 population estimates),
(iv) the Company's ownership percentage of the system, and (v) the Company's Net POPs based on its ownership percentage:

                                      WIRELINE/
                                        NON-      TOTAL    OWNERSHIP     NET
                                      WIRELINE  POPULATION PERCENTAGE   POPS
                                      --------- ---------- ---------- ---------
CONTROLLED MARKETS
MID-ATLANTIC REGION:
  Central Virginia Cluster:
    Charlottesville, VA..............    WL       140,516    100.0%     140,516
    Danville, VA.....................    WL       112,079     75.0       84,059
    Lynchburg, VA....................    WL       161,669    100.0      161,669
    Virginia RSA 4B2.................    WL       106,252    100.0      106,252
    Virginia RSA 6B2.................    WL        13,890    100.0       13,890
    Virginia RSA 7B2.................    WL        50,476    100.0       50,476
    Virginia RSA 11B2................    WL        43,384    100.0       43,384
  Central Pennsylvania Cluster:
    Harrisburg, PA...................    WL       491,154     86.8%     426,125
    York, PA.........................    WL       442,574     86.8      383,977
    Lancaster, PA....................    WL       445,504     86.8      386,519
    Pennsylvania RSA 10B1............    WL       142,339    100.0      142,339
    Pennsylvania RSA 11B1............    WL        21,303    100.0       21,303
    Pennsylvania RSA 12..............    WL       118,103     66.7       78,735
  Eastern Virginia Cluster:
    Norfolk--VA Beach--Portsmouth,
     VA..............................    NWL    1,020,794    100.0%   1,020,794
    Newport News--Hampton, VA........    NWL      474,518    100.0      474,518
    Petersburg--Colonial Heights--
     Hopewell, VA....................    NWL      130,585     73.5       95,980
    Virginia RSA 8...................    NWL       84,513    100.0       84,513
    Virginia RSA 9...................    NWL       87,028    100.0       87,028
  Tri-Cities Cluster:
    Johnson City--Kingsport--Bristol,
     TN..............................    WL       456,532    100.0%     456,532
    Tennessee RSA 4B1................    WL       114,101    100.0      114,101
    Tennessee RSA 8..................    WL        15,196    100.0       15,196
    Virginia RSA 1...................    WL       149,034    100.0      149,034
    Virginia RSA 2...................    WL       138,905     71.3       98,984
                                                ---------             ---------
      Total Region...................           4,960,449             4,635,924
                                                ---------             ---------
MIDWEST REGION:
  Eastern Iowa Cluster:
    Cedar Rapids, IA.................    WL       172,956    100.0%     172,956
    Waterloo--Cedar Falls, IA........    WL       149,811     88.5      132,645
    Iowa City, IA....................    WL        98,367    100.0       98,367
    Dubuque, IA......................    WL        87,901     85.0       74,716
  Central Illinois Cluster:
    Peoria, IL.......................    WL       349,020    100.0%     349,020
    Illinois RSA 5B1.................    WL        11,527    100.0       11,527
  Northern Indiana Cluster:
    South Bend--Mishawaka, IN........    WL       297,642     83.7%     249,097
    Elkhart--Goshen, IN..............    WL       160,738     83.7      134,522
    Indiana RSA 2....................    WL       164,186     75.0      123,140

                                      WIRELINE/
                                        NON-      TOTAL    OWNERSHIP     NET
                                      WIRELINE  POPULATION PERCENTAGE   POPS
                                      --------- ---------- ---------- ---------
  Northwestern Ohio Cluster:
    Toledo, OH.......................    WL       792,651     74.7%     592,110
    Lima, OH.........................    WL       221,946     74.7      165,794
    Ohio RSA 2B1.....................    WL       207,458     67.5      139,974
    Ohio RSA 5.......................    WL       234,411     57.5      134,786
    Mansfield, OH....................    WL       127,143    100.0      127,143
    Ohio RSA 6.......................    WL       440,305     80.0      352,244
  Eastern Ohio Cluster:
    Youngstown--Warren, OH...........    WL       498,090     77.1%     383,843
    Sharon, PA.......................    WL       123,417     77.1       95,109
    Ohio RSA 11......................    WL       112,534    100.0      112,534
    Pennsylvania RSA 1...............    WL       197,858     80.0      158,286
    Pennsylvania RSA 6B1.............    WL       219,018     57.1      125,125
                                                ---------             ---------
      Total Region...................           4,666,979             3,732,938
                                                ---------             ---------
NORTH CAROLINA REGION:
  North Carolina Cluster:
    Fayetteville, NC.................    WL       282,303     85.0%     239,870
    North Carolina RSA 5B2...........    WL        35,135    100.0       35,135
    North Carolina RSA 6.............    WL       149,416    100.0      149,416
    North Carolina RSA 11............    WL       214,943    100.0      214,943
    Greensboro--Winston Salem--High
     Point, NC.......................    WL       965,316     61.8      596,877
    Hickory, NC......................    WL       232,496    100.0      232,496
    North Carolina RSA 2B2...........    WL        72,850    100.0       72,850
    North Carolina RSA 15B1..........    WL       189,510     67.0      126,934
    Raleigh--Durham, NC..............    WL       780,103     85.0      662,846
    Burlington, NC...................    WL       114,994     85.0       97,709
    North Carolina RSA 7 (B1 and B2).    WL       280,505    100.0      280,505
    North Carolina RSA 8.............    WL       286,115    100.0      286,115
    North Carolina RSA 9.............    WL       118,780    100.0      118,780
    North Carolina RSA 10............    WL       271,342    100.0      271,342
    Wilmington, NC...................    WL       192,117    100.0      192,117
    Jacksonville, NC.................    WL       134,417    100.0      134,417
    North Carolina RSA 12............    WL       122,512    100.0      122,512
    North Carolina RSA 13............    WL       238,023    100.0      238,023
                                                ---------             ---------
      Total Region...................           4,680,877             4,072,887
                                                ---------             ---------
SOUTHEAST REGION:
  Charleston Cluster:
    Charleston--North Charleston, SC.    WL       556,775     75.0%     417,637
    South Carolina RSA 8.............    WL       166,821     50.0       83,411
  Greenville Cluster:
    Greenville--Spartanburg, SC......    WL       667,011     89.2%     594,774
    Anderson, SC.....................    WL       146,845     89.2      130,942
    South Carolina RSA 1.............    WL        59,104    100.0       59,104
    South Carolina RSA 2.............    WL       222,724     50.0      111,362
  Florida/Alabama Cluster:
    Dothan, AL.......................    WL       135,297    100.0%     135,297
    Ft. Walton Beach, FL.............    WL       158,696     70.0      111,087
    Florida RSA 10...................    WL       108,456     70.0       75,919

                                     WIRELINE/
                                       NON-      TOTAL    OWNERSHIP     NET
                                     WIRELINE  POPULATION PERCENTAGE    POPS
                                     --------- ---------- ---------- ----------
    Panama City, FL.................    WL        138,574   100.0%      138,574
    Tallahassee, FL.................    WL        272,127    60.0       163,276
    Florida RSA 8B1.................    WL         53,061    60.0        31,837
                                               ----------            ----------
      Total Region..................            2,685,491             2,053,220
                                               ----------            ----------
WEST REGION:
  Central Texas Cluster:
    Killeen--Temple, TX.............    WL        258,669    66.9%      173,101
    Waco, TX........................    WL        196,706    66.9       131,636
    Texas RSA 9B3...................    WL         51,904    70.0        36,329
    Texas RSA 10 (B2 and B4)........    WL        189,383    75.0       142,037
    Texas RSA 15B1..................    WL         83,825   100.0        83,825
  East Texas Cluster:
    Tyler, TX.......................    WL        160,581    60.0%       96,349
    Longview--Marshall, TX..........    WL        173,479    60.0       104,087
    Texas RSA 7B2...................    WL         43,496    97.5        42,409
  New Mexico Cluster:
    New Mexico RSA 1................    NWL       251,919   100.0%      251,919
    New Mexico RSA 2................    NWL        21,815   100.0        21,815
    New Mexico RSA 4................    NWL       252,312   100.0       252,312
    New Mexico RSA 5................    NWL        56,850   100.0        56,850
  Las Vegas, NV.....................    WL        935,799    72.2       675,704
                                               ----------            ----------
      Total Region..................            2,676,738             2,068,373
                                               ----------            ----------
TOTAL CONTROLLED MARKETS............           19,670,534            16,563,342
                                               ==========            ==========
                                                 TOTAL    OWNERSHIP     NET
                                               POPULATION PERCENTAGE    POPS
                                               ---------- ---------- ----------
NON-CONTROLLED MARKETS*
  New York, NY--Long Branch--New Brunswick,
   NJ......................................... 16,311,702    10.0%    1,631,170
  Chicago--Aurora/Elgin--Joliet--Kankakee,
   IL--Gary, IN...............................  8,315,023     5.0       415,751
  Houston--Beaumont--Galveston/Texas City, TX.  4,521,016     8.8       396,493
  Kansas City--Lawrence, KS...................  1,590,133    19.0       302,125
  Orlando--Melbourne--Daytona Beach, FL.......  2,032,042    15.0       304,806
  Richmond, VA................................    797,942    27.3       217,599
  Omaha, NE...................................    626,891    27.6       172,959
  Cleveland--Akron--Canton--Lorain, OH--Erie,
   PA.........................................  3,502,722     3.5       122,595
  Allentown--Bethlehem--Easton, PA............    711,560    16.8       119,329
  Ft. Wayne, IN...............................    432,628    25.0       108,157
  Virginia RSA 10.............................    231,404    33.0        76,363
  Cincinnati--Dayton--Columbus, OH............  3,665,401     1.2        43,985
  Georgia RSA 1...............................    211,637    20.0        42,327
  Illinois RSA 3**............................    204,375    18.1        37,069
  Illinois RSA 2B2............................     81,086    40.0        32,434
  Texas RSA 7B1...............................    125,759    25.0        31,440
  Texas RSA 11B2..............................    109,716    28.0        30,720
  Indiana RSA 3...............................    146,160    20.0        29,232
  Pennsylvania RSA 4B2........................     68,520    33.3        22,838
  Reading, PA.................................    349,021     5.9        20,418
  Iowa RSA 13**...............................     66,706    30.0        20,012
  St. Joseph, MO..............................     99,244    20.0        19,849

                TOTAL    OWNERSHIP     NET
              POPULATION PERCENTAGE    POPS
              ---------- ---------- ----------
  Florida RSA
   9**.......     39,382    49.0%       19,297
  Pennsylvania
   RSA 3B2...     58,650    27.8        16,293
  Iowa RSA
   11........    108,706    14.1        15,371
  Missouri
   RSA 4.....     68,835    12.5         8,604
  Iowa RSA
   16........    102,917     8.3         8,573
  Iowa RSA
   5**.......    108,063     7.1         7,716
  Austin, TX.    874,277     0.8         7,169
  Missouri
   RSA 9B1...     35,343    19.6         6,927
  Missouri
   RSA 1.....     43,276    14.3         6,180
  Iowa RSA
   14........    107,924     5.6         6,001
  Iowa RSA
   15........     85,106     6.7         5,677
  Iowa RSA 1.     61,319     3.9         2,391
  Iowa RSA 8.     54,653     2.3         1,256
              ----------            ----------
  TOTAL NON-
   CONTROLLED
   MARKETS... 45,949,139             4,309,126
              ----------            ----------
  TOTAL
   COMPANY
   MARKETS... 65,619,673            20,872,468
              ==========            ==========

--------
*All non-controlled markets are wireline systems.
**Represents non-controlled markets that are managed by the Company on a day-to-day basis.

BUSINESS STRATEGY

  The Company intends to maintain its strong growth by continuing to penetrate its existing markets and to expand its clusters by adding contiguous markets. The Company believes that its primary growth will be internally generated through the implementation of its operating strategies as described below. In addition, a key part of the Company's growth strategy is to expand its regional market clusters or develop new strategic market clusters through acquisitions or trades or alliances with other cellular carriers. In anticipation of an increasingly competitive wireless market, primarily as a result of the longer-term development of PCS networks, the Company intends to capitalize on its incumbent position as a leading wireless provider in its markets by: (i) increasing revenues through aggressive customer acquisition,
(ii) improving the retention rate of new and existing customers, and (iii) enhancing its financial performance by continuing to improve operating margins. The principal components of the Company's strategy to achieve these objectives are as follows:

  . clustering of markets to provide broad areas of uninterrupted service combined with simplified dialing and pricing patterns and operating efficiencies through economies of scale;

  . continuous network improvement to meet customer expectations of ubiquitous coverage, clarity and reliability;

  . aggressive distribution management to provide effective and extensive marketing of products and services through dealers, Company retail stores and a direct sales force targeted at high volume users;

  . exceptional customer service provided by highly motivated, experienced and trained customer relations personnel who are focused on satisfying customer needs to build loyalty, improve retention and increase usage;

  . targeted pricing strategies and rate plans to increase penetration, improve customer retention and increase usage; and

  . targeted product and service deployment to introduce new features and network solutions to stimulate increased usage and improve customer satisfaction and retention.

  The Company believes that the strategies employed to meet existing competition will also be effective in competing against new service providers. The Company believes that it will be at least two years before PCS providers will be in a position to offer a competitive wireless communications service, in terms of quality and coverage, in the Company's markets. During this period, the Company will endeavor to build upon the competitive strengths which it derives from its position as a leading and well established wireless communications provider in such key areas as network coverage and quality, distribution and customer service.

  The Company's external growth strategy is designed to reinforce its incumbent position by increasing its customer base prior to PCS competition as well as to improve operating margins by achieving significant economies of scale. For example, on May 24, 1995, the Company agreed to purchase a 50% interest in South Carolina RSAs 4, 5 and 6, which will add 323,537 Net POPs to those that the Company currently manages. In addition, the Company recently announced an agreement to acquire a 100% interest in the cellular license and network in North Carolina RSA 14, which will add 236,279 Net POPs. These acquisitions will fill gaps in the Company's existing North Carolina and South Carolina clusters, and will give the Company continuous coverage along the Atlantic Ocean coastline from Newport News, Virginia to Hilton Head, South Carolina. The Company also expects to acquire a 100% interest in the Ohio RSA 1 market, which will add 127,140 Net POPs. This acquisition will fill a gap in the Company's Midwest Region and give the Company continuous coverage from South Bend, Indiana to Mansfield, Ohio. The Company also intends to purchase 177,702 Net POPs in four Florida markets it currently controls, increasing its ownership in the Fort Walton Beach MSA and Florida RSA 10 from 70% to 100% and increasing its ownership in the Tallahassee MSA and Florida RSA 8 from 60% to 90%. Giving effect to these transactions, the Company's Net POPs as of September 30, 1995 would have been 21.7 million.

  To the extent feasible, the Company intends to exchange some or all of its minority investments in cellular communications systems for increased ownership interests in markets it currently controls or for ownership interests in new markets in which it could obtain control.

 Network Improvement

  Network quality is a key factor in retaining customers and generating revenue and is generally viewed as a critical competitive factor in the cellular marketplace. Customers expect their cellular telephones to deliver ubiquitous coverage, clarity and reliability. The Company continually improves its systems with the goal of providing service comparable to that of local telephone companies. The Company believes that the quality and reliability of its network significantly exceeds industry standards.

  The Company believes such quality and reliability, as well as its network's broad coverage, result from an integrated process of network planning, aggressive cell site construction and rigorous system maintenance. The Company had over 1,100 cell sites in service as of September 30, 1995 and approximately 400 of the Company's employees are engaged in engineering or network maintenance. In addition, the Company monitors each cellular market from its Chicago network operations center twenty-four hours a day to ensure reliable network performance. The Company will continue to stress high quality portable telephone coverage and the integrity of data transmissions.

  The Company was the first cellular carrier to employ N-AMPS. This enhanced analog technology, first offered in the Company's Las Vegas market, provides a three-fold capacity increase over conventional analog technology. N-AMPS technology has since been deployed in nine additional high-traffic markets, serving as an intermediate step to the implementation of digital technology. The Company has sold N-AMPS-capable telephones in all of its markets since 1991 in anticipation of the deployment of N-AMPS technology, allowing the change to be indiscernible to customers.

  The Company believes that its networks have sufficient capacity to handle the Company's customer growth rate in the near term. In the future, the Company intends to relieve any capacity constraints through frequency planning, additional deployment of N-AMPS and the prudent installation of additional cell sites in densely populated areas. As additional calling capacity is required to accommodate growth in call volume, the Company plans to implement a gradual transition to digital technology on a market by market basis. This approach should provide time for anticipated digital technology improvements to be proven while also avoiding premature capital expenditures.

  The Company currently intends to deploy CDMA as its digital technology. The Company believes that CDMA may offer several advantages over its principal technological competitor, TDMA.

  Based on industry reports, CDMA will offer greater call carrying capacity. The Company currently believes that the CDMA technology will be able to offer up to a ten-fold call carrying capacity increase over that of the AMPS technology. This capacity gain compares to an estimated maximum of a six-fold call carrying increase for the TDMA technology.

  CDMA employs "soft handoff", a technique which makes the process of carrying a call from cell site to cell site virtually undetectable to the customer. CDMA also utilizes an improved variable rate voice encoding (vocoding) technology compared to the fixed rate vocoding technology used by TDMA. Based upon preliminary laboratory Mean Opinion Scores (MOS), the CDMA vocoding technology offers a statistically significant improvement in voice quality compared to TDMA.

  In addition, while both technologies offer enhanced call privacy over existing analog service, the Company believes that CDMA is superior in this regard. Furthermore, the Company believes that CDMA phones will be more difficult to clone than phones utilizing the TDMA technology because of its unique encryption design. Although not yet developed, CDMA will also be able to provide more sophisticated data features than TDMA including the simultaneous transmission of voice and data, higher data transmission rates, and the ability to offer both circuit switch and packet based data services utilizing the same spectrum.

  The Company is deploying CDMA on a trial basis in its Las Vegas market. While this network is not currently in immediate need of the capacity increase obtained from digital, the Company believes it is the appropriate time to introduce this new technology to meet future network growth demands. Following the successful completion of that trial, which is expected in the first quarter of 1996, the Company plans to deploy CDMA in Las Vegas on a commercial basis in the second quarter of 1996.

 Distribution Management and Marketing

  The Company's distribution management and marketing programs have yielded strong growth results. The Company has posted twelve consecutive quarters of more than fifty percent growth in its customer base, when compared with the corresponding quarter of the prior year, and its rate of penetration is above the industry average despite its presence in mid-sized markets. Expansion and management of the Company's distribution channels is expected to result in continued high growth rates, along with controlled churn and acquisition costs.

  The Company utilizes multiple methods of distribution in each of its markets, and regularly seeks out new distribution channels. The development of multiple distribution channels in each of its markets enables the Company to provide effective and extensive marketing of products and services and to reduce its reliance on any single distribution source. Traditional distribution sources like dealers and direct sales representatives continue to be important factors in achieving the Company's growth objectives. Recently introduced marketing strategies such as developing newly designed Company retail stores and regional distribution alliances are expected to become increasingly important. The table below shows the Company's distribution channels as of September 30, 1995.


                    DISTRIBUTION CHANNEL        NUMBER
                    --------------------        ------
             Dealer Locations.................. 1,500
             Company Retail Stores.............   102
             Company Retail Kiosks.............    51
             Direct Sales Representatives......   239

  The Company is actively seeking to increase the proportion of new customers acquired through its retail stores channel. While the dealer and direct sales channels remain important components of the Company's growth strategy, the Company believes that its retail stores produce the best combination of lower customer acquisition costs and higher retention rates.

  Retail Sales. The Company currently conducts its retail operations through over 100 Company retail locations, including 17 full-service, stand-alone retail facilities. The Company expects to open 15 more full-service, stand-alone retail facilities in 1996. Stand-alone stores are strategically located in smaller local and neighborhood retail centers as well as in large shopping malls to capitalize on favorable demographics and retail traffic patterns. The Company's retail focus helps accomplish three key goals. First, the highly visible retail stores attract new customers from the consumer market segment. Second, new customers receive training from dedicated cellular sales representatives, which increases customer retention rates and average revenue per customer. Third, the incremental cost of obtaining a customer through a Company retail store is the lowest of any distribution channel.

  The Company focuses its full-service, stand-alone retail efforts on using sophisticated design and merchandising techniques to simplify the selling process for potential customers. Customers who enter one of the newly designed retail stores are drawn to one of several "lifestyle zones" which display carefully selected combinations of cellular telephones, accessories, custom calling features and rate plans. Each "lifestyle zone" is tailored to attract potential customers from specific market segments. After selecting a phone and service plan, new customers receive extensive assistance on the use of a cellular phone and on the Company's various services.

  The Company also partners with large national retail stores to sell cellular service directly through Company kiosks. The Company stations retail sales representatives at kiosks in larger retailers like Sam's Club to take advantage of high traffic generated by the retailers, to reduce the cost of the sale, and to ensure proper training and increase the retention rate of new customers. Existing customers can purchase cellular telephone accessories, pay bills or inquire about the Company's services and features while in retail stores or at kiosks. Many retail locations provide vehicle installation services and while-you-wait cellular telephone troubleshooting and repair.

  Dealers. The Company has entered into dealer agreements with several large electronics retailers and discounters in its markets, including Sears, Radio Shack and Wal-Mart. The Company also contracts with local dealers who operate on a smaller scale and may offer other wireless services like two-way radio or paging. The Company's dealers attract more customers than any of its other distribution channels.

  In exchange for a commission payment, these dealers solicit customers for the Company's cellular service. Such dealers are paid a commission for each customer subject to chargeback provisions if the customer fails to maintain service for a specified period of time. This arrangement increases store traffic and sales volume for the dealers, and provides a valuable source of new customers for the Company.

  The Company actively supports its dealers with regular training and promotional support. In certain markets, the Company stations its own employees at dealer locations to increase sales volume and improve customer retention.

  Direct Sales. The Company's direct sales force, comprised of more than 230 employees, focuses its efforts on business customers with high phone usage and multiple lines of service. This channel produces the lowest churn and highest revenue per customer compared with any other distribution channel.

  The Company's compensation structure for the direct sales force has been designed to reward long-term relationships with business accounts. Direct sales representatives provide ongoing customer service to business customers, including bill analysis, equipment upgrades, accessory sales and training on features and functions. This distribution channel is also responsible for selling advanced services like custom calling features, data applications, wireless office extension service to existing office phone systems, voicemail notification and message retrieval services.

  Telemarketing and Customer Care. Telemarketing is used to recommend a more cost-effective, and thus usage-stimulating, rate plan. New and existing customers are contacted regularly through telemarketing to measure overall customer satisfaction with the Company's products and services. During these calls, customers are also offered revenue-enhancing cellular accessories like batteries, battery chargers, enhanced antennas or hands-free speaker adaptors. In addition, custom calling features and enhanced products like data applications are telemarketed to the Company's existing customer base. While this practice varies by market, the Company generally contacts all new customers shortly after the initial activation to ensure that their new cellular service is meeting expectations. These customer care efforts are designed to improve customer retention levels by anticipating questions and problems before they arise.

  Distribution of Other Products. The Company is exploring partnerships with long distance, paging and other carriers who might wish to use the Company's retail stores and direct sales representatives to sell their services or products to the consumer and small business market segments. The Company believes that its ability to penetrate such segments makes it an attractive potential partner.

  Brand Identity. In February 1996, the Company introduced its new brand name, but will continue to use the Sprint brand name for a short, transitional period following the Spin-off. Due to the loss of the Sprint brand name, the Company expects to incur substantial advertising and promotional expenditures in order to launch the brand in its existing cellular markets. See "Certain Risk Factors--Loss of Sprint Brand Name; Costs of Introducing New Brand Name."

  With its new brand identity the Company intends to convey its core values and operational strengths and to reinforce key messages to customers. The Company is exploring possible regional and national brand alliances with other companies, which may or may not utilize its new brand name, that might further the Company's growth and operating strategies.

 Customer Service

  Reducing churn is a primary goal of the Company, particularly as new competitors enter the marketplace. Lower churn contributes directly to acquisition cost savings, since fewer new customers are needed to meet growth targets. The Company has one of the industry's best customer retention rates evidenced by an average monthly churn rate of 1.80% and 1.74% for the year ended December 31, 1994 and the six months ended June 30, 1995, compared to an industry average of 1.81% and 1.93% for the same periods, respectively. The Company attributes its success in this area to its customer support proficiency.

  The Company's customer service representatives regularly contact new customers to answer questions, explain features and service options and gauge satisfaction levels. Annual third-party customer satisfaction surveys and periodic focus groups measure overall system quality and provide valuable insights into customer needs.

  Through customer research, the Company has identified speed, accuracy and simplicity as critical components for success in its customer service operations. Customers can typically expect to have fully functional service within fifteen minutes after purchasing a cellular telephone. By employing advanced computer technology, the Company has further reduced its sales cycle time. Point of sale terminals provide prompt on-site activation of customer cellular service. This level of service gives the Company a competitive advantage as it seeks to partner with dealers in its various markets. The Company will continue to deliver more flexible customer care and billing, shorter service activation cycles and increasingly automated processes. These improvements are intended to reduce churn and lower per-customer operating costs.

  The Company offers twenty-four hour, seven day a week customer service to all of its markets without charge using three or four digit speed dialing patterns on their cellular telephones or through a conventional toll-free 800 number. Airtime and toll free numbers have been established to allow customers to call emergency services or roadside assistance. The Company operates more than 50 customer service facilities across its service areas. Customers can purchase new cellular telephone equipment and service at these facilities, pay cellular bills, inquire about products and features and obtain cellular phone repair services.

  Regional call centers have been established to handle customer service after business hours and on weekends. Customer service provided by these facilities generally includes activation of new cellular access lines, response to billing and service inquiries, assistance to customers from other cellular markets roaming in the area and response to network outage reports.

 Pricing

  The Company seeks to increase penetration, improve retention rates and stimulate additional usage through creative pricing strategies. The Company creates local and expanded service territories designed to meet customer needs. These range from low-cost, local areas to expanded roaming regions.

  Airtime rate plans are crafted to attract users from all market segments at profitable margins. The Company offers a variety of cellular rate plans to prospective customers. These plans typically consist of a fixed monthly rate for network access, a package of airtime minutes included in the monthly rate and a per minute rate for airtime used in excess of the included airtime package. The Company also sells airtime in bulk to resellers in certain markets.

  Multiple monthly rate plans are designed by the Company to meet different customer needs. Innovative rate plan development enhances the value of cellular service to the customer and helps the Company achieve its growth and revenue targets. Customers who frequently use cellular service generally prefer rate plans with a higher than average fixed monthly rate, a large package of included minutes and a lower than average per minute airtime rate. The Company offers several high-end rate plans which include large blocks of airtime and several usage-enhancing custom calling features. Customers who use cellular service less frequently prefer a lower monthly fixed rate and will pay a premium for airtime.

  Custom calling features are also made available to enhance the Company's basic airtime product. These features are similar to custom calling features available from most local exchange companies, and include call waiting, call forwarding, three way calling, no-answer transfer and voicemail. Custom features allow customers to better manage calls and messages, and the Company benefits from increased airtime usage.

  The Company has entered into roaming agreements with other domestic cellular companies to allow its customers to use cellular service nearly everywhere in the United States. This system increases the utility of the Company's product to its customers by making it ubiquitous; with few exceptions, customers can call from anywhere in the United States, to anywhere in the United States. Although roaming rates are declining, roaming usage is expected to increase. Consistent with industry trends, the Company has begun to make its roaming rates more affordable which is expected to increase roaming and usage.

  The Company is developing three levels of pricing and service offerings which may vary depending on the geographic area covered to meet the customers' needs: (i) zone pricing, (ii) regional clustering, and (iii) SuperNet. The Company's zone pricing service offers low airtime rates within a restricted geographic area and is currently available only in certain areas of Florida and South Carolina. Customers selecting zone pricing primarily use the service in a restricted area, but can roam elsewhere as necessary at a higher rate. For example, this application is in use on the campus of Florida State University in Tallahassee, where college students are attracted by this "localized" campus service, and is being expanded to other markets. Regional clustering of controlled markets permits the Company to offer customers wide "local" service areas. Within these local areas, customers enjoy home airtime rates, toll free dialing and automatic delivery of inbound calls.

  The Company has also established regional network and roaming alliances with neighboring cellular carriers which permit the expansion of the customers' home footprint. Marketed under the SuperNet and other brands, these wide area networks offer reduced roaming rates, seamless hand-off from the Company's network to a neighboring cellular network and automatic delivery of inbound calls to the neighboring market.

 Product and Service Deployment

  The Company continues to introduce new features and services to increase the value of the basic voice product to the customer and to enhance airtime revenues. Many new products offered by the Company are designed to give customers enhanced call management capability and stimulate usage. For example, Message Retrieval Service alerts customers to incoming voicemail messages while features like voice-activated dialing, multi-ring (cellular extension service) and caller ID further enhance the basic cellular offering. The Company also has arrangements with other telecommunications vendors to provide new network solutions to business and residential customers. The BusinessLink product offers both standard cellular service and wireless "extension" service to existing office phone systems. The Company expects BusinessLink to solidify long-term relationships with large voice customers while stimulating additional network usage.

  The Company also offers a wide array of wireless data solutions to its customers in an effort to stimulate network usage. The Company intends to capitalize on growth in data traffic that it expects in the near term. Simple applications like cellular fax machines, mobile computing and remote credit card validation terminals are available on the Company's existing network. The Company offers nationwide cellular service to United Parcel Service to track its package deliveries. More advanced data applications are available in certain markets using the Cellular Digital Packet Data ("CDPD") standard. The Company is one of several cellular companies in a CDPD consortium which sets industry standards for advanced data applications.

  The Company expects to offer these and other products, like two-way paging and long distance services, either separately or as an integrated communications solution.

HUMAN RESOURCE DEVELOPMENT

  The Company utilizes competitive human resource programs, training and career development practices and financial incentives tied to performance to provide superior customer service as well as to successfully implement its operating strategies.

  The Company places a strong emphasis on training at all levels of the organization to augment experience-based learning and to promote performance at a high level in each position. Formal succession planning and training is also employed to provide the knowledge and skills needed to create depth of expertise and enable career advancement within the organization.

  All employees are rewarded for performance in key areas of the business. The objectives which determine the executive management team's compensation are shared by the entire organization, and every employee receives incentive pay in some form. Those employees who do not earn sales commissions are eligible for an annual incentive payment based on a combination of personal achievement and performance measured by key objectives at the appropriate operating level (e.g., local markets or regions). In 1995, these objectives included increasing operating income, gross revenues, net customer gain and cash flow, and decreasing customer acquisition cost and churn.

CELLULAR TELEPHONE TECHNOLOGY

  Cellular communications systems are capable of providing high quality, high capacity voice and data communications to and from vehicle-mounted and hand-held radio telephones. Cellular communications systems generally offer customers the features offered by the most technologically advanced landline telephone services.

  The FCC has allocated two cellular communications system frequencies in the 800 MHz band of the radio spectrum and has promulgated rules governing the construction and operation of cellular communications systems and licensing and technical standards for the provision of cellular telephone service. For licensing purposes, the United States is divided into 734 discrete geographically defined market areas comprised of 306 MSAs and 428 RSAs.

  Cellular communications technology is based upon the division of a given market area into a number of smaller geographic areas or "cells." Each cell is equipped with transmitter-receivers and other equipment that communicate by radio signal with cellular telephones located within range of the cell. Cells generally have an operating range of up to 25 miles. The cells are typically designed on a grid, although terrain factors, including natural and man-made obstructions, signal coverage patterns and capacity constraints may result in irregularly shaped cells and overlaps or gaps in coverage.

  Each cell site is connected to a mobile switching center ("MSC"), which, in turn, is connected to the local landline telephone network. Because cellular communications systems are fully interconnected with the landline telephone network and long distance networks, customers can receive and originate both local and long-distance calls from their cellular telephones on a worldwide basis. When a customer in a particular cell dials a number, the cellular telephone sends the call by radio signal to the cell's transmitter-receiver, which in turn transmits it to the MSC. The MSC then completes the call by connecting it with the landline telephone network or another cellular telephone unit. Incoming calls are received by the MSC, which instructs the appropriate cell to complete the communications link by radio signal between the cell's transmitter-receiver and the cellular telephone. Cellular communications systems operate under interconnection agreements with various local exchange carriers and interexchange carriers. The interconnection agreements establish the manner in which the cellular telephone system integrates with other telecommunications systems. The cellular operator and the local landline telephone company must cooperate in the interconnection between the cellular and landline telephone systems to permit cellular customers to call landline customers and vice versa. The technical and financial details of such interconnection arrangements are subject to negotiation and vary from system to system.

  FCC rules require that all cellular telephones be functionally compatible with cellular communications systems in all markets within the United States and with all frequencies allocated for cellular use, allowing a cellular telephone to be used wherever a customer is located, subject to appropriate arrangements for service charges. Changes to cellular telephone numbers or other technical adjustments to cellular telephones by the manufacturer or local cellular telephone service businesses may be required, however, to enable the customer to change from one cellular service provider to another within a service area.

  The rapid growth of the cellular customer base has begun to strain the call-processing capacity of many existing analog networks. Present technology and assigned spectrum limits the number of signals that can be transmitted simultaneously in a given area. In highly populated MSAs, the level of demand for mobile and portable service is often large in relation to the existing capacity. Because the primary objective of the cellular licensing process is to address mobile and portable uses, operators in highly populated MSAs may have capacity constraints which limit their ability to provide alternate cellular service. See "Certain Risk Factors" and "--Business Strategy--Product and Service Deployment."

  Each cellular network is designed to meet a certain level of customer density and traffic demand. Once these traffic levels are exceeded, the operator must take steps to improve the network capacity. This improvement can initially be accomplished by using techniques such as sectorization and cell splitting. Network operators and infrastructure manufacturers are developing a number of additional solutions which are expected to increase network capacity and coverage.

  Within certain limitations, increasing demand may be met by simply adding available frequency capacity to cells as required, or by using directional antennae to divide a cell into discrete multiple sectors or coverage areas (also known as sectorization), thereby reducing the required distance between cells using the same frequency. Furthermore, an area within a cellular communications system may be served by more than one cell through procedures which utilize available channels in adjacent cells. When all possible channels are in use, further growth can be accomplished through a process called "cell splitting." Cell splitting entails dividing a single cell into a number of smaller cells served by lower-tower transmitters, thereby increasing the reuse factor and the number of calls that can be handled in a given area.

  Network capacity can also be enhanced through the development of newer network technologies like N-AMPS analog technology (which triples call carrying capacity over conventional analog technology) and CDMA digital technology (which increases call carrying capacity by an estimated factor of 10), which in each case allow cellular carriers to add customers without degrading service quality. Digital technology offers advantages, including larger system capacity, and perhaps lower incremental costs for additional customers. The conversion from analog to digital radio technology is expected to be an industry-wide process that will take a number of years. The Company believes that its networks have sufficient capacity to handle the Company's customer growth rate in the near term. In the future, the Company intends to relieve any capacity constraints through frequency planning, additional deployment of N-AMPS and the prudent installation of additional cell sites in densely populated areas. As additional calling capacity is required to accommodate growth in call volume, the Company plans to implement the transition to digital technology on a market by market basis.

COMPETITION

  Cellular carriers compete primarily against the other facilities-based cellular carrier in each MSA and RSA market. The Company faces competition from services such as conventional mobile telephone service, ESMR systems, PCS and resellers. ESMR is a wireless communications service supplied by converting analog SMR services into an integrated, digital transmission system.

  The Company believes that competition for customers between cellular licensees is based principally upon the services and enhancements offered, the quality of the cellular system, customer service, system coverage and capacity and price. Such competition may increase to the extent that licenses are transferred from smaller, stand-alone operators to larger, better capitalized and more experienced cellular operators who may be able to offer consumers certain network advantages similar to those offered by the Company.

  Existing and new users of cellular systems may also find their communications needs satisfied by other current and developing technologies, such as PCS. Licensing areas for broadband PCS have been divided into 51 MTAs and 493 smaller Basic Trading Areas ("BTAs") based on the geographic divisions in the 1992 Rand McNally Commercial Atlas & Marketing Guide. There could be a minimum of two and a maximum of six broadband PCS providers in each MTA. Of the six licensees, three will hold 30 MHz of PCS spectrum, one of which will be licensed for a BTA, and the remaining three licensees of 10 MHz will offer a broad range of voice, data and related communications services in a BTA.

  The FCC will allocate a total of 2,071 broadband licenses by auction, according to rules that, among other things, limit a cellular licensee until the year 2000 to a single 10 MHz PCS license in an area in which it also provides cellular services to 10 percent or more of the population. Thus, given the 25 MHz of spectrum afforded cellular carriers under the cellular rules, cellular carriers are subject to a 35 MHz spectrum cap for their combined PCS and cellular spectrum in areas where they offer both services. After January 1, 2000, cellular licensees will be permitted to acquire an additional five MHz for a total of 15 MHz of PCS spectrum in their cellular service areas.

  PCS services are expected to consist of wireless two-way telecommunications services for voice, data and other transmissions employing digital micro-cellular technology. PCS will operate in the 1850 to 1990 MHz band. It is expected that PCS will involve a network of small, low-powered transceivers placed throughout a neighborhood, business complex, community or metropolitan area to provide customers with mobile and portable voice and data communications. PCS customers could have dedicated personal telephone numbers and would communicate using small digital radio handsets that could be carried in a pocket or purse. Although the Company currently has the technology and the engineering ability to offer similar services, there can be no assurance that it will be able to do so on a timely and profitable basis.

  Many PCS license winners who will compete with the Company have access to more substantial capital resources than the Company. In addition, many of these companies, or their predecessors and affiliates, already operate large cellular telephone networks and thus bring significant wireless experience to this new marketplace.

  The Company is preparing for this new competitive environment by enhancing its networks, expanding its service territory and offering new features, products and services to its customers. The Company believes it will benefit from its position as an incumbent in the cellular field with a high quality network and extensive footprint that is not capacity constrained, strong distribution channels, superior customer service capabilities and an experienced management team. Since the Company operates in medium to small markets, the new PCS licensees are unlikely to offer viable wireless service in many of the Company's territories in the near term because the extensive capital expenditures required to deploy the infrastructure for PCS are more readily justifiable from an economic standpoint in larger, more densely populated urban areas. This may position the Company to offer roaming services to PCS customers as well as to provide bulk lines of service for resale to certain PCS companies.

  The FCC requires all cellular system operators to provide service to "resellers." A reseller provides cellular service to customers but does not hold an FCC cellular license or own cellular facilities. Instead, the reseller buys blocks of cellular telephone numbers from one or both licensed carriers in a particular market and resells service through its own distribution channels to the public. Thus, a reseller may be a customer of a cellular licensee's services, a competitor of that licensee, or both. The Company will explore additional relationships with resellers to supplement existing distribution channels and to reach specific market segments. The Company expects to offer competitive bulk airtime pricing, as well as enhanced billing and marketing services in order to attract resellers in its markets without eroding airtime profit margins or inflating acquisition costs. The number of resellers is currently small, but it is expected to increase in the Company's markets. Recently, several well-known telecommunications companies have begun reselling cellular service as a complement to their long distance, local telephone, paging, cable television or InterNet offerings. The Company believes that this development will stimulate overall market interest in cellular service and thus is not expected to have a material adverse effect on the Company's business for the foreseeable future.

GOVERNMENTAL REGULATION

 Regulation and Licensing of Cellular Communications Systems

  The Company is subject to extensive regulation by the Federal government as a provider of cellular communications services. Pursuant to the Communications Act, the licensing, construction, operation, acquisition and transfer of cellular communications systems in the United States are regulated by the FCC. The FCC has promulgated rules governing the construction and operation of cellular communications systems and licensing and technical standards for the provision of cellular telephone service ("FCC Rules"). For licensing purposes, the United States is divided into 734 discrete geographically defined market areas comprised of 306 MSAs and 428 RSAs.

  In each market, the frequencies allocated for cellular telephone use are divided into two equal 25 MHz blocks and designated as Block A and Block B. Block B licenses were initially reserved for entities affiliated with a wireline telephone company, such as the Company, while Block A licenses were initially reserved for non-wireline entities. Under current FCC Rules, a Block A or Block B license may be transferred with FCC approval without restriction as to wireline affiliation, but generally, no entity may own a substantial interest in both systems in any one MSA or RSA. The FCC may prohibit or impose conditions on sales or transfers of licenses.

  Initial operating licenses are generally granted for terms of up to 10 years, beginning on the dates of the grant of the Initial Operating Authority and are renewable upon application to the FCC. Licenses may be revoked and license renewal applications denied for cause after appropriate notice and hearing. The FCC generally grants current licensees a license renewal if they have complied with their obligations under the Communications Act during their license terms. A potential challenger would bear a heavy burden to demonstrate that a license should not be renewed if the licensee's performance merits a renewal expectancy.

  Cellular service providers must satisfy a variety of FCC requirements relating to technical and reporting matters. One such requirement is the coordination of proposed frequency usage with adjacent cellular users, permittees and licensees in order to avoid interference between adjacent systems. In addition, the height and power of base station transmitting facilities and the type of signals they emit must fall within specified parameters. The FCC also regulates cellular service resale practices and the terms under which certain ancillary services may be provided through cellular facilities.

  The Company also regularly applies for FCC authority to use additional frequencies, to modify the technical parameters of existing licenses, to expand its service territory and to provide new services. The Communications Act requires prior FCC approval for transfers to or from the Company of a controlling interest in any license or construction permit, or any rights thereunder. Although there can be no assurance that any future requests for approval of applications filed will be approved or acted upon in a timely manner by the FCC, the Company has no reason to believe such requests or applications would not be approved or granted in due course.

  Near the conclusion of the license term, licensees must file applications for renewal of licenses to obtain authority to operate for up to an additional 10-year term. Applications for license renewal may be denied if the FCC determines that the grant of an application would not serve the public interest. In addition, at license renewal time, other parties may file competing applications for authorization. In the event that qualified competitors file, the FCC may be required to hold a hearing to determine whether the incumbent or the competitor will receive the license. In 1993, the FCC adopted specific standards to apply to cellular renewals, concluding that it will award a renewal expectancy to a cellular licensee that meets certain standards of past performance. If the existing licensee receives a renewal expectancy, it is very likely that the existing licensee's cellular license will be renewed without a full comparative hearing. To receive a renewal expectancy, a licensee must show that it (i) has provided "substantial" service during its past license term, and (ii) has substantially complied with applicable FCC rules and policies and the Communications Act. "Substantial" service is defined as service which is sound, favorable and substantially above a level of mediocre service that might only minimally warrant renewal.

  In 1994, the Company filed for renewal of five expiring licenses which were originally granted by the FCC during 1985. In its applications for renewal, the Company demonstrated not only its compliance with FCC regulations, but also its service in the public interest. All five licenses (Harrisburg, PA; Charleston, SC; Youngstown, OH; Greensboro, NC; and Toledo, OH) were approved without challenge. On September 29, 1995, the Company filed for renewal of six expiring FCC licenses (Raleigh, NC; Las Vegas, NV; Norfolk, VA; Newport News, VA; Johnson City, TN; and Greenville, SC). The Company is confident that it has met and will continue to meet all requirements necessary to secure renewal of its cellular licenses.

  In July 1994, the FCC issued a notice proposing to require that all cellular carriers provide inter-exchange carriers with equal access. Currently, only AT&T-affiliated cellular carriers and the cellular affiliates of the regional Bell operating companies ("RBOCs") are required to provide equal access. The FCC also proposed requiring all commercial mobile radio service providers to provide interconnection to other mobile service providers. In April 1995, however, the FCC tentatively concluded that it would be premature to adopt such a requirement.

 Character and Citizenship Requirements

  Applications for FCC authority may be denied, and in extreme cases licenses may be revoked, if the FCC finds that an entity lacks the requisite "character" qualifications to be a licensee. In making that determination, the FCC considers whether an applicant or licensee has been the subject of adverse findings in a judicial or administrative proceeding involving felonies, the possession or sale of unlawful drugs, fraud, antitrust violations or unfair competition, employment discrimination, misrepresentations to the FCC or other government agencies, or serious violations of the Communications Act or FCC regulations. The FCC also requires licensees to comply with statutory restrictions on the direct or indirect ownership or control of radio licenses by non-U.S. persons or entities. The FCC has found the Company to be qualified to hold FCC licenses and the Company has included provisions in its Certificate of Incorporation which authorizes it to redeem its stock from any person whose ownership would jeopardize the grant, holding or renewal of any material license held by the Company.

 Federal Legislation

  Legislative changes to the Communications Act and the antitrust consent decree applicable to the RBOCs could affect the cellular industry. Many bills have been introduced in recent years without enactment. Congress decided not to pass any significant telecommunications legislation in 1994. However, similar and expanded legislation has been introduced in 1995, and separate bills have been passed by the Senate and the House of Representatives. If enacted, such legislation could, among other changes, affect competition for local telecommunications services, interconnection arrangements for carriers, universal service funding and the provision of interexchange services by the RBOCs' wireless systems.

 State, Local and Other Regulation

  Congress amended the Communications Act to preempt, as of August 10, 1994, state or local regulation of the entry of, or the rates charged by, any commercial mobile service or any private mobile service, which includes cellular telephone service. Notwithstanding such preemption, a state had until August 10, 1994 to petition the FCC for authority to continue regulating the rates for any commercial mobile service. Eight states filed petitions to continue their rate regulation authority: Arizona, California, Connecticut, Hawaii, Louisiana, New York, Ohio and Wyoming. In May 1995, the FCC denied all eight petitions and precluded those states from regulating the rates for commercial mobile service providers, including cellular operators. Its actions on those petitions remain subject to reconsideration and judicial review. As a practical matter, the Company is free to establish rates and offer new products and service with a minimum of regulatory requirements. A few of the Company's 14 states of operation still maintain nominal oversight jurisdiction, primarily focusing upon resolution of customer complaints. In such states (primarily Nevada and Ohio), the Company devotes resources as necessary to maintaining positive relationships with state utility commissions.

  The location and construction of cellular transmitter towers and antennas are subject to Federal Aviation Administration ("FAA") regulations and may be subject to Federal, state and local environmental regulation as well as state or local zoning, land use and other regulation. Before a system can be put into commercial operation, the grantee of a construction permit must obtain all necessary zoning and building permit approvals for the cell sites and MSC locations and must secure state certification and tariff approvals, if required. The time needed to obtain zoning approvals and requisite state permits varies from market to market and state to state. Likewise, variations exist in local zoning processes. There can be no assurance that any state or local regulatory requirements currently applicable to the systems in which the Company's affiliates have an interest will not be changed in the future or that regulatory requirements will not be adopted in those states and localities which currently have none.

  Zoning and planning regulation may become more restrictive in the future with the addition of PCS carriers who will be seeking sites for network construction as well. The industry is seeking relief from local laws which arbitrarily restrict the expansion of cellular networks.

EMPLOYEES

  At September 30, 1995 the Company had approximately 3,100 employees, including non-controlled Company markets that are managed by the Company, none of whom is represented by a labor organization. Management considers its relations with employees to be excellent.

PROPERTIES

  The Company maintains its corporate headquarters in Chicago, Illinois. The Company leases approximately 160,000 square feet in this facility. For each cluster of markets served by the Company's operations, the Company maintains at least one sales or administrative office and a number of cell transmitter and antenna sites. Most facilities are leased and some are owned. As of September 30, 1995, the Company had approximately 100 leases for retail stores used as one of its distribution channels. The Company believes that its facilities are in good working condition, suitable for its current business and that additional facilities will be available for its foreseeable needs.

LEGAL PROCEEDINGS

  The Company is not currently involved in any pending legal proceedings that are expected by the Company to individually or in the aggregate be material to the Company.

TRADEMARKS AND RELATED MATTERS

  At the time of the Spin-off, Sprint and the Company will enter into an Intellectual Property Agreement that will, among other things, provide a license of certain trademarks (including service marks and logos) from Sprint to the Company for a transition period after the Spin-off. Prior to the Spin-off, the Company will introduce a new brand identity and will initiate the Federal trademark application process seeking protection of the new brand name and logo under Federal law. The Company expects to begin operating under the new brand identity during the first quarter of 1996.

                                CAPITALIZATION

  The following table sets forth the capitalization of the Company as of September 30, 1995, giving pro forma effect to the consummation of certain probable acquisitions, the Offering and the estimated initial borrowings of $500 million under the Credit Facility and the effects of the Spin-off. This table should be read in conjunction with the Company's consolidated financial statements and notes thereto and the Pro Forma Condensed Combined Statements appearing elsewhere herein.

                                                               AS OF
                                                         SEPTEMBER 30, 1995
                                                      -------------------------
                                                        ACTUAL    PRO FORMA (1)
                                                      ----------  -------------
                                                       (DOLLARS IN THOUSANDS)
Short-Term Debt...................................... $      --    $      --
                                                      ==========   ==========
Long-Term Debt:
  Advances From and Notes to Affiliates.............. $1,520,259   $      --
  Credit Facility....................................        --       500,000
  Notes Offered Hereby...............................        --       900,000
                                                      ----------   ----------
    Total Long-Term Debt.............................  1,520,259    1,400,000
                                                      ----------   ----------
Shareholders' Equity:
  Preferred Stock, $.01 par value; 100,000,000 shares
   authorized;
   no shares issued and outstanding..................        --           --
  Common Stock, no par value; 10 shares authorized;
   10 shares issued and outstanding..................     11,541          --
  Common Stock, $.01 par value; 1,000,000,000 shares
   authorized;
   116,263,603 shares issued and outstanding.........        --         1,163
  Additional Paid-In Capital.........................    360,978      592,822
  Accumulated Deficit................................   (370,886)    (370,886)
                                                      ----------   ----------
    Total Shareholders' Equity.......................      1,633      223,099
                                                      ----------   ----------
    Total Capitalization............................. $1,521,892   $1,623,099
                                                      ==========   ==========

--------

(1) The pro forma capitalization of the Company reflects the effects of the following transactions as if such transactions had occurred on September 30, 1995:

(a) The acquisition by the Company of certain probable acquisitions with an estimated purchase price of $107.0 million, financed through an increase in Advances From and Notes to Affiliates.

(b) The proceeds of $900 million from the Offering, before underwriting discount and expenses, and $500 million of initial borrowings under the Credit Facility.

(c) The effects of the Spin-off under which (i) the Company will reclassify its existing capital stock to reflect Sprint shares outstanding at September 30, 1995 adjusted assuming a conversion ratio of 1 to 3 and a par value of $.01 per share in preparation for the Spin-off; (ii) Sprint will distribute to all holders of Sprint common stock all of the shares of Common Stock of the Company; (iii) the Company will repay approximately $1.4 billion of intercompany debt owed to Sprint with proceeds from the Offering and borrowings under the Credit Facility; and (iv) Sprint will contribute any remaining net intercompany debt to the equity capital of the Company at the time of the Spin-off.

                                   FINANCING

DESCRIPTION OF NOTES AND INDENTURE

  The Company will issue three series of Notes in an aggregate principal amount of $900 million, the net proceeds of which will be used to repay a portion of approximately $1.4 billion of intercompany debt to be repaid at the simultaneous closings of the Spin-off, the Offering and the Credit Facility. The Notes will be issued under an Indenture (the "Indenture") to be entered into between the Company and Citibank, N.A., as Trustee (the "Trustee"). The Notes will bear interest at rates determined prior to the closing of the Offering. A copy of the Indenture has been filed as an exhibit to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission with respect to the Notes ("Form S-1"). The Indenture is subject to and is governed by the Trust Indenture Act of 1939, as amended (the "1939 Act"). The following summaries of certain provisions of the Indenture do not purport to be complete and are subject, and are qualified in their entirety by reference, to the 1939 Act and to all the provisions of the Notes and the Indenture, including the definitions therein of certain terms.

  The series will mature in 2003 (the "2003 Notes"), in 2006 (the "2006 Notes") and in 2016 (the "2016 Notes") with the principal amount of each such series to be determined at the time of pricing of the Notes. The Notes will be senior unsecured obligations of the Company, will rank pari passu in right of payment with all unsecured, unsubordinated indebtedness of the Company, including indebtedness pursuant to the Credit Facility, and will be senior in right of payment to all future subordinated indebtedness of the Company. The Notes will not be redeemable at the option of the Company prior to maturity and will not be entitled to any sinking fund.

 Certain Covenants

  The Indenture will have covenants which place restrictions with respect to the Company and Restricted Subsidiaries on (a) the incurrence of indebtedness, other than certain permitted indebtedness, unless the Leverage Ratio (as defined below) would not exceed 6.5 as a result of such incurrence, (b) the making of Restricted Payments (defined generally in the Indenture as dividends and distributions and payments to purchase, redeem, acquire or retire capital stock, warrants, rights or options of the Company or its affiliates, (c) the incurrence of certain liens, other than permitted liens, (d) the sale of assets under certain circumstances, (e) entering into or otherwise permitting any subsidiary distribution restrictions (defined generally in the Indenture to include any agreement, encumbrance or restriction on the ability of any subsidiary to pay dividends, make loans, or transfers of property or assets to the Company or any Restricted Subsidiary), (f) certain transactions with affiliates, (g) the designation of Restricted and Unrestricted Subsidiaries, and (h) certain consolidations, mergers and transfers of assets.

  During any period of time that the ratings assigned to the Notes by at least two of the three Rating Agencies (as defined below) are Investment Grade ratings and no default or event of default has occurred and is continuing, the limitations in (a), (b), (d), (e), (f) and (h) and certain limitations under
(g) will cease to be in effect.

  The "Leverage Ratio" is defined as the ratio of (i) the outstanding indebtedness of the Company and certain subsidiaries divided by (ii) the LTM Pro Forma EBITDA of the Company and certain subsidiaries. "LTM Pro Forma EBITDA" is the EBITDA giving effect to certain asset sales and acquisitions for the most recent four consecutive fiscal quarters for which financial statements are available. "EBITDA" is with respect to the applicable period
(A) the sum of (i) Consolidated Net Income (as defined in the Indenture), (ii) the provision for taxes, (iii) Consolidated Interest Expense (as defined in the Indenture), (iv) depreciation, (v) amortization of intangibles, and (vi) any other non-cash items reducing Consolidated Net Income, minus (B) all non-cash items increasing Consolidated Net Income, determined in accordance with generally accepted accounting principles for, in such case, the Company and its Restricted Subsidiaries.

  "Restricted Subsidiaries" means any majority owned or controlled subsidiary after the date of issuance of the Notes unless such subsidiary has been designated an "Unrestricted Subsidiary" as permitted in the Indenture, and
(ii) an Unrestricted Subsidiary that has been redesignated a Restricted Subsidiary as permitted in the Indenture.

 Events of Default

  Events of default in respect of the Notes as set forth in the Indenture include: (i) failure to make the payment of any principal of, or premium, if any, on any of the Notes when the same becomes due and payable at maturity, upon acceleration, required purchase or otherwise; (ii) failure to make the payment of any interest on the Notes when the same becomes due and payable, and such failure continues for a period of 30 days; (iii) failure to comply with the covenants in the Notes or in the Indenture with respect to the Notes described under "--Certain Covenants" (other than (h) above) and such failure continues for 30 days after written notice from the Trustee or the registered holders of not less than 25% in aggregate principal amount of the Notes then outstanding; (iv) failure to comply with any other covenant in the Notes or in the Indenture with respect to the Notes and such failure continues for 60 days after written notice to the trustee under the Indenture ("Trustee") or the registered holders of not less than 25% in aggregate principal amount of the Notes then outstanding; (v) failure of the Company or its Restricted Subsidiaries to pay when due within any applicable grace period principal, interest or premium aggregating $25 million or more with respect to any Indebtedness of the Company or any Restricted Subsidiary (including Indebtedness under the Credit Facility) or the acceleration of any such Indebtedness (the "cross default provisions"); (vi) any final judgment or decree for the payment of money in an uninsured aggregate amount in excess of $25 million shall be rendered against the Company or any Restricted Subsidiary and shall not be waived, satisfied or discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect (the "judgment default provisions"); and (vii) certain events involving bankruptcy, insolvency or reorganization of the Company or any Restricted Subsidiary (the "bankruptcy provisions").

  The Indenture provides that if an event of default with respect to the Notes (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Restricted Subsidiary) shall have occurred and be continuing, the Trustee or the registered holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare to be immediately due and payable the principal amount of all the Notes then outstanding, plus accrued but unpaid interest to the date of acceleration; provided, however, that after such acceleration but before a judgment or decree based on acceleration is obtained by the Trustee, the registered holders of a majority in aggregate principal amount of the Notes then outstanding, may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal or interest, have been cured or waived as provided in the Indenture with respect to the Notes. In case an event of default resulting from certain events of bankruptcy, insolvency or reorganization with respect to the Company or a Restricted Subsidiary shall occur, such amount with respect to all of the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the holders of the Notes.

  The registered holders of a majority in principal amount of the Notes then outstanding shall have the right to waive any existing default or event of default with respect to the Notes or compliance with any provision of the Indenture with respect to the Notes and to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, subject to certain limitations specified in the Indenture with respect to the Notes.

  No holder of the Notes will have any right to institute any proceeding with respect to the Indenture with respect to the Notes or for any remedy with respect to the Notes or the Indenture, unless such holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the registered holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request to pursue such remedy or institute such proceeding as a trustee and offered reasonable indemnity to the Trustee against any liability, cost or expense, and unless the Trustee shall not have received from the registered holders of a majority in aggregate principal amount of the Notes then outstanding a direction inconsistent with such request and shall have failed to comply with such request within 60 days. However, such limitations do not apply to a suit instituted by a holder of any Note for enforcement of payment of the principal of and premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

 Change of Control

  Upon the occurrence of a Change of Control Triggering Event, holders of the Notes shall have the right to require the Company to purchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon to the purchase date. A "Change of Control Triggering Event" is generally defined in the Indenture and requires a "Change of Control" and a "Rating Decline." A "Change of Control" is (i) an acquisition of 35% or more of the total voting power of the Company, (ii) a majority or more of the directors changes within a two-year period which have not been nominated by 66 2/3% of the directors in office at the issuance date of the Notes, or by their successors who were so nominated; (iii) a consolidation or a merger with a party other than with a wholly-owned subsidiary or after which the Company's pre-combination stockholders do not have a majority of the voting power, or (iv) a sale of substantially all of the assets of the Company. Without the appropriate consent of the holders of the Notes, neither the Board of Directors of the Company nor the Trustee may waive the provisions of the Indenture requiring the Company to make a Change of Control Offer upon a Change of Control Triggering Event. "Rating Decline" means the occurrence of the following, on or within 90 days after, the date of public notice of a Change of Control or of the intention by the Company to effect a Change of Control, (a) if the Notes are assigned an Investment Grade rating by at least two of Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., Duff & Phelps Credit Rating Co. and Moody's Investors Service, Inc. (collectively, the "Rating Agencies"), the rating of the Notes by at least two of the Rating Agencies becomes below Investment Grade, or (b) if the Notes are assigned a rating below Investment Grade by at least two Rating Agencies, the rating of the Notes by at least two of the Rating Agencies is decreased by one or more gradations (including gradations within rating categories as well as between categories).

  The Company does not currently have adequate financial resources to effect a repurchase of the Notes upon a Change of Control Triggering Event and there can be no assurance that the Company will have such resources in the future. The inability of the Company to repurchase the Notes upon a Change of Control Triggering Event would constitute an Event of Default.

  The occurrence of certain of the events that would constitute a Change of Control would constitute an event of default under the Credit Facility. If the Company is not able to obtain requisite consents or waivers from the lenders under the Credit Facility, the Company may be unable to fulfill its repurchase obligations following a Change of Control Triggering Event, thereby resulting in a default under the Indenture and permitting the pursuit of remedies under the Indenture in the manner described under "--Events of Default." Future senior indebtedness of the Company may also contain prohibitions of certain events that would constitute a Change of Control or require such senior indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of Notes of their right to require the Company to repurchase the Notes could cause a default under such senior indebtedness, even if the Change of Control Triggering Event itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the holders upon a repurchase may be limited by the Company's then existing financial resources. In the event that a Change of Control Offer occurs at a time when the Company does not have sufficient available funds to pay the Change of Control Purchase Price for all Notes tendered pursuant to such offer or a time when the Company is prohibited from purchasing the Notes (and the Company is unable either to obtain the consent of the holders of the relevant indebtedness or to repay such indebtedness), an Event of Default would occur under the Indenture. The Company currently does not have any other outstanding securities or liabilities that are pari passu with the Notes and that also contain change of control repayment provisions.

DESCRIPTION OF CREDIT FACILITY

  In order to pay a portion of approximately $1.4 billion of intercompany debt owed by the Company to Sprint and its subsidiaries and to meet its future capital requirements needed to fund operating activities and acquisitions, the Company is negotiating with several banks and institutional lenders (the "Lenders") for an $800 million five-year revolving Credit Facility. Principal is not scheduled to be repaid until the termination of the Credit Facility. Borrowings may be in the minimum principal amount of $15 million and integral multiples of $1 million in excess thereof. The Credit Facility will be unsecured and will be pari passu in right of payment with the Notes. Prior to the Spin-off, the Company will enter into a credit agreement (the "Credit Agreement") with the Lenders and Citibank, N.A., as Administrative Agent, setting forth the definitive terms and conditions of the Credit Facility. A copy of the proposed form of the Credit Agreement has been filed as an exhibit to the Form S-1. This summary of the terms and conditions of the Credit Facility and the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to such proposed form of Credit Agreement, including the definitions therein of certain terms.

  Interest will be payable quarterly (for the end of interest periods, if earlier) at a per annum rate equal to the Base Rate or the Eurodollar Rate, plus the Applicable Margin. The Base Rate is a fluctuating rate per annum equal to the highest of (a) Citibank's publicly announced "base" rate, (b) 0.5% per annum above the latest three-week moving average of secondary market morning offering rates in the U.S. for three-month certificates of deposit of major U.S. money market banks, and (c) 0.5% per annum above the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System. The Eurodollar Rate is the average rate per annum at which deposits in U.S. dollars are offered by the Lenders to prime banks in the London interbank market and in amounts approximately equal to such Lender's pro rata share of an advance at such rate and interest period, adjusted for reserve requirements. The Applicable Margin is a percentage per annum which will vary based upon the lowest debt rating most-recently announced by either Standard & Poor's Rating Group or Moody's Investors Service, Inc. ("Public Debt Rating") for any class of non-credit-enhanced, long-term senior unsecured debt issued by the Company. The Applicable Margin may range from zero to 0.9% for Base Rate Advances and from 0.5% to 1.9% for Eurodollar Rate Advances, but based on the
Public Debt Rating assigned to the Notes such margin will initially be      for
Base Rate Advances and    % for Eurodollar Rate Advances. Upon the occurrence
and during the continuance of an Event of Default, the applicable interest rate will increase by 2%, interest will be payable on demand and Eurodollar Rate Advances will convert to Base Rate Advances.

  The Credit Agreement will also require the payment of a quarterly Commitment Fee with respect to the average daily unused portion of the Lender's aggregate commitments under the Credit Agreement. Such fees may range from 0.15% to 0.5% depending upon the Company's Public Debt Rating (which rate will initially be
set at    %). An Administrative Agent fee will also be payable at such time and in such amount as may from time to time be agreed between the Company and the Administrative Agent.

 Covenants and Conditions

  The Credit Agreement will have covenants which place restrictions with respect to the Company and its Restricted Subsidiaries on (i) dividend payments, redemptions and other restricted payments, (ii) consolidations and mergers, other than mergers or consolidations of certain subsidiaries of the Company with or into the Company or certain other Subsidiaries, (iii) sales of assets, other than between certain subsidiaries or the Company and such subsidiaries, (iv) material changes in the nature of the Company's or Restricted Subsidiaries' business, (v) changes in the Certificate or Bylaws that would be reasonably likely to be adverse to the Company, any Restricted Subsidiary or the Lenders, (vi) changes in accounting policies or reporting practices except as required or as permitted by generally accepted accounting principles, (vii) the incurrence of additional debt (subject to certain limits on dollar amounts and maturities and except for intercompany debt, subject to certain limitations, and debt incurred to hedge against interest rate risk or foreign exchange fluctuations) and liens (other than certain permitted liens for purchase money indebtedness or certain permitted indebtedness), (viii) certain investments and leases (subject to certain dollar limits and exceptions), (ix) use of loan proceeds, (x) ability to designate unrestricted subsidiaries, (xi) transactions with affiliates (subject to certain exceptions), (xii) prepayment of senior and subordinated debt except for certain renewals or refinancing, (xiii) agreements restricting payments from Restricted Subsidiaries to the Company, and (xiv) prohibitions on amendments to the Notes or the Indenture for the Notes, or giving consents, waivers or approvals thereunder or taking other actions with respect thereto that would materially impair the rights or the interest of the Company or any Lender or any Agent under the Credit Agreement. While many of these covenants are more restrictive than comparable covenants contained in the Indenture with respect to the Notes, the covenants contained in the Credit Agreement are for the benefit of the Lenders and are subject to waiver or consent at the discretion of the Lenders who have advanced a majority of the outstanding advances thereunder (or if no advances are outstanding, the Lenders with a majority of the commitments under the Credit Agreement).

  The Credit Agreement will also have financial covenants which require that the Company not exceed a maximum ratio of total Debt to EBITDA (the "Leverage Ratio") commencing at 6 to 1 and reducing over time to 3.5 to 1 as of December 31, 1998 and thereafter), and maintain a minimum ratio of EBITDA to Interest (the "Interest Coverage Ratio," commencing at 2 to 1 and increasing over time to 3 to 1 as of December 31, 1998 and thereafter). For purposes of the Credit
Facility: "EBITDA" means consolidated net income plus interest expense, income tax expense, depreciation and amortization expenses, non-cash losses (less non-cash gains), in each case determined in accordance with GAAP; "Debt" for purposes of the Leverage Ratio means consolidated (a) indebtedness for borrowed money (including without limitation, in respect of securitizations),
(b) payment obligations evidenced by notes, bonds or other similar instruments, (c) payment obligations arising under conditional sale agreements or capitalized leases, (d) payment obligations under letter of credit or similar facilities, and (e) guaranties (except with respect to the deferred purchase price of property or services, payments in respect of capital stock, and payment obligations in respect of hedge agreements and secured debt); "Interest" means interest payable on, and amortization of debt discount in respect of, Debt (which for purposes of the Interest Coverage Ratio means all types of indebtedness and obligations of the Company and its Restricted Subsidiaries) as defined in the Credit Agreement.

  The Credit Facility is subject to the satisfaction of a number of significant conditions, including, among other things (i) the syndication of the Credit Facility, (ii) the execution of a definitive Credit Agreement and related documents satisfactory to the Lenders, (iii) the completion of due diligence satisfactory to the Lenders, and (iv) the absence of any material adverse change affecting the Company. The closing of the Credit Facility, the closing of the Spin-off and the closing of the Offering are each contingent upon the other.

  "Subsidiaries" are any corporations, partnerships, joint ventures or other enterprises or entities which (a) in the case of corporations, more than 50% of the issued and outstanding voting stock, (b) in the case of partnerships or limited liability companies, of the right or power to direct such entities, and (c) in the case of trusts and estates, of the beneficial interest is owned directly or indirectly by the Company. "Restricted Subsidiaries" are certain Subsidiaries of the Company which will be listed in a schedule to the Credit Agreement. "Unrestricted Subsidiaries" are any Subsidiaries which are not Restricted Subsidiaries.

EVENTS OF DEFAULT

  Events of default as set forth in the Credit Agreement include: (i) failure to make payment of any principal when the same becomes due or failure to make payment of any interest, fees or other amounts under the Credit Agreement within three business days after the same becomes due and payable; (ii) any representation or warranty made by the Company in or in connection with the Credit Agreement proves to have been incorrect in any material respect when made; (iii) failure by the Company to perform or observe certain terms, covenants or agreements under the Credit Agreement (except with respect to certain covenants, the Company will have fifteen business days to cure such Event of Default); (iv) failure by the Company or any of its Subsidiaries to pay any amount due (after any applicable grace period) on any outstanding debt having a principal or notional amount of at least $15 million in the aggregate in the case of the Company or any Restricted Subsidiary, or at least $25 million in the aggregate in the case of any Unrestricted Subsidiary in the aggregate, or any such debt is declared to be payable or required to be prepaid or redeemed (other than a regularly scheduled prepayment or redemption), or an offer to prepay or redeem, such debt is required to be made prior to the stated maturity thereof; (v) the Company or any of its Subsidiaries (in which the Company has an investment of at least $15 million in the case of Restricted Subsidiaries, or $25 million in the case of Unrestricted Subsidiaries) generally fail to pay debts when due, admit in writing the inability to pay debts generally, undertake an assignment for the benefit of creditors, or any bankruptcy or insolvency proceeding is instituted by or against any of them remains undismissed or unstayed for a period of 45 days, or the action sought in such proceeding shall occur), or any of them takes corporate action to authorize such proceedings or actions; (vi) any judgment or order for the payment of money in excess of $15 million in the case of the Company or any Restricted Subsidiary, or in excess of $25 million in the case of any Unrestricted Subsidiary is enforced against any of them, which is not insured; (vii) any non-monetary judgment or order is enforced against the Company or any of its Subsidiaries that could be reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole;
(viii) the direct or indirect acquisition of beneficial ownership of 30% or more of the combined voting power of all voting stock of the Company or during any period of up to 24 months, or individuals who at the beginning of such 24-month period are directors of the Company shall cease for any reason to constitute a majority of the board of directors of the Company, or any person or two or more persons acting in concert shall have acquired by contract or otherwise or shall have entered into a contract or arrangement that upon consummation will result in its or their acquisition of control over 30% or more of the combined voting power of the Company; or (ix) the Company incurs insufficiencies or liabilities in connection with employee benefit plans in excess of $15 million or requires payments exceeding $3 million annually.

  "Material Subsidiaries" are those majority-owned subsidiaries of the Company having at least 5% of the total consolidated assets of the Company or at least 5% of the consolidated revenues or net income of the Company and its Subsidiaries during the most recent twelve month period.

  If an event of default under the Credit Agreement occurs and continues, (i) the obligation of each Lender to make advances under the Credit Facility may be terminated, and (ii) the Lenders who have advanced a majority of the outstanding advances thereunder (or if no advances are outstanding, the Lenders with a majority of the commitments under the Credit Facility) may declare the obligations under the Credit Facility to be due and payable immediately. Any event of default under the Credit Agreement could result in the acceleration of the required repayment of advances made, together with accrued interest and fees, under the Credit Facility, as well as a default under the Indenture following acceleration due to its Cross-Default Provision. Additionally, an Event of Default under the Indenture would result in the occurrence of an event of default under the Credit Agreement. See "Description of Notes--Events of Default."

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

  Set forth below is certain information concerning the directors and executive officers of the Company. Prior to the closing of the Offering and the Spin-off, each of the current directors will resign. Sprint, as the Company's sole stockholder, will elect a new Board of Directors. Directors will be elected by stockholders at each annual meeting or, in the case of a vacancy or increase in the number of directors, by the directors then in office, to serve the remaining portion of the terms of office, or until their successors are elected and qualified.

NAME                     AGE                   POSITION AND OFFICES HELD
----                     ---                   -------------------------
Dennis E. Foster........  55 President and Chief Executive Officer and Prospective Director
Kevin L. Beebe..........  36 Executive Vice President of Operations
Michael J. Small........  38 Executive Vice President and Chief Financial Officer
Susan L. Amato..........  37 Senior Vice President of Engineering and Network Operations
Gary L. Burge...........  41 Senior Vice President of Finance
Kevin C. Gallagher......  48 Senior Vice President, General Counsel and Secretary
Debra L. Ferrari........  38 Vice President of Human Resources
Frank E. Reed...........  60 Prospective Chairman of the Board of Directors
Robert E. R. Huntley....  66 Prospective Director
Charles H. Price, II....  64 Prospective Director

  The executive officers' continued service is determined solely by the Company's Board of Directors. Set forth below is a description of the business experience of each director and executive officer of the Company. Mr. Foster currently serves as President and Chief Operating Officer of the Cellular and Wireless Division of Sprint, a position he will resign at the time of the Spin-off.

  Mr. Foster has been President and Chief Operating Officer of the Cellular and Wireless Division of Sprint since March 1993, and prior to that he was Senior Vice President of the Local Telecommunications Division of Sprint beginning in May 1992. Prior to joining Sprint, in June 1991 he became President and Chief Operating Officer of GTE Mobilnet. In September 1989, Mr. Foster became Area Vice President and General Manager of GTE North. He has over 28 years of experience in the telecommunications industry.

  Mr. Beebe has been employed by Sprint or its subsidiaries for over 11 years, joining the Company in February 1994 as Vice President of Marketing and Administration. In March 1995, he became Vice President of Operations. Prior to joining the Company and beginning in June 1991, he served with Sprint's United North Central as Director of Marketing. In November 1990, Mr. Beebe became Director of the Engineering and Operations Staff at United Telephone Systems--Southeast Group and became Director of Product Management Business Development in June 1988.

  Mr. Small rejoined the Company in December 1995. Prior to that time he served as a member of the Office of the President of Lynch Corporation as well as President and Chief Executive Officer of Lynch Multimedia since January 1994. Prior to his positions with Lynch Corporation, he was employed by Sprint or its subsidiaries and Centel Corporation, a predecessor corporation, or its subsidiaries for over 12 years. He joined the cellular organization in March 1991 as Executive Vice President of Administration and Engineering and prior to that served as Vice President of Investor Relations at Centel Corporation since September 1989.

  Ms. Amato has been employed by Sprint or its subsidiaries and Centel Corporation, a predecessor corporation, or its subsidiaries for over 14 years. She joined the cellular organization in September 1990 as Regional Vice President of the Mid-Atlantic region, became Vice President of Wireless Business Development in February 1994 and Vice President of Engineering and Network Operations in February 1995.

  Mr. Burge has been employed by Sprint or its subsidiaries and Centel Corporation, a predecessor corporation, or its subsidiaries for over 14 years. He joined the cellular organization in November 1989 as Controller and became Vice President and Controller in May 1991 and Vice President of Finance and Administration in March 1995.

  Mr. Gallagher has been employed by Sprint or its subsidiaries and Centel Corporation, a predecessor corporation, or its subsidiaries for over 14 years. He joined the cellular organization in January 1990 as Vice President of Legal, became Vice President of Legal and External Affairs in May 1991 and Vice President and General Counsel in September 1992.

  Ms. Ferrari has been employed by Sprint or its subsidiaries and Centel Corporation, a predecessor corporation, or its subsidiaries for over 12 years. She joined the Company in September 1993 as Director of Human Resources. Prior to joining the Company and beginning in January 1987, she was with Centel Corporation as General Staff Manager of Compensation Planning.

  Mr. Reed is expected to become the nonmanagement Chairman of the Board of Directors of the Company either prior to or upon the Spin-off. He is former President and Chief Executive Officer of CoreStates Philadelphia National Bank, Philadelphia, Pennsylvania and Director of Harleysville Group, Inc. Mr. Reed had been President and Chief Executive Officer of CoreStates Philadelphia National Bank for more than five years prior to December 31, 1994. Prior to becoming a Director of Sprint in 1993, Mr. Reed had been a Director of Centel Corporation since 1978.

  Mr. Huntley is expected to become a director of the Company either prior to or upon the Spin-off. He is Counsel to Hunton & Williams, a law firm, Richmond, Virginia and Director of Philip Morris Companies, Inc. Mr. Huntley has been counsel to Hunton & Williams for more than five years. Prior to becoming a Director of Sprint in 1993, Mr. Huntley had been a Director of Centel Corporation, a predecessor corporation, since 1975.

  Mr. Price is expected to become a director of the Company either prior to or upon the Spin-off. He is Chairman of the Board of Mercantile Bank of Kansas City, Kansas City, Missouri; Director of British Airways PLC, Hanson PLC, Mercantile Bancorporation, Inc., The New York Times Company and Texaco, Inc. Mr. Price was elected Chairman of the Board of Mercantile Bank of Kansas City in 1992. He was President and Chief Executive Officer of Ameribanc, Inc. from 1989 to 1992 and the United States Ambassador to the United Kingdom of Great Britain and Northern Ireland from 1983 to 1989. Mr. Price has been a Director of Sprint since 1989.

DIRECTOR COMPENSATION AND RELATED TRANSACTIONS

  Directors who are not employees of the Company (the "Outside Directors") are each entitled to $20,000 annually, 50% of which is provided in the form of restricted stock. The Chairman of the Board, if an Outside Director, receives an additional $100,000 annually, 25% of which is provided in the form of restricted stock. Under the Director Equity and Deferred Compensation Plan, the number of shares of restricted stock is determined by the market value of Company Common Stock on the date of the annual stockholders' meeting. Restrictions lapse immediately before the commencement of the first annual stockholders' meeting following the grant of restricted stock. Each Outside Director, excluding the Chairman of the Board will receive $1,000 for each meeting and committee meeting attended.

  The Director Equity and Deferred Compensation Plan also provides for the grant of stock options to Outside Directors. Each Outside Director will receive an initial grant of an option to purchase 9,000 shares on the date he or she first becomes an Outside Director. One-third of the shares subject to each initial option grant will become exercisable on December 31 of the year in which the option is granted and an additional one-third will become exercisable on December 31 of each of the two succeeding years. Each Outside Director will receive subsequent grants of an option to purchase 3,000 shares on the date of each annual stockholders' meeting commencing with the third annual stockholders' meeting after he or she first becomes an Outside Director.

Twenty-five percent of the shares subject to each annual option grant will become exercisable on December 31 of the year in which the option is granted and an additional twenty-five percent becomes exercisable on December 31 of each of the three succeeding years. All options have an option price equal to 100% of the fair market value of the Company Common Stock on the date of grant and expire ten years from the date of grant. Outside Directors may also elect to defer some or all of the cash portion of their annual fees under the Director Equity and Deferred Compensation Plan. Deferred amounts are credited with a rate of return based on the prime rate.

COMMITTEES

  The Company's Bylaws establish an Audit Committee and a Compensation Committee. The Audit Committee will examine and consider matters relating to the financial affairs of the Company, including reviewing the Company's annual financial statements, the scope of the independent annual audit and internal audits and the independent auditor's letter to management concerning the effectiveness of the Company's internal financial and accounting controls. The Compensation Committee will consider and make recommendations to the Company's Board of Directors with respect to programs for human resource development and management organization and succession, approve changes in senior executive compensation, consider and make recommendations to the Company's Board of Directors with respect to compensation matters and policies and employee benefit and incentive plans, exercise authority granted to it to administer such plans, and administer the Company's stock option and equity based plans and grant stock options and other rights under such plans.

EXECUTIVE COMPENSATION

  The following table summarizes the cash and non-cash compensation for services rendered in all capacities to the Company for the year ended December 31, 1995 for the Chief Executive Officer and the four most highly compensated executive officers (collectively, the "Named Officers") of the Company.

                          SUMMARY COMPENSATION TABLE

                                   ANNUAL COMPENSATION          LONG-TERM COMPENSATION
                              ------------------------------ -----------------------------
                                                                    AWARDS         PAYOUTS
                                                             --------------------- -------
                                                             RESTRICTED SECURITIES
                                                OTHER ANNUAL   STOCK    UNDERLYING  LTIP    ALL OTHER
       NAME AND                SALARY   BONUS   COMPENSATION   AWARDS    OPTIONS   PAYOUTS COMPENSATION
  PRINCIPAL POSITION     YEAR  ($)(1)   ($)(2)      ($)        ($)(3)     (#)(4)     ($)      ($)(5)
  ------------------     ---- -------- -------- ------------ ---------- ---------- ------- ------------
Dennis E. Foster,
 President and Chief
 Executive Officer       1995 $249,339 $164,008   $21,519       $--       12,000   $60,775    $4,995
Kevin C. Gallagher,
 Senior Vice President,
 General Counsel and
 Secretary               1995  144,122   59,192    10,800        --        3,500        --     6,301
Kevin L. Beebe,
 Executive Vice
 President of
 Operations              1995  134,979   60,367    14,919        --        3,500        --     7,338
Gary L. Burge, Senior
 Vice President of
 Finance                 1995  132,571   60,367    14,588        --        3,500        --     4,227
Susan L. Amato, Senior
 Vice President of
 Engineering and
 Network Operations      1995  114,194   43,856    10,500        --        2,500        --     8,608

--------
(1) Includes salary earned for 1995, even if deferred under Sprint's Executive Deferred Compensation Plan or Retirement Savings Plan.
(2) Bonus earned in 1995 is not calculable until mid-February of 1996; therefore, amounts reflect bonus earned in 1994 (whether or not deferred).

(3) Mr. Foster is the only individual with restricted stock holdings, and at December 31, 1995, he held 10,750 shares of Sprint restricted stock valued at $425,969, based on the closing price of Sprint common stock on December 29, 1995 of $39.625. Mr. Foster's right to receive 10,000 of those restricted shares will be extinguished as a result of his termination of employment with Sprint at the time of the Spin-off. The Company's Board of Directors may, at some time after the Spin-off, compensate Mr. Foster to account for the termination of such rights.

(4) Represents options to purchase Sprint common stock.

(5) Consists of the following amounts for 1995: (a) $4,995, $6,101, $4,807, $4,092 and $6,179 contributed by Sprint on behalf of Messrs. Foster, Gallagher, Beebe and Burge and Ms. Amato, respectively, as matching contributions under Sprint's Retirement Savings Plan; (b) $2,531 and $2,325 in relocation expenses for Mr. Beebe and Ms. Amato, respectively; and (c) $200, $135 and $104 in cash dividends paid to Messrs. Gallagher and Burge and Ms. Amato, respectively, on Sprint common stock held under the Centel Employees' Stock Ownership Plan.

OPTION GRANTS

  The following table summarizes options granted during 1995 under Sprint's stock option plans to the Named Officers. These grants reflect options to purchase Sprint common stock. At the Spin-off, these grants, as well as all other outstanding options of employees of the Company under Sprint plans as of the closing date of the Spin-off, will be replaced by Company options (the "Replacement Options"). The Replacement Options will cover the same aggregate fair market values of Sprint common stock underlying the options and continue the vesting schedules and other conditions for exercise of the Sprint options they replace. Aggregate fair market value of the options will be maintained by adjusting the per share exercise price of the options as well as the number of shares which may be purchased under the options. The formula to determine per share exercise prices is dependent on the respective weighted average market values of Sprint common stock during the ten trading days prior to the closing date of the Spin-off and Company Common Stock during the ten trading days after the closing date of the Spin-off. As such, the Company cannot currently determine the number of Replacement Options that will be outstanding after the Spin-off date. The total number of shares of Company Common Stock that may be purchased by exercise of the Replacement Options will be determined by multiplying the unadjusted number of shares of Sprint common stock that could have been purchased by exercise of the Sprint options by an adjustment factor, the numerator of which is the pre-Spin-off value of Sprint common stock, and the denominator of which is the post-Spin-off value of Company Common Stock, truncated to a whole number of shares. The per share exercise price of Replacement Options will be determined by subtracting from the post-Spin-off market value of the Company's Common Stock the product of (a) the excess of the pre-Spin-off market value of Sprint's common stock over the unadjusted exercise price of the Sprint options and (b) the ratio of the unadjusted number of shares of Sprint common stock that could have been purchased by exercise of the Sprint options over the number of shares of Company Common Stock that can be purchased post-Spin-off as adjusted according to the preceding sentence. No stock appreciation rights were granted during 1995.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                     INDIVIDUAL GRANTS
                         ------------------------------------------
                                                                        POTENTIAL
                                                                    REALIZABLE VALUE
                                                                    AT ASSUMED ANNUAL
                         NUMBER OF  % OF TOTAL                       RATES OF STOCK
                         SECURITIES  OPTIONS                              PRICE
                         UNDERLYING GRANTED TO EXERCISE             APPRECIATION FOR
                          OPTIONS   EMPLOYEES   OR BASE              OPTION TERM (2)
                          GRANTED   IN FISCAL    PRICE   EXPIRATION -----------------
NAME                        (1)        YEAR    ($/SHARE)    DATE       5%      10%
----                     ---------- ---------- --------- ---------- -------- --------
Dennis E. Foster........   12,000      0.4%     $29.625   2/17/05   $223,572 $566,575
Kevin C. Gallagher......    3,500      0.1%      29.625   2/17/05     65,209  165,251
Kevin L. Beebe..........    3,500      0.1%      29.625   2/17/05     65,209  165,251
Gary L. Burge...........    3,500      0.1%      29.625   2/17/05     65,209  165,251
Susan L. Amato..........    2,500      0.1%      29.625   2/17/05     46,578  118,037

--------
(1) The options shown for each Named Officer include a reload feature. A reload feature means that a reload option may be granted when an optionee exercises a stock option and makes payment of the purchase price using shares of previously owned Sprint common stock. A reload option grant is for the number of shares utilized in payment of the purchase price and tax withholding, if any. The option price for a reload option is equal to the market price of Sprint common stock on the date of exercise of the original option. A reload option becomes exercisable one year from the date the original option was exercised.
  Twenty-five percent of the options shown for each Named Officer became exercisable on February 17, 1996, and an additional 25% will become exercisable on February 17 of each of the three successive years.

(2) The dollar amounts in these columns are the result of calculations at the five percent and ten percent rates set by the Securities and Exchange Commission and are not intended to forecast future appreciation of Sprint common stock.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

  The following table summarizes the value of the outstanding options to purchase Sprint common stock at December 31, 1995, for the Named Officers. At the Spin-off, all outstanding options to purchase Sprint common stock held by employees of the Company will be converted into options to purchase the Company's Common Stock. See "--Option Grants." There were no exercises of options by the Named Officers during 1995.

                          YEAR-END OPTION/SAR VALUES


                               NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                              UNDERLYING UNEXERCISED         IN-THE-MONEY
                             OPTIONS/SARS AT 12/31/95  OPTIONS/SARS AT 12/31/95
                             ------------------------- -------------------------
                             EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
NAME                             (#)          (#)        ($)(1)       ($)(1)
----                         ----------- ------------- ----------- -------------
Dennis E. Foster............   14,500       53,500      $150,657     $321,345
Kevin C. Gallagher..........   27,559        7,875       507,327       58,133
Kevin L. Beebe..............    3,750       12,750        36,001       79,282
Gary L. Burge...............   19,113       17,375       356,761       91,852
Susan L. Amato..............    7,954        4,749       157,484       33,804

--------
(1) The value of unexercised, in-the-money options/SARs is the difference between the exercise price of the options and the fair market value of Sprint common stock at December 31, 1995 ($39.625).

LONG-TERM INCENTIVE PLAN AWARDS

  The following table represents potential awards to Named Officers under Sprint's Long-Term Incentive Plan ("LTIP"). The Company does not have a long-term incentive plan and does not currently have plans to establish such a plan.

  Subject to Sprint's right to amend the LTIP at any time prior to Sprint's Organization and Compensation Committee's approval of payouts, awards can be earned by the achievement of certain financial objectives over the three year period ending December 31, 1997. Payouts of awards are tied to achieving specified levels of performance criteria, based on certain financial objectives, within Sprint's Long Distance Division ("SLDD"), Sprint's Local Telecommunications Division ("SLTD") and Sprint's Cellular Division ("SCD"). The relative weight given to the performance criteria of SLDD, SLTD and SCD in computing an executive's payout is based on the executive's responsibilities with Sprint. A portion of the payout for Mr. Foster is also tied to consolidated economic value added ("EVA") improvement.

  The portion of the payout applicable to SLDD is tied to achieving specified levels of operating margin, net collectible revenue growth and EVA improvement. The portion of the payout applicable to SLTD is tied to achieving specified levels of return on assets, nonregulated net collectible revenues, nonregulated operating income and EVA improvement. The portion of the payout applicable to SCD is tied to achieving specified levels of operating income, net collectible revenue and EVA improvement. The target amount will be earned if 100% of the targeted levels of such criteria is achieved. An award payout will not be earned for performance below the threshold.

  The calculated payout, based on the achievement of the above financial criteria, is adjusted (increased or decreased) by the percent change in the market price of Sprint's common stock as determined by the change in the average of the high and low prices on January 1, 1995 and December 31, 1997. If the stock price increases over the three-year performance period, the payout is adjusted by the percentage increase in stock price. Conversely, if the stock price decreases over the three-year performance period, the payout is reduced by the percentage decrease in stock price. Upon approval of the payouts by the Organization and Compensation Committee of Sprint, each payout will be paid as specified by the executive in restricted or unrestricted shares of Sprint common stock, or deferred under Sprint's Executive Deferred Compensation Plan.

             LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

                                                       ESTIMATED FUTURE PAYOUTS
                                                                UNDER
                                      PERFORMANCE OR    NON-STOCK PRICE-BASED
                                       OTHER PERIOD           PLANS (1)
                                           UNTIL      --------------------------
                                       MATURATION OR  THRESHOLD TARGET  MAXIMUM
NAME                                      PAYOUT         ($)      ($)     ($)
----                                  --------------- --------- ------- --------
Dennis E. Foster..................... 1/1/95-12/31/97  $16,184  $64,736 $126,804
Kevin C. Gallagher................... 1/1/95-12/31/97    3,550   14,200   27,814
Kevin L. Beebe....................... 1/1/95-12/31/97    3,985   15,941   31,226
Gary L. Burge........................ 1/1/95-12/31/97    3,985   15,941   31,226

--------

(1) Awards are based on a target opportunity over the three-year performance cycle which ends December 31, 1997. In addition, the estimated future payouts should assume that the average of the high and low price of Sprint common stock on December 31, 1997 will be the same as it was on January 1, 1995. Pursuant to the Distribution Agreement, employees of the Company will receive, subject to approval by Sprint's Compensation Committee, pro-rata payouts based on the length of time each participant participated in the LTIP prior to the Spin-off. Assuming achievement of financial objectives at the targeted performance level and no change in the stock price over the three-year period, payouts would be as follows: $18,870 for Mr. Foster, $4,733 for Mr. Gallagher and $5,208 each for Messrs. Beebe and Burge. Payouts under the LTIP will not be accelerated, but will be paid after the end of the cycle concluding on December 31, 1997.

EMPLOYMENT CONTRACTS

  In connection with the Spin-off, it is expected that any agreements between Sprint and management will be replaced by new agreements with the Company. The remaining executive officers may also enter into such agreements. The terms and conditions are expected to be determined shortly after the Spin-off by the Company's Board of Directors.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The Company's Certificate requires the Company to indemnify directors and officers to the fullest extent permitted by Delaware law. The Company's Bylaws require the Company to indemnify any person who is a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is serving as a director, officer, employee or agent of the Company, or is serving as a director, officer, employee or agent of another enterprise at the Company's request; provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the Company's best interests and, with respect to any criminal action or proceeding, that such person had no reasonable cause to believe such person's conduct was unlawful. The Company's Bylaws further provide that the Company shall not indemnify any person for any liabilities or expenses incurred by such person in connection with an action, suit or proceeding by or in the right of the Company in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which the action, suit or proceeding is brought determines that the person is entitled to indemnity for such expenses. The indemnification provided by the Company's Certificate of Incorporation and Bylaws is not exclusive of any other rights to which those seeking indemnification may be otherwise entitled.

  Prior to the consummation of the Spin-off, the Company plans to enter into indemnification agreements (the "Agreements") with each of the Company's directors and officers. The Agreements will provide that the Company will indemnify the directors and officers against all liabilities and expenses actually and reasonably incurred in connection with any action, suit or proceeding (including an action by or in the right of the Company) to which any of them is, was or at any time becomes a party, or is threatened to be made a party, by reason of their status as a director or officer of the Company, or by reason of their serving or having served at the request or on behalf of the Company as a director, officer, trustee or in any other comparable position of any other enterprise to the fullest extent allowed by law. No indemnity will be provided under the Agreements for any amounts for which indemnity is provided by any other indemnification obligation or insurance maintained by the Company or another enterprise or otherwise. Nor will any indemnification provided under the Agreements be used as a source of contribution to, or as a substitute for, or as a basis for recoupment of any payments pursuant to, any indemnification obligation or insurance coverage which is available from another enterprise. Nor will indemnity be provided to any director or officer on account of conduct which is finally adjudged by a court to have been knowingly fraudulent, deliberately dishonest or a knowing violation of law. In addition, no indemnification will be provided if a final court adjudication shall determine that such indemnification is not lawful, or in respect of any suit in which judgment is rendered against any director or officer for an accounting of profits made from a purchase or sale of securities of the Company in violation of Section 16(b) of the Securities Exchange Act of 1934 or of any similar law, or on account of any remuneration paid to any director or officer which is adjudicated to have been paid in violation of law.

ONGOING EMPLOYEE BENEFIT PLANS

 1996 Equity Incentive Plan

  In anticipation of the Spin-off, the Company will adopt, and Centel as sole stockholder of the Company will approve, the 1996 Equity Incentive Plan (the "Equity Incentive Plan"), effective as of the date of the Spin-off.

  The Plan permits the granting of any or all of the following types of awards to employees: (1) stock options, including incentive stock options ("ISOs") and options other than ISOs ("non-qualified options"), (2) stock appreciation rights ("SARs"), in tandem with stock options or free-standing, (3) restricted stock, (4) performance shares and performance units conditioned upon meeting performance criteria, and (5) other awards valued in whole or in part by reference to, or otherwise based on, the Company Common Stock or other securities of the Company ("other stock unit awards"). The Committee administering the Plan may permit participants to defer the distribution of all or part of the stock, cash or other consideration in accordance with such terms and conditions as the Committee shall establish. In connection with any award or any deferred award, payments may also be made representing dividends or interest or their equivalent.

  Shares Subject to Plan. Subject to adjustment as described below, one percent of the outstanding shares of Company Common Stock (and other outstanding securities) as of the first day of each calendar year for which the Plan is in effect shall be available for grant under the Plan in such year. All shares available in any year which are not granted under the Plan shall be available for grant in subsequent years. If any shares subject to any award are forfeited, or the award is terminated without issuance of shares or other consideration, the shares subject to such awards shall again be available for grant pursuant to the Plan. No employee may receive awards covering an aggregate of more than 500,000 shares of Company Common Stock during any calendar year, subject to anti-dilution adjustments.

  Administration. The Plan shall be administered by the Compensation Committee of the Board ("Committee"), none of the members of which may be an employee of the Company. The Committee has the authority to select employees to whom awards are granted, to determine the types of awards and the number of shares covered and to set the terms, conditions and provisions of such awards and to cancel or suspend awards. The Committee shall be authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of agreements entered into with employees under the Plan, and to make all other determinations which may be necessary or advisable for the administration of the Plan. All employees of
the Company and its subsidiaries (approximately    persons) are eligible to be
participants.

  The Board may amend, alter or discontinue the Plan or any portion thereof at any time, provided that no such action shall impair the rights of a participant without the participant's consent and provided that no amendment shall be made without stockholder approval which shall (i) increase the total number of shares reserved for issuance pursuant to the Plan or (ii) change the class of eligible participants.

  Stock Options. The purchase price per share of Company Common Stock purchasable under any stock option granted to an employee will be determined by the Committee, but shall not be less than 100% of the fair market value of the stock on the date of the grant of such option. The term of each such option, and the time or times when it may be exercised, shall be fixed by the Committee. The grant and the terms of ISO's shall be restricted to the extent required for qualification as ISOs by the Code. Options shall be exercised by payment of the purchase price, either in cash or, at the discretion of the Committee, in Company Common Stock or other consideration having a fair market value on the date the option is exercised equal to the option price.

  Stock Appreciation Rights. An SAR may be granted free-standing or in tandem with the grant of new options or outstanding non-qualified options. Upon exercise of an SAR, the holder thereof is entitled to receive the excess of the fair market value of the shares for which the right is exercised over the grant price of the SAR. The grant price (which shall not be less than the fair market value of the shares on the date of grant) and other terms of the SAR shall be determined by the Committee. Payment by the Company upon such exercise will be in cash, stock, other property or any combination thereof, as the Committee shall determine.

  Restricted Stock. Restricted stock may not be disposed of by the recipient until certain restrictions established by the Committee lapse. Recipients of restricted stock are not required to provide consideration other than the rendering of services or the payment of any minimum amount required by law. The participant shall have, with respect to restricted stock, all of the rights of a Stockholder including the right to vote the shares, and the right to receive any cash dividends to the extent permitted by applicable law, unless the Committee shall otherwise determine. Upon termination of employment during the restriction period, all restricted stock shall be forfeited, subject to such exceptions, if any, authorized by the Committee.

  Performance Awards. From time to time, the Committee shall select a period during which performance criteria determined by the Committee are measured for the purpose of determining the extent to which a performance award has been earned. Performance awards may be in the form of performance shares (valued by reference to shares of stock), or performance units (valued by reference to cash or property other than stock). Performance awards may be paid in cash, stock, other property or a combination thereof. Recipients of performance awards are not required to provide consideration other than the rendering of services and any minimum purchase price required by applicable law.

  Other Stock Unit Awards. In order to enable the Company to respond quickly to significant legislative and regulatory developments and to trends in executive compensation practices, the Committee shall also be authorized to grant to participants, either alone or in addition to other awards granted under the Plan, awards of stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, Company Common Stock or other securities of the Company ("other stock unit awards"). Other stock unit awards may be paid in Common Stock or other securities of the Company, cash or any other form of property as the Committee shall determine. The Committee shall determine the employees to whom other stock unit awards are to be made, the times at which such awards are to be made, the number of shares to be granted pursuant to such awards and all other conditions of such awards. The provisions of such awards need not be the same with respect to each recipient. Securities granted pursuant to other stock unit awards may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. If purchase rights are granted pursuant to other stock unit awards the Committee shall determine the purchase price of stock, which price shall not be less than the fair market value of such stock on the date of grant.

  Adjustments. In the event of any change affecting the shares of Company Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distribution to Stockholders other than cash dividends, the Committee shall make such substitution or adjustment in the aggregate number or class of shares which may be distributed under the Plan and in the number, class and option price or other price of shares subject to the outstanding awards granted under the Plan as it deems to be appropriate in order to maintain the purpose of the original grant.

  Change of Control. In order to maintain all of the participants' rights in the event of a change of control of the Company, the Committee, as constituted before such change of control, in its sole discretion, may, as to any outstanding award, take any one or more of the following actions: (i) provide for the acceleration of any time periods relating to the exercise or realization of any such award so that such award may be exercised or realized in full on or before a date previously fixed by the Committee; (ii) provide for the purchase of any such award by the Company upon a participant's request, for an amount of cash equal to the amount which could have been attained upon the exercise of such award or realization of such participant's rights had such award been currently exercisable or payable, (iii) make such adjustment to any such award then outstanding as the Committee deems appropriate to reflect such change of control; or (iv) cause any such award then outstanding to be assumed, or new rights substituted therefore, by the acquiring or surviving corporation in such change of control. A change of control is deemed to occur if someone acquires 20% or more of the outstanding stock of the Company or if there is a change of a majority of the Directors within a two-year period.

  Tax Aspects of the Plan. Under present law, the following are the federal tax consequences generally arising with respect to awards granted under the Plan. The grant of an option or SAR will create no tax consequences for an optionee or the Company. The optionee will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Company will receive no deduction when an ISO is exercised. Upon exercising a non-qualified option or a SAR, the optionee must recognize ordinary income equal to the difference between the exercise price and the fair market value of the stock on the date of the exercise; the Company will be entitled to a deduction for the same amount. The treatment of a disposition of shares acquired through the exercise of an option depends on how long the shares have been held and on whether such shares were acquired by exercising an ISO or by exercising a non-qualified option or a SAR. Generally, there will be no tax consequence to the Company in connection with a disposition of shares acquired by exercise of an option except that the Company may be entitled to a deduction in the case of a disposition of shares acquired by exercise of an ISO before the applicable ISO holding periods have been satisfied.

  With respect to other awards granted under the Plan that are settled either in cash or in stock or other property that is either transferable or not subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the cash or the fair market value of shares or other property received; the Company will be entitled to a deduction for the same amount. With respect to awards that are settled in stock or other property that is restricted as to transferability and subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier; the Company will be entitled to a deduction for the same amount. Different tax rules may apply to officers who are subject to Section 16 of the Securities Exchange Act of 1934, as amended.


 Director Equity and Deferred Compensation Plan

  In anticipation of the Spin-off, the Company will adopt, and Centel as sole stockholder of the Company will approve, the Director Equity and Deferred Compensation Plan (the "Director Plan"), effective as of the date of the Spin-off. The Director Plan provides for the following: (i) annual, automatic option grants; (ii) the automatic grants of restricted stock for a portion of the directors' annual retainer fee; and (iii) an elective deferred compensation opportunity. The number of shares of Company Common Stock available under the Director Plan for option grants is 400,000 shares, subject to anti-dilution adjustments.

  Eligibility. Only directors of the Company who are not employees of the Company or any of its subsidiaries ("Outside Directors") will be eligible to participate in the Director Plan.

  Restricted Stock Grant. Each Outside Director will have 50% of his or her annual retainer provided in the form of restricted stock. The Chairman of the Board, if an Outside Director, receives an additional retainer, 25% of which will be provided in the form of restricted stock. The number of shares of restricted stock is determined by the market value of Company Common Stock of the date of the annual shareowners meeting. Restrictions lapse immediately before the commencement of the first annual shareowners meeting following the grant of restricted stock, or sooner in the event of the Outside Director's termination by reason of death, disability or mandatory retirement (if any). The restricted stock shall entitle the Outside Director to all voting, dividend, liquidation and other rights of a shareowner with respect to such shares. It is not certain whether the value of a grant of restricted stock will result in taxable income to the Outside Directors, and whether a corresponding deduction will be available to the Company, at the time of the grant or at the time of the lapse of the restrictions on the restricted shares.

  Option Grants. The Director Plan provides for the following option grants to Outside Directors, the timing, size, and exercise price of which are all determined by a fixed formula: (i) an initial option grant of 9,000 shares as of the Spin-off date, for Outside Directors serving at that time, or on the date an Outside Director joins the Board, for those who become Outside Directors at a later date; and (ii) subsequent option grants of 3,000 shares at the close of business on the date of each annual meeting of shareowners commencing with the third annual shareowners meeting after an Outside Director joins the Board. The option exercise price shall be 100% of the fair market value of the Company Common Stock on the option grant date. The initial option grant will become exercisable as follows: 33 1/3% as of December 31 of the year in which the option is granted and an additional 33 1/3% on December 31 of each of the two succeeding years. The subsequent option grants will become exercisable as follows: 25% at December 31 of the calendar year during which the option is granted and an additional 25% at each succeeding December 31. Options will vest earlier in the event of the director's death, permanent disability, or a change in control of the Company. Vested options are exercisable for the year after termination of service as a director for any reason. The option exercise price may be paid in cash, Company Common Stock, or a combination of both. The tax consequences of option grants to Outside Directors and the Company are generally similar to the tax consequences applicable to non-qualified options granted to employees as discussed above under "--1996 Equity Incentive Plan--Tax Aspects of the Plan."

  Elective Deferred Compensation. An Outside Director may elect to defer all or a portion of the cash portion of the annual retainer. Each Outside Director's deferral account will be credited as of the date the cash portion of the annual retainer would have otherwise been paid. Interest will be credited quarterly using the prime rate in effect on the first business day of the quarter as reported in the Wall Street Journal. The Outside Director must make an election to defer some or all of the annual retainer by December 31 of the year preceding the calendar year in which the retainer is earned (or within 30 days after becoming an Outside Director with respect to the compensation earned after the date of such election) and must specify the deferral period as either a fixed number of years or until termination of service as an Outside Director. All distributions of deferred compensation will be made in cash only. Taxable income will be recognized by the Outside Director and the Company will be entitled to a deduction only in the year of distribution.

  Termination. The Director Plan will terminate December 31, 2005.

REPLACEMENT EMPLOYEE BENEFIT PLANS

 Replacement Stock Option Plan

  In anticipation of the Spin-off, the Company will adopt, and Centel as sole shareholder of the Company will approve, the Replacement Stock Option Plan (the "Replacement Plan"), effective as of the closing date of the Spin-off. The purpose of the Replacement Plan is to continue stock options for all Company employees under various Sprint stock option plans that would otherwise expire within 90 days after the Spin-off. Sprint stock option plans for which replacement grants will be made are the Management Incentive Stock Option Plan, the 1990 Stock Option Plan, the 1985 Stock Option Plan, the Sprint Long-Term Stock Incentive Program, and the Centel Stock Option Plan (collectively, the "Sprint Plans"). Under the Replacement Plan, all outstanding options of employees of the Company under Sprint Plans as of the closing date of the Spin-off will be replaced by options to purchase Company Common Stock (the "Replacement Options"). See "--Option Grants" for a description of the method by which Sprint options will be replaced by Company options. Options to purchase Sprint stock will be canceled by Sprint as of the Spin-off. The number of shares of Company Common Stock available under the Replacement Plan for grants of Replacement Options is 2,000,000 shares.

  Eligibility. All of the approximately 240 employees of the Company who have outstanding options to purchase Sprint common stock under Sprint Plans will be eligible to receive Replacement Options.

  Replacement Options. The Replacement Options will carry the same terms (including, but not limited to, expiration date, vesting, ability to utilize share withholding, period of time to exercise following termination of employment, providing for reload options or stock appreciation rights, and options exercisable for restricted stock) as those under the Sprint Plan under which the replaced options were originally awarded. See "--Option Grants" for a description of the method for determining the per share exercise price and the number of shares to be covered by such Replacement Options.

  Exercise. The option exercise price may be paid either in cash or in Company Common Stock, or a combination of both, having a fair market value on the date the Replacement Option is exercised equal to the exercise price.

  Terms of Options. The following terms related to termination of employment apply to Replacement Options depending on the Sprint plan under which they were originally awarded.

    Management Incentive Stock Option Plan. Vested Replacement Options of employees whose employment with the Company has been terminated shall remain exercisable as follows (but in no event may a Replacement Option be exercised after the end of its term) if the employee's employment was terminated by reason of: (i) involuntary termination by the Company other than for cause, for ten years from the original date of grant of the predecessor Sprint stock option; (ii) death, one year from date of death;
  (iii) retirement or disability, five years from date of termination of employment; (iv) voluntary termination, three months from date of termination; and (v) involuntary termination for cause, immediately on termination of employment.

    1990 Stock Option Plan and 1985 Stock Option Plan. Vested Replacement Options of employees whose employment with the Company has been terminated shall remain exercisable as follows (but in no event may a Replacement Option be exercised after the end of its term) if the employee's employment was terminated by reason of: (i) death, one year from date of death; (ii) retirement or disability, five years (one year in the case of ISOs) from date of termination of employment; and (iii) termination for any other reason, three months from termination of employment. In the case of Replacement Options for grants originally awarded under the 1990 Stock Option Plan, options shall terminate if the employee, after termination of employment for whatever reason, becomes associated with a competing business.

    Centel Stock Option Plan. All Replacement Options will be forfeited and canceled upon termination of employment, except (but in no event may a Replacement Option be exercised after the end of its term): (i) in the case of death or disability, one year from date of death or disability; (ii) in the case of retirement, three years from date of termination of employment.

    Sprint Options To Be Replaced Pursuant to Replacement Plan. The following table provides certain information regarding options to purchase Sprint common stock held under the Sprint Plans by the persons and groups included in the table. Such options (except those held by Outside Directors) will be replaced with options to purchase Company Common Stock, but the number of such replacement options is not presently determinable.

                                                              SPRINT STOCK
                                                                OPTIONS
                                                           ---------------------
                                                           SHARES      VALUE(1)
                                                           -------    ----------
   Dennis E. Foster
    President and Chief Executive Officer................   68,000    $  659,000
   Kevin C. Gallagher
    Senior Vice President, General Counsel and Secretary.   35,434    $  662,904
   Kevin L. Beebe
    Executive Vice President of Operations...............   16,500    $  160,657
   Gary L. Burge
    Senior Vice President of Finance.....................   36,488    $  548,955
   Susan L. Amato
    Senior Vice President of Engineering and Network
    Operations...........................................   12,703    $  226,221
   Executive Group.......................................  176,938    $2,387,272
   Outside Director Group................................      N/A(2)        N/A
   Non-Executive Officer Employee Group..................  251,111    $4,168,532

--------

(1) Reflects the difference between $42 3/8, the closing price of Sprint stock on January 26, 1996, and the option exercise price.

(2) No options to purchase Company Common Stock will be granted under the Replacement Plan to replace the Sprint options held by Outside Directors.


  Federal Income Tax Considerations. Generally, the grant of a replacement option will not have any tax consequences for the grantee or the Company. The exercise of a replacement option will result in taxable income to the grantee equal to the excess of the fair market value of the Company Common Stock at that time over the exercise price of the option. The Company will be entitled to a corresponding deduction at that time. Generally, a grantee will not realize any taxable income when a replacement SAR is granted. When the grantee exercises the SAR, the grantee will recognize ordinary income in an amount equal to the cash benefit received or the fair market value of the shares of Company Common Stock received. The Company will be entitled to a corresponding deduction at that time. Generally, the fair market value of replacement shares of restricted stock is taxable to a grantee as ordinary income when the restrictions lapse. The Company will be entitled to a corresponding deduction at the time.

  Other. The Plan may be amended by the Company's Board of Directors without stockholder approval except as may be required under federal securities law or under the listing requirements of a securities exchange on which any of the Company's equity securities are listed. The Replacement Plan will terminate on its tenth anniversary.

 Replacement Employees Stock Purchase Plan

  In anticipation of the Spin-off, the Company will adopt, and Centel as sole stockholder of the Company will approve, the Replacement Employees Stock Purchase Plan (the "Company ESPP"), effective as of the date of the Spin-off. The purpose of the Company ESPP is to provide continuation of benefits and opportunities provided to former participants in the Sprint Corporation 1988 Employees Stock Purchase Plan, as Amended and Restated for 1994 ("Sprint ESPP"), under which employees of the Company or its subsidiaries would be treated as terminated employees, requiring them to exercise their purchase options or take a cash distribution within 30 days of the date of the Spin-off.

  Eligibility. All employees of the Company immediately after the Spin-off are eligible to participate if they had in effect immediately prior to the Spin-off, an option to purchase shares under the Sprint ESPP. Approximately 600 employees of the Company currently have in effect an option to purchase shares under the Sprint ESPP.

  Number of shares that may be purchased. Each Eligible Employee who timely elects to participate in the Company ESPP shall be granted an option to purchase Company Shares under the Company ESPP for a number of shares of Company Common Stock equal to the number of shares of Sprint common stock such employee had an option to purchase under the Sprint ESPP multiplied by a fraction ("Share Adjustment Fraction"), the numerator of which is the Sprint Pre-Spin Market Value (as defined in the Distribution Agreement) and the denominator of which is SpinCo Post-Spin Market Value (as defined in the Distribution Agreement). The number of shares of Company Common Stock available under the Company ESPP is 280,000 shares.

  Purchase price. The purchase price per share of Company Common Stock shall be the lower of (a) the Adjusted Grant Date Price (the grant date price under the Sprint ESPP divided by the Share Adjustment Fraction) and (b) the Exercise Date Price. However, the purchase price will in no event be less than $12.00 per share of Company Common Stock divided by the Share Adjustment Fraction.

  Termination of Employment. Termination of employment before the completion of payments shall be deemed a cancellation of the option as of the last business day of the calendar month immediately before such termination unless the employee files with the Company an election to purchase Company Common Stock within 30 days of date of termination. If the employee fails to timely elect a purchase of Company Common Stock, he will receive, in cash, the total amount credited to his or her account at that time.

  Sprint ESPP Plan Options To Be Replaced Pursuant to Company ESPP. The following table provides certain information regarding options to purchase Sprint Common Stock under the Sprint ESPP by the persons and groups included in the table. Such options will be replaced with options to purchase Company Common Stock under the Company ESPP, but the number of replacement options is not currently determinable.

                                                               SPRINT ESPP
                                                                 OPTIONS
                                                             ------------------
                                                             SHARES    VALUE(1)
                                                             ------    --------
   Dennis E. Foster
    President and Chief Executive Officer...................  1,000     $10,025
   Kevin C. Gallagher
    Senior Vice President, General Counsel and Secretary....      0           0
   Kevin L. Beebe
    Executive Vice President of Operations..................      0           0
   Gary L. Burge
    Senior Vice President of Finance........................  1,313     $13,162
   Susan L. Amato
    Senior Vice President of Engineering and Network
    Operations..............................................      0           0
   Executive Group..........................................  3,626     $36,351
   Outside Director Group...................................    N/A(2)      N/A
   Non-Executive Officer Employee Group..................... 57,762    $579,064

--------

(1) Reflects the difference between $42 3/8, the closing price of Sprint common stock on January 26, 1996, and the option exercise price.

(2) No persons who will be Outside Directors immediately after the Spin-off hold options under the Sprint ESPP.

  Federal Income Tax Considerations. The Company ESPP is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. Participants will have no taxable income when an option is granted under the Company ESPP, or when such participants purchase Company Common Stock pursuant to the exercise of the option. If a participant disposes of Company Common Stock more than two years after the date on which the options were granted and more than one year after the date the participant exercises the option (the "Holding Period"), the participant will have taxable income on the difference between the fair market value of the option shares at that time and the purchase price paid by the participant to acquire such shares. If the amount the participant realizes on such disposition is less than the amount paid to acquire the option shares, then the participant will have a long-term capital loss. If a participant disposes of shares of Company Common Stock either two years or less after the options were granted or one year or less after the exercise of an option (a "disqualifying disposition"), the participant will generally have income on the difference between the fair market value of the shares of Company Common Stock upon disposition of the shares and the amount payable to acquire the option shares. The Company is not entitled to any deduction in connection with the purchase or sale of shares of Company Common Stock, other than in connection with a disqualifying disposition, in which case the Company is entitled to a deduction equal to the amount of ordinary income required to be recognized by the participant.

  Other. The Board of Directors may amend the Company ESPP to comply with the rules or regulations of any governmental authority, or to be eligible for tax benefits under the Code, or for any other reason, provided that no amendment may adversely affect the rights of any participant, nor may any amendment increase the number of shares of Company Common Stock authorized for sale under the Company ESPP without the approval of the Company's shareholders.

                     DESCRIPTION OF COMPANY CAPITAL STOCK

GENERAL

  At the time of the Spin-off, the authorized capital stock of the Company will consist of (i) 1,000,000,000 shares of Common Stock, par value $0.01 per share (the "Company Common Stock"), and (ii) 100,000,000 shares of Preferred Stock, par value $0.01 per share (the "Company Preferred Stock"). The following summary descriptions of the capital stock and the provisions of the Company Certificate and Bylaws is qualified in its entirety by reference to the Certificate and Bylaws of the Company, copies of which are filed as exhibits to the Registration Statement on Form 10 ("Form 10") of the Company, pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act").

COMMON STOCK

  Following the Spin-off, there will be approximately 116,199,598 shares of the Company Common Stock outstanding. All of the shares of the Company Common Stock distributed by Sprint will be fully paid and nonassessable. See "The Spin-off--Manner of Effecting the Spin-off."

  The holders of the Company Common Stock have no preemptive rights to subscribe for or purchase any stock, obligations, warrants or other securities of the Company and do not have cumulative voting rights in the election of directors. Holders of the Company Common Stock are entitled:

  (a) To receive such dividends as are declared by the Company's Board of Directors subject to applicable law and the rights of the Company Preferred Stock;

  (b) To one vote for each share on all matters upon which stockholders have the right to vote generally to the exclusion of all other classes of stock, except the Company Preferred Stock, which shall have such voting rights as may be expressly provided in the resolutions adopted by the Company's Board of Directors covering the issuance from time to time of one or more series of the Company Preferred Stock; and

  (c) To the remaining net assets of the Company upon any liquidation, dissolution or winding up of the Company, after provision has been made for the payment of the amount per share fixed by the resolutions of the Company's Board of Directors covering the issuance of the Company Preferred Stock.

PREFERRED STOCK

 General

  The Company is authorized to issue up to 100,000,000 shares of the Company Preferred Stock without further stockholder approval, except as may be required by applicable stock exchange regulations. The Company's Board of Directors will be authorized to determine, without any further action by the holders of the Company Common Stock, the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption, liquidation preferences and sinking fund terms of any series of the Company Preferred Stock, the number of shares constituting any such series and the designation thereof. Should the Company's Board of Directors elect to exercise its authority, the rights, preferences and privileges of holders of the Company Common Stock would be subject to the rights, preferences and privileges of the Company Preferred Stock. The Company has no present plans to issue any shares
of the Company Preferred Stock, although         shares of First Series
Preferred Stock have been designated for issuance pursuant to the Rights Agreement.

 First Series Preferred Stock

  General. Prior to the Spin-off, the Board of Directors of the Company will
authorize and designate the rights and preferences of          shares of First
Series Junior Participating Preferred Stock ("First Series Preferred Stock"), which will only be available for issuance upon certain exercises of the Rights.

  Dividend. When issued, shares of First Series Preferred Stock will be
entitled to a dividend at a rate of the greater of (i) $     per share each
quarter, or (ii) 100 times the aggregate per share cash dividend and 100 times the aggregate per share fair market value of non-cash dividends or other distribution declared and payable to holders of the Company Common Stock, other than dividends payable in the Company Common Stock.

  Voting Rights. Each share of First Series Preferred Stock will be entitled to 100 votes which voting rights may be exercised at any annual or special meeting of stockholders for the election of directors and on any other matter coming before such meeting. Such voting rights are adjusted to reflect any dividend payable in Common Stock or any combination of outstanding Common Stock.

  Liquidation, Dissolution or Winding Up. In the event of a voluntary or involuntary liquidation, holders of First Series Preferred Stock will be
entitled to receive the greater of (i) $      per share, or (ii) an amount per
share equal to 100 times the amount to be distributed per share to holders of the Company Common Stock, subject to adjustment to reflect any dividend payable in Common Stock or any combination of outstanding Common Stock.

  Consolidation, Merger, etc. If the Company enters into any consolidation, merger, combination or other transaction in which the shares of the Company Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of the First Series Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to 100 times the aggregate amount of stock, securities, cash and/or any other property, as the case may be, into which or for which each share of the Company Common Stock is changed or exchanged.

LISTING AND TRADING OF COMMON STOCK

  Prior to the date hereof, there has been no trading market for the Company Common Stock. The Company Common Stock will be approved for listing on the NYSE, and it is anticipated that trading will commence on the NYSE on a "when issued" basis two trading days prior to the Record Date. The term "when issued" means that shares can be traded prior to the time certificates are actually available or issued. The Company is unable to predict the extent of the market for the Company Common Stock or the prices at which such shares will trade. The prices at which the Company Common Stock trades will be determined by the marketplace and may be influenced by many factors, including, among others, investor perception of the Company and of the cellular telecommunications industry, the Company's dividend policy and general economic and market conditions.

RESTRICTIONS ON TRANSFER

  Shares of the Company Common Stock distributed to Sprint stockholders will be freely transferable, except for shares received by any persons who may be deemed to be "affiliates" of the Company as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), which shares will remain subject to the resale limitations of Rule 144. Persons who may be deemed to be affiliates of the Company after the Spin-off generally include individuals or entities that control, are controlled by, or are under common control with the Company and may include certain officers and directors of the Company as well as principal stockholders of the Company. Persons who are affiliates of the Company will be permitted to sell their shares of the Company only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption provided by Section 4(1) of the Securities Act or Rule 144 thereunder. The Section 4(1) exemption allows the sale of unregistered shares by a person who is not an issuer, an underwriter or a dealer. Rule 144 provides persons who are not issuers with objective standards for selling restricted securities and securities held by affiliates without registration. The rule requires that (1) current public information be available concerning the issuer; (2) restricted stock be held two years or more; (3) volume limitations are placed on sales during any three-month period; and (4) compliance with certain manner of sale restrictions. The amount of the Company Common Stock which could be sold under Rule 144 during a three-month period cannot exceed the greater of (1) approximately shares, or (2) the average weekly trading volume for the shares for a four-week period prior to the date that notice of the sale is filed with the Securities and Exchange Commission ("SEC").

DIVIDENDS ON THE COMPANY COMMON STOCK

  The Company currently does not anticipate paying cash dividends on Company Common Stock in the foreseeable future. The future dividend policy will be determined on the basis of various factors, including the Company's results of operations, financial condition, capital requirements and investment opportunities. In addition, the Credit Facility and the Indenture limit the Company's ability to pay dividends.

TRANSFER AGENT AND REGISTRAR

  The Transfer Agent and Registrar for the Company Common Stock will be Chemical Mellon Shareholder Services, L.L.C.

                 BENEFICIAL OWNERSHIP OF COMPANY COMMON STOCK

  Prior to the Spin-off, Sprint owns, directly or indirectly, all of the outstanding shares of Company Common Stock. Assuming the completion of the Spin-off and that Sprint shareholders continue to own beneficially on the Record Date the same number of shares of Sprint common stock believed by Sprint to be owned beneficially by such persons on December 31, 1995, the following table sets forth certain information with respect to Company Common Stock that will be owned beneficially by: (i) each person who beneficially owns more than five percent (5%) of Sprint's outstanding common stock; (ii) each prospective director and each Named Officer of the Company; and (iii) all directors and executive officers of the Company as a group, assuming a 1 for 3 distribution ratio. If there is no change in the number of shares of Sprint common stock outstanding as of December 31, 1995, approximately 116,199,598 shares of the Company would be outstanding immediately after the Spin-off.

 BENEFICIAL OWNERS, DIRECTORS AND        NUMBER OF SHARES         PERCENT OF
       EXECUTIVE OFFICERS(1)         BENEFICIALLY OWNED(2)(3) OUTSTANDING SHARES
 --------------------------------    ------------------------ ------------------
Oppenheimer & Company, Inc.........         6,307,168(4)             5.2%
 Oppenheimer Tower
 World Financial Center
 200 Liberty Street
 New York, NY 10281
Sprint Retirement Savings Plan.....         5,933,718                5.1
 c/o Sprint Corporation
 2330 Shawnee Mission Parkway
 Westwood, KS 66205
Frank E. Reed, Prospective Chairman
 of the Board of Directors.........               650                  *
Robert E.R. Huntley, Prospective
 Director..........................               978(5)               *
Charles H. Price II, Prospective
 Director..........................               466                  *
Dennis E. Foster, Prospective
 Director, President and Chief
 Executive Officer.................             1,883(6)               *
Kevin C. Gallagher, Senior Vice
 President, General Counsel and
 Secretary.........................             3,114(7)               *
Kevin L. Beebe, Executive Vice
 President of Operations...........               532(8)               *
Gary L. Burge, Senior Vice
 President of Finance..............             1,864(9)               *
Susan L. Amato, Senior Vice
 President of Engineering and
 Network Operations................             1,728(10)              *
Directors and executive officers as
 a group (10 persons)..............            14,226                  *

--------

*  Represents less than 1%

(1) This table is based upon information supplied by directors, executive officers and principal stockholders.

(2) Unless otherwise indicated in the footnotes to this table, each of the stockholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned. This table excludes the number of Sprint stock options currently exercisable or exercisable within 60 days by the officers. Some or all of each individual's outstanding Sprint stock options may be exercised before the Record Date and shares of the Company Common Stock will subsequently be distributed with respect to the Sprint common stock received upon exercise of those stock options. However, the options unexercised as of the Record Date will be replaced with a grant of options to purchase Company Common Stock on the Record Date, as calculated by the formula set forth under "--Option Grants." The market value components of the formula are presently indeterminable and thus, it is impossible to compute the number of shares of Company Common Stock to be received for each unexercised option. The number of Sprint stock options held by each officer is indicated in the following notes.

(3) The officers are participants in the Sprint Retirement Savings Plans. The participants in these plans are prohibited from directing the investment of some or all of their Sprint shares. These shares will receive shares of the Company's Common Stock pursuant to the Spin-off dividend distribution.

(4) Stock ownership and percent of outstanding shares of Oppenheimer & Company, Inc. is as of September 30, 1995, which is the most recent practicable date for which this information is available.

(5) Includes 825 shares jointly owned by Mr. Huntley's wife, and as to such shares Mr. Huntley and his wife share voting power and investment power.

(6) Includes 250 shares of Company common stock that Mr. Foster will receive at the time of Spin-off when 750 shares of his restricted Sprint common stock vest, and includes 208 shares invested in the retirement plans. Excludes shares which could result from 14,500 Sprint shares that may be acquired upon exercise of stock options and 6,000 Sprint shares that may be acquired within 60 days through the exercise of stock options, or from the conversion of such options after the Record Date.

(7) Includes 1,119 shares jointly owned by Mr. Gallagher's wife, and as to such shares Mr. Gallagher and his wife share voting power and investment power, and 1,311 shares invested in the retirement plans. Excludes shares which could result from 27,559 Sprint shares that may be acquired upon exercise of stock options and 1,750 Sprint shares that may be acquired within 60 days through the exercise of stock options, or from the conversion of such options after the Record Date.

(8) Includes 100 shares jointly owned by Mr. Beebe's wife, and as to such shares Mr. Beebe and his wife share voting power and investment power and 432 shares invested in the retirement plans. Excludes shares which could result from 3,750 Sprint shares that may be acquired upon exercise of stock options and 2,125 Sprint shares that may be acquired within 60 days through the exercise of stock options, or from the conversion of such options after the Record Date.

(9) Includes 1,327 shares invested in the retirement plans. Excludes shares which could result from 19,113 Sprint shares that may be acquired upon exercise of stock options and 1,750 Sprint shares that may be acquired within 60 days through the exercise of stock options, or from the conversion of such options after the Record Date.

(10) Includes 114 shares invested in the retirement plans. Excludes shares which could result from 7,954 Sprint shares that may be acquired upon exercise of stock options and 1,250 Sprint shares that may be acquired within 60 days through the exercise of stock options, or from the conversion of such options after the Record Date.

                  ANTITAKEOVER EFFECTS OF CERTAIN PROVISIONS

  Set forth below is a brief description of some of the important provisions of the Company's Certificate and Bylaws to be adopted prior to the Spin-off and a description of any comparable provisions of the Sprint Articles of Incorporation (the "Sprint Articles") and Sprint's Bylaws. The description of the Sprint Articles and Bylaws assumes that the amendments described in its Proxy Statement dated November 21, 1994 have been adopted. Certain provisions could make the acquisition of control of the Company by means of a tender offer, open market purchases, a proxy contest or otherwise more difficult. These provisions are designed to enable the Company's Board of Directors, particularly in the initial years of the Company's existence as an independent, publicly-owned company, to develop the Company's business in a manner that will foster its long-term growth without the potential disruption that might be entailed by the threat of a takeover not deemed by the Company's Board of Directors to be in the best interests of the Company and its stockholders. The following description is intended as a summary only and is qualified in its entirety by reference to the Certificate and Bylaws, copies of which will be available upon request. In addition, the Tax Assurance Agreement and the Tax Sharing Agreement could also deter a takeover proposal. See "The Spin-off--The Tax Sharing Agreement" and "The Spin-off--The Tax Assurance Agreement."

CLASSIFIED BOARD OF DIRECTORS

  The Certificate provides that the Company's Board of Directors will be divided into three classes of directors, with the classes to be as nearly equal in number as possible. The Board of Directors consists of the persons referred to in "Management--Directors and Executive Officers. At each annual meeting of stockholders, one class of directors will be elected, each year for a three-year term.

  The Company believes that the classified board provision of the Certificate is advantageous to the Company and its stockholders because, by providing that directors will serve three-year terms rather than one-year terms, it will enhance the likelihood of continuity and stability in the composition of the Company's Board of Directors and in the policies formulated by the Company's Board of Directors. The Company believes that this, in turn, will permit the board to represent more effectively the interests of all stockholders.

  With a classified Board of Directors, it will generally take a majority stockholder two annual meetings of stockholders to elect a majority of the Company's Board of Directors. As a result, a classified board may discourage proxy contests for the election of directors or purchases of a substantial block of stock because its provisions could operate to prevent obtaining control of the board in a relatively short period of time. The classification provisions could also have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its stockholders. In addition, because under the Certificate directors may be removed only for cause, a classified board would delay stockholders who do not agree with the policies of the Board of Directors from replacing a majority of the Board of Directors for two years, unless they can demonstrate that the directors should be removed for cause and obtain the requisite vote.

  The Sprint Articles have substantially similar provisions establishing a classified Board of Directors and requiring that directors may only be removed for cause.

NUMBER OF DIRECTORS; REMOVAL; FILLING VACANCIES

  The Certificate and the Bylaws provide that the number of directors will be fixed from time to time exclusively by the Board of Directors, but shall consist of no less than four nor more than twelve directors. In addition, the Certificate and the Bylaws provide that, subject to any rights of holders of any shares of Company Preferred Stock, if any, a majority of the Board of Directors then in office may fill any vacancies on the Board of Directors provided that the vacancy to be filled is also approved by a majority of the Continuing Directors (as defined below) then in office. Accordingly, the Board of Directors could temporarily prevent any stockholder from obtaining majority representation on the Board by enlarging the size of the board and filling the new directorships with its own nominees.

  Under the Delaware General Corporation Law ("DGCL") and the Certificate, a director serving on a classified board may be removed by the stockholders only for cause. Moreover, the Certificate provides that directors may be removed only by the affirmative vote of holders of at least a majority of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class.

  The Sprint Articles similarly provide that the number of directors will be fixed from time to time exclusively by the Board of Directors, but shall consist of no less than 10 nor more than 20 directors, which directors may be removed by the stockholders only for cause under Kansas law. As with the Company, the Sprint Articles provide that directors may only be removed by the affirmative vote of holders of at least a majority of the Voting Stock of Sprint and vacancies may only be filled by the affirmative vote of a majority of the directors then in office. However, unlike the Certificate, the Sprint Articles do not require that a majority of the Continuing Directors approve the vacancy to be filled.

LIMITATIONS ON STOCKHOLDER ACTION BY WRITTEN CONSENT

  The Certificate also provides that any action required or permitted to be taken by the stockholders of the Company must be taken at an annual or special meeting of stockholders, and prohibits stockholder action by written consent, unless such consent is unanimous. The Sprint Articles do not have a similar provision because under Kansas law a written consent of stockholders must be unanimous.

SPECIAL STOCKHOLDERS' MEETINGS

  The Certificate allows only the Chairman of the Board, the President or the Board of Directors to call a special stockholders' meeting. Sprint's Bylaws differ from that of the Company in that a majority of the shares outstanding may also demand a special meeting by written request.

ADVANCE NOTICE PROVISIONS FOR STOCKHOLDER NOMINATIONS AND STOCKHOLDER
PROPOSALS

  The Bylaws establish an advance notice procedure with regard to the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors (the "Nomination Procedure") and with regard to business to be brought before an annual or special meeting of stockholders of the Company (the "Business Procedure").

  The Nomination Procedure provides that, subject to the rights of holders of any series of Company Preferred Stock, if any, only persons who are nominated by, or at the direction of, the Board of Directors or by a stockholder who has given timely written notice to the Secretary prior to the meeting at which directors are to be elected, will be eligible for election as directors of the Company. The Business Procedure provides that at an annual or special meeting only such business may be conducted as has been specified in the notice of meeting, brought before the meeting by or at the direction of the Board of Directors or by a stockholder who has given timely written notice to the Secretary of such stockholder's intention to bring such business before the meeting. Under the Nomination Procedure or the Business Procedure, to be timely, notice must be received by the Company not less than 50 days nor more than 75 days prior to the annual or special meeting of stockholders, provided, however, that in the event that less than 65 days' notice or prior public disclosure of the meeting date is given or made to stockholders, notice by the stockholder to be timely must be received not later than the fifteenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs.

  Under the Nomination Procedure, a stockholder's notice to the Company proposing to nominate a person for election as a director must contain certain information (i) about each proposed nominee, including, without limitation,
(a) the name, age, business address and residence address of the nominee, (b) the class and number of shares of capital stock of the Company which are beneficially owned by the nominee, and (c) any other information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors pursuant to the Rules and Regulations of the Commission under the Exchange Act; and (ii) about the stockholder proposing to nominate such person, including, without limitation, the name and record address of the stockholders and the class and number of shares of capital stock of the Company which are beneficially owned by the stockholders. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. Under the Business Procedure, a stockholder's notice relating to the conduct of business other than the nomination of directors at an annual meeting must contain certain information about such business and about the proposing stockholder including, without limitation, a brief description of the business desired to be brought before the meeting, the name and record address of the proposing stockholder, the class and number of shares of capital stock of the Company owned by the proposing stockholder and a description of any material interest of the stockholder in such business. If the officer presiding at a meeting determines that a person was not nominated in accordance with the Nomination Procedure, such person will not be eligible for election as a director and such nomination shall be disregarded. If such presiding officer determines that business was not properly brought before such meeting in accordance with the Business Procedure, such business will not be transacted at such meeting.

  By requiring advance notice of nominations by stockholders, the Nomination Procedure will afford the Board of Directors a meaningful opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board of Directors, to inform stockholders about such qualification. By requiring advance notice of proposed business, the Business Procedure will provide a more orderly procedure for conducting annual and special meetings of stockholders and, to the extent deemed necessary or desirable by the Board of Directors, will provide the Board of Directors with a meaningful opportunity to inform stockholders, prior to such meetings, of any business proposed to be conducted at such meetings, together with any recommendation of the Board of Directors' position as to action to be taken with respect to such business, so as to enable stockholders better to determine whether they desire to attend such a meeting or grant a proxy to the Board of Directors as to the disposition of any such business. Although the Certificate and the Bylaws do not give the Board of Directors any power to approve or disapprove stockholder nominations for the election of directors or proposals for action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of procedures to elect its own slate of directors or to approve its proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to the Company and its stockholders.

  Sprint's Bylaws have substantially similar provisions regarding advance notice provisions for stockholder nominations and stockholder proposals.

PREFERRED STOCK

  The Certificate authorizes the Board of Directors to issue one or more series of Preferred Stock and to determine, with respect to any series of Preferred Stock, the powers, designations, preferences, optional or other rights, if any, and the qualifications, limitations or restrictions thereof. See "Description of Company Capital Stock--Preferred Stock."

  The Company believes that the ability of the Board of Directors to issue one or more series of Company Preferred Stock will provide increased flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs which might arise. The authorized shares of Company Preferred Stock, as well as shares of the Company Common Stock, will be available for issuance without further action by the Company's stockholders, unless such action is required by applicable law or the rules of any stock exchange on which the Company's securities may be listed or applicable rules of any self-regulatory organization. If the approval of the Company's stockholders is not required for the issuance of shares of Company Preferred Stock or the Company Common Stock, the Board of Directors does not intend to seek stockholder approval. The Board of Directors will make any determination to issue such shares based on its judgment as to the best interests of the Company and its stockholders. The Board of Directors, in so acting, could issue Company Preferred Stock having terms that could discourage an acquisition attempt or other transaction that some or a majority of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price of such stock. Although the Company has no present plan
to issue any shares of Company Preferred Stock,             shares of First
Series Preferred Stock have been designated and reserved for issuance pursuant to the Rights Agreement.

  The Sprint Articles also authorize the Board of Directors to issue one or more series of preferred stock and to determine, with respect to any series of preferred stock, the powers, designations, preferences, optional or other rights, if any, and the qualifications, limitations or restrictions thereof.

CONSIDERATION OF NON-STOCKHOLDER CONSTITUENCIES

  The Certificate authorizes the Board of Directors to take into account (in addition to any other considerations which the Board of Directors may lawfully take into account) in determining whether to take or to refrain from taking corporate action on any possible acquisition proposals, including proposing any related matter to the stockholders of the Company, the long-term as well as short-term, interests of the Company and its stockholders (including the possibility that these may be best served by the continued independence of the Company), customers, employees and other constituencies of the Company and any subsidiaries, as well as the effect upon communities in which the Company and any subsidiaries do business. In considering the foregoing and other pertinent factors, the Board of Directors is not required, in considering the best interests of the Company, to regard any particular corporate interest or the interest of any particular group affected by such action as a controlling interest.

  The Sprint Articles do not have provisions authorizing the Board of Directors to take into account such non-stockholder constituencies when determining whether to take or to refrain from taking corporate action on any possible acquisitions proposals.

FAIR PRICE PROVISION

  The Certificate has a provision (the "Fair Price Provision") which provides that a "Business Combination" transaction between the Company or a subsidiary of the Company and an "Interested Stockholder" or an affiliate or associate of an Interested Stockholder would require approval by the affirmative vote of the holders of 80% of the Company's "Voting Stock," together with the affirmative vote of a majority of the combined voting power of the Voting Stock held by stockholders who are not Interested Stockholders or Affiliates (as defined below) or Associates (as defined below) of an Interested Stockholder (collectively such 80% vote and disinterested stockholder vote is referred to hereinafter under this subcaption as the "80% vote") unless either
(a) a majority of the directors who are not affiliated with the Interested Stockholder and who were directors before the Interested Stockholder acquired its 15% interest ("Continuing Directors" including any successors to such directors) has approved the Business Combination transaction at a meeting if
the directors at which at least       Continuing Directors were present, or
(b) certain form of consideration, minimum price and procedural conditions are met. If the required number of Continuing Directors approve the Business Combination or if all of the alternative conditions are met, only Delaware law, other provisions of the Certificate and the terms of any outstanding class or series of capital stock would govern the transaction. If the 80% vote is obtained in connection with a particular proposed Business Combination transaction, the specified conditions would not have to be met and approval of a majority of the Continuing Directors would not be needed to consummate the transaction. The Fair Price Provision is intended to assure fair and equitable treatment to all holders of Company Common Stock in the event of a Business Combination that is subject to such provision.

  For purposes of the Fair Price Provision, the following terms have the meanings set forth below:

    A "Business Combination" includes the following transactions: (a) a merger or consolidation of the Company or any subsidiary with an Interested Stockholder or any other corporation which is, or after the merger or consolidation would be, an "Affiliate" (as defined in Rule 12b-2 under the Exchange Act or

  "Associate" (as also defined in such Rule 12b-2) of an Interested Stockholder, (b) the sale or other disposition by the Company or any
  subsidiary of assets having a value of                 or more to or with
  an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder, (c) the issuance, sale or other transfer by the Company or any subsidiary of securities of the Company or any subsidiary having a value of or more to an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder, (d) the adoption of any plan or proposal for the liquidation or dissolution of the Company proposed by or on behalf of an Interested Stockholder, or (e) any reclassification of securities, recapitalization, merger with a subsidiary or other transaction which has the effect, directly or indirectly, of increasing an Interested Stockholder's proportionate interest in the outstanding stock of any class of the Company or a subsidiary.

    An "Interested Stockholder" is defined to include (a) any Beneficial Owner (as defined in Rule 13d-3 under the Exchange Act) of 10% or more of the then outstanding Voting Stock, other than the Company or any subsidiary, (b) an Affiliate of the Company and at any time within the two-year period immediately prior to the date in question was the beneficial owner of 10% or more of the combined voting power of the then outstanding Voting Stock, or (c) an assignee or successor to the beneficial ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Stockholder, if such assignment or succession occurred in a transaction not involving a public offering.

    "Voting Stock" means all shares of capital stock of the Company outstanding and entitled to vote generally.

  The 80% affirmative vote requirement will not apply, absent the requisite Continuing Director approval, if (a) form of consideration, (b) minimum price requirements and (c) procedural requirements are all met.

  In a Business Combination, the form of consideration required to be paid to holders of Voting Stock must be either cash or the same type of consideration used by the Interested Stockholder in acquiring beneficial ownership of the largest number of shares of its Voting Stock. In addition the fair market value of such consideration (including cash) would be required to meet certain minimum price criteria. In the case of payments to holders of Company Common Stock, the fair market value per share of such payments would have to be at least equal to the highest value determined under the following alternatives:
(i) the highest per share price paid by or on behalf of the Interested Stockholder during the two years prior to the public announcement of the proposed Business Combination (the "Announcement Date") or in the transaction in which it became an Interested Stockholder, whichever is higher, for any share of Company Common Stock beneficially owned by the Interested Stockholder, (ii) the fair market value per share of Company Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date"), whichever is higher. The comparable provision in the Sprint Articles sets the minimum price as the highest amount paid by the Interested Stockholder for its stock.

  In the case of payments to holders of any class or series of Company Preferred Stock at the time outstanding, the fair market value per share of such payments would have to be at least equal to the higher of (a) the highest per share price determined with respect to such class or series of stock in the same manner as described in (i) or (ii) above with respect to Company Common Stock, or (b) the highest preferential amount per share to which the holders of such class or series of Company Preferred Stock would be entitled in the event of a voluntary or involuntary liquidation of the Company.

  In order to avoid the requirement of an 80% affirmative vote of the Voting Stock without obtaining approval by a majority of the Continuing Directors, after an Interested Stockholder became an Interested Stockholder and prior to the consummation of a Business Combination, an Interested Stockholder would have to comply with certain procedural requirements involving the prohibition of certain transactions that are designed to prevent the Interested Stockholder from causing the reduction of the market value of the Company Common Stock, purchasing shares of the Company Common Stock at lower prices or entering into self dealing transactions.

  The Certificate requires the affirmative vote of the holders of at least 80% of the Voting Stock, together as a single class, for the amendment or repeal of the Fair Price provision, together with the affirmative vote of a majority of the combined voting power of the Voting Stock held by stockholders who are not Interested Stockholders or an Affiliate or Associate of an Interested Stockholder. This required vote would be in addition to any separate class vote that might in the future be accorded by the Board of Directors to any class or series of the Voting Stock which might be outstanding at the time any such alteration, amendment or repeal were submitted to the stockholders. However, the Fair Price provision may be amended or repealed by the holders of a majority of the combined Voting Power, together with the affirmative vote of a majority of the combined Voting Power of the Voting Stock held by stockholders who are not Interested Stockholders or an Affiliate or Associate of an Interested Stockholder, if a majority of the Continuing Directors
approve such action at a meeting at which at least     Continuing Directors
are present.

  The Sprint Articles have provisions that are substantially similar to the Fair Price Provisions, except as described above and except that Sprint's provisions do not have the specific price provisions relating to payments to holders of preferred stock and procedural provisions regarding the prohibition of certain transactions that are designed to prevent the Interested Stockholder from causing the reduction of the market value of the Sprint common stock, purchasing shares of Sprint common stock at lower prices or entering into self dealing transactions.

SUPERMAJORITY VOTING REQUIREMENTS

  The Certificate has a provision (the "Supermajority Voting Provision") which provides any merger or consolidation of the Company or any subsidiary of the Company with or into any other corporation, or any sale, lease or exchange of all or substantially all of the property and assets of the Company or any subsidiary of the Company, would require approval by "the affirmative vote of the holders of 66 2/3% of the Company's voting stock," together with the affirmative vote of a majority of the combined voting power of the Voting Stock held by stockholders who are not Interested Stockholders or an Affiliate or an Associate of an Interested Stockholder unless either (a) a majority of the Continuing Directors has approved the transaction at a meeting if the
directors at which at least       Continuing Directors were present, or (b)
the transaction involves solely the Company or a subsidiary of the Company, none of whose stock is beneficially owned by an Interested Stockholder (other than beneficial ownership arising solely because of control of the Company) provided that if the Company is not the surviving company, (i) each stockholder of the Company receives the same type of consideration in such transaction in proportion to his stockholdings, (ii) certain provisions of the Certificate are adopted or otherwise continued in effect by the surviving corporation as part of its organization documents, and (iii) the provisions of the Bylaws are continued in effect or adopted by said surviving company. The Certificate requires the affirmative vote of the holders of at least 66 2/3% of the Voting Stock, together as a single class, for the amendment or repeal of the Supermajority Voting Provision, together with the affirmative vote of a majority of the combined voting power of the Voting Stock held by stockholders who are not Interested Stockholders or an Affiliate or Associate of an Interested Stockholder. This required vote would be in addition to any separate class vote that might in the future be accorded by the Board of Directors to any class or series of the Voting Stock which might be outstanding at the time any such alteration, amendment or repeal were submitted to the stockholders. However, the Supermajority Voting Provision may be amended or repealed by the holders of a majority of the combined voting power, together with the affirmative vote of a majority of the combined voting power of the Voting Stock held by stockholders who are not Interested Stockholders or an Affiliate or Associate of an Interested Stockholder, if a majority of the Continuing Directors approve such action as a meeting at which
at least     Continuing Directors are present.

  The Sprint Articles do not have provisions similar to the Company's Supermajority Voting Provisions.

AMENDMENT OF CERTAIN CERTIFICATE AND BYLAW PROVISIONS

  Under the DGCL, the stockholders have the right to adopt, amend or repeal the Bylaws of a corporation. The Certificate provides that the Bylaws may be amended by the Board of Directors or stockholders, provided that if the amendment is to be adopted by the stockholders, the affirmative vote of the holders of at least 66 2/3% of the Voting Stock, voting together as a single class, is required. Similarly, provisions relating to the following matters may be amended only by the affirmative vote of the holders of 66 2/3% of the Voting Stock voting together as a single class: the election and term of directors, removal of directors and filling of vacancies, the prohibition of stockholder action without a meeting or unanimous consent, or calling a special meeting. In addition, the Certificate provides that the Fair Price Provision and the Supermajority Voting Provision may be amended only by the affirmative vote of the holders of 80% and 66 2/3%, respectively, of the Voting Stock voting together as a single class.

  With respect to Sprint, under Kansas law the stockholders have the right to adopt, amend or repeal the Sprint Bylaws and Sprint Articles provided that the Board of Directors may also amend the Bylaws (subject in certain cases to the approval of the holders of a majority of the outstanding shares of Class A Stock of Sprint). Sprint's Bylaws and the Sprint Articles do not require a vote of the stockholders in excess of that required by Kansas law to amend the Sprint Bylaws. Accordingly, the Bylaws of Sprint may be amended by a majority of the votes cast at an annual or special meeting wherein a quorum is present. The Sprint Articles do not have special voting requirements for the amendment of the Sprint Articles, except that the approval of the holders of a majority of the outstanding shares of Class A Stock of Sprint is required in the case of the amendment of certain identified provisions in which the amendment could effect the rights of the holders of Class A Stock.

  In addition to the provisions of the Certificate and the Sprint Articles,
Section 242 of the DGCL and Kansas Statutes Annotated ("K.S.A.") Section 17-6602 provide that whenever the certificate or articles of incorporation require action by the board of directors, by the holders of any shares or by the holders of any other securities having voting power the vote of a greater number or proportion than is required by law, the provision of the certificate or articles of incorporation requiring such greater vote shall not be altered, amended or repealed except by such greater vote. This statutory requirement is in addition to those requirements set forth in the Certificate and the Sprint Articles.

RESTRICTIONS ON ALIEN OWNERSHIP AND BOARD REPRESENTATION

  The Communications Act and FCC regulations require cellular licensees to comply with statutory restrictions on the direct or indirect ownership or control of radio licenses by non-U.S. persons or entities. To assure compliance with these requirements, the Company has included provisions in its Certificate which (i) authorize it to redeem its stock from any person whose ownership would jeopardize the holding or renewal of any material license held by the Company, and (ii) require, as a qualification for a director to hold office, that a newly elected director not jeopardize the holding or renewal of any material license held by the Company.

  The Sprint Articles provide that so long as Section 310 of the Communications Act (the statute limiting the number of alien directors that may serve with companies receiving certain licenses from the FCC) is in effect, no alien director elected by the holders of Sprint common stock may serve if the number of aliens who would be serving as members of the Board of Directors, including such elected alien, would constitute more that the maximum number of alien directors permitted on the Sprint Board of Directors by Section 310 of the Communications Act. Likewise, FT and DT are not permitted to elect a number of directors which would result in violation of such Section 310. The provisions of the Sprint Articles relating to the qualification of directors are not as broad in scope as those set forth in the Company's Certificate, in that the former are limited to compliance with
Section 310 of the Communications Act.

ANTITAKEOVER STATUTES

  Section 203 of the DGCL prohibits transactions between a Delaware corporation and an "interested stockholder," which is defined therein as a person who, together with any affiliates and/or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a Delaware corporation. This provision prohibits certain business combinations (defined broadly to include mergers, consolidations, sales or other dispositions of assets having an aggregate value in excess of 10% of the consolidated assets of the corporation, and certain transactions that would increase the interested stockholder's proportionate share ownership in the corporation) between an interested stockholder and a corporation for a period of three years after the date the interested stockholder acquired its stock unless (i) the business combination is approved by the corporation's Board of Directors prior to the date the interested stockholder acquired shares, (ii) the interested stockholder acquired at least 85% of the voting stock of the corporation in the transaction in which it becomes an interested stockholder, or (iii) the business combination is approved by a majority of the Board of Directors and by the affirmative vote of 66 2/3% of the votes entitled to be cast by disinterested stockholders at an annual or special meeting. The Certificate and Bylaws do not exclude the Company from the restrictions imposed under Section 203 of the DGCL.

  K.S.A. Section 17-12,000 et seq. (the "Business Combination Statute") is substantially similar to Section 203 of DGCL. K.S.A. Section 17-1,200 et seq. (the "Control Share Acquisitions Statute") applies to the acquisition of shares of a Kansas corporation, such as Sprint, by a person which, except for the limitations imposed under the Control Share Acquisitions Statute, would entitle such person after such acquisition, directly or indirectly, also or as part of a group, to exercise, or direct the exercise of, voting power in the election of directors of such corporation falling within any of the following ranges:

    (i) 20% or more but less than 33 1/3%,

    (ii) 33 1/3% or more but less than or equal to 50%, or

    (iii) more than 50%.

Unless such acquisition is duly approved by (a) a majority of the outstanding shares of Sprint voting stock; and (b) a majority of the outstanding shares of Sprint voting stock, excluding any shares held by the acquiring person, the shares acquired will lose their voting rights. Delaware does not have a statute similar to the Control Share Acquisitions Statute.

                           SHAREHOLDERS' RIGHTS PLAN

  Prior to the Spin-off, the Company's Board adopted the Rights Agreement pursuant to which the Company distributed a dividend of one right (a "Right") to purchase certain shares of capital stock of the Company under certain circumstances, for each outstanding share of Common Stock. The Rights are currently traded with the Common Stock and detach and become exercisable only if, in a transaction not approved by the Company's Board, a person or entity acquires 15% or more of the outstanding shares of Common Stock or announces a tender offer the consummation of which would result in ownership by a person or group of 15% or more of such shares.

  Once the Rights detach and become exercisable, unless subsequently redeemed, each Right then entitles its holder to purchase one one-hundredths of a share
of the First Series Preferred Stock for an exercise price of [$   ], subject
to certain adjustments. If the Company is involved in a merger or other business combination transaction after the Rights become exercisable, each Right will entitle its holder to purchase, for the Right's exercise price, a number of the acquiring or surviving company's shares of common stock having a market value equal to twice the exercise price. The Company will be entitled to redeem the Rights at $.01 per Right at any time until ten business days following a public announcement that a person or group of persons has acquired beneficial ownership of 15% or more of the outstanding shares of Common Stock ("Acquiring Person"). Following such an announcement, or, subject to certain exceptions, the acquisition of beneficial ownership of 15% or more of the outstanding shares of Common Stock by the Acquiring Person or certain related persons, the rights acquired by such person or persons shall be null and void. The terms of the Rights Plan may be amended by the Company's Board without the
consent of the holders of the Rights. The Rights will expire on              ,
2006, unless earlier redeemed by the Company. The Rights Plan is not intended to deter all takeover bids for the Company and will not do so. For example, the Rights Plan does not foreclose an attractive offer to acquire all the Common Stock at the same price or transactions approved by the Company Board. To the extent an acquiror is discouraged by the Rights Agreement from acquiring an equity position in the Company, stockholders may be deprived from receiving a premium for their shares. The issuance of additional shares of Common Stock prior to the time the Rights become exercisable will result in an increase in the number of Rights outstanding.

  First Series Preferred Stock, if issued, will rank junior to all other series of Company Preferred Stock as to payment of dividends and the distribution of assets in liquidation, unless the terms of any such other series shall provide otherwise. Each share of First Series Preferred Stock will have a quarterly dividend rate per share equal to the greater of $
or 100 times the per share amount of any dividend (other than a dividend payable in shares of Company Common Stock or a subdivision of the Company Common Stock) declared from time to time on the Company Common Stock, subject to certain adjustments. The holders of First Series Preferred Stock will be
entitled to receive a preferred liquidation payment per share of $       (plus
accrued and unpaid dividends) or, if greater, an amount equal to 100 times the payment to be made per share of Company Common Stock. Generally, the holder of each share of First Series Preferred Stock will vote together with the Company Common Stock (and any other series of Company Preferred Stock, entitled to vote on such matter) on any matter as to which the Company Common Stock is entitled to vote, including the election of directors. The holder of each share of First Series Preferred Stock will be entitled to 100 votes. In the event of any merger, consolidation, combination or other transaction in which shares of Company Common Stock are exchanged for or changed into other stock or securities, cash and/or property, the holder of each share of First Series Preferred Stock will be entitled to receive 100 times the aggregate amount of stock, securities, cash and/or property, into which or for which each share of Company Common Stock is changed or exchanged.

  The foregoing dividend, voting and liquidation rights of the First Series Preferred Stock are protected against dilution in the event that additional shares of Company Common Stock are issued pursuant to a stock split or stock dividend. Because of the nature of the First Series Preferred Stock's dividend, voting, liquidation, and other rights, the value of the one one-hundredths of a share of First Series Preferred Stock purchasable with each Right is intended to approximate the value of two shares of Company Common Stock.

  Sprint has adopted a Rights Agreement which is substantially similar to the Company's Rights Agreement. The principal difference between the Sprint Rights Agreement and the Company's Rights Agreement is that

Sprint's Rights detach from the Sprint common stock and become exercisable if, in a transaction not approved by Sprint's Board, a person or entity acquires 20% or more of the outstanding shares of Sprint common stock or announces a tender offer the consummation of which would result in ownership by a person or group of 20% or more of such shares. The Company's Rights, on the other hand, detach and become exercisable if a person or entity acquires 15% or more of the outstanding shares of Company Common Stock or announces a tender offer the consummation of which would result in ownership by a person or group of 15% or more of such shares. Because the market prices per share of Sprint's common stock and the Company's Common Stock are expected to differ, the exercise prices of their Rights and the dividend rate and liquidation preference of the preferred stock acquired upon exercise of their Rights are not the same.

    LIMITATIONS ON LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

ELIMINATION OF LIABILITY IN CERTAIN CIRCUMSTANCES

  Pursuant to authority conferred by Delaware law, the Certificate contains a provision providing that no director of the Company shall be personally liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of a director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law,
(iii) under Section 174 of the DGCL (involving the payment of an unlawful dividend), or (iv) for any transaction from which the director derived an improper personal benefit.

  The Certificate also provides that if Delaware law is amended to further eliminate or limit the liability of directors, then the liability of a director of the Company shall be eliminated or limited, without further stockholder action, to the fullest extent permissible under Delaware law as so amended.

INDEMNIFICATION AND INSURANCE

  Delaware law contains provisions permitting and, in some situations, requiring Delaware corporations, such as the Company, to provide indemnification to their officers and directors for losses and litigation expense incurred in connection with their service to the corporation in those capacities. The Certificate and Bylaws contain provisions requiring indemnification by the Company of its directors and officers to the fullest extent that is permitted by law. Among other things, these provisions provide indemnification for officers and directors against liabilities for judgments in and settlements of lawsuits and other proceedings and for the advance and payment of fees and expenses reasonably incurred by the director or officer in defense of any such lawsuit or proceeding. In addition, the Certificate and Bylaws authorize it to purchase insurance for its directors and officers insuring them against certain risks as to which the Company may be unable lawfully to indemnify them. The Company intends to obtain this insurance coverage for its officers and directors as well as insurance coverage to reimburse the Company for potential costs of its corporate indemnification of officers and directors.

                      PRICE RANGE OF SPRINT COMMON STOCK

  On July 26, 1995, Sprint announced that it intended to pursue the Spin-off of its cellular operations, subject to a favorable tax ruling and other government approvals. On July 25, 1995, the day before the announcement, Sprint's common stock traded at prices ranging from a low of $34.25 per share to a high of $35.25.

                 STOCKHOLDER PROPOSALS AND 1997 ANNUAL MEETING

  The Company's Bylaws contain advance notice requirements applicable to stockholders desiring to nominate candidates for directors or to present a proposal or bring other business before a meeting of the Company's stockholders. In each case the notice must be given to the Secretary of the Company, at 8725 W. Higgins Road, Chicago, Illinois 60631-2702. In order for a proposal to be considered at the first Annual Meeting of the Stockholders of the Company, notice of any such nomination or proposal
must be received by                 , 1997. To be included in the Company's
proxy statement and form of proxy for that meeting, any such proposal must also comply in all respects with the rules and regulations of the U.S. Securities and Exchange Commission.

  The Company's Bylaws provide that, unless otherwise determined by the Board of Directors or the stockholders, annual meeting of stockholders will be held at the principal office in the City of Chicago in the State of Illinois. The first annual meeting for which proxies will be solicited from stockholders is
expected to be held on             , 1997.

                             AVAILABLE INFORMATION

  The Company has filed with the SEC a Form 10 under the Exchange Act with respect to the Company Common Stock described herein. This Information Statement does not contain all of the information set forth in the Form 10 and the exhibits thereto. For further information, reference is made to the Form 10, including the exhibits thereto. When the Form 10 becomes effective, the Company will be subject to the reporting requirements of the Exchange Act and, in accordance therewith, all file reports, proxy statements and other information with the SEC. Copies of the Form 10, including the exhibits thereto, and the reports, proxy statements and other information filed by the Company with the SEC can then be inspected and copies at the public reference facilities of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the SEC's Regional Offices: 7 World Trade Center, 13th Floor, New York, NY 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Following the listing of the Company Common Stock on the NYSE, the Company will be required to file with that exchange copies of such reports, proxy statements and other information which then can be inspected at the offices of such exchange at 20 Broad Street, New York, NY 10005. See "Description of Company Capital Stock--Listing and Trading of Common Stock."

                                   GLOSSARY

  Certain terms used in this Prospectus are defined with particular meanings as used herein.

  Airtime: The total time that a cellular telephone channel is occupied including call time, call set-up and clear-down time.

  Analog: Transmission method employing a continuous (rather than pulsed or digital) electrical signal that varies in amplitude or frequency in response to changes in sound, light or position.

  Bandwidth: (1) Difference between the top and bottom limiting frequencies of a continuous frequency band. (2) Indicates the information-carrying capacity of a channel. FCC-licensed cellular operators have been allocated a continuous 25 MHz bandwidth in the 850-900 MHz band.

  Blocked calls: Call attempts which fail due to a lack of network capacity within a cell site coverage area.

  Broadband: The type of FCC license that has or will be awarded in the PCS auctions in the 1850-1990 MHz band.

  BTA: One of the 493 basic trading areas, which are smaller than MTAs, into which the licensing for broadband PCS has been divided based on the geographic divisions in the 1992 Rand McNally Commercial Atlas & Marketing Guide.

  BusinessLink: A Company product which combines wireless extension and basic cellular service with business office phone systems such as PBX system.

  Caller ID: A call management feature that displays the phone number of the incoming caller on the cellular telephone handset.

  CDMA: Code division multiple access digital technology. Technique that spreads a signal over a frequency band that is larger than the signal to gain interface immunity; users transmit different spreading codes over a communications channel.

  CDPD: Cellular Digital Packet Data, a new packet data network protocol which offers fast and reliable data transmission without using large amounts of network capacity.

  Cell site: The entire infrastructure and radio equipment associated with a cellular transmitting and receiving station, including the land, building, tower, antennas and electrical equipment.

  Cell splitting: Dividing a single cell into a number of smaller cells served by lower tower transmitters, thereby increasing the ability to reuse frequency and the number of calls that can be handled in a given area.

  Churn: The rate of customer defection, typically expressed as a percentage of the total customer base.

  Clusters: A group of contiguous markets, the provision of which facilitates wide areas of uninterrupted cellular service, reduced airtime rates, automatic delivery of inbound calls and simplified dialing patterns.

  Communications Act: The Communications Act of 1934, as amended.

  Controlled markets: Markets in which the Company's ownership percentage is 50% or greater.

  Controlled POPs: The Net POPs in a controlled market.

  CTIA: The Cellular Telecommunications Industry Association.

  Digital: Transmission system in which information is transmitted in a series of pulses.

  Dropped calls: Calls that are prematurely terminated due to degraded cellular coverage within a certain area.

  ESMR: Enhanced Specialized Mobile Radio communications services, supplied by converting analog SMR services into an integrated, digital transmission system providing for call hand-off, frequency reuse and wide call delivery networks.

  FAA: The United States Federal Aviation Administration.

  FCC: The United States Federal Communications Commission.

  FCC Rules: The rules promulgated by the FCC governing the construction and operation of cellular communications systems and licensing and technical standards for the provision of cellular communications service.

  Managed market: A cellular telephone market that is managed and operated by the Company on a day-to-day basis.

  Market: An MSA or RSA.

  Message Retrieval Service: An enhanced call management feature which notifies the cellular customer that a voice mail message is waiting.

  MSA: One of the Metropolitan Statistical Areas for which the FCC licensed cellular communications systems.

  MSC: A mobile switching center, through which cell sites are connected to the local landline telephone network.

  MTA: One of the 51 Major Trading Areas into which the licensing for broadband PCS has been divided based on the geographic divisions in the 1992 Rand McNally Commercial Atlas & Marketing Guide.

  Multi-ring: A feature which allows one phone number to ring up to four separate cellular telephones simultaneously.

  N-AMPS: Narrow band advanced mobile phone service, an enhanced analog technology providing a three-fold capacity increase over conventional analog technology.

  Net POPs: The estimated population with respect to a given service area multiplied by the percentage interest that the Company owns in the entity licensed by the FCC to operate a cellular communications system within that service area.

  Non-wireline license: The license for a market initially awarded to a company or group that was not affiliated with a local landline telephone carrier in such market.

  PCS: Personal Communications Services. Emerging technologies providing wireless access to the local and long distance telephone system. Most PCS plans call for low-powered, light weight pocket phones with individual, personal telephone numbers that can be accessed without geographic restriction.

  Penetration: Customers divided by POPs in a given area.

  POPs: The estimate of the 1994 population of a Metropolitan Statistical Area or Rural Service Area, as derived from the 1994 population estimates prepared by Strategic Mapping, Inc.

  RBOCs: The Regional Bell Operating Companies.

  Reseller: A company that provides cellular service to customers but does not hold an FCC cellular license or own cellular facilities. A reseller buys blocks of cellular telephone numbers from a licensed carrier and, in turn, sells service through its own distribution network to the public.

  RF: Radio Frequency.

  Roaming: The ability of cellular customers to make or receive calls when traveling in another cellular company's system. Occurs when a cellular customer leaves the cellular carrier's home area and uses his cellular phone.

  Roaming agreements: Agreements entered into with other domestic cellular companies that allow the Company's customers to make or receive calls when traveling in another cellular companies' system.

  RSA: One of the Rural Service Areas for which the FCC licensed cellular communications systems.

  Service area: An MSA or RSA.

  SMR: Specialized mobile radio communications services.

  STV: The Sprint Telecommunications Venture, in which Sprint has a 40% interest, consisting of various limited partnerships which have acquired PCS licenses.

  TDMA: Time division multiple access digital technology, which designates a time frame for cellular users to transmit within a frequency.

  Voice-activated dialing: A feature which allows customers to place a call by speaking aloud the telephone number they wish to dial.

  Wireline license: The license for a market initially awarded to a company or group that was affiliated with a local landline telephone carrier in such market.

                         INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
PRO FORMA CONDENSED COMBINED STATEMENTS
  Pro Forma Condensed Combined Financial Statements Introduction..........  F-2
  Pro Forma Condensed Combined Statement of Operations for the year ended
   December 31, 1994......................................................  F-3
  Pro Forma Condensed Combined Statement of Operations for the Nine Months
   ended September 30, 1995...............................................  F-4
  Pro Forma Condensed Combined Balance Sheet as of September 30, 1995.....  F-5
  Notes to Pro Forma Condensed Combined Financial Statements..............  F-6
360(degrees) COMMUNICATIONS COMPANY AND SUBSIDIARIES
  Report of Independent Auditors..........................................  F-8
  Report of Independent Public Accountants................................  F-9
  Consolidated Balance Sheets as of September 30, 1995 and December 31,
   1994 and 1993.......................................................... F-10
  Consolidated Statements of Operations for the nine months ended
   September 30, 1995 and 1994 and for the years ended December 31, 1994,
   1993 and 1992.......................................................... F-11
  Consolidated Statements of Shareholder's Equity for the nine months ended September 30, 1995 and 1994 and for the years ended December 31,
   1994, 1993 and 1992.................................................... F-12
  Consolidated Statements of Cash Flows for the nine months ended
   September 30, 1995 and 1994 and for the years ended December 31, 1994,
   1993 and 1992.......................................................... F-13
  Notes to Consolidated Financial Statements.............................. F-14
KANSAS CITY SMSA LIMITED PARTNERSHIP
NEW YORK SMSA LIMITED PARTNERSHIP
GTE MOBILNET OF SOUTH TEXAS LIMITED PARTNERSHIP
OMAHA CELLULAR GENERAL PARTNERSHIP AND SUBSIDIARY
  Report of Independent Accountants on Compilation of Combined Financial
   Statements............................................................. F-32
  Reports of Independent Auditors......................................... F-33
  Combined Balance Sheets as of December 31, 1994 and 1993................ F-41
  Combined Statements of Income for the years ended December 31, 1994,
   1993 and 1992.......................................................... F-42
  Combined Statements of Changes in Partners' Capital for the years ended
   December 31, 1994, 1993 and 1992....................................... F-43
  Combined Statements of Cash Flows for the years ended December 31, 1994,
   1993 and 1992.......................................................... F-44
  Notes to Combined Financial Statements.................................. F-45
SOUTH CAROLINA RSA NO. 4 CELLULAR GENERAL PARTNERSHIP
SOUTH CAROLINA RSA NO. 5 CELLULAR GENERAL PARTNERSHIP
SOUTH CAROLINA RSA NO. 6 CELLULAR GENERAL PARTNERSHIP
  Report of Independent Accountants....................................... F-56
  Combined Balance Sheet as of December 31, 1994.......................... F-57
  Combined Statement of Income for the year ended December 31, 1994....... F-58
  Combined Statement of Changes in Partners' Capital for the year ended
   December 31, 1994...................................................... F-59
  Combined Statement of Cash Flows for the year ended December 31, 1994... F-60
  Notes to Combined Financial Statements.................................. F-61
  Combined Balance Sheet as of September 30, 1995......................... F-64
  Combined Statements of Income for the nine months ended September 30,
   1995 and 1994.......................................................... F-65
  Combined Statements of Changes in Partners' Capital for the nine months ended September 30, 1995 and 1994...................................... F-66
  Combined Statements of Cash Flows for the nine months ended September
   30, 1995 and 1994...................................................... F-67
  Notes to Combined Financial Statements.................................. F-68

           360(degrees) COMMUNICATIONS COMPANY AND SUBSIDIARIES

         PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS INTRODUCTION

  The following unaudited pro forma condensed combined financial statements include the accounts of the Company as defined in Note 1 of the Notes to Consolidated Financial Statements appearing on page F-14. The condensed combined financial statements have been adjusted to reflect the accounts of the following probable acquisitions:

  50% interest in South Carolina RSA No. 4 Cellular General Partnership; 50% interest in South Carolina RSA No. 5 Cellular General Partnership; 50% interest in South Carolina RSA No. 6 Cellular General Partnership; 100% interest in Ohio RSA No. 1 Cellular General Partnership;

  The cellular license and network of the North Carolina RSA No. 14 Cellular General Partnership; and

  Additional partnership interests in Centel Cellular Company of Ft. Walton Beach Limited Partnership and Centel Cellular Company of Tallahassee Limited Partnership.

  The Combined Proposed Acquisitions column in the following Condensed Combined Financial Statements reflects the pre-acquisition balance sheets and results of operations of the probable acquisitions, except for the additional partnership interests in Centel Cellular Company of Ft. Walton Beach Limited Partnership and Centel Cellular Company of Tallahassee Limited Partnership. As a result of the Company's existing controlling interests in these partnerships, their assets, liabilities and operating results are included in the consolidated results of the Company as reported. The probable acquisitions, with a combined purchase price of $107 million, will be accounted for as purchases.

  The pro forma condensed combined financial statements have also been adjusted to reflect the effects of the Spin-off under which (a) the Company will reclassify its existing capital stock in preparation for the Spin-off (b) Sprint Corporation ("Sprint") will distribute to all holders of Sprint common stock all of the shares of common stock of the Company; (c) the Company will repay approximately $1.4 billion of intercompany debt owed to Sprint and its subsidiaries with proceeds from the offering of notes and borrowings under a credit facility; and (d) Sprint and its subsidiaries will contribute to the capital of the Company any remaining intercompany debt at the time of the Spin-off.

  The pro forma condensed combined financial statements assume all of the above described transactions occurred as of January 1, 1994 for the condensed combined statements of operations and as of September 30, 1995 for the condensed combined balance sheet.

  In the opinion of management, all adjustments necessary to present fairly the pro forma condensed combined financial statements have been made.

  These pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and notes thereto included elsewhere in this document. The pro forma condensed combined statements of operations are not necessarily indicative of what actual results of operations would have been had the transactions occurred at the beginning of the respective periods nor do they purport to indicate the results of future operations of the Company.

           360(degrees) COMMUNICATIONS COMPANY AND SUBSIDIARIES

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1994
                                   UNAUDITED
                (THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                360(degrees)                PRO FORMA                  360(degrees)
                               COMMUNICATIONS   COMBINED    PROPOSED     SPIN-OFF     COMMUNICATIONS
                                 COMPANY AS     PROPOSED   ACQUISITION     AND         COMPANY PRO
                                  REPORTED    ACQUISITIONS ADJUSTMENTS   OFFERING         FORMA
                               -------------- ------------ -----------   --------     --------------
OPERATING REVENUES
Cellular Service Revenues....     $569,793      $25,099      $           $               $594,892
Equipment Sales..............       56,682        1,351                                    58,033
                                  --------      -------                                  --------
    Total Operating Revenues.      626,475       26,450                                   652,925
                                  --------      -------                                  --------
OPERATING EXPENSES
Cost of Service..............       51,071        4,061                                    55,132
Cost of Equipment Sales......       76,913        2,531                                    79,444
Other Operations Expense.....       30,905          427                                    31,332
Selling, General,
 Administrative and Other
 Expenses....................      289,573       10,736       (2,635)(c)   20,000 (g)     317,674
Depreciation and
 Amortization................       92,435        2,624        1,885 (b)                   96,944
                                  --------      -------      -------     --------        --------
    Total Operating Expenses.      540,897       20,379         (750)      20,000         580,526
                                  --------      -------      -------     --------        --------
OPERATING INCOME.............       85,578        6,071          750      (20,000)         72,399
Interest Expense.............      (98,437)        (228)                  (10,063)(f)
                                                                           (1,399)(e)    (110,127)
Minority Interests in Net
 Income of Consolidated
 Entities....................      (22,110)                   (2,002)(a)                  (24,112)
Equity in Net Income of
 Unconsolidated Entities.....       26,390                                                 26,390
Other Income (Expense).......       (5,481)         489                                    (4,992)
                                  --------      -------      -------     --------        --------
Income (Loss) Before Income
 Taxes.......................      (14,060)       6,332       (1,252)     (31,462)        (40,442)
Income Tax Expense (Benefit).        5,697                     2,032 (d)  (11,012)(h)      (3,283)
                                  --------      -------      -------     --------        --------
Net Income (Loss)............     $(19,757)     $ 6,332      $(3,284)    $(20,450)       $(37,159)
                                  ========      =======      =======     ========        ========
Net Loss Per Share...........                                                            $   (.32)(m)
                                                                                         ========
Average Shares of Common
 Stock Outstanding, in
 thousands...................                                                             116,200 (m)
                                                                                         ========

           360(degrees) COMMUNICATIONS COMPANY AND SUBSIDIARIES

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995
                                   UNAUDITED
                (THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

                              360(degrees)                PRO FORMA                  360(degrees)
                             COMMUNICATIONS   COMBINED    PROPOSED     SPIN-OFF     COMMUNICATIONS
                               COMPANY AS     PROPOSED   ACQUISITION     AND           COMPANY
                                REPORTED    ACQUISITIONS ADJUSTMENTS   OFFERING       PRO FORMA
                             -------------- ------------ -----------   --------     --------------
OPERATING REVENUES
Cellular Service Revenues..     $572,028      $26,949      $           $               $598,977
Equipment Sales............       34,125          726                                    34,851
                                --------      -------                                  --------
  Total Operating Revenues.      606,153       27,675                                   633,828
                                --------      -------                                  --------
OPERATING EXPENSES
Cost of Service............       50,489        3,836                                    54,325
Cost of Equipment Sales....       67,520        2,465                                    69,985
Other Operations Expense...       28,527          301                                    28,828
Selling, General,
 Administrative and Other
 Expenses..................      262,032        8,061       (3,693)(c)   15,000 (g)     281,400
Depreciation and
 Amortization..............       83,666        2,314        1,414 (b)
                                                               (58)(b)                   87,336
                                --------      -------      -------     --------        --------
  Total Operating Expenses.      492,234       16,977       (2,337)      15,000         521,874
                                --------      -------      -------     --------        --------
OPERATING INCOME...........      113,919       10,698        2,337      (15,000)        111,954
Interest Expense...........      (95,081)        (142)                   13,706 (f)
                                                                         (1,049)(e)     (82,566)
Minority Interests in Net
 Income of Consolidated
 Entities..................      (26,218)                   (3,090)(a)                  (29,308)
Equity in Net Income of
 Unconsolidated Entities...       23,566                                                 23,566
Other Income (Expense).....       (1,188)         130                                    (1,058)
                                --------      -------      -------     --------        --------
Income (Loss) Before Income
 Taxes.....................       14,998       10,686         (753)      (2,343)         22,588
Income Tax Expense
 (Benefit).................       17,128                     3,973 (d)     (820)(h)      20,281
                                --------      -------      -------     --------        --------
Net Income (Loss)..........     $ (2,130)     $10,686      $(4,726)    $ (1,523)       $  2,307
                                ========      =======      =======     ========        ========
Net Loss Per Share.........                                                            $    .02(m)
                                                                                       ========
Average Shares of Common
 Stock Outstanding, in
 thousands.................                                                             116,600(m)
                                                                                       ========

           360(degrees) COMMUNICATIONS COMPANY AND SUBSIDIARIES

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET

                               SEPTEMBER 30, 1995
                                   UNAUDITED
                             (THOUSANDS OF DOLLARS)

                          360(degrees)                PRO FORMA                      360(degrees)
                         COMMUNICATIONS   COMBINED    PROPOSED       SPIN-OFF       COMMUNICATIONS
                           COMPANY AS     PROPOSED   ACQUISITION        AND            COMPANY
                            REPORTED    ACQUISITIONS ADJUSTMENTS     OFFERING         PRO FORMA
                         -------------- ------------ -----------    -----------     --------------
ASSETS
Total Current Assets....   $  141,890     $10,219     $             $                 $  152,109
Property, Plant and
 Equipment, net.........      822,109      17,413                                        839,522
Investments in
 Unconsolidated
 Entities...............      308,823                                                    308,823
Intangibles, net........      636,712      28,276       75,415 (j)
                                                       (27,904)(j)                       712,499
Receivables from
 Affiliates.............       19,043                                   (19,043)(k)
Other Assets............        4,900                                    13,250 (l)       18,150
                           ----------     -------     --------      -----------       ----------
    Total Assets........   $1,933,477     $55,908     $ 47,511      $    (5,793)      $2,031,103
                           ==========     =======     ========      ===========       ==========
LIABILITIES AND
 SHAREHOLDER'S EQUITY
Total Current
 Liabilities............   $  183,275     $ 3,182     $             $                 $  186,457
Advances from and Notes
 to Affiliates..........    1,520,259                  107,000 (j)   (1,640,509)(k)
                                                                         13,250 (l)
Long-term Debt..........                                              1,400,000 (k)    1,400,000
Deferred Credits and
 Other Liabilities......       90,104                                                     90,104
                           ----------     -------     --------      -----------       ----------
    Total Liabilities...    1,793,638       3,182      107,000         (227,259)       1,676,561
Minority Interests in
 Consolidated Entities..      138,206                   (6,763)(i)                       131,443
Partners' Capital/Net
 Assets.................                   52,726      (52,726)(j)
Common Stock............       11,541                                   (10,378)(k)        1,163
Additional Paid-In
 Capital................      360,978                                   221,466 (k)
                                                                         10,378 (k)      592,822
Accumulated Deficit.....     (370,886)                                                  (370,886)
                           ----------     -------     --------      -----------       ----------
    Total Shareholder's
     Equity.............        1,633      52,726      (52,726)         221,466          223,099
                           ----------     -------     --------      -----------       ----------
    Total Liabilities
     and Shareholders'
     Equity.............   $1,933,477     $55,908     $ 47,511      $    (5,793)      $2,031,103
                           ==========     =======     ========      ===========       ==========

          NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

PRO FORMA STATEMENTS OF OPERATIONS

  a. This entry reflects the 50% minority interest in net income of South Carolina RSA No. 4 Cellular General Partnership, South Carolina RSA No. 5 Cellular General Partnership, and South Carolina RSA No. 6 Cellular General Partnership and decreases the minority interests in net income of Centel Cellular Company of Ft. Walton Beach Limited Partnership and Centel Cellular Company of Tallahassee Limited Partnership, due to the proposed increases in partnership interests. The financial position and results of operations of South Carolina RSA No. 4 Cellular General Partnership, South Carolina RSA No. 5 Cellular General Partnership and South Carolina RSA No. 6 Cellular General Partnership have been consolidated as the Company will act as managing general partner.

  b. Amortization has been adjusted to reflect the 40 year amortization of the intangibles (the excess of the estimated purchase price over the estimated value of net tangible assets to be acquired).

  c. Certain administrative charges of the businesses to be acquired will not be incurred subsequent to the acquisitions and have been eliminated.

  d. The provision for income taxes has been adjusted to reflect the tax effects of pro forma adjustments a. through c. In addition, pro forma adjustments were recorded to give effect to the tax provision associated with historical operating results of the businesses to be acquired.

  e. This entry reflects the amortization of estimated debt issuance costs associated with the offering over the life of the related debt, seven, ten and twenty years, respectively.

  f. This entry reflects the net effect on interest expense resulting from the application of an estimated $1.4 billion in net proceeds from the offering of notes and borrowings under a credit facility to reduce Advances from and Notes to Affiliates and reflects the contribution by Sprint of any remaining intercompany debt to the capital of the Company. An average interest rate of 7.75% was used for the proceeds from the offering of the notes and borrowings under the credit facility. A 1/8% difference in the estimated average interest rate would have the effect of changing interest expense by $1,750,000 for the year ended December 31, 1994 and by $1,312,500 for the nine months ended September 30, 1995.

  g. Selling, general, administrative and other expenses have been adjusted to reflect the estimated incremental costs associated with ongoing advertising, promotional and other marketing expenses associated with the Company's new brand name.

  h. The provision for income taxes has been adjusted to reflect the tax effects of pro forma adjustments e through g.

PRO FORMA BALANCE SHEET ADJUSTMENTS

  i. This entry reflects the 50% minority interest in South Carolina RSA No. 4 Cellular General Partnership, South Carolina RSA No. 5 Cellular General Partnership, and South Carolina RSA No. 6 Cellular General Partnership held by unaffiliated entities and decreases the minority interests in Centel Cellular Company of Ft. Walton Beach Limited Partnership and Centel Cellular Company of Tallahassee Limited Partnership held by unaffiliated entities.

  j. The aggregate purchase price for proposed acquisitions is approximately $107 million. This entry eliminates certain intangibles of the proposed acquisitions and adjusts intangibles for the excess of the estimated purchase price over the estimated value of net tangible assets to be acquired. A preliminary allocation of the combined purchase price follows:

   Increase in Partnership Interests (partnerships in which
    the Company has an existing controlling interest).........         $ 15,803
   Tangible Assets to be Acquired............................. 27,632
   Intangible Assets to be Acquired...........................    372
   Liabilities to be Assumed.................................. (3,182)
                                                               ------
                                                               24,822
   Ownership Percentage Adjustment............................ (9,040)
                                                               ------
   Net Assets to be Acquired..................................           15,782
   Intangibles................................................           75,415
                                                                       --------
   Estimated Purchase Price...................................         $107,000
                                                                       ========

  k. This entry reflects the effects of the following:

Advances from and Notes to Affiliates

  This adjustment eliminates the intercompany liability between Sprint and the Company at the time of Spin-off. Such amount will either be repaid or contributed to the capital of the Company, as noted below.

Common Stock

  This entry reflects the effects of the Spin-off under which the Company will reclassify its existing capital stock to reflect Sprint shares outstanding at September 30, 1995, adjusted assuming a conversion ratio of 1 to 3 and a par value of $.01 per share. The adjustment is calculated as follows (thousands of dollars, except per share information):

   Sprint Shares Outstanding at September 30, 1995................. 348,790,809
   Conversion Ratio................................................      1 to 3
   Company Shares Outstanding at Spin-off.......................... 116,263,603
   Par Value Per Share............................................. $       .01
                                                                    ===========
   Common Stock Balance--Post Spin-off............................. $     1,163
   Common Stock Balance at September 30, 1995......................      11,541
                                                                    -----------
   Adjustment (reclassified from Additional Paid-In Capital)....... $    10,378
                                                                    ===========

Additional Paid-In Capital

  Sprint will contribute any remaining intercompany debt to the equity capital of the Company at the time of Spin-off. The amount to be contributed is calculated as follows (thousands of dollars):

   Balance--Advances from and Notes to Affiliates at Spin-off...... $ 1,640,509
   Balance--Receivable from Affiliates at Spin-off.................     (19,043)
   Repayment of Intercompany Debt to Sprint........................  (1,400,000)
                                                                    -----------
   Contributed Capital............................................. $   221,466
                                                                    ===========

  l. This entry reflects estimated debt issuance costs associated with the offering.

EARNINGS PER SHARE

  m. Net income (loss) per share has been calculated based upon the number of Sprint weighted average shares outstanding, adjusted assuming a conversion ratio of 1 to 3.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Shareholder

360(degrees) Communications Company and Subsidiaries

We have audited the accompanying consolidated balance sheets of 360(degrees) Communications Company (formerly Sprint Cellular Company) and Subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations, shareholder's equity, and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of GTE Mobilnet of South Texas Limited Partnership and New York SMSA Limited Partnership, equity investees of the Company, for which the Company's investment in these partnerships is $55,914,000 and $45,592,000 at December 31, 1994 and 1993, respectively, and the Company's equity in the net income of these partnerships is $18,197,000 and $15,173,000 for years ended December 31, 1994 and 1993, respectively. Those financial statements were audited by other auditors whose reports have been furnished to us and our opinion, insofar as it relates to data included for such partnerships, is based solely on the reports of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits and the reports of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the reports of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of 360(degrees) Communications Company and Subsidiaries at December 31, 1994 and 1993, and the consolidated results of their operations and their cash flows for each of the years then ended, in conformity with generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, in 1993 the Company changed its method of accounting for postretirement benefits.

We have also audited the Selected Proportionate Operating Results for the years ended December 31, 1994 and 1993, presented on Page 22, certain of which data includes amounts derived from financial statements audited by other auditors as stated above. As described on Page 22, the Selected Proportionate Operating Results have been prepared by management to present relevant financial information that is not provided by the consolidated financial statements and is not intended to be a presentation in accordance with generally accepted accounting principles. In our opinion, the Selected Proportionate Operating Results referred to above presents fairly, in all material respects, the information set forth therein on the basis of accounting described on Page 22.

                                                          Ernst & Young LLP

Chicago, Illinois
November 3, 1995, except
for Note 16, as to which the date is November 22, 1995

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholder of

360(degrees) Communications Company and Subsidiaries

We have audited the accompanying consolidated statements of operations, shareholder's equity and cash flows of 360(degrees) Communications Company (formerly Sprint Cellular Company) (a Delaware corporation, and a wholly-owned subsidiary of Centel Corporation, a wholly-owned subsidiary of Sprint Corporation) and Subsidiaries for the year ended December 31, 1992. These consolidated financial statements and supplementary data are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and supplementary data based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of operations, shareholder's equity and cash flows are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of income, shareholder's equity and cash flows. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated statements of operations, shareholder's equity and cash flows referred to above present fairly, in all material respects, the results of operations and cash flows of 360(degrees) Communications Company and Subsidiaries for the year ended December 31, 1992, in conformity with generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, the Company changed its method of accounting for income taxes as of January 1, 1992.

We have also audited the Selected Proportionate Operating Results for the year ended December 31, 1992, presented on Page 22. As described on Page 22, the Selected Proportionate Operating Results have been prepared by management to present relevant financial information that is not provided by the consolidated financial statements and is not intended to be a presentation in accordance with generally accepted accounting principles. In our opinion, the Selected Proportionate Operating Results presents fairly, in all material respects, the information set forth therein on the basis of accounting as described on Page 22.

                                          ARTHUR ANDERSEN LLP

Chicago, Illinois
March 11, 1993

           360(degrees) COMMUNICATIONS COMPANY AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                             (THOUSANDS OF DOLLARS)

                                                             DECEMBER 31,
                                           SEPTEMBER 30, ----------------------
                 ASSETS                        1995         1994        1993
                 ------                    ------------- ----------  ----------
                                            (UNAUDITED)
CURRENT ASSETS
Cash.....................................   $    3,566   $    5,527  $    5,505
Accounts Receivable--net of allowances
 for uncollectibles of $2,561, $2,043 and
 $1,637, in 1995, 1994 and 1993,
 respectively............................       71,287       49,103      33,096
Other Receivables........................       21,388       21,005      15,916
Unbilled Revenue.........................       21,844       21,855      14,751
Inventory................................       17,974       28,661      13,312
Other....................................        5,831        3,792       6,005
                                            ----------   ----------  ----------
    Total Current Assets.................      141,890      129,943      88,585
                                            ----------   ----------  ----------
Property, Plant and Equipment............    1,102,841      836,387     587,486
Less: Accumulated Depreciation...........      280,732      216,600     155,820
                                            ----------   ----------  ----------
Property, Plant and Equipment, net.......      822,109      619,787     431,666
                                            ----------   ----------  ----------
Investments in Unconsolidated Entities...      308,823      304,669     285,761
Intangibles, net.........................      636,712      648,920     677,829
Receivables From Affiliates..............       19,043       21,716      18,321
Other Assets.............................        4,900        3,309       3,059
                                            ----------   ----------  ----------
    Total Assets.........................   $1,933,477   $1,728,344  $1,505,221
                                            ==========   ==========  ==========
  LIABILITIES AND SHAREHOLDER'S EQUITY
  ------------------------------------
CURRENT LIABILITIES
Accounts Payable.........................   $   76,849   $   74,337  $   36,044
Negative Cash Balances...................       23,891       38,826      22,743
Advance Billings.........................       18,821       14,297       9,619
Accrued Taxes............................       17,335       20,180      11,679
Accrued Agent Commissions................        9,525       15,435      11,460
Other....................................       36,854       21,668      15,615
                                            ----------   ----------  ----------
    Total Current Liabilities............      183,275      184,743     107,160
                                            ----------   ----------  ----------
Advances From and Notes to Affiliates....    1,520,259    1,354,116   1,246,822
                                            ----------   ----------  ----------
DEFERRED CREDITS AND OTHER LIABILITIES
Deferred Income Taxes and Investment Tax
 Credits.................................       78,117       62,901      42,255
Postretirement and Other Benefit
 Obligations.............................       11,987       10,585       8,395
                                            ----------   ----------  ----------
    Total Deferred Credits and Other
     Liabilities.........................       90,104       73,486      50,650
                                            ----------   ----------  ----------
Minority Interests in Consolidated
 Entities................................      138,206      112,236      77,069
                                            ----------   ----------  ----------
SHAREHOLDER'S EQUITY
Common Stock (no par value; 10 shares
 authorized; 10 shares issued; 10 shares
 outstanding)............................       11,541       11,541      11,541
Additional Paid-In Capital...............      360,978      360,978     360,978
Accumulated Deficit......................     (370,886)    (368,756)   (348,999)
                                            ----------   ----------  ----------
    Total Shareholder's Equity...........        1,633        3,763      23,520
                                            ----------   ----------  ----------
    Total Liabilities and Shareholder's
     Equity..............................   $1,933,477   $1,728,344  $1,505,221
                                            ==========   ==========  ==========

   The accompanying Notes are an integral part of the Consolidated Financial
                                  Statements.

           360(degrees) COMMUNICATIONS COMPANY AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                             (THOUSANDS OF DOLLARS)

                                 FOR THE NINE
                                 MONTHS ENDED             FOR THE YEAR
                                 SEPTEMBER 30,         ENDED DECEMBER 31,
                               ------------------  ----------------------------
                                 1995      1994      1994      1993      1992
                               --------  --------  --------  --------  --------
                                  (UNAUDITED)
OPERATING REVENUES
Cellular Service Revenues....  $572,028  $408,760  $569,793  $372,674  $253,593
Equipment Sales..............    34,125    36,100    56,682    37,806    26,526
                               --------  --------  --------  --------  --------
    Total Operating Revenues.   606,153   444,860   626,475   410,480   280,119
                               --------  --------  --------  --------  --------
OPERATING EXPENSES
Cost of Service..............    50,489    37,001    51,071    37,912    29,689
Cost of Equipment Sales......    67,520    45,893    76,913    42,635    30,402
Other Operations Expenses....    28,527    22,014    30,905    20,767    16,835
Selling, General,
 Administrative and Other
 Expenses....................   262,032   202,666   289,573   214,355   153,949
Depreciation and
 Amortization................    83,666    67,926    92,435    75,009    52,052
                               --------  --------  --------  --------  --------
    Total Operating Expenses.   492,234   375,500   540,897   390,678   282,927
                               --------  --------  --------  --------  --------
OPERATING INCOME (LOSS)......   113,919    69,360    85,578    19,802    (2,808)
Interest Expense.............   (95,081)  (70,183)  (98,437)  (85,409)  (86,662)
Minority Interests in Net
 Income of Consolidated
 Entities....................   (26,218)  (17,146)  (22,110)   (9,697)   (4,467)
Equity in Net Income of
 Unconsolidated Entities.....    23,566    16,740    26,390    19,646    13,251
Other Income (Expense).......    (1,188)   (4,951)   (5,481)   (1,351)    1,157
                               --------  --------  --------  --------  --------
Income (Loss) Before Income
 Taxes and Cumulative Effects
 of Changes in Accounting
 Principles..................    14,998    (6,180)  (14,060)  (57,009)  (79,529)
Income Tax Expense (Benefit).    17,128     5,355     5,697    (7,112)  (17,309)
                               --------  --------  --------  --------  --------
Loss Before Cumulative
 Effects of Changes in
 Accounting Principles.......    (2,130)  (11,535)  (19,757)  (49,897)  (62,220)
Cumulative Effects of Changes
 in Accounting Principles,
 net.........................       --        --        --     (1,587)   (3,302)
                               --------  --------  --------  --------  --------
    Net Loss.................  $ (2,130) $(11,535) $(19,757) $(51,484) $(65,522)
                               ========  ========  ========  ========  ========


   The accompanying Notes are an integral part of the Consolidated Financial
                                  Statements.

           360(degrees) COMMUNICATIONS COMPANY AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY

                             (THOUSANDS OF DOLLARS)

                             FOR THE NINE
                             MONTHS ENDED               FOR THE YEAR
                             SEPTEMBER 30,           ENDED DECEMBER 31,
                          --------------------  -------------------------------
                            1995       1994       1994       1993       1992
                          ---------  ---------  ---------  ---------  ---------
                              (UNAUDITED)
COMMON STOCK (10 SHARES
 OUTSTANDING)
Balance at Beginning and
 at End of Period.......  $  11,541  $  11,541  $  11,541  $  11,541  $  11,541
                          ---------  ---------  ---------  ---------  ---------
ADDITIONAL PAID-IN
 CAPITAL
Balance at Beginning and
 at End of Period.......    360,978    360,978    360,978    360,978    360,978
                          ---------  ---------  ---------  ---------  ---------
ACCUMULATED DEFICIT
Balance at Beginning of
 Period.................   (368,756)  (348,999)  (348,999)  (297,515)  (231,993)
Net Loss................     (2,130)   (11,535)   (19,757)   (51,484)   (65,522)
                          ---------  ---------  ---------  ---------  ---------
    Balance at End of
     Period.............   (370,886)  (360,534)  (368,756)  (348,999)  (297,515)
                          ---------  ---------  ---------  ---------  ---------
Total Shareholder's
 Equity.................  $   1,633  $  11,985  $   3,763  $  23,520  $  75,004
                          =========  =========  =========  =========  =========




   The accompanying Notes are an integral part of the Consolidated Financial
                                  Statements.

           360(degrees) COMMUNICATIONS COMPANY AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (THOUSANDS OF DOLLARS)

                          FOR THE NINE MONTHS   FOR THE YEAR ENDED DECEMBER
                          ENDED SEPTEMBER 30,               31,
                          --------------------  ------------------------------
                            1995       1994       1994       1993       1992
                          ---------  ---------  ---------  ---------  --------
                              (UNAUDITED)
OPERATING ACTIVITIES
Net Loss................  $  (2,130) $ (11,535) $ (19,757) $ (51,484) $(65,522)
Cumulative Effect of
 Changes in Accounting
 Principles, net........        --         --         --       1,587     3,302
Adjustments to Reconcile
 Net Loss to Net Cash
 Provided (Used) by
 Operating Activities
  Depreciation and
   Amortization.........     83,666     67,926     92,435     75,009    52,052
  Deferred Income Taxes
   and Investment Tax
   Credits..............     11,131     12,008     20,646      7,420     9,603
  (Gains) Loss on Sale
   of Cellular Property.        --       4,352      4,352        --     (4,751)
  Equity in Net Income
   of Unconsolidated
   Entities, net of
   distributions........      2,462     (5,126)   (10,899)   (10,466)   (5,319)
  Minority Interests in
   Net Income of
   Consolidated
   Entities.............     26,218     17,146     22,110      9,697     4,467
  Changes in Operating
   Assets and
   Liabilities..........
    Receivables, net....    (22,173)   (10,787)   (23,111)   (15,494)   (2,081)
    Other Current
     Assets.............      8,265     (1,121)   (18,225)    (7,672)     (680)
    Accounts Payable....      2,512     (2,516)    38,293      1,408        66
    Accrued Expenses and
     Other Current
     Liabilities........        105      6,246     36,590     25,748     7,127
    Noncurrent Assets
     and Liabilities,
     net                      2,484     (6,455)    (1,455)   (13,800)  (28,159)
  Other, net............     (1,596)       366        834      1,873     5,971
                          ---------  ---------  ---------  ---------  --------
NET CASH PROVIDED (USED)
 BY OPERATING
 ACTIVITIES.............    110,944     70,504    141,813     23,826   (23,924)
                          ---------  ---------  ---------  ---------  --------
INVESTING ACTIVITIES
Capital Expenditures....   (270,027)  (163,963)  (264,333)  (165,684) (120,428)
Investment in
 Unconsolidated
 Entities...............     (3,642)    (6,756)    (8,009)    (4,621)   (4,087)
Proceeds from Sale of
 Cellular Property......        --       9,920      9,920        --      2,877
                          ---------  ---------  ---------  ---------  --------
NET CASH USED BY
 INVESTING ACTIVITIES...   (273,669)  (160,799)  (262,422)  (170,305) (121,638)
                          ---------  ---------  ---------  ---------  --------
FINANCING ACTIVITIES
Increase in Advances
 from Affiliates........    161,012     85,467    107,294    130,409   139,372
Contributions from
 Minority Investors.....      6,093     13,255     17,742     19,906    10,386
Distributions to
 Minority Investors.....     (6,341)    (3,228)    (4,405)    (1,250)   (3,343)
                          ---------  ---------  ---------  ---------  --------
NET CASH PROVIDED BY
 FINANCING ACTIVITIES...    160,764     95,494    120,631    149,065   146,415
                          ---------  ---------  ---------  ---------  --------
INCREASE (DECREASE) IN
 CASH...................     (1,961)     5,199         22      2,586       853
CASH AT BEGINNING OF
 PERIOD.................      5,527      5,505      5,505      2,919     2,066
                          ---------  ---------  ---------  ---------  --------
CASH AT END OF PERIOD...  $   3,566  $  10,704  $   5,527  $   5,505  $  2,919
                          =========  =========  =========  =========  ========
SUPPLEMENTAL DISCLOSURE
 OF CASH FLOW
 INFORMATION
Interest Paid...........  $  95,081  $  70,183  $  98,437  $  85,409  $ 86,662
Income Taxes Paid
 (Received).............  $   1,715  $  (4,325) $ (13,915) $   2,114  $(30,509)
NONCASH FINANCING
 ACTIVITIES
Reduction in Advances
 from Affiliates to
 reflect reduction in
 Receivable from
 Affiliates.............  $     --   $     --   $     --    $132,756  $    --

   The accompanying Notes are an integral part of the Consolidated Financial
                                  Statements.

           360(degrees) COMMUNICATIONS COMPANY AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

   (UNAUDITED WITH RESPECT TO THE PERIODS ENDED SEPTEMBER 30, 1995 AND 1994)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  This summary of significant accounting policies is presented to assist in the understanding of the accompanying consolidated financial statements.

 Basis of Consolidation and Presentation

  360(degrees) Communications Company (formerly Sprint Cellular Company) and its subsidiaries (the "Company") provide wireless voice and data telecommunications services. The Company operates as a general and limited partner and majority owner of cellular systems in various metropolitan and rural service areas and as a limited minority partner or manager in other cellular systems.

  The Company is a wholly-owned subsidiary of Centel Corporation ("Centel"). In July 1995, Centel's parent company, Sprint Corporation ("Sprint") announced that its Board of Directors had decided to pursue a tax-free spin-off of its cellular operations to Sprint shareholders through a pro rata distribution of all of the Common Stock of the Company (the "Spin-off"). For further discussion of the Spin-off, see Note 2.

  The assets, liabilities and results of operations of entities (both corporations and partnerships) in which the Company has a controlling interest have been consolidated. The ownership interests of noncontrolling owners in such entities are reflected as minority interests. The Company accounts for all other investees using the equity method of accounting. All significant intercompany accounts and transactions have been eliminated.

  The financial information as of September 30, 1995 and for the nine month periods ended September 30, 1995 and 1994 is unaudited. The Company believes that such information includes all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the consolidated financial position, results of operations and cash flows.

 Per Share Information

  Note 2 describes the restructuring of Sprint that will result in the Spin-off of the Company. The Spin-off will effectively separate the cellular operations from Sprint's other telecommunications businesses. As part of the restructuring, Sprint's management plans to change the capital structure of the Company. For these reasons and others, per share information is not presented within the consolidated financial statements.

 Revenue Recognition

  The Company earns revenues by providing access to its cellular system (access revenue), for usage of its cellular system (airtime revenue), for long-distance calls placed by the Company's customers and those of other carriers within the Company's service area (long-distance), and for providing service to customers from other cellular systems who are traveling through the service area (roaming revenue). Access revenue is billed one month in advance and is recognized when earned. Airtime revenue, roaming revenue and long distance revenue are recognized when the service is rendered. Other service revenues are recognized after services are performed and include connection and installation revenues. Equipment sales are recognized on delivery of the equipment to the customer.

           360(degrees) COMMUNICATIONS COMPANY AND SUBSIDIARIES

   (UNAUDITED WITH RESPECT TO THE PERIODS ENDED SEPTEMBER 30, 1995 AND 1994)
 Cash

  As part of its cash management program, the Company utilizes controlled disbursement banking arrangements. As of December 31, 1994 and 1993, outstanding checks in excess of cash balances are classified as Negative Cash Balances. Sufficient funds were available to fund these outstanding checks when they were presented for payment.

 Inventory

  Inventory consists of cellular telephone and certain accessory equipment held for resale and is stated at the lower of cost (principally first in, first out method) or market.

 Property, Plant and Equipment

  Property, plant and equipment are stated at cost, including labor and overhead expenses associated with construction. Construction work in progress represents costs incurred to construct and enhance cell sites. Repairs and maintenance costs are expensed as incurred. When property, plant and equipment is sold, or otherwise disposed of, any resulting gains or losses are included in the determination of results of operations.

 Depreciation

  Depreciation is computed by applying the straight-line method over the estimated service lives for depreciable plant and equipment. Effective January 1, 1994, the estimated service life for tools and test equipment was changed from 5 to 3 years. In addition, the estimated service lives for certain switching and analog microwave equipment was reduced to reflect the remaining service periods. These changes in depreciable lives resulted in additional depreciation expense in 1994 of $2,403,000.

  Effective January 1, 1993, the estimated service lives for capitalized phones, cell site antennas and certain switches were changed from 3 to 2 years, 20 to 5 years and 10 to 3 years, respectively. These changes in depreciable lives resulted in additional depreciation expense of $7,555,000 in 1993.

 Investments in Unconsolidated Entities

  Minority partnership investments include the excess of the purchase price over the underlying net book value of cellular partnerships of $229,812,000 and $232,513,000 as of December 31, 1994 and 1993, respectively. Such excess, which generally relates to Federal Communications Commission ("FCC") licenses, is being amortized on a straight-line basis over 40 years; accumulated amortization aggregated $34,728,000 and $29,125,000 as of December 31, 1994 and 1993, respectively.

  Amortization expense for the years ended December 31, 1994, 1993 and 1992 was $5,769,000, $5,855,000 and $5,939,000, respectively, and is included in Equity in Net Income of Unconsolidated Entities in the accompanying Consolidated Statements of Operations.

 Intangibles

  The Company has acquired identifiable intangible assets, as well as goodwill, through its acquisitions of interests in various cellular systems. The cost of acquired entities is allocated to such assets at the date of the acquisition and the excess of the total purchase price over the amounts assigned to identifiable assets is recorded as goodwill. Intangible assets related to the acquisition of entities in which the Company does not have a controlling interest are included in Investments in Unconsolidated Entities.

           360(degrees) COMMUNICATIONS COMPANY AND SUBSIDIARIES

   (UNAUDITED WITH RESPECT TO THE PERIODS ENDED SEPTEMBER 30, 1995 AND 1994)

  The FCC issues licenses that enable cellular carriers to provide service in specific cellular geographic service areas. The FCC grants licenses for terms of up to ten years, and generally grants renewals if the licensee has complied with its obligations under the Communications Act of 1934. In 1993, the FCC adopted specific standards to apply to cellular renewals, concluding it will award a renewal expectancy to a cellular licensee that meets certain standards of past performance. Historically the FCC has granted license renewals routinely. The Company believes that it has and will continue to meet all requirements necessary to secure renewal of its cellular licenses.

  Intangible assets are being amortized over 40 years. Accumulated amortization related to acquisitions of controlling interests in cellular systems aggregated $111,900,000 and $94,047,000 as of December 31, 1994 and 1993, respectively. Amortization expense for the years ended December 31, 1994, 1993 and 1992 was $19,381,000, $19,429,000 and $19,261,000,
respectively.

  The ongoing value and remaining useful life of intangible assets are subject to periodic evaluation, and the Company currently expects the carrying amounts to be fully recoverable. When events and circumstances indicate that intangible assets might be impaired, an undiscounted cash flow methodology would be used to determine whether an impairment loss would be recognized.

 Income Taxes and Tax Sharing Arrangement

  Deferred income taxes are provided for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for tax purposes. Investment tax credits have been deferred and are being amortized over the estimated useful lives of the related assets.

  The Company is included in the consolidated Federal income tax return of Sprint (see Note 11). Under a tax sharing arrangement in effect prior to the Spin-off, the Company was paid for the utilization of net operating losses and investment tax credits included in the consolidated tax return, even if such losses and credits could not have been used if the Company were to have filed on a separate return basis. At December 31, 1994, the Company had been credited for all net operating losses incurred and investment tax credits utilized. Amounts not yet included in the consolidated tax return are classified as Receivables from Affiliates in the Consolidated Balance Sheets.

 Changes in Accounting Principle

  Effective January 1, 1993, the Company modified its accrual method of accounting for postretirement benefits by adopting Statement of Financial Accounting Standards (SFAS) No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." The resulting nonrecurring, noncash charge of $1,341,000, net of related income tax benefits, is reflected in the 1993 consolidated statement of operations as a cumulative effect of change in accounting principle.

  Effective January 1, 1993, the Company adopted SFAS No. 112, "Employers' Accounting for Postemployment Benefits." Upon adoption, the Company recognized certain previously unrecorded obligations for benefits being provided to former or inactive employees and their dependents, after employment but before retirement. The resulting nonrecurring, noncash charge of $246,000, net of related income tax benefits, is reflected in the 1993 consolidated statement of operations as a cumulative effect of a change in accounting principle.

  Effective January 1, 1992, the Company changed its method of accounting for deferred income taxes by adopting SFAS No. 109, "Accounting for Income Taxes," which requires use of the liability method. The cumulative effect of this change in accounting principle decreased 1992 net income by $3,302,000.

           360(degrees) COMMUNICATIONS COMPANY AND SUBSIDIARIES

   (UNAUDITED WITH RESPECT TO THE PERIODS ENDED SEPTEMBER 30, 1995 AND 1994)

2. PLANNED SPIN-OFF

  On July 26, 1995, Sprint announced that its Board of Directors had decided to pursue a tax-free Spin-off of the Company to Sprint shareholders. In the recent FCC auction of wireless Personal Communications Services ("PCS") licenses, the Sprint Telecommunications Venture ("STV"), won the rights to several markets which overlap service territories operated by the Company. Under FCC rules, Sprint is required to divest or reduce its cellular holdings in certain markets to clear conflicts with the PCS licenses awarded to STV. For these reasons, Sprint and its Board of Directors have decided to pursue a Spin-off of the cellular operations of Sprint.

  The proposed Spin-off is subject to the satisfaction of several conditions, including a favorable ruling by the Internal Revenue Service on the tax-free nature of the Spin-off, receipt of required regulatory approvals and final approval by the Sprint Board of Directors. If such conditions are satisfied and final approval is received from the Sprint Board of Directors, it is currently anticipated that the Spin-off will be completed during the first quarter of 1996.

  In anticipation of the Spin-off, a recapitalization of the Company's Common Stock will be effected pursuant to which the Company will split the 10 shares of issued and outstanding common stock into a sufficient number of new shares of common stock to allow for the pro rata distribution of such stock to the common shareholders of Sprint. This distribution would be effected as a tax-free dividend.

  Immediately prior to the Spin-off, the Company will repay approximately $1.4 billion of intercompany debt (see Note 6). Any remaining intercompany debt will be contributed to the equity capital of the Company. Funding for such repayment will be derived from proceeds from the offering of notes and borrowings under a credit facility to be entered into with banks.

3. PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment consists of the following (in thousands):

                                                               DECEMBER 31,
                                                 DEPRECIABLE -----------------
                                                    LIVES      1994     1993
                                                 ----------- -------- --------
      Switching, base site controller and radio
       frequency equipment......................   10 years  $442,311 $317,659
      Cell site towers and shelters............. 5-20 years   220,238  161,203
      Office furniture and other equipment......  2-5 years    90,487   70,204
                                                             -------- --------
       Plant in Service.........................              753,036  549,066
      Construction work in progress.............               83,351   38,420
                                                             -------- --------
                                                              836,387  587,486
      Less: Accumulated Depreciation............              216,600  155,820
                                                             -------- --------
                                                             $619,787 $431,666
                                                             ======== ========

  Depreciation expense charged to operations for the years ended December 31, 1994, 1993 and 1992 was $73,054,000, $55,580,000, and $32,791,000,
respectively.

           360(degrees) COMMUNICATIONS COMPANY AND SUBSIDIARIES

   (UNAUDITED WITH RESPECT TO THE PERIODS ENDED SEPTEMBER 30, 1995 AND 1994)

4. INVESTMENTS IN UNCONSOLIDATED ENTITIES

 Interests Owned

  Interests owned in cellular systems of unconsolidated entities are as follows:

                                                                    DECEMBER
                                                                       31,
                                                                   ------------
                                                                   1994   1993
                                                                   -----  -----
      Omaha Cellular General Partnership and Subsidiary........... 50.00% 50.00%
      Florida 9 RSA Limited Partnership........................... 49.00% 49.00%
      Illinois Valley Cellular RSA 2-II Partnership............... 40.00% 40.00%
      Pennsylvania 4 Wireline Settlement Partnership.............. 33.33% 33.33%
      Virginia 10 RSA Limited Partnership......................... 33.00% 33.00%
      Iowa RSA No. 13 Limited Partnership......................... 30.00% 30.00%
      Texas RSA #11B Limited Partnership.......................... 28.00% 28.00%
      Pennsylvania 3 Wireline Settlement Limited Partnership...... 27.78% 27.78%
      RCTC Wholesale Company (Richmond)........................... 27.27% 27.27%
      GTE Mobilnet of Fort Wayne Limited Partnership.............. 25.00% 25.00%
      Texas RSA 7B1 Limited Partnership........................... 25.00% 25.00%
      Georgia RSA No. 1 Limited Partnership....................... 20.00% 20.00%
      GTE Mobilnet of Indiana RSA #3 Limited Partnership.......... 20.00% 20.00%
      St. Joseph SMSA Limited Partnership......................... 20.00% 20.00%
      Missouri RSA 9B1 Limited Partnership........................ 19.60% 19.60%
      Kansas City SMSA Limited Partnership........................ 19.00% 20.00%
      Illinois Independent RSA No. 3 General Partnership.......... 18.13% 18.13%
      Allentown SMSA Limited Partnership.......................... 16.77% 16.77%
      Orlando SMSA Limited Partnership............................ 15.00% 15.00%
      Missouri 1--Atchison RSA Limited Partnership................ 14.28% 14.28%
      RSA 11 Limited Partnership (IA)............................. 14.14% 14.14%
      Missouri RSA 4 Partnership.................................. 12.50% 12.50%
      New York SMSA Limited Partnership........................... 10.00% 10.00%
      GTE Mobilnet of South Texas Limited Partnership.............  8.77%  8.77%
      Iowa 16--Lyon Limited Partnership...........................  8.33%  8.33%
      Iowa RSA 5 Limited Partnership..............................  7.14%  7.14%
      Iowa 15--Dickinson Limited Partnership......................  6.67%  6.67%
      Reading SMSA Limited Partnership............................  5.85%  5.85%
      Iowa RSA No. 14 Limited Partnership.........................  5.56%  5.56%
      Chicago SMSA Limited Partnership............................  5.00%  5.00%
      RSA 1 Limited Partnership (IA)..............................  3.90%  3.90%
      GTE Mobilnet of Ohio Limited Partnership....................  3.50%  3.50%
      Iowa 8--Monona Limited Partnership..........................  2.30%  2.30%
      Cincinnati SMSA Limited Partnership.........................  1.20%  1.20%
      GTE Mobilnet of Austin Limited Partnership..................   .82%   .82%

           360(degrees) COMMUNICATIONS COMPANY AND SUBSIDIARIES

   (UNAUDITED WITH RESPECT TO THE PERIODS ENDED SEPTEMBER 30, 1995 AND 1994)

 Financial Information

  Condensed combined financial information for investments in entities accounted for under the equity method follows (in thousands):

                                                    FOR THE YEAR ENDED
                                                       DECEMBER 31,
                                              --------------------------------
                                                 1994       1993       1992
                                              ----------  ---------  ---------
      Results of Operations
        Cellular Service Revenues............ $1,357,945   $930,778   $730,406
        Equipment Sales and Other............     67,945     40,193     25,563
                                              ----------  ---------  ---------
          Total Operating Revenues...........  1,425,890    970,971    755,969
        Cost of Equipment Sales..............    101,691     46,406     29,351
        Operating, Selling, General,
         Administrative and Other Expenses       824,049    544,328    413,239
        Depreciation and Amortization........    165,010    123,856    105,769
                                              ----------  ---------  ---------
        Operating Income.....................    335,140    256,381    207,610
        Non-operating Income (Expenses)......       (725)     1,990     13,969
        Minority Interests in Net (Income)
         Loss of Consolidated Entities.......      1,958     (1,085)     (570)
                                              ----------  ---------  ---------
        Cumulative Effects of Changes in
         Accounting Principles...............    336,373    257,286    221,009
        Cumulative Effects of Changes in
         Accounting Principles, net..........        --        (263)    (8,234)
                                              ----------  ---------  ---------
        Net Income........................... $  336,373  $ 257,023  $ 212,775
                                              ==========  =========  =========

                                                               DECEMBER 31,
                                                           ---------------------
                                                              1994       1993
                                                           ---------- ----------
      Assets
        Current Assets.................................... $  349,078 $  251,131
        Noncurrent Assets.................................  1,174,475    966,705
                                                           ---------- ----------
                                                           $1,523,553 $1,217,836
                                                           ========== ==========
      Liabilities and Equity
        Current Liabilities............................... $  238,682 $  158,806
        Long-term Liabilities.............................     56,017     43,240
        Minority Interests................................      4,573      5,187
        Equity............................................  1,224,281  1,010,603
                                                           ---------- ----------
                                                           $1,523,553 $1,217,836
                                                           ========== ==========

 Additional Disclosures

  Accumulated deficit at December 31, 1994, includes $62,841,000 related to undistributed earnings of unconsolidated entities.

  The Company has guaranteed 50% of a discounted note held by Omaha Cellular General Partnership and Subsidiary. At December 31, 1994, the carrying value of the note was $33,703,000.

           360(degrees) COMMUNICATIONS COMPANY AND SUBSIDIARIES

   (UNAUDITED WITH RESPECT TO THE PERIODS ENDED SEPTEMBER 30, 1995 AND 1994)
5. SIGNIFICANT EQUITY INVESTMENTS--INTERIM INFORMATION (UNAUDITED)

  The Company's investments in the Kansas City SMSA Limited Partnership, Omaha Cellular General Partnership and Subsidiary, New York SMSA Limited Partnership, and GTE Mobilnet of South Texas Limited Partnership meet the conditions prescribed by the Securities and Exchange Commission which require interim financial statement disclosures for significant equity investments. Separate combined financial statements of these entities as of December 31, 1994 and 1993 and for the three years in the period ended December 31, 1994 are included elsewhere herein. Selected unaudited combined interim financial information follows (in thousands):

                                                     FOR THE NINE MONTHS ENDED
                                                           SEPTEMBER 30,
                                                     -------------------------
                                                         1995         1994
                                                     ------------ ------------
                                                            (UNAUDITED)
      Results of Operations
        Cellular Service Revenues................... $    669,445 $    507,333
        Equipment Sales and Other...................       29,143       16,491
                                                     ------------ ------------
        Total Operating Revenues....................      698,588      523,824
        Cost of Equipment Sales.....................       54,420       26,291
        Operating, Selling, General, Administrative
         and Other Expenses.........................      359,342      286,286
        Depreciation and Amortization...............       67,717       60,264
                                                     ------------ ------------
        Operating Income............................      217,109      150,983
        Other Expense...............................        1,386          781
        Minority Interest in Net (Income) Loss of
         Consolidated Entity........................        1,425       (2,269)
                                                     ------------ ------------
        Net Income.................................. $    214,298     $152,471
                                                     ============ ============

6. ADVANCES FROM AND NOTES TO AFFILIATES

  Advances from and Notes to Affiliates consist of the following (in thousands):

                                                              DECEMBER 31,
                                            SEPTEMBER 30, ---------------------
                                                1995         1994       1993
                                            ------------- ---------- ----------
                                             (UNAUDITED)
      Advances from Affiliates, due on
       demand..............................  $  416,059   $  249,916 $  142,622
      Subordinated Note to Centel Capital
       Corporation, due 1996...............     950,000      950,000    950,000
      Subordinated Note to Centel
       Corporation, due 1998...............     154,200      154,200    154,200
                                             ----------   ---------- ----------
                                             $1,520,259   $1,354,116 $1,246,822
                                             ==========   ========== ==========

  The interest rate on the subordinated note due 1996 is based on prime plus 2 percent and for the year ended December 31, 1994 ranged from 8.0% to 10.5%. The interest rate for the year ended December 31, 1993 remained a constant 8.0%. The interest rate for the nine months ended September 30, 1995 ranged from 10.5% to 11.0%.

  Interest on advances and the subordinated note due 1998 is based on a 30 day commercial paper rate. The interest rate on these borrowings for the year ended December 31, 1994 ranged from 3.1% to 6.1%. The interest rate for the year ended December 31, 1993 ranged from 3.1% to 3.4%. The interest rate for the nine months ended September 30, 1995 ranged from 5.8% to 6.1%.

  Until the Spin-off, the Company will continue to borrow from Sprint to the extent cash requirements are not met through cash flows from operations and capital contributions from minority partners. Immediately prior to the Spin-off, the Company will repay approximately $1.4 billion of intercompany debt. Any remaining intercompany debt will be contributed to the equity capital of the Company.

           360(degrees) COMMUNICATIONS COMPANY AND SUBSIDIARIES

   (UNAUDITED WITH RESPECT TO THE PERIODS ENDED SEPTEMBER 30, 1995 AND 1994)

7. EMPLOYEE BENEFIT PLANS

 Defined Benefit Pension Plan

  Substantially all of the Company's employees are covered by a noncontributory defined benefit pension plan sponsored by Sprint which provides benefits based upon years of service and participants' compensation.

  The cost to the Company of its employees' participation in this plan is actuarially determined by Sprint, and totaled $1,656,000, $1,307,000, and $1,124,000 in 1994, 1993 and 1992, respectively. The Company's accrued pension cost was $5,425,000 and $3,761,000 as of December 31, 1994 and 1993,
respectively.

  Upon the Spin-off, the Company's employees are not expected to participate in Sprint's defined benefit pension plan, nor does the Company expect to establish its own defined benefit pension plan. Sprint would assume the liability for certain benefits of the Company's employees under Sprint's plan. The Company would not expect to recognize any significant curtailment gain or loss upon discontinuance of its employees' participation in Sprint's plan.

Defined Contribution Plans

  Substantially all employees of the Company are covered by defined contribution employee savings plans sponsored by Sprint. Participants may contribute portions of their compensation to the plans, and the Company makes matching contributions up to specified levels. The Company's matching contributions aggregated $1,736,000, $1,599,000 and $1,180,000 in 1994, 1993
and 1992, respectively.

  Upon the Spin-off, the Company will discontinue its participation in Sprint's defined contribution employee savings plans, and will establish its own plan. The Company has not yet determined the terms and conditions of its own plan and is not able to predict the ongoing level of matching contributions. Balances held by Sprint on the behalf of the Company's employees' will transfer to the Company upon Spin-off.

 Postretirement Benefits

  Sprint sponsors postretirement benefits (principally health care benefits) arrangements covering substantially all employees of the Company. Employees who retired before specified dates are eligible for these benefits at no cost to the retirees. Employees retiring after specified dates are eligible for these benefits on a shared cost basis. The Company funds the accrued costs as benefits are paid.

  The components of the net postretirement benefits cost are as follows (in thousands):

                                                            FOR THE YEAR ENDED
                                                               DECEMBER 31,
                                                            -------------------
                                                              1994      1993
                                                            --------- ---------
      Service cost--benefits earned during the period...... $     291 $     421
      Interest on accumulated benefit obligation...........       192       180
      Net amortization and deferral........................        29       --
                                                            --------- ---------
      Net postretirement benefits cost..................... $     512 $     601
                                                            ========= =========

           360(degrees) COMMUNICATIONS COMPANY AND SUBSIDIARIES

   (UNAUDITED WITH RESPECT TO THE PERIODS ENDED SEPTEMBER 30, 1995 AND 1994) For measurement purposes, a weighted average annual health care cost trend rate of 12 percent was assumed for 1994, gradually decreasing to 6 percent by 2001 and remaining constant thereafter. The effect of a 1 percent increase in the assumed trend rates would have increased the 1994 net postretirement benefits cost by approximately $146,000. The discount rates for 1994 and 1993 were 7.5 percent and 8.0 percent, respectively.

  The cost of providing postretirement benefits was $227,000 in 1992.

  The amounts recognized in the consolidated balance sheets are as follows (in thousands):

                                                                  DECEMBER 31,
                                                                  -------------
                                                                   1994   1993
                                                                  ------ ------
      Accumulated postretirement benefits obligation
        Retirees................................................. $  363 $  270
        Active plan participants--fully eligible.................    350    343
        Active plan participants--other..........................  1,660  2,472
                                                                  ------ ------
                                                                   2,373  3,085
      Unrecognized prior service costs...........................    525    554
      Unrecognized net gains (losses)............................  1,185   (794)
                                                                  ------ ------
      Accrued postretirement benefits cost....................... $4,083 $2,845
                                                                  ====== ======

  The accumulated benefits obligations as of December 31, 1994 and 1993 were determined using discount rates of 8.5 percent and 7.5 percent, respectively. An annual health care trend rate of 12 percent was assumed for 1995, gradually decreasing to 6 percent by 2001 and remaining constant thereafter. The effect of a 1 percent annual increase in the assumed health care cost trend rates would have increased the accumulated benefits obligation as of December 31, 1994 by approximately $467,000.

  Upon the Spin-off, the Company does not expect to participate in Sprint's postretirement benefits arrangements, but will establish its own arrangements. Terms and conditions of the Company's arrangements and related cost levels are not expected to differ significantly from those under Sprint's arrangements.

 Postemployment Benefits

  Postemployment benefits offered by the Company include severance, disability and workers compensation, including the continuation of other benefits such as health care and life insurance coverage. Significant changes in postemployment benefits offered by the Company or related expense levels are not expected upon Spin-off.

8. STOCK BASED PLANS

 Stock Options and Stock Appreciation Rights

  Under various Sprint stock option plans, Company employees held options to purchase approximately 372,386 shares of Sprint common stock at December 31, 1994. All options were

           360(degrees) COMMUNICATIONS COMPANY AND SUBSIDIARIES

   (UNAUDITED WITH RESPECT TO THE PERIODS ENDED SEPTEMBER 30, 1995 AND 1994) granted at a price equal to the market price of Sprint Common Stock at the date of grant. Approximately 13% of these options outstanding provided for the granting of stock appreciation rights ("SARs") as an alternate method of settlement upon exercise.

  Following the Spin-off, it is expected that outstanding options held by Company employees under Sprint plans as of the record date for the Spin-off will be replaced by Company options (the "Replacement Options"). It is expected that the Replacement Options will cover the same aggregate fair market values of stock underlying the options and continue the vesting schedules and other conditions for exercise of the Sprint options they replace. Aggregate fair market value will be maintained by adjusting the per share exercise price of options as well as the number of shares under option. The formula to determine per share exercise prices and the total number of Replacement Options to be issued to Company employees is dependent on the respective market values of Sprint and Company Common Stock during a specified number of trading days before and after the record date associated with the Spin-off. As such, the Company cannot currently determine the number of Replacement Options that will be outstanding after the Spin-off date. The number of Replacement Options outstanding will be determined by multiplying the number of Sprint options outstanding by an adjustment factor, the numerator of which is the pre-Spin-off value of Sprint Common Stock and the denominator of which is the post-Spin-off value of the Company's Common Stock, truncated to a whole number of shares. The per share exercise price of Replacement Options will be determined by subtracting from the post-Spin-off market value of the Company's Common Stock the product of (a) the excess of the pre-Spin-off market value of Sprint's Common Stock over the unadjusted exercise price of the Sprint options and (b) the ratio of the unadjusted number of shares of Sprint Common Stock that could have been purchased by exercise of the Sprint options over the number of shares of Company Common Stock that can be purchased post-Spin-off as adjusted according to the preceding sentence.

  The Company also intends to adopt its own stock option plans which will provide for the granting of stock options to employees at a price equal to the fair market value of Company Common Stock at the date of grant. The Company intends to authorize shares of its common stock for issuance under these and other equity plans.

 Employees Stock Purchase Plan

  Under the 1994 offering of the Sprint Employees Stock Purchase Plan, Company employees held elections to purchase 87,078 shares of Sprint's Common Stock as of December 31, 1994. The purchase price under the offering cannot exceed $32.35 per share, such price representing 85% of the average market price on the offering date, or fall below $12.00 per share. The 1994 offering terminates on June 30, 1996.

  In connection with the Spin-off, it is expected that elections made by employees of the Company to purchase shares of Sprint Common Stock will be replaced by elections to purchase shares of Company Common Stock under the same terms and conditions of the currently established Employees Stock Purchase Plan. Aggregate fair market value of stock underlying the elections will be maintained by adjusting the per share purchase price of elections as well as the number of shares under election. The formula to determine the total number of shares under elections and the per share purchase price is dependent on the respective market values of Sprint and Company Common Stock during a specified number of trading days before and after the record date associated with the Spin-off. As

           360(degrees) COMMUNICATIONS COMPANY AND SUBSIDIARIES

   (UNAUDITED WITH RESPECT TO THE PERIODS ENDED SEPTEMBER 30, 1995 AND 1994) such, the Company cannot currently determine the number of shares under election that will be outstanding after the Spin-off date. The per share purchase price of shares under election will be determined by multiplying the per share purchase price of Sprint Common Stock by an adjustment factor, the numerator of which is the post-Spin-off value of the Company's Common Stock, and the denominator of which is the pre-Spin-off value of Sprint Common Stock. The number of shares under election will be determined by multiplying the number of Sprint shares under election by the reciprocal of the adjustment factor.

9. INCOME TAXES

  The components of the income tax expense (benefit) are as follows (in thousands):

                                                      FOR THE YEAR ENDED
                                                         DECEMBER 31,
                                                  ----------------------------
                                                    1994      1993      1992
                                                  --------  --------  --------
Current income tax expense (benefit)
  Federal........................................ $(18,070) $(17,357) $(28,875)
  State..........................................    3,121     2,825     1,963
Deferred income tax expense (benefit)
  Federal........................................   20,705     7,474     9,661
  Amortization of deferred investment tax
   credits.......................................      (59)      (54)      (58)
                                                  --------  --------  --------
    Total income tax expense (benefit)........... $  5,697  $ (7,112) $(17,309)
                                                  ========  ========  ========

  On August 10, 1993, the Revenue Reconciliation Act of 1993 was enacted which, among other changes, raised the federal income tax rate for corporations to 35 percent from 34 percent, retroactive to January 1, 1993. Accordingly, the Company adjusted its deferred income tax assets and liabilities to reflect the revised rate.

  A reconciliation from the statutory income tax rate (35 percent in 1994 and 1993 and 34 percent in 1992) to the effective income tax rate (income tax expense divided by income before income taxes) is as follows (in thousands):

                                                       FOR THE YEAR ENDED
                                                          DECEMBER 31,
                                                    ---------------------------
                                                     1994      1993      1992
                                                    -------  --------  --------
Income tax benefit at the statutory rate..........  $(4,921) $(19,953) $(27,040)
Less investment tax credits included in income....      (59)      (54)      (58)
                                                    -------  --------  --------
Expected federal income tax benefit after
 investment tax credits...........................   (4,980)  (20,007)  (27,098)
Effect of
  State income tax expense, net of federal income
   tax effect.....................................    2,029     1,836     1,296
  Amortization of intangibles.....................    8,796     8,849     8,568
  Federal income tax rate increase................      --      1,335       --
  Other, net......................................     (148)      875       (75)
                                                    -------  --------  --------
Income tax expense (benefit), including investment
 tax credits......................................  $ 5,697  $ (7,112) $(17,309)
                                                    =======  ========  ========
Effective income tax rate.........................    (41)%       12%       22%
                                                    =======  ========  ========

  The income tax expense allocated to other items for the year ended December 31, 1993 are as follows (in thousands):

      Cumulative effects of changes in accounting principles
        Postretirement benefits........................................... $724
        Postemployment benefits........................................... $135

           360(degrees) COMMUNICATIONS COMPANY AND SUBSIDIARIES

   (UNAUDITED WITH RESPECT TO THE PERIODS ENDED SEPTEMBER 30, 1995 AND 1994)

  Deferred income taxes are provided for the temporary differences between the carrying amounts of the Company's assets and liabilities for financial statement purposes and their tax bases. The sources of the differences that give rise to the deferred income tax assets and liabilities as of December 31, 1994 and 1993, along with the income tax effect of each, are as follows (in thousands):

                                         1994 DEFERRED        1993 DEFERRED
                                          INCOME TAX           INCOME TAX
                                      -------------------- --------------------
                                      ASSETS   LIABILITIES ASSETS   LIABILITIES
                                      -------  ----------- -------  -----------
      Property, plant and equipment.. $   --     $65,072   $   --     $49,662
      Postretirement and other
       benefits......................   3,300        --      2,489        --
      Intangibles....................     --      10,512       --      14,130
      Operating loss carryforwards...  16,744        --     14,608        --
      Other, net.....................     --       2,976     7,291        --
      Less: Valuation Allowance......  (4,385)       --     (2,851)       --
                                      -------    -------   -------    -------
          Total...................... $15,659    $78,560   $21,537    $63,792
                                      =======    =======   =======    =======

  During 1994 and 1993, the valuation allowance related to deferred income tax assets increased $1,534,000 and $233,000, respectively.

  As of December 31, 1994, the Company has available tax benefits associated with state operating loss carryforwards which expire in varying amounts annually from 1995 through 2009.

10. COMMITMENTS AND CONTINGENCIES

 Litigation, Claims and Assessments

  Various suits arising in the ordinary course of business are pending against the Company. Management cannot predict the ultimate outcome of these actions but believes any asserted or pending litigation or claims will not result in a material effect on the Company's consolidated financial statements.

 Operating Leases

  Minimum rental commitments as of December 31, 1994 for all non-cancelable operating leases, consisting principally of leases for office space, real estate and tower space, are as follows (in thousands):

             1995............................. $13,442
             1996.............................   9,936
             1997.............................   6,238
             1998.............................   5,423
             1999.............................   4,198
             Thereafter.......................  27,544
                                               -------
                 Total........................ $66,781
                                               =======

  Gross rental expense aggregated $12,344,000, $7,573,000 and $5,553,000 in 1994, 1993 and 1992, respectively. The amount of rental commitments applicable to subleases, contingent rentals and executory costs is not significant.

 Capital Expenditures

  Property, plant, and equipment capital expenditures for 1995 are expected to total $323,000,000.

           360(degrees) COMMUNICATIONS COMPANY AND SUBSIDIARIES

   (UNAUDITED WITH RESPECT TO THE PERIODS ENDED SEPTEMBER 30, 1995 AND 1994)

11. RELATED PARTY TRANSACTIONS

  Management believes that the consolidated financial statements of the Company, presented herein, reasonably reflect the historical relationships with Sprint and its affiliates and reflect all of the Company's costs of doing business. Management believes that there would not have been any material difference from the amounts presented in the historical financial statements had the Company operated on a stand-alone basis. However, the historical financial statements are not necessarily indicative of future financial condition, results of operations or cash flows.

  The Company reimburses Sprint for certain data processing services, other data-related costs and certain management and administrative support services which are incurred for the Company's benefit. Total charges aggregated $16,287,000, $16,686,000 and $13,771,000, in 1994, 1993 and 1992,
respectively. The terms of the arrangements determining such charges by Sprint are reasonable, although there can be no assurance that these terms are comparable to those which would be obtained from unaffiliated third parties or on a stand-alone basis. Sprint will provide administrative support services for a period of time after the Spin-off to assure an orderly transition.

  Charges for long distance telecommunications and operator services provided by interexchange carriers to cellular customers are based on terms and conditions negotiated with Sprint. The Company is not required to offer its customers options on the selection of long distance carriers. As a result, Sprint long distance service is offered on an exclusive basis, unless Sprint does not provide such service in the Company's operating service area. The charges incurred are based on terms and conditions of the current contract which is currently scheduled to expire in 1997 but which may be extended prior to the Spin-off for a period of up to five years. The Company believes that the terms and conditions of the current contract governing long distance and operator services are reasonable and based on fair market value, although there can be no assurance that these terms are comparable to those which could be obtained from unaffiliated third parties.

  The Company receives local telephone, interconnection and toll services from subsidiaries of Sprint pursuant to agreements between the subsidiaries and the Company. During 1994, 1993 and 1992, related payments amounted to $27,766,000, $19,164,000 and $11,442,000, respectively. Payables to Affiliates totaled $2,440,000 and $1,202,000 at December 31, 1994 and 1993, respectively.

  The Company enters into cash advance and borrowing transactions with Sprint and certain affiliates as described in Note 6.

  The Company advances funds to unconsolidated entities to which it provides management services for use in these entities' current operations and construction activity. In turn, these entities advance excess cash to the Company for cash management and investment. Minority Investments Receivable totaled $906,000, $4,221,000 and $1,811,000 at December 31, 1994 and 1993 and
at September 30, 1995, respectively. Minority Investments Payable totaled $117,000 and $1,057,000 and $791,000 at December 31, 1994 and 1993 and at
September 30, 1995, respectively.

 Tax Sharing Agreement

  In connection with the Spin-off, Sprint and the Company will enter into a Tax Sharing and Indemnification Agreement (the "Tax Sharing Agreement") that will allocate the responsibility for taxes

           360(degrees) COMMUNICATIONS COMPANY AND SUBSIDIARIES

   (UNAUDITED WITH RESPECT TO THE PERIODS ENDED SEPTEMBER 30, 1995 AND 1994) between Sprint and the Company. In the event that the Spin-off fails to constitute a tax-free distribution under Section 355 of the Internal Revenue Code of 1986, the Tax Sharing Agreement will provide that any taxes resulting from such failure will be allocated between Sprint and the Company in a manner that will take into account the extent to which each may have contributed to such failure. If neither party is determined to have contributed to such failure, such taxes will be allocated based upon each company's relative market capitalization during the twenty day period following the Spin-off.

  The Tax Sharing Agreement will also allocate to the Company the tax liability in excess of $25 million, if any, arising from recognition of gain on the distribution of Company Common Stock to non-U.S. persons or arising from the transfer of assets and liabilities by Sprint to the Company in connection with the Spin-off. Absent the acquisition of Sprint stock by non-U.S. persons, Sprint and the Company believe the possibility of incurring a liability in either case in excess of $25 million is remote.

  The Tax Sharing Agreement also provides that the Company will indemnify Sprint for any tax liability relating to the Company for all periods. The Company will continue to join in filing consolidated federal income tax returns with Sprint up to the time of the Spin-off. The Tax Sharing Agreement generally provides that the Company's share of the tax liability reflected on such consolidated federal income tax returns, as originally filed and amended, is equal to the amount of tax which the Company would have incurred on its separate taxable income computed as if it filed a separate tax return. It also provides that if the Company incurs a net operating loss in any year in which it joins with Sprint in filing a consolidated federal income tax return, as originally filed and amended, Sprint will pay an amount equal to the reduction in its tax liability attributable to such loss. Similar provisions apply in the case of state tax returns filed on a consolidated basis. In addition, the Tax Sharing Agreement generally provides that Sprint agrees to indemnify the Company against liability for any taxes relating to Sprint or its affiliates, other than the Company, for periods up to and including the Spin-off date or for periods after that date if imposed on the Company by any taxing authority.

 Tax Assurance Agreement

  In connection with the Spin-off, Sprint and the Company will enter into an agreement (the "Tax Assurance Agreement") pursuant to which certain limitations designed to preserve the tax-free status of the Spin-off will be imposed on the Company for a period of two years after the commencement of the Spin-off. Such limitations may prohibit the Company from exchanging, contributing or otherwise transferring or disposing of cellular properties. In addition, such limitations may limit the amount of equity securities the Company could issue following the Spin-off, including the issuance of Common Stock by the Company. If the Company were to breach its obligations under the Tax Assurance Agreement and as a direct result the Spin-off is not treated as a tax-free distribution under the Code, the Company would be required to indemnify Sprint pursuant to the Tax Sharing Agreement for any taxes assessed in respect to the Spin-off.

 Distribution Agreement

  In contemplation of the Spin-off, the Company and Sprint have entered into a Distribution Agreement that provides for complete separation of all properties after the Spin-off as well as transition agreements that disengage the affairs of the Company and Sprint in an orderly manner.

           360(degrees) COMMUNICATIONS COMPANY AND SUBSIDIARIES

   (UNAUDITED WITH RESPECT TO THE PERIODS ENDED SEPTEMBER 30, 1995 AND 1994)

12. SPRINT/CENTEL MERGER

  Effective March 9, 1993, Sprint consummated its merger with Centel. The transaction costs associated with the merger (consisting primarily of investment banking and legal fees) and the expenses of integrating and restructuring the operations of the two companies (consisting primarily of employees severance and relocation expenses and costs of eliminating duplicative facilities) resulted in nonrecurring charges to Sprint during 1993. The portion of such charges attributable to the Company was $4,733,000.

13. ADDITIONAL FINANCIAL INFORMATION

 Concentrations of Credit Risk

  To the extent the Company's customers become delinquent, collection activities commence. No single customer is large enough to pose a significant financial risk to the Company. The Company maintains an allowance for losses based on the expected collectibility of accounts receivable. Credit losses have been within management's expectations.

 Financial Instruments

  All of the Company's financial instruments, including trade payables and receivables and intercompany advances, are short-term in nature. Accordingly, the balance sheet amounts approximate the fair value of the Company's financial instruments.

  The Company has not invested in derivative financial instruments.

14. DIVESTITURE OF CELLULAR PROPERTY

  In August 1994, the Company sold all of the assets associated with the cellular communications system in Sioux City, Iowa, to a wholly owned subsidiary of McCaw Cellular Communications, Inc. The purchase price received was approximately $9,920,000, and a loss of $4,352,000 was realized on this divestiture. The effect of this divestiture on the operating results of the Company was not significant.

15. SUBSEQUENT EVENTS (UNAUDITED)

 Proposed Acquisitions

  On May 24, 1995, the Company signed a binding letter of intent to purchase a 50% interest in South Carolina RSA No. 4 Cellular General Partnership, a 50% interest in South Carolina RSA No. 5 Cellular General Partnership and a 50% interest in South Carolina RSA No. 6 Cellular General Partnership. In addition, the Company recently announced an agreement to acquire a 100% interest in the cellular license and network of the North Carolina RSA No. 14 Cellular General Partnership. The Company also expects to acquire a 100% interest in Ohio RSA No. 1 Cellular General Partnership and additional partnership interests in Centel Cellular Company of Ft. Walton Beach Limited Partnership and Centel Cellular Company of Tallahassee Limited Partnership. The aggregate purchase price of these acquisitions is approximately $107,000,000.

 Impact of Recently Issued Accounting Pronouncements

  In March 1995, SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," was issued. SFAS No. 121 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets carrying

           360(degrees) COMMUNICATIONS COMPANY AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONCLUDED)

   (UNAUDITED WITH RESPECT TO THE PERIODS ENDED SEPTEMBER 30, 1995 AND 1994) amount. The Company will adopt SFAS No. 121 in the first quarter of 1996 and, based on current circumstances, does not believe the effect of adoption will be material.

  Effective January 1, 1995, the Company adopted SOP 93-7, "Reporting on Advertising Costs" which requires that all costs of advertising be expensed in the period the costs are incurred or the first time the advertising takes place, except for certain "direct-response" advertising costs which are to be reported as an asset and amortized over the future benefit period. The adoption of SOP 93-7 has not impacted the financial statements of the Company except for including certain disclosures required by SOP 93-7. The Company expenses the costs of advertising as incurred. Advertising expense charged to operations for the nine months ended September 30, 1995 was $18,214,000.

16. CONTINGENCIES OF UNCONSOLIDATED ENTITIES

  The GTE Mobilnet of South Texas Limited Partnership, (the "South Texas partnership"), an equity investee of the Company, filed suit in 1994 against a former agent and its principals alleging that the former agent continued to hold itself out as an agent of the South Texas partnership after its contract expired. The former agent and its principals subsequently filed a counterclaim against the South Texas partnership, claiming the South Texas partnership falsely represented to them that all agent agreements were identical and that all agents were paid the same amount. The complaint against the South Texas partnership alleges fraud, breach of covenant of good faith and fair dealing, tortuous interference with plaintiffs' business relations, violation of the Texas Deceptive Trade Practices Act, and defamation. The plaintiff is seeking unspecified damages.

  On July 7, 1995 a suit which purports to be a class action was filed on behalf of the cellular users of GTE Mobilnet Inc. nationwide. The complaint alleges that GTE Mobilnet Inc.'s termination fee (including the fee charged by the South Texas partnership) in its customer contracts represents an invalid penalty. The plaintiffs are seeking unspecified damages.

  On April 12, 1995 a suit which purports to be a class action was filed alleging that the defendants (including the South Texas partnership) violated the Telephone Consumer Protection Act ("TCPA") and invaded the plaintiff's privacy be sending unauthorized facsimiles to the plaintiffs. The complaint seeks $500 in damages for each alleged violation of the TCPA, plus treble damages, or in the alternative, punitive damages. In addition, the plaintiffs seek interest, cost and attorney's fees. The defendants filed a motion to dismiss for want of subject matter jurisdiction and for failure to state a proper claim. At a recent hearing, the court ruled that the TCPA applied only to interstate faxing, and not to intrastate faxing, such as those allegedly associated with the South Texas partnership. The action is stayed pending the parties appeal.

  On November 14, 1995 a suit was filed against the South Texas partnership by the widow and children of a cellular phone subscriber who died of brain cancer. The plaintiffs allege that the deceased was a cellular subscriber of the South Texas partnership's and that the electromagnetic radiation produced by the South Texas partnership's cellular system caused the deceased's cancer. The suit also names several other cellular carriers and phone manufacturers and seeks unspecified damages.

  The ultimate outcome of these four matters cannot presently be determined. Accordingly, no provision for any liability that might result from these matters has been made in the financial statements of the South Texas partnership and the accompanying financial statements.

  On July 26, 1995, a partnership which is a general partner in the New York SMSA Limited Partnership (the "New York partnership"), an equity investee of the Company, was named as a defendant in a class action lawsuit brought by a subscriber, Mr. Daniel J. Mandell. The plaintiffs have alleged that the partnership's cellular operations are engaged in fraudulent, misleading, and deceptive practices by concealing the practice of rounding up airtime usage to bill in full minute increments. The plaintiffs seek an accounting of monies received as a result of the above conduct by the defendant, compensatory damages, punitive damages, treble damages pursuant to the New Jersey Consumer Fraud Act, and injunctive relief. Although the defendant has informed the New York partnership that it believes that it has meritorious defenses to the claims asserted against it, and intends to defend itself vigorously, the ultimate outcome of this matter cannot be determined at the present time. The New York partnership may be allocated a portion of the damages that may result upon adjudication of this matter if the plaintiffs prevail in their action. If an adverse judgement is entered, the potential effect on the financial condition and the results of operations of the general partner, the New York partnership and the Company cannot be ascertained at this time but may be material.

  A general partner in the New York partnership was named as a defendant in a class action lawsuit brought on behalf of New York retail customers. The plaintiffs have alleged that the general partner has overcharged customers who experienced an involuntary disconnection ("dropped calls") of their mobile service calls during the period June 1985 through September 1994. Further, the plaintiffs allege that the amount of credit given for a dropped call, the general partner's policy of requiring customers to specifically request such credits, and the absence of sufficient notice advising customers to actively request such credits constitutes a breach of contract and deceptive practice. Discovery is ongoing at this time. The New York partnership is not a defendant in this matter having been dismissed from the case in the early stages of the litigation. The New York partnership has been informed that the defendant intends to defend itself vigorously but that the ultimate outcome of the matter cannot be determined. The New York partnership may be allocated a portion of the damages that may result upon adjudication of this matter if the plaintiffs prevail in their action. If an adverse judgment is entered, the potential effect on the financial condition and the results of operations of the general partner, the Partnership and the Company may be material.

                           [Intentionally Left Blank]

    REPORT OF INDEPENDENT ACCOUNTANTS ON COMPILATION OF COMBINED FINANCIAL
                                  STATEMENTS

The Board of Directors and Stockholder

360(degrees) Communications Company and Subsidiaries

In connection with our audit of the financial statements of 360(degrees) Communications Company (formerly Sprint Cellular Company) and Subsidiaries included in this registration statement, we have compiled the accompanying combined financial statements of the Kansas City SMSA Limited Partnership, the New York SMSA Limited Partnership, the GTE Mobilnet of South Texas Limited Partnership and the Omaha Cellular General Partnership and Subsidiary as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994. These combined financial statements have been prepared from the audited separate financial statements of these three limited partnerships and general partnership as described in Note 1 to the combined financial statements. The combined financial statements are presented for purposes of complying with the rules and regulations of the Securities and Exchange Commission and are not otherwise a required part of the basic financial statements of 360(degrees) Communications Company and Subsidiaries. We have audited the financial statements (not separately presented herein) of the Kansas City SMSA Limited Partnership as set forth in our accompanying report included herein. We did not audit the financial statements (not separately presented herein) of the New York SMSA Limited Partnership, the GTE Mobilnet of South Texas Limited Partnership and the Omaha Cellular General Partnership and Subsidiary, which statements reflect assets and revenues of 91% and 89%, respectively, of the related combined 1994 totals. These statements were audited by other auditors, as set forth in their accompanying reports included herein.

Because of the significance of the components of the combined financial statements that have been audited by other auditors, we are unable to express an opinion regarding the fairness of the presentation of the accompanying combined financial statements. However, we have checked, for compilation only, the accompanying combined financial statements and, in our opinion, those statements have been properly compiled from the separate financial statements of the Kansas City SMSA Limited Partnership, the New York SMSA Limited Partnership, the GTE Mobilnet of South Texas Limited Partnership and the Omaha Cellular General Partnership and Subsidiary on the basis described in Note 1 to the Combined Financial Statements.

                                          Ernst & Young LLP

Kansas City, Missouri
November 22, 1995

                        REPORT OF INDEPENDENT AUDITORS

The Partners
Kansas City SMSA Limited Partnership

  We have audited the accompanying balance sheets of Kansas City SMSA Limited Partnership as of December 31, 1994 and 1993, and the related statements of income, changes in partners' capital, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kansas City SMSA Limited Partnership at December 31, 1994 and 1993, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Dallas, Texas
February 10, 1995

                        REPORT OF INDEPENDENT AUDITORS

The Partners
Kansas City SMSA Limited Partnership

  We have audited the accompanying balance sheets of Kansas City SMSA Limited Partnership as of December 31, 1993 and 1992, and the related statements of income, changes in partners' capital, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kansas City SMSA Limited Partnership at December 31, 1993 and 1992, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Dallas, Texas
February 11, 1994

                    REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of

New York SMSA Limited Partnership:

  We have audited the accompanying balance sheets of New York SMSA Limited Partnership (the "Partnership") as of December 31, 1994 and 1993, and the related statements of operations, changes in partners' capital and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New York SMSA Limited Partnership as of December 31, 1994 and 1993, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          Coopers & Lybrand L.L.P.

New York, New York

March 10, 1995, except for Note 7

as to which the date is November 22, 1995

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of
New York SMSA Limited Partnership:

  We have audited the accompanying balance sheets of New York SMSA Limited Partnership (the "Partnership") as of December 31, 1993 and 1992, and the related statements of operations, changes in partners' capital and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted audited standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New York SMSA Limited Partnership as of December 31, 1993 and 1992, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          Coopers & Lybrand L.L.P.

New York, New York
March 21, 1994

                 REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of

GTE Mobilnet of South Texas Limited Partnership:

  We have audited the accompanying balance sheets of GTE MOBILNET OF SOUTH TEXAS LIMITED PARTNERSHIP (a Delaware limited partnership) as of December 31, 1994 and 1993 and the related statements of operations, changes in partners' capital, and cash flows for the years then ended (not presented separately herein). These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GTE Mobilnet of South Texas Limited Partnership as of December 31, 1994 and 1993 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Atlanta, Georgia

February 13, 1995

(except with respect to the contingencies

section of Note 3, as to which the date is

November 17, 1995)

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of GTE Mobilnet of
South Texas Limited Partnership:

  We have audited the accompanying balance sheets of GTE MOBILNET OF SOUTH TEXAS LIMITED PARTNERSHIP (a Delaware limited partnership) as of December 31, 1993 and 1992 and the related statements of operations, changes in partners' capital, and cash flows for the years then ended (not presented separately herein). These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GTE Mobilnet of South Texas Limited Partnership as of December 31, 1993 and 1992 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Atlanta, Georgia
March 15, 1994

                         INDEPENDENT AUDITORS' REPORT

To the Partners of
Omaha Cellular General Partnership:

  We have audited the accompanying consolidated balance sheets of Omaha Cellular General Partnership and subsidiary as of December 31, 1994 and 1993, and the related consolidated statements of operations, changes in partners' capital and cash flows for the years then ended. These consolidated financial statements are the responsibility of the partnership's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Omaha Cellular General Partnership and subsidiary as of December 31, 1994 and 1993, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

January 27, 1995

                         INDEPENDENT AUDITORS' REPORT

To the Partners of
Omaha Cellular General Partnership:

  We have audited the accompanying consolidated balance sheets of Omaha Cellular General Partnership and subsidiary as of December 31, 1993 and 1992, and the related consolidated statements of operations, changes in partners' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the partnership's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Omaha Cellular General Partnership and subsidiary as of December 31, 1993 and 1992, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

January 26, 1994

                     KANSAS CITY SMSA LIMITED PARTNERSHIP,
                       NEW YORK SMSA LIMITED PARTNERSHIP,
              GTE MOBILNET OF SOUTH TEXAS LIMITED PARTNERSHIP AND
               OMAHA CELLULAR GENERAL PARTNERSHIP AND SUBSIDIARY

                            COMBINED BALANCE SHEETS

                                                              DECEMBER 31,
                                                            ------------------
                                                              1994      1993
                                                            --------  --------
                                                             (IN THOUSANDS)
ASSETS
Current assets:
  Cash..................................................... $  1,074  $     68
  Accounts receivable--net of allowance for uncollectibles
   of $23,517 in 1994 and $4,747 in 1993, respectively.....  104,875    66,263
  Unbilled revenue.........................................   17,428    11,654
  Other receivables........................................      439       422
  Due from general partners................................   76,127    65,615
  Inventory................................................    7,724     1,554
  Deferred commissions.....................................    7,049     4,707
  Prepaids and other current assets........................    2,595     1,425
                                                            --------  --------
      Total current assets.................................  217,311   151,708
Property, plant and equipment, at cost.....................  780,602   605,544
Less accumulated depreciation.............................. (216,443) (157,539)
                                                            --------  --------
Property, plant and equipment, net.........................  564,159   448,005
Other assets...............................................   23,629    21,177
                                                            --------  --------
      Total assets......................................... $805,099  $620,890
                                                            ========  ========
LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
  Accounts payable......................................... $ 69,566  $ 29,064
  Accounts payable--affiliates.............................    2,447     1,271
  Customer deposits and advance billings...................   19,037    13,166
  Accrued agent commissions................................   10,865     9,216
  Equipment accruals.......................................    2,626     1,833
  Accrued taxes............................................    9,029     3,679
  Other....................................................   10,362     8,636
                                                            --------  --------
      Total current liabilities............................  123,932    66,865
Long-term debt and other liabilities:
  Note payable.............................................    4,000       --
  Note payable to general partner, including accrued
   interest of $9,903 and $6,213 in 1994 and 1993,
   respectively............................................   33,704    30,013
  Postretirement benefit obligation........................    1,996     1,915
  Other deferred credits...................................       53        53
                                                            --------  --------
      Total long-term debt and other liabilities...........   39,753    31,981
Minority interest in consolidated subsidiary...............    4,573     5,187
Partners' capital:
  General partners:
    360(degrees) Communications Company....................  (14,406)  (12,164)
    Others.................................................  422,606   342,522
  Limited partners:
    360(degrees) Communications Company....................   67,634    54,532
    Others.................................................  161,007   131,967
                                                            --------  --------
      Total partners' capital..............................  636,841   516,857
                                                            --------  --------
      Total liabilities and partners' capital.............. $805,099  $620,890
                                                            ========  ========

                            See accompanying notes.

                     KANSAS CITY SMSA LIMITED PARTNERSHIP,
                       NEW YORK SMSA LIMITED PARTNERSHIP,
              GTE MOBILNET OF SOUTH TEXAS LIMITED PARTNERSHIP AND
               OMAHA CELLULAR GENERAL PARTNERSHIP AND SUBSIDIARY

                         COMBINED STATEMENTS OF INCOME

                                                   YEAR ENDED DECEMBER 31,
                                                  ----------------------------
                                                    1994      1993      1992
                                                  --------  --------  --------
Operating revenues:
  Cellular services revenues..................... $718,070  $454,910  $359,410
  Equipment sales................................   23,862     9,519     7,726
  Other revenue..................................    4,368     1,420     2,621
                                                  --------  --------  --------
    Total operating revenues.....................  746,300   465,849   369,757
Operating expenses:
  Cost of services...............................   42,177    30,596    29,694
  Cost of equipment sales........................   47,712    11,312     8,389
  Other operating expenses.......................   76,952    33,970    16,842
  Selling, general, administrative and other
   expenses......................................  289,537   157,905   116,103
  Depreciation and amortization..................   79,281    55,072    55,591
                                                  --------  --------  --------
    Total operating expenses.....................  535,659   288,855   226,619
                                                  --------  --------  --------
Income from operations...........................  210,641   176,994   143,138
Other income (expense):
  Interest expense...............................   (4,571)   (3,708)   (3,260)
  Minority interests in net (income) loss of
   consolidated subsidiary.......................    1,958    (1,085)     (536)
  Miscellaneous income...........................    3,706     2,613    11,013
                                                  --------  --------  --------
Income before cumulative effect of accounting
 change..........................................  211,734   174,814   150,355
Cumulative effect of change in accounting
 principle.......................................      --        --     (1,189)
                                                  --------  --------  --------
    Net income................................... $211,734  $174,814  $149,166
                                                  ========  ========  ========


                            See accompanying notes.

                     KANSAS CITY SMSA LIMITED PARTNERSHIP,
                       NEW YORK SMSA LIMITED PARTNERSHIP,
              GTE MOBILNET OF SOUTH TEXAS LIMITED PARTNERSHIP AND
               OMAHA CELLULAR GENERAL PARTNERSHIP AND SUBSIDIARY

              COMBINED STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

                            GENERAL PARTNERS         LIMITED PARTNERS
                         -----------------------  -----------------------
                          360(degrees)             360(degrees)
                         COMMUNICATIONS           COMMUNICATIONS
                            COMPANY      OTHERS      COMPANY      OTHERS    TOTAL
                         -------------- --------  -------------- --------  --------
Balance at December 31,
 1991...................    $(10,064)   $203,716     $30,927     $ 72,704  $297,283
  Capital distributions.         --      (39,874)     (5,417)      (6,775)  (52,066)
  Capital contributions.         --        8,313       1,773        3,139    13,225
  Net income (loss).....      (1,113)     99,839      15,901       34,539   149,166
                            --------    --------     -------     --------  --------
Balance at December 31,
 1992...................     (11,177)    271,994      43,184      103,607   407,608
  Capital distributions.         --      (45,706)     (7,280)     (12,579)  (65,565)
  Net income (loss).....        (987)    116,234      18,628       40,939   174,814
                            --------    --------     -------     --------  --------
Balance at December 31,
 1993...................     (12,164)    342,522      54,532      131,967   516,857
  Capital distributions.         --      (76,401)    (11,156)     (18,245) (105,802)
  Capital contributions.         837      10,367       1,266        1,582    14,052
  Net income (loss).....      (3,079)    146,118      22,992       45,703   211,734
                            --------    --------     -------     --------  --------
Balance at December 31,
 1994...................    $(14,406)   $422,606     $67,634     $161,007  $636,841
                            ========    ========     =======     ========  ========




                            See accompanying notes.

                     KANSAS CITY SMSA LIMITED PARTNERSHIP,
                       NEW YORK SMSA LIMITED PARTNERSHIP,
              GTE MOBILNET OF SOUTH TEXAS LIMITED PARTNERSHIP AND
               OMAHA CELLULAR GENERAL PARTNERSHIP AND SUBSIDIARY

                       COMBINED STATEMENTS OF CASH FLOWS

                                                   YEAR ENDED DECEMBER 31
                                                 ----------------------------
                                                   1994      1993      1992
                                                 --------  --------  --------
OPERATING ACTIVITIES
Net income...................................... $211,734  $174,814  $149,166
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Depreciation and amortization.................   79,281    55,072    55,591
  Effect of change in accounting for
   postretirement benefits......................      --        --      1,504
  Provision for loss on inventory...............      403       --        --
  Provision for losses on disposal of fixed
   assets.......................................    1,121       966       463
  Provision for losses on accounts receivable...   48,846     1,770     1,270
  Minority interest.............................   (1,958)    1,085       536
  Non-cash accrued interest on note payable.....    3,691     3,286     2,927
  Changes in operating assets and liabilities:
    Customer accounts receivable................  (93,232)  (32,358)    1,749
    Inventory...................................   (6,573)     (480)     (227)
    Deferred commissions........................   (2,342)   (2,004)      (34)
    Other current assets........................   (5,027)      785    (1,595)
    Accounts payable............................   22,404     6,091    (6,676)
    Other current liabilities...................   28,093    17,247     2,421
                                                 --------  --------  --------
      Net cash provided by operating activities.  286,441   226,274   207,095
INVESTING ACTIVITIES
Capital expenditures............................ (188,506) (128,474) (171,323)
Proceeds from sale of fixed assets..............    4,708     6,121    10,393
Capital contribution to RSA investments.........     (110)     (185)     (122)
Other, net......................................      --       (280)    1,195
                                                 --------  --------  --------
      Net cash used in investing activities..... (183,908) (122,818) (159,857)
FINANCING ACTIVITIES
Partner capital contributions...................   10,552       --     13,225
Partner capital distributions................... (105,802)  (65,565)  (52,066)
Change in due from general partner..............  (10,512)  (38,332)   (8,544)
Capital contribution by minority interest.......    1,344       --        550
Proceeds from note payable......................    4,000       --        --
Other, net......................................   (1,109)      420      (324)
                                                 --------  --------  --------
      Net cash used in financing activities..... (101,527) (103,477)  (47,159)
                                                 --------  --------  --------
      Net change in cash........................    1,006       (21)       79
      Cash at beginning of year.................       68        89        10
                                                 --------  --------  --------
      Cash at end of year....................... $  1,074  $     68  $     89
                                                 ========  ========  ========

                            See accompanying notes.

                     KANSAS CITY SMSA LIMITED PARTNERSHIP,
                      NEW YORK SMSA LIMITED PARTNERSHIP,
              GTE MOBILNET OF SOUTH TEXAS LIMITED PARTNERSHIP AND
               OMAHA CELLULAR GENERAL PARTNERSHIP AND SUBSIDIARY

                    NOTES TO COMBINED FINANCIAL STATEMENTS
                       DECEMBER 31, 1994, 1993 AND 1992

1. ORGANIZATION AND BASIS OF COMBINATION

  The accompanying combined financial statements represent a combination of the financial statements of the Kansas City SMSA Limited Partnership (the Kansas City partnership), the New York SMSA Limited Partnership (the New York partnership), the GTE Mobilnet of South Texas Limited Partnership (the South Texas partnership), and the Omaha Cellular General Partnership and Subsidiary (the Omaha partnership), collectively referred to as the Partnerships. 360(degrees) Communications Company, formerly Sprint Cellular Company (360(degrees) Communications or the Company), through certain of its subsidiaries, is a partner in each of the Partnerships, and accounts for its investment in the Partnerships on the equity method of accounting. These combined financial statements have been prepared to present the combined financial position, results of operations and cash flows of the Partnerships and the aggregate limited and general partnership interests of the Company in the Partnerships and to comply with certain significant unconsolidated investee disclosures required by the rules and regulations of the Securities and Exchange Commission.

  Each of the Partnerships was formed to fund, establish and provide cellular telephone service in their respective metropolitan statistical areas (MSAs). The Kansas City partnership services the Kansas City and Lawrence, Kansas metropolitan areas. The New York partnership services the New York metropolitan area including Northern New Jersey. The South Texas partnership services Brazoria, Fort Bend, Galveston, Hardin, Harris, Jefferson, Liberty, Montgomery, Orange and Waller counties, Texas. The Omaha partnership, through its 55.18% partnership interest in Omaha Cellular Limited Partnership OCLP, services Douglas and Sarpy counties in Nebraska and Pottawattamie county in Iowa.

  The partners' ownership interest in each of the Partnerships are as follows (the general partners' interests include the limited partnership interest if the general partner also participates as a limited partner):

                                         KANSAS CITY NEW YORK SOUTH TEXAS OMAHA
                                         ----------- -------- ----------- -----
      General partners:
        Others..........................      81%       54%        79%      50%
        360(degrees) Communications
         Company........................     --        --         --        50
      Limited partners:
        360(degrees) Communications
         Company........................      19        10          9      --
        Others..........................     --         36         12      --
                                             ---       ---        ---      ---
                                             100%      100%       100%     100%
                                             ===       ===        ===      ===

  The general partners in the Kansas City, New York, South Texas and Omaha partnerships are Southwestern Bell Mobile Systems, Inc. (SBMS), New York Cellular Geographic Service Area Inc. (NYCGSA), a subsidiary of NYNEX Mobile Communications Company (NMCC), a wholly-owned subsidiary of NYNEX Corporation, GTE Mobilnet of Houston, Inc. and Prairie Communications, Inc. (Prairie), a wholly-owned subsidiary of Lincoln Telecommunications Company (LTEC), respectively.

                     KANSAS CITY SMSA LIMITED PARTNERSHIP,
                      NEW YORK SMSA LIMITED PARTNERSHIP,
              GTE MOBILNET OF SOUTH TEXAS LIMITED PARTNERSHIP AND
               OMAHA CELLULAR GENERAL PARTNERSHIP AND SUBSIDIARY

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

1. ORGANIZATION AND BASIS OF COMBINATION (CONTINUED)

  During 1994, the Company elected not to fund a capital call request made by SBMS on behalf of the Kansas City partnership. Accordingly, the Company's ownership in the Kansas City partnership was reduced from 20% to 19%.

  The general partners are responsible for managing and operating the Partnerships. Profits, losses and distributable cash are allocated to the individual partners based on the respective partnership interests of each of the partners, except for amortization of goodwill and other intangibles by the Omaha partnership which is allocated 100% to Prairie as agreed to by the partners.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Revenue Recognition

  The Partnerships earn service revenues by providing access to its cellular system (access revenue) and for usage of its cellular system (airtime revenue). Access revenue is recognized when earned. Airtime revenue, including roaming revenue and long distance revenue, is recognized when the service is rendered. Equipment sales are recognized upon delivery of the equipment. Other service revenues are recognized after services are performed and include activation and custom calling feature revenues.

  The billing system for the South Texas partnership provides data on a billing company basis. The billing company consists of an MSA and surrounding MSA and rural statistical areas (RSAs) markets. Revenues recorded by the South Texas partnership are determined using an allocation methodology which incorporates the South Texas partnership's proportionate share of switched minutes, billed minutes, and average revenue per minute of the billing company containing the markets of the South Texas partnership.

  The South Texas partnership also earns revenue by leasing its switches to affiliates. These revenues are based on a charge per port and are included in other revenues. See Note 4 for additional discussion of affiliated transactions.

 Customer Accounts Receivable

  Customer accounts receivable are unsecured and are generally due within 30 days. Credit losses relating to these customers consistently have been within management's expectations. Expected credit losses are recorded as an allowance for doubtful accounts in the combined balance sheets.

 Inventory

  Inventory, consisting primarily of cellular mobile telephone equipment, is valued at the lower of cost or market. Cost is determined using the first-in, first-out or weighted average cost method.

 Deferred Commissions

  Certain partnerships defer commissions paid to agents for obtaining subscribers and amortize the deferred commissions over periods up to one year. Other partnerships expense such commissions as paid. Effective January 1, 1994, one partnership, which previously deferred commissions, adopted the practice of expensing agent commissions as paid. The effect of this change in accounting was not material to the combined financial statements.

                     KANSAS CITY SMSA LIMITED PARTNERSHIP,
                      NEW YORK SMSA LIMITED PARTNERSHIP,
              GTE MOBILNET OF SOUTH TEXAS LIMITED PARTNERSHIP AND
               OMAHA CELLULAR GENERAL PARTNERSHIP AND SUBSIDIARY

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

 Property, Plant and Equipment

  At December 31, 1994 and 1993, the components of net property, plant and equipment were as follows:

                                                                 1994     1993
                                                               -------- --------
      Cell site and towers.................................... $241,201 $215,364
      Switching, cell site, radio and electronic equipment....  437,771  342,415
      Office furniture and other equipment....................   25,115   15,117
                                                               -------- --------
       Plant in service                                         704,087  572,896
                                                               -------- --------
      Plant under construction................................   76,515   32,648
                                                               -------- --------
                                                                780,602  605,544
      Less: accumulated depreciation..........................  216,443  157,539
                                                               -------- --------
                                                               $564,159 $448,005
                                                               ======== ========

  Property, plant and equipment are stated at cost and are depreciated on a straight-line basis over the estimated useful lives of the assets. During 1993, certain of the Partnerships changed the estimated useful lives of various assets, resulting in a net decrease to depreciation expense of $1,714,000.

  Major improvements to existing plant equipment are capitalized. Expenditures for maintenance and repairs which do not extend the life of the assets are charged to expense as incurred. The costs of properties retired or otherwise disposed and any related accumulated depreciation are removed from the accounts, and the resulting gain or loss is reflected in income currently.

  Plant under construction primarily represents costs incurred to construct and enhance cell sites for future system expansion. Commencing with the placing of completed assets in service, such capitalized construction costs are depreciated on a straight-line basis consistent with the associated assets.

  As a result of the South Texas partnership changing out certain cell and switching equipment in a like-kind exchange transaction in 1992, retirements of $87,769,000 of cost and $30,264,000 of accumulated depreciation were recorded. The supplier of this equipment installed and placed in service the new equipment in 1993 and took title to the existing equipment at net book value as of December 31, 1992. The net book value of the retired equipment and progress payments for the new equipment are included in assets under construction in the accompanying balance sheets. The previous equipment was leased back from the supplier from January 1993 until the new equipment was placed in service at conversion in June 1993. As a result of a delay in the installation of the new equipment, the supplier reimbursed the South Texas partnership for certain expenses incurred. These reimbursements resulted in expense reductions of $1,647,000 and $2,673,000 in 1993 and 1992, respectively, and are reflected in the selling, general and administrative and other expense line in the accompanying combined statements of income. In addition, the supplier reimbursed $1,918,000 and $6,174,000 in 1993 and 1992, respectively, as liquidated damages for the delay. This amount is included in other income in the accompanying combined statements of income.

                     KANSAS CITY SMSA LIMITED PARTNERSHIP,
                      NEW YORK SMSA LIMITED PARTNERSHIP,
              GTE MOBILNET OF SOUTH TEXAS LIMITED PARTNERSHIP AND
               OMAHA CELLULAR GENERAL PARTNERSHIP AND SUBSIDIARY

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

  Due to changes in technology, customer growth, and usage demand for cellular services in their respective markets, the Omaha partnership entered into an agreement to purchase digital cellular telephone systems to replace certain existing analog systems serving these markets. These digital systems are expected to increase capacity and performance in these markets. The Omaha partnership system became operational in April 1994. The implementation of these system upgrades caused the early retirement of certain existing analog equipment prior to the expiration of its anticipated useful life. As a result, in the first quarter of 1994, the Omaha partnership wrote down the carrying value of these assets by approximately $9,208,000. The Omaha partnership subsequently sold the analog equipment for approximately $1,524,000. The net effect of these two items resulted in recognizing additional nonrecurring depreciation of approximately $7,684,000.

 Taxes

  The Partnerships are not taxable entities, and the results of their operations are included in the tax returns of the partners. Accordingly, income taxes are not reflected in the accompanying combined financial statements. Accrued taxes represent the Partnership's obligations for property and sales taxes.

 Other Assets

  Other assets include goodwill, other intangibles and other noncurrent assets. Goodwill represents the excess of the purchase price over the fair value of the net assets of the acquired entity and is being amortized on a straight-line method over 40 years. The franchise rights and customer lists are being amortized on a straight-line method over 25 and 14 years, respectively.

  The ongoing value and remaining useful life of goodwill and other intangible assets are subject to periodic evaluation and the carrying amounts are expected to be fully recoverable. When events and circumstances indicate that intangible assets might be impaired, an undiscounted cash flow methodology would be used to determine whether an impairment loss would be recognized.

 Supplemental Disclosures of Cash Flow Information

  The following net noncash items of $3,501,000, relating to the contribution of retail assets by the New York partnership, were excluded from the 1994 statement of cash flows (see Note 8): inventory $2,778,000; prepaid expenses $550,000; property, plant and equipment $2,684,000; deferred charges and other assets $878,000; accounts payable $(733,000); and deferred revenue and other liabilities $(2,656,000).

  Interest paid during 1994, 1993 and 1992 was approximately $942,000, $422,000 and $334,000, respectively.

3. LEASE COMMITMENTS

  Future minimum rental payments required under operating leases that have initial or remaining lease terms in excess of one year as of December 31, 1994 are as follows:

      1995.......................................................... $12,412,100
      1996..........................................................  10,638,600
      1997..........................................................   8,340,900
      1998..........................................................   6,292,100
      1999..........................................................   4,120,200
      Thereafter....................................................  10,423,300
                                                                     -----------
                                                                     $52,227,200
                                                                     ===========

                     KANSAS CITY SMSA LIMITED PARTNERSHIP,
                      NEW YORK SMSA LIMITED PARTNERSHIP,
              GTE MOBILNET OF SOUTH TEXAS LIMITED PARTNERSHIP AND
               OMAHA CELLULAR GENERAL PARTNERSHIP AND SUBSIDIARY

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

3. LEASE COMMITMENTS (CONTINUED)

  Certain leases contain renewal options that may be exercised from time to time and are excluded from the above amounts. Rental expense for operating leases amounted to approximately $11,733,000, $13,531,000 and $7,922,000 for the years ended December 31, 1994, 1993 and 1992, respectively.

4. RELATED-PARTY TRANSACTIONS

 Kansas City Partnership

  The Kansas City partnership's short-term cash surplus held in reserve for asset acquisitions and operations is advanced to the general partner and is reflected in due from general partner in the accompanying combined balance sheets. The Kansas City partnership's cash needs in excess of its cash reserves are met through short-term loans from the general partner. Interest on this net investment/payable is credited/charged on a monthly basis at SBMS' current borrowing rate, which approximates prime. Net interest expense related to this arrangement for the years ended December 31, 1994, 1993 and 1992 was approximately $512,000, $347,000 and $252,000, respectively.

  The services performed on behalf of the Kansas City partnership by the general partner are provided by the employees of SBMS. These employees are not employees of the Kansas City partnership; therefore, allocations are made to charge the Kansas City partnership, at cost, including employee benefit costs, for the services provided. In addition, certain other costs are incurred by SBMS, including charges from SBC Communications Inc. (the ultimate parent company of SBMS), and allocated to the Kansas City partnership. The combined statements of income for 1994, 1993 and 1992 include selling, general and administrative expenses of approximately $8,386,000, $6,632,000 and $4,775,000, respectively, and cost of services of approximately $1,220,000, $1,075,000 and $870,000, respectively, allocated from SBMS.

  Airtime revenues are allocated among the Kansas City partnership and other affiliates based on cell usage.

  The combined statements of income for 1994, 1993 and 1992 include cost of services of approximately $2,335,000, $1,809,000 and $1,523,000, respectively, and selling, general and administrative expenses of approximately $174,000, $148,000 and $110,000, respectively, related to services provided by Southwestern Bell Telephone Company, an affiliate of SBMS.

 New York Partnership

  At December 31, 1994 and 1993, accounts receivable include approximately $0 and $24,991,000, respectively, due from the general partner of the New York partnership as a reseller. Also included in accounts receivable at December 31, 1994 and 1993 is $0 and $10,673,000, respectively, due from Bell Atlantic Mobile Systems of Northern New Jersey, Inc. (BAMS), a limited partner of the New York partnership. Operating revenues for the years ended December 31, 1994, 1993 and 1992 include $46,715,000, $120,346,000 and $99,131,000, respectively, related to the general partner of the New York partnership. Operating revenues related to BAMS for the years ended December 31, 1994, 1993 and 1992 were $33,354,079, $48,264,200 and $35,828,000, respectively. Other current liabilities at December 31, 1994 and 1993 include $0 and $3,655,000, respectively, relating to partners.

                     KANSAS CITY SMSA LIMITED PARTNERSHIP,
                      NEW YORK SMSA LIMITED PARTNERSHIP,
              GTE MOBILNET OF SOUTH TEXAS LIMITED PARTNERSHIP AND
               OMAHA CELLULAR GENERAL PARTNERSHIP AND SUBSIDIARY

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

4. RELATED-PARTY TRANSACTIONS (CONTINUED)

  NMCC and BAMS (commencing May 1, 1994) incur certain administrative costs related to the management of its operations and other partnerships such as finance, information systems, human resources, legal, marketing, technical services and research and development costs. In accordance with the New York Partnership Agreement, these costs are allocated from NMCC and BAMS to the New York partnership. These costs include overhead and other expenses charged to NMCC by NYNEX Corporation and to BAMS by Bell Atlantic Corporation. The allocation methodology is based on relative assets and revenues and other specific criteria which include square footage, head count and certain direct expense categories. For the years ended December 31, 1994, 1993 and 1992, included in selling, general and administrative expenses are approximately $47,521,000, $30,444,000 and $23,390,000, respectively, allocated from NMCC to the New York partnership and $12,211,000, $0 and $0, respectively, allocated from BAMS to the New York partnership. Included in the amounts allocated from NMCC are research and development costs of $1,858,400, $3,135,000 and $2,263,000 for the years ended December 31, 1994, 1993 and 1992, respectively.

  During 1992, the New York partnership received a credit of $4,193,000 related to a previous charge for research and development which has been included in other income.

  NMCC and BAMS employ personnel who directly or indirectly render services to the New York partnership. Payroll costs and related fringes associated with these employees totaling approximately $33,865,000, $9,722,000 and $9,188,000 for the years ended December 31, 1994, 1993 and 1992, respectively, were charged to the New York partnership. The liability for these costs is the responsibility of the New York partnership's general partner (including vacation pay, retirement benefits, etc.).

  During the first quarter of 1993, NYNEX Corporation adopted Statement of Financial Accounting Standards (SFAS) No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," which requires the expected cost of postretirement health care and life insurance benefits to be recognized during the years in which employees render service. Prior to adoption, the cost of these benefits was recognized on a pay-as-you-go basis. Consistent with the provisions of SFAS No. 106, postretirement benefit costs are being recognized on a prospective basis over the plan participants' future service periods. Also during 1993, NYNEX Corporation adopted SFAS No. 112, "Employers' Accounting for Postemployment Benefits." SFAS No. 112 requires the expected cost of other postemployment benefits to be recognized during the years employees render service. Prior to adoption, the cost of these benefits were recognized on a pay-as-you-go basis. Consistent with the provisions of SFAS No. 112, postemployment benefit costs are being allocated to the New York partnership on an accrual basis. In connection with NYNEX Corporation's adoption of SFAS No. 106 and No. 112, the New York partnership has reflected those charges allocated to it of $475,400 and $102,900, respectively, which have been allocated based on relative head count and are included in selling, general and administrative expenses.

  For the year ended December 31, 1994, the New York partnership has reflected those charges allocated to it from NMCC of $1,697,000 and $(5,000) related to SFAS No. 106 and No. 112, respectively. Additionally, for the year ended December 31, 1994, the New York partnership has reflected those charges allocated to it from BAMS totaling $197,000 related to SFAS No. 106 and No.

                     KANSAS CITY SMSA LIMITED PARTNERSHIP,
                      NEW YORK SMSA LIMITED PARTNERSHIP,
              GTE MOBILNET OF SOUTH TEXAS LIMITED PARTNERSHIP AND
               OMAHA CELLULAR GENERAL PARTNERSHIP AND SUBSIDIARY

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
4. RELATED-PARTY TRANSACTIONS (CONTINUED)

112. The New York partnership has not reflected any additional liabilities relating to these benefits, as they are the responsibility of NMCC and BAMS.

  Interest is charged or credited to the New York partnership on the basis of monthly balances due from or owed to NYCGSA. The rates in effect at December 31, 1994, 1993 and 1992, which are adjustable based on prevailing market interest rates, were 5.35%, 3.12% and 3.25%, respectively. Net interest income for 1994, 1993 and 1992 under this arrangement was approximately $2,559,000, $880,000 and $177,000, respectively.

  For the years ended December 31, 1994, 1993 and 1992, selling, general and administrative expense included approximately $1,015,000, $2,072,000 and $0, respectively, paid to B-Side Carriers Limited Partnership (BSCLP), a limited partnership in which NMCC owns approximately a 12% interest. In addition, NMCC owns approximately 12% of B-Side Corporation, the general partner of BSCLP. This partnership was established for the purposes of developing, licensing and marketing the MobiLink brand.

 South Texas Partnership

  All transactions of the South Texas partnership are authorized by the general partner. Many management and administrative services are performed by an affiliated service corporation (the Service Corporation) and GTE Mobilnet Incorporated. Services provided to the South Texas partnership include support in major functional areas such as accounting, information and cash management, human resources, legal, marketing, billing, and technology planning. Costs attributable to these support functions are included in cost of services and regional and headquarters expenses. These costs, along with services provided by the general partner, are allocated to the South Texas partnership based on various methodologies. Costs allocated to the South Texas partnership for these services were $30,971,000, $24,598,000 and $20,482,000 in 1994, 1993 and
1992, respectively.

  During 1993, the Service Corporation and GTE Mobilnet Incorporated adopted SFAS No. 112 on the immediate recognition basis. The amount is immaterial to the South Texas partnership.

  During the fourth quarter of 1992, the Service Corporation and GTE Mobilnet Incorporated adopted SFAS No. 106 retroactive to January 1, 1992. SFAS No. 106 was adopted on the immediate recognition basis. As a result, a cumulative, noncash charge of $1,189,000 was recorded to give effect to past service costs attributed to periods through December 31, 1991. The current year effect of this change in accounting reduced net income by $315,000. The charge was allocated to the South Texas partnership based on the number of subscribers in the South Texas partnership as a percentage of subscribers in all markets managed by the general partner and its affiliates. The general partner of the South Texas partnership believes that this methodology closely attributes the cost incurred by the South Texas partnership to services received.

  Amounts paid by the South Texas partnership to the Service Corporation for inventory purchases amounted to $19,711,000, $4,334,00 and $3,115,000 in 1994,
1993 and 1992, respectively.

  The South Texas general partner either advances funds to or borrows funds from the South Texas partnership. Funds advanced to the South Texas partnership are used to cover construction and

                     KANSAS CITY SMSA LIMITED PARTNERSHIP,
                      NEW YORK SMSA LIMITED PARTNERSHIP,
              GTE MOBILNET OF SOUTH TEXAS LIMITED PARTNERSHIP AND
               OMAHA CELLULAR GENERAL PARTNERSHIP AND SUBSIDIARY

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
4. RELATED-PARTY TRANSACTION (CONTINUED)

working capital requirements. The advance and borrowings are netted and are reflected in due from general partner in the accompanying combined balance sheets. The interest rate of funds advanced to or from the South Texas partnership is equivalent to the general partner's incremental borrowing rate which fluctuated between 3.32% and 5.47% during 1994, between 3.33% and 4.21% during 1993 and between 3.48% and 5.15% during 1992.

  The South Texas partnership records revenue from several affiliated partnerships for use of its switches. This revenue amounted to $931,000, $848,000 and $642,000 in 1994, 1993 and 1992, respectively.

  The South Texas partnership makes payments to an affiliate of the South Texas general partner for construction of cell sites and other system property. Amounts paid or payable to this affiliate were $2,906,000, $603,000 and $0 in 1994, 1993 and 1992, respectively, and are included in assets under construction and other property and equipment placed in service.

  The South Texas partnership purchases roamer administration, facilities, switching and other operating services from affiliates whose business is the provision of such services. The South Texas general partner believes the cost of these services to the South Texas partnership of $12,403,000, $10,511,000 and $9,596,000 in 1994, 1993 and 1992, respectively, was equivalent to the cost charged by the affiliate to any of its customers.

 Omaha Partnership

  The Omaha partnership had total advances from LTEC of $85,000 and $1,195,000 at December 31, 1994 and 1993, respectively. LTEC also has incurred costs related to construction activity and administrative services provided on behalf of the Omaha partnership. The amount of these costs for construction activities were approximately $4,299,000, $4,036,000 and $3,422,000 for 1994,
1993 and 1992, respectively. The amount of these costs for administrative services for 1994, 1993 and 1992 were $791,000, $523,000 and $555,000, respectively. Included in accounts payable at December 31, 1994 and 1993 are amounts due to LTEC of approximately $902,000 and $1,051,000, respectively.

5. NOTE PAYABLE TO GENERAL PARTNER AND PURCHASE OPTION

  Prairie purchased and holds a discounted note from the Omaha partnership in the face amount of approximately $54 million for which the purchase price was $23.8 million. The note had a carrying value of $33,704,000 and $30,013,000 at December 31, 1994 and 1993, respectively. This note has a stated interest rate of 11.94% and is due December 31, 1998. The Company has guaranteed 50% of the note payable.

  Commencing on December 31, 1996, and for the two year period thereafter, Prairie has the option to purchase from the Company its 50% interest in the Omaha Partnership.

6. NOTE PAYABLE

  The Omaha partnership has a $15,000,000 line of credit with a bank to fund future construction and operations. The line bears interest at the 30-day LIBOR plus 175 basis points (7.75% at December 31, 1994) on funds advanced and matures on December 31, 1997. The line is secured by the Omaha partnership's assets and assignment of revenues. The balance outstanding at December 31, 1994 was $4,000,000.

                     KANSAS CITY SMSA LIMITED PARTNERSHIP,
                      NEW YORK SMSA LIMITED PARTNERSHIP,
              GTE MOBILNET OF SOUTH TEXAS LIMITED PARTNERSHIP AND
               OMAHA CELLULAR GENERAL PARTNERSHIP AND SUBSIDIARY

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

7. CONTINGENCIES

  In 1992, an agent of the South Texas partnership brought suit against the South Texas partnership alleging that the South Texas partnership is in violation of its agency contract. The agent alleges that the South Texas partnership failed to comply with a provision contained in the agent contract which allegedly requires the South Texas partnership to offer to the plaintiffs commission payments offered to any other South Texas partnership agents which are substantially and materially better than the commission payments set forth in the plaintiff's contract.

  In early 1994, after a jury trial, a judgment was entered in favor of the plaintiff for approximately $6.6 million plus interest. The South Texas partnership filed an appeal of the judgment with the Texas Court of Appeals which overturned the judgment, ruled in the South Texas partnership's favor on numerous points and remanded the case for retrial. Plaintiff has filed a motion of reconsideration and rehearing of this Texas Court of Appeals' ruling. The South Texas partnership has reserved its best estimate of the potential exposure in this case. The ultimate outcome of this litigation is unknown at the present time; however, in management's opinion, the final outcome will not have a material adverse effect on the South Texas partnership's financial statements.

  In addition to the above matter, the South Texas partnership has been named as a defendant in four lawsuits for which the potential exposure to the South Texas partnership cannot presently be determined. These suits are discussed below.

  The South Texas partnership filed suit in 1994 against a former agent and its principals alleging that the former agent continued to hold itself out as an agent of the South Texas partnership after its contract expired. The former agent and its principals subsequently filed a counterclaim against the South Texas partnership, claiming the South Texas partnership falsely represented to them that all agent agreements were identical and that all agents were paid the same amount. The complaint against the South Texas partnership alleges fraud, breach of covenant of good faith and fair dealing, tortuous interference with plaintiffs' business relations, violation of the Texas Deceptive Trade Practices Act, and defamation. The plaintiff is seeking unspecified damages.

  On July 7, 1995 a suit which purports to be a class action was filed on behalf of the cellular users of GTE Mobilnet Inc. nationwide. The complaint alleges that GTE Mobilnet Inc.'s termination fee (including the fee charged by the South Texas partnership) in its customer contracts represents an invalid penalty. The plaintiffs are seeking unspecified damages.

  On April 12, 1995 a suit which purports to be a class action was filed alleging that the defendants (including the South Texas partnership) violated the Telephone Consumer Protection Act ("TCPA") and invaded the plaintiff's privacy be sending unauthorized facsimiles to the plaintiffs. The complaint seeks $500 in damages for each alleged violation of the TCPA, plus treble damages, or in the alternative, punitive damages. In addition, the plaintiffs seek interest, cost and attorney's fees. The defendants filed a motion to dismiss for want of subject matter jurisdiction and for failure to state a proper claim. At a recent hearing, the court ruled that the TCPA applied only to interstate faxing, and not to intrastate faxing, such as those allegedly associated with the South Texas partnership. The action is stayed pending the parties appeal.

  On November 14, 1995 a suit was filed against the South Texas partnership by the widow and children of a cellular phone subscriber who died of brain cancer. The plaintiffs allege that the deceased was a cellular subscriber of the South Texas partnership's and that the electromagnetic

                     KANSAS CITY SMSA LIMITED PARTNERSHIP,
                      NEW YORK SMSA LIMITED PARTNERSHIP,
              GTE MOBILNET OF SOUTH TEXAS LIMITED PARTNERSHIP AND
               OMAHA CELLULAR GENERAL PARTNERSHIP AND SUBSIDIARY

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONCLUDED) radiation produced by the South Texas partnership's cellular system caused the deceased's cancer. The suit also names several other cellular carriers and phone manufacturers and seeks unspecified damages.

  The ultimate outcome of these four matters cannot presently be determined. Accordingly, no provision for any liability that might result from these matters has been made in the accompanying financial statements.

  On July 26, 1995, a partnership which is a general partner in the New York partnership was named as a defendant in a class action lawsuit brought by a subscriber, Mr. Daniel J. Mandell. The plaintiffs have alleged that the partnership's cellular operations are engaged in fraudulent, misleading, and deceptive practices by concealing the practice of rounding up airtime usage to bill in full minute increments. The plaintiffs seek an accounting of monies received as a result of the above conduct by the defendant, compensatory damages, punitive damages, treble damages pursuant to the New Jersey Consumer Fraud Act, and injunctive relief. Although the defendant has informed the New York partnership that it believes that it has meritorious defenses to the claims asserted against it, and intends to defend itself vigorously, the ultimate outcome of this matter cannot be determined at the present time. The New York partnership may be allocated a portion of the damages that may result upon adjudication of this matter if the plaintiffs prevail in their action. If an adverse judgment is entered, the potential effect on the financial condition and the results of operations of the general partner and the New York partnership cannot be ascertained at this time but may be material.

  A general partner in the New York partnership was named as a defendant in a class action lawsuit brought on behalf of New York retail customers. The plaintiffs have alleged that the general partner has overcharged customers who experienced an involuntary disconnection ("dropped calls") of their mobile service calls during the period June 1985 through September 1994. Further, the plaintiffs allege that the amount of credit given for a dropped call, the general partner's policy of requiring customers to specifically request such credits, and the absence of sufficient notice advising customers to actively request such credits constitutes a breach of contract and deceptive practice. Discovery is ongoing at this time. The New York partnership is not a defendant in this matter having been dismissed from the case in the early stages of the litigation. The New York partnership has been informed that the defendant intends to defend itself vigorously but that the ultimate outcome of the matter cannot be determined. The New York partnership may be allocated a portion of the damages that may result upon adjudication of this matter if the plaintiffs prevail in their action. If an adverse judgment is entered, the potential effect on the financial condition and the results of operations of the general partner and the New York partnership may be material.

8. RESTRUCTURING OF THE NEW YORK PARTNERSHIP

  The New York partnership, which had provided cellular service on the wholesale level only, was restructured by the New York partners effective May 1, 1994. Under the restructuring, NYCGSA and BAMS contributed their retail customers and other retail assets to the New York partnership, and the New
York partnership began providing services on an integrated wholesale/retail basis. The amount of net assets contributed by NYCGSA and BAMS was $2,168,000 and $1,613,000, respectively. Additionally, to ensure consistency of the partnership interest, the Company made a cash contribution of $378,000 to the New York partnership. This contribution was subsequently distributed to NYCGSA and BAMS in the amount of $126,000 and $252,000, respectively. These contributions were recorded by the New York partnership on an historical basis.

  Also, pursuant to the restructuring, operational responsibility for the partnership network and retail operations was geographically assigned. In New York these responsibilities reside with NYCGSA, while in New Jersey, BAMS has operational responsibility. As a result, NYCGSA transferred net wholesale assets of $84,256,000 and net retail assets of $253,000 physically located in Northern New Jersey to BAMS for operational responsibility only. These assets will remain in the New York partnership and were comprised primarily of fixed assets.

  The retail integration included an accounts receivable collection services agreement. The collection services agreement stipulated that the New York partnership provide collection and payment processing services on behalf of NMCC and BAMS for all accounts receivable balances as of April 30, 1994, which amounted to $57,416,000. A reconciliation was performed, at the end of the agreement term in November 1994, of the actual payments received for these receivables, and the New York partnership paid the partners the actual cash amounts received on their behalf.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of
South Carolina RSA No. 4
Cellular General Partnership, South Carolina RSA No. 5 Cellular General Partnership and South Carolina RSA No. 6 Cellular General Partnership

We have audited the accompanying combined balance sheet of the South Carolina RSA No. 4 Cellular General Partnership, South Carolina RSA No. 5 Cellular General Partnership and South Carolina RSA No. 6 Cellular General Partnership as of December 31, 1994, and the related combined statements of income, changes in partners' capital and cash flows for the year then ended. These financial statements are the responsibility of the Partnerships' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the South Carolina RSA No. 4 Cellular General Partnership, South Carolina RSA No. 5 Cellular General Partnership and South Carolina RSA No. 6 Cellular General Partnership as of December 31, 1994, and the combined results of their operations and their combined cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          COOPERS & LYBRAND L.L.P.

Atlanta, Georgia
February 10, 1995, except Note 1
 as to which the date is November 10, 1995

             SOUTH CAROLINA RSA NO. 4 CELLULAR GENERAL PARTNERSHIP SOUTH CAROLINA RSA NO. 5 CELLULAR GENERAL PARTNERSHIP SOUTH CAROLINA RSA NO. 6 CELLULAR GENERAL PARTNERSHIP

                             COMBINED BALANCE SHEET

                             (THOUSANDS OF DOLLARS)

                                                                    DECEMBER 31,
                              ASSETS                                    1994
                              ------                                ------------
CURRENT ASSETS
Accounts Receivable--net of allowance for uncollectibles of $196...   $ 2,289
Receivable From Related Party......................................       769
Unbilled Revenue...................................................       402
Inventory..........................................................       535
Other..............................................................        18
                                                                      -------
    Total Current Assets...........................................     4,013
                                                                      -------
Property, Plant and Equipment......................................    14,104
Less: Accumulated Depreciation.....................................    (4,824)
                                                                      -------
  Property, Plant and Equipment, net...............................     9,280
                                                                      -------
Deferred Charges, net of accumulated amortization of $218..........       253
                                                                      -------
    Total Assets...................................................   $13,546
                                                                      =======
                 LIABILITIES AND PARTNERS' CAPITAL
                 ---------------------------------
CURRENT LIABILITIES
Accounts Payable...................................................   $   189
Customer Deposits..................................................       219
Advance Billings...................................................       303
Accrued Taxes......................................................       265
Accrued Payroll....................................................       103
Other..............................................................        45
                                                                      -------
    Total Current Liabilities......................................     1,124
                                                                      -------
PARTNERS' CAPITAL
  BellSouth Mobility Inc...........................................     6,211
  Palmetto MobileNet, L.P..........................................     6,211
                                                                      -------
    Total Partners' Capital........................................    12,422
                                                                      -------
    Total Liabilities and Partners' Capital........................   $13,546
                                                                      =======



     The accompanying Notes are an integral part of the Combined Financial
                                  Statements.

             SOUTH CAROLINA RSA NO. 4 CELLULAR GENERAL PARTNERSHIP SOUTH CAROLINA RSA NO. 5 CELLULAR GENERAL PARTNERSHIP SOUTH CAROLINA RSA NO. 6 CELLULAR GENERAL PARTNERSHIP

                          COMBINED STATEMENT OF INCOME

                             (THOUSANDS OF DOLLARS)

                                                                 FOR THE YEAR
                                                              ENDED DECEMBER 31,
                                                                     1994
                                                              ------------------
OPERATING REVENUES
Cellular Service Revenues....................................      $19,081
Equipment Sales..............................................        1,073
                                                                   -------
    Total Operating Revenues.................................       20,154
                                                                   -------
OPERATING EXPENSES
Cost of Service..............................................        1,678
Cost of Equipment Sales......................................        1,364
Other Operations Expenses....................................          367
Selling, General, Administrative and Other Expenses..........        8,447
Depreciation and Amortization................................        1,949
                                                                   -------
    Total Operating Expenses.................................       13,805
                                                                   -------
OPERATING INCOME.............................................        6,349
Interest Expense.............................................           (4)
Other Income.................................................          419
                                                                   -------
    Net Income...............................................      $ 6,764
                                                                   =======



     The accompanying Notes are an integral part of the Combined Financial
                                  Statements.

             SOUTH CAROLINA RSA NO. 4 CELLULAR GENERAL PARTNERSHIP SOUTH CAROLINA RSA NO. 5 CELLULAR GENERAL PARTNERSHIP SOUTH CAROLINA RSA NO. 6 CELLULAR GENERAL PARTNERSHIP

               COMBINED STATEMENT OF CHANGES IN PARTNERS' CAPITAL

                             (THOUSANDS OF DOLLARS)

                                                            BELLSOUTH  PALMETTO
                                                            MOBILITY  MOBILENET,
                                                    TOTAL      INC       L.P.
                                                   -------  --------- ----------
Balance, December 31, 1993........................ $11,208   $ 5,604   $ 5,604
Net Income........................................   6,764     3,382     3,382
Capital Distributions.............................  (5,550)   (2,775)   (2,775)
                                                   -------   -------   -------
Balance, December 31, 1994........................ $12,422   $ 6,211   $ 6,211
                                                   =======   =======   =======



     The accompanying Notes are an integral part of the Combined Financial
                                  Statements.

             SOUTH CAROLINA RSA NO. 4 CELLULAR GENERAL PARTNERSHIP SOUTH CAROLINA RSA NO. 5 CELLULAR GENERAL PARTNERSHIP SOUTH CAROLINA RSA NO. 6 CELLULAR GENERAL PARTNERSHIP

                        COMBINED STATEMENT OF CASH FLOWS

                             (THOUSANDS OF DOLLARS)

                                                             FOR THE YEAR ENDED
                                                                DECEMBER 31,
                                                                    1994
                                                             ------------------
OPERATING ACTIVITIES
Net Income.................................................       $ 6,764
Adjustments to Reconcile Net Income to Net Cash Provided by
 Operating Activities:
  Loss on Asset Disposition................................             2
  Depreciation and Amortization............................         1,949
  Changes in Operating Assets and Liabilities
    Accounts Receivable, net...............................          (838)
    Other Receivables......................................           --
    Unbilled Revenues......................................           (52)
    Inventory..............................................          (535)
    Other Current Assets...................................            (6)
    Accounts Payable.......................................            69
    Customer Deposits......................................           219
    Advance Billings.......................................           115
    Accrued Taxes..........................................            85
    Accrued Payroll........................................           103
    Other Current Liabilities..............................           (59)
                                                                  -------
      Net Cash Provided by Operating Activities............         7,816
                                                                  -------
INVESTING ACTIVITIES
Capital Expenditures.......................................        (2,222)
Deferred Charges...........................................          (124)
                                                                  -------
    Net Cash Used for Investing Activities.................        (2,346)
                                                                  -------
FINANCING ACTIVITIES
Decrease in Receivable from Related Party..................            80
Partners' Capital Distributions............................        (5,550)
                                                                  -------
    Net Cash Used for Financing Activities.................        (5,470)
                                                                  -------
Increase in Cash...........................................             0
Cash at Beginning of Year..................................             0
                                                                  -------
Cash at End of Year........................................       $     0
                                                                  =======


     The accompanying Notes are an integral part of the Combined Financial
                                  Statements.

             SOUTH CAROLINA RSA NO. 4 CELLULAR GENERAL PARTNERSHIP SOUTH CAROLINA RSA NO. 5 CELLULAR GENERAL PARTNERSHIP SOUTH CAROLINA RSA NO. 6 CELLULAR GENERAL PARTNERSHIP

                    NOTES TO COMBINED FINANCIAL STATEMENTS

1. ORGANIZATION/BASIS OF PRESENTATION:

  The combined financial statements include the accounts of South Carolina RSA No. 4 Cellular General Partnership, South Carolina RSA No. 5 Cellular General Partnership and South Carolina RSA No. 6 Cellular General Partnership (the "Partnerships"). The Partnerships were each formed on January 23, 1990 to fund, develop and offer cellular technology in portions of the Rural Service Area (RSA) designated by the FCC as South Carolina RSA Nos. 4, 5 and 6.

  BellSouth Mobility Inc ("BMI") and Palmetto MobileNet, L.P. ("PMN") each owned 50% of the Partnerships until August 31, 1995. On August 31, 1995, affiliates of PMN (SC RSA Nos. 4, 5 and 6 Partnerships), purchased BMI's 50% general partnership interest in each of the South Carolina RSA Nos. 4, 5 and 6 Cellular General Partnerships. Effective with the sale of the Partnerships, PMN appointed 360(degrees) Communications Company (formerly Sprint Cellular Company) the managing agent for these Partnerships. PMN is currently negotiating to sell a 50% interest in each of the Partnerships to 360(degrees) Communications Company.

  Profits, losses, capital contributions and distributable cash were allocated to the individual Partners based upon their respective percentages as defined in the Partnership Agreements (the "Agreements").

2. SIGNIFICANT ACCOUNTING POLICIES:

  Inventory consists primarily of cellular phones and accessories held for resale stated at average cost. Consistent with industry practice, losses on sales of cellular phones are recognized in the period in which sales are made as a cost of acquiring subscribers.

  Property, plant and equipment represents the costs incurred to construct a cellular mobile telephone system. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. The estimated useful life for leasehold improvements and furniture and fixtures is 10 years and cell site equipment is 7 years.

  Deferred charges consist primarily of costs associated with the acquisition of options to lease or purchase real estate.

  Revenues are recognized when earned. Access service and bundled service packages are billed monthly in advance and are recognized the following month when services are provided. Revenues for airtime usage are recognized monthly as services are provided.

  No provision for income taxes has been made since all income, losses and tax credits are allocated to the Partners for inclusion in their respective returns.

             SOUTH CAROLINA RSA NO. 4 CELLULAR GENERAL PARTNERSHIP SOUTH CAROLINA RSA NO. 5 CELLULAR GENERAL PARTNERSHIP SOUTH CAROLINA RSA NO. 6 CELLULAR GENERAL PARTNERSHIP

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

3. PROPERTY, PLANT AND EQUIPMENT:

  The components of property, plant and equipment as of December 31, 1994 are as follows:

             Equipment.................... $ 8,767,000
             Leasehold improvements.......   4,320,000
             Furniture and fixtures.......     606,000
             Plant under construction.....     411,000
                                           -----------
                                            14,104,000
             Less: Accumulated
              depreciation................  (4,824,000)
                                           -----------
                                           $ 9,280,000
                                           ===========

4. RELATED PARTY TRANSACTIONS:

  BMI provided all services necessary for the operation, management and administration of the Partnerships' businesses until August 31, 1995. In accordance with the terms of the Partnership Agreements, BMI was reimbursed for its costs incurred on behalf of the Partnerships in providing these services.

  All BMI markets are geographically grouped into regions and districts which provide certain network and customer related services directly to those markets. BMI also centrally provides certain legal, financial and other administrative services for all markets under its management. The costs of these services are allocated to the benefited markets. The partnerships were charged the following allocated costs and made the following payments to related parties for services received for the year ended December 31, 1994:

             Costs:
               Regional/District Costs..... $1,691,000
               Allocated costs.............    944,000
             Payments to an affiliate of
              BMI:
               Interconnect charges........    329,000
               Switch rental...............    261,000
             Payments to an affiliate of
              PMN:
               Interconnect charges........    486,000
               Commissions.................    179,000

  BMI established a credit facility with the Partnerships. The purpose of the credit facility was to provide funds for construction and working capital to the Partnerships. Outstanding obligations bore interest at the daily weighted average composite cost of funds borrowed by BellSouth Enterprises, Inc. to finance working capital requirements to its subsidiaries. The interest rate on December 31, 1994 was 5.7%. Any excess cash was loaned by the Partnerships to BMI and earned interest at the same rate. The receivable from related party, interest income of $79,000 included in Other Income (Expense), and interest expense are a result of this credit facility.

             SOUTH CAROLINA RSA NO. 4 CELLULAR GENERAL PARTNERSHIP SOUTH CAROLINA RSA NO. 5 CELLULAR GENERAL PARTNERSHIP SOUTH CAROLINA RSA NO. 6 CELLULAR GENERAL PARTNERSHIP

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

5. LEASE COMMITMENTS:

  Future minimum rental payments required under operating leases for primarily real estate that have initial or remaining noncancelable lease terms in excess of one year as of December 31, 1994 are as follows:

             1995............................ $213,000
             1996............................  148,000
             1997............................   80,000
             1998............................   53,000
             1999............................   25,000
                                              --------
                 Total....................... $519,000
                                              ========

  The real estate leases permit renewals at various intervals with provision for increased rentals at each renewal.

  Rental expense for operating leases amounted to $489,000 for the year ended December 31, 1994.

6. CONCENTRATION OF CREDIT RISK:

  The Partnerships provide cellular service and sell cellular telephones to a diversified group of consumers within a concentrated geographical area. Receivables are generally due within 30 days. Credit losses related to customers have been within management's expectations.

             SOUTH CAROLINA RSA NO. 4 CELLULAR GENERAL PARTNERSHIP SOUTH CAROLINA RSA NO. 5 CELLULAR GENERAL PARTNERSHIP SOUTH CAROLINA RSA NO. 6 CELLULAR GENERAL PARTNERSHIP

                             COMBINED BALANCE SHEET

                             (THOUSANDS OF DOLLARS)
                                  (UNAUDITED)

                                                                    SEPTEMBER 30,
                              ASSETS                                    1995
                              ------                                -------------
CURRENT ASSETS
Cash..............................................................     $    52
Accounts Receivable--net of allowances for uncollectibles of $164.       6,738
Receivables From Related Parties..................................         530
Other Receivables.................................................          84
Unbilled Revenue..................................................          71
Inventory.........................................................         629
Other.............................................................          85
                                                                       -------
    Total Current Assets..........................................       8,189
                                                                       -------
Property, Plant and Equipment.....................................      17,781
Less: Accumulated Depreciation....................................       6,464
                                                                       -------
  Property, Plant and Equipment, net..............................      11,317
                                                                       -------
Intangibles, less accumulated amortization of $58.................      27,904
Deferred Charges, net of accumulated amortization of $278.........         263
                                                                       -------
    TOTAL ASSETS..................................................     $47,673
                                                                       =======
                LIABILITIES AND PARTNERS' CAPITAL
                ---------------------------------
CURRENT LIABILITIES
Accounts Payable..................................................     $   322
Customer Deposits.................................................         175
Advance Billings..................................................         439
Accrued Taxes.....................................................         193
Accrued Payroll...................................................          23
Other.............................................................         541
                                                                       -------
    Total Current Liabilities.....................................       1,693
                                                                       -------
PARTNERS' CAPITAL
Palmetto MobileNet, L.P...........................................       9,038
SC RSA Nos. 4, 5 and 6 Partnerships...............................      36,942
                                                                       -------
    Total Partners' Capital.......................................      45,980
                                                                       -------
    Total Liabilities and Partners' Capital.......................     $47,673
                                                                       =======


     The accompanying Notes are an integral part of the Combined Financial
                                  Statements.

             SOUTH CAROLINA RSA NO. 4 CELLULAR GENERAL PARTNERSHIP SOUTH CAROLINA RSA NO. 5 CELLULAR GENERAL PARTNERSHIP SOUTH CAROLINA RSA NO. 6 CELLULAR GENERAL PARTNERSHIP

                         COMBINED STATEMENTS OF INCOME
                             (THOUSANDS OF DOLLARS)

                                  (UNAUDITED)

                                                            FOR THE NINE
                                                            MONTHS ENDED
                                                            SEPTEMBER 30,
                                                           ----------------  ---
                                                            1995     1994
                                                           -------  -------
OPERATING REVENUES
Cellular Service Revenues................................. $19,231  $13,739
Equipment Sales...........................................     546      752
                                                           -------  -------
  Total Operating Revenues................................  19,777   14,491
                                                           -------  -------
OPERATING EXPENSES
Cost of Service...........................................   1,462    1,217
Cost of Equipment Sales...................................   1,095      896
Other Operations Expenses.................................     266      231
Selling, General, Administrative and Other Expenses.......   6,044    5,796
Depreciation and Amortization.............................   1,781    1,367
                                                           -------  -------
  Total Operating Expenses................................  10,648    9,507
                                                           -------  -------
OPERATING INCOME..........................................   9,129    4,984
Interest Expense..........................................     --        (2)
Other Income (Expense)....................................      (1)     334
                                                           -------  -------
  NET INCOME.............................................. $ 9,128  $ 5,316
                                                           =======  =======



     The accompanying Notes are an integral part of the Combined Financial
                                  Statements.

             SOUTH CAROLINA RSA NO. 4 CELLULAR GENERAL PARTNERSHIP SOUTH CAROLINA RSA NO. 5 CELLULAR GENERAL PARTNERSHIP SOUTH CAROLINA RSA NO. 6 CELLULAR GENERAL PARTNERSHIP

               COMBINED STATEMENT OF CHANGES IN PARTNERS' CAPITAL

                             (THOUSANDS OF DOLLARS)
                                  (UNAUDITED)

                                                                   SC RSA NOS.
                                       BELLSOUTH      PALMETTO      4, 5 AND 6
                             TOTAL   MOBILITY INC. MOBILENET, L.P. PARTNERSHIPS
                            -------  ------------- --------------- ------------
Balance, December 31,
 1993.....................  $11,208     $ 5,604        $ 5,604           --
Net Income................    5,316       2,658          2,658           --
Capital Distributions.....   (3,254)     (1,627)        (1,627)          --
                            -------     -------        -------       -------
Balance, September 30,
 1994.....................  $13,270     $ 6,635         $6,635       $   --
                            =======     =======        =======       =======
Balance, December 31,
 1994.....................  $12,422     $ 6,211        $ 6,211       $   --
Net Income................    9,128       3,980          4,593           555
Capital Contributions.....      510         255            255           --
Capital Distributions.....   (4,042)     (2,021)        (2,021)          --
Transfer of Ownership.....      --       (8,425)           --          8,425
Recognition of Partnership
 Interest at Fair Value      27,962         --             --         27,962
                            -------     -------        -------       -------
Balance, September 30,
 1995.....................  $45,980     $   --         $ 9,038       $36,942
                            =======     =======        =======       =======



     The accompanying Notes are an integral part of the Combined Financial
                                  Statements.

             SOUTH CAROLINA RSA NO. 4 CELLULAR GENERAL PARTNERSHIP SOUTH CAROLINA RSA NO. 5 CELLULAR GENERAL PARTNERSHIP SOUTH CAROLINA RSA NO. 6 CELLULAR GENERAL PARTNERSHIP

                       COMBINED STATEMENTS OF CASH FLOWS

                             (THOUSANDS OF DOLLARS)
                                  (UNAUDITED)

                                                           FOR THE NINE MONTHS
                                                           ENDED SEPTEMBER 30,
                                                           --------------------
                                                             1995       1994
                                                           ---------  ---------
OPERATING ACTIVITIES
Net Income................................................ $   9,128  $   5,316
Adjustments to Reconcile Net Income to Net Cash
Provided by Operating Activities:
  Depreciation and Amortization...........................     1,781      1,367
  Changes in Operating Assets and Liabilities
    Accounts Receivable, net..............................    (4,449)      (676)
    Other Receivables.....................................       (84)       --
    Unbilled Revenues.....................................       331         (3)
    Inventory.............................................       (94)      (325)
    Other Current Assets..................................       (67)       (15)
    Accounts Payable......................................       133         33
    Customer Deposits.....................................       (44)       211
    Advance Billings......................................       136         97
    Accrued Taxes.........................................       (72)        55
    Accrued Payroll.......................................       (80)        41
    Other Current Liabilities.............................       496         (9)
                                                           ---------  ---------
      NET CASH PROVIDED BY OPERATING ACTIVITIES...........     7,115      6,092
                                                           ---------  ---------
INVESTING ACTIVITIES
Capital Expenditures......................................    (3,700)    (1,330)
Deferred Charges..........................................       (70)       (59)
                                                           ---------  ---------
      NET CASH USED FOR INVESTING ACTIVITIES..............    (3,770)    (1,389)
                                                           ---------  ---------
FINANCING ACTIVITIES
Decrease (Increase) in Receivables From Related Parties...       239     (1,449)
Partners' Capital Distributions...........................    (4,042)    (3,254)
Partners' Capital Contributions...........................       510        --
                                                           ---------  ---------
      NET CASH USED FOR FINANCING ACTIVITIES..............    (3,293)    (4,703)
                                                           ---------  ---------
INCREASE IN CASH..........................................        52          0
CASH AT THE BEGINNING OF PERIOD...........................         0          0
                                                           ---------  ---------
CASH AT END OF PERIOD..................................... $      52  $       0
                                                           =========  =========


     The accompanying Notes are an integral part of the Combined Financial
                                  Statements.

             SOUTH CAROLINA RSA NO. 4 CELLULAR GENERAL PARTNERSHIP SOUTH CAROLINA RSA NO. 5 CELLULAR GENERAL PARTNERSHIP SOUTH CAROLINA RSA NO. 6 CELLULAR GENERAL PARTNERSHIP

                    NOTES TO COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1. ORGANIZATION/BASIS OF PRESENTATION:

  The combined financial statements include the accounts of South Carolina RSA No. 4 Cellular General Partnership, South Carolina RSA No. 5 Cellular General Partnership and South Carolina RSA No. 6 Cellular General Partnership (the "Partnerships"). The Partnerships were each formed on January 23, 1990 to fund, develop and offer cellular technology in portions of the Rural Service Area (RSA) designated by the FCC as South Carolina RSA Nos. 4, 5 and 6.

  Profits, losses, capital contributions and distributable cash were allocated to the individual Partners based upon their respective percentages as defined in the Partnership Agreements (the "Agreements").

  The financial information as of September 30, 1995 and for the nine month periods ended September 30, 1995 and 1994 is unaudited. The information presented includes all adjustments (consisting only of normal recurring adjustments, except for the purchase accounting adjustments described below) necessary to present fairly the combined financial position, results of operations and cash flows.

2. CHANGE IN PARTNER OWNERSHIP

  BellSouth Mobility Inc. ("BMI") and Palmetto MobileNet, L.P. ("PMN") each owned 50% of the Partnerships until August 31, 1995. On August 31, 1995, affiliates of PMN (SC RSA Nos. 4, 5 and 6 Partnerships), purchased BMI's 50% general partnership interest in each of the South Carolina RSA Nos. 4, 5 and 6 Cellular General Partnerships for $37 million. In conjunction with a final determination of purchase price an examination of certain Partnerships' accounts as of August 31, 1995 is in process. The outcome of this examination may result in purchase price adjustments. Effective with the sale of the Partnerships, PMN appointed 360(degrees) Communications Company the managing agent for these Partnerships. PMN is currently negotiating to sell a 50% interest in each of the Partnerships to 360(degrees) Communications Company.

  As a result of this transaction, the Partnerships recorded goodwill and other intangible assets of approximately $28 million. The Partnerships are engaged in a valuation process to determine the fair value of the assets acquired and liabilities assumed. Such a valuation may result in a reallocation of intangibles.

3. SUPPLEMENTAL DISCLOSURE--NONCASH FINANCING ACTIVITY

  Goodwill and other intangibles of $27,962,000 were recognized as a result of the acquisition of BMI's 50% general partnership interest in each of the Partnerships by affiliates of PMN.

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